UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

JDS Uniphase Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JDS UNIPHASE CORPORATION

430 North McCarthy Boulevard

Milpitas, California 95035

(408) 546-5000

Notice of Annual Meeting of Stockholders

and Proxy Statement

2009 Annual Report

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE

MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT

YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO INSTRUCTIONS

(A) OR (B) BELOW, AS APPLICABLE.

(A) IF YOU ARE A HOLDER OF COMMON STOCK, PLEASE REFER TO (I) THE

INSTRUCTIONS OF THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

YOU RECEIVED IN THE MAIL, (II) THE SECTION ENTITLED GENERAL INFORMATION BEGINNING ON PAGE 1 OF THIS PROXY STATEMENT, OR (III) IF YOU REQUESTED TO RECEIVE PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD.

(B) IF YOU ARE A HOLDER OF EXCHANGEABLE SHARES, PLEASE REFER TO (I) THE SECTION ENTITLED GENERAL INFORMATION BEGINNING ON PAGE 1 OF THIS PROXY STATEMENT OR (II) YOUR ENCLOSED PROXY CARD.

CONSIDERING REGISTERING ELECTRONICALLY FOR STOCKHOLDER MATERIALS?

JDS Uniphase Corporation is pleased to take advantage of the new Securities and Exchange Commission (the “SEC”) rule allowing companies to furnish this Proxy Statement and Annual Report over the Internet to our stockholders who hold Common Stock. We believe that this new e-proxy process, also known as “Notice and Access” will expedite the holders’ of Common Stock receipt of proxy materials, reduce our printing and mailing expenses and reduce the environmental impact of producing materials required for our Annual Meeting.

Holders of Common Stock should refer to the “General Information” portion of the following Proxy Statement (beginning on page 1) or contact our Investor Relations hotline at 408-546-4445 for assistance regarding instructions on how to register for and thereafter access our Proxy Statement and Annual Report online.

Holders of Exchangeable Shares remain unaffected by the new SEC rule and will continue to receive paper copies of the Proxy Statement and Annual Report.

Stockholder Letter

Proxy

Form 10-K

Dear Stockholders,

Fiscal 2009 was both a challenging and opportunistic year for JDSU. Similar to most companies around the world, the global economic climate significantly reduced demand from our customers. For the full fiscal year total non-GAPP revenue was $1.3 billion down 15% from $1.53 billion in fiscal 2008. Even though revenue was reduced, non-GAAP gross margins for the full year remained flat when compared to the prior year at 42.8%, reflecting our improved cost structure and move from a fixed to a more variable cost model. Non-GAAP operating income for fiscal 2009 was $27.2 million or 2.1% of revenue, down from $77.7 million or 5.1% of revenue for the prior year. Although we faced strong headwinds during most of the fiscal year, we successfully navigated through the global economic turbulence during the year by executing against four priorities, which resulted in an improved financial model, a stronger product portfolio, and a solid balance sheet as we exited fiscal 2009. We will continue to focus on these priorities in fiscal 2010 to further advance the company:

Our priorities were the following:

Simplifying and scaling the business model

JDSU embarked on productivity improvement programs, in the form of lean initiatives, across the company. They were designed to reduce the overall complexity of JDSU and to move the company from a fixed to a more variable cost manufacturing model. Major milestones in fiscal 2009 include an agreement with Sanmina that transferred our Shenzhen manufacturing facility to Sanmina for the manufacture of JDSU’s optical communications product lines. The Communications Test and Measurement segment signed an agreement with contract manufacturer Benchmark, and we consolidated research and development sites transitioning from 19 sites down to 13. The results of these initiatives in fiscal 2009 include a $120 million reduction of our annual operating expenses, a $40 million reduction in our annual manufacturing overhead, and a 20% reduction in our facilities footprint.

Continued focus on innovation

Advanced product offerings across a diverse technology portfolio is a hallmark of JDSU. We continued our investment in innovation despite uncertain economic times to further strengthen our leadership position. The resulting 100 new product introductions in fiscal 2009 we believe have increased our competitive position in a number of product areas.

Increasing our global market presence

JDSU began placing more emphasis on expanding our market penetration outside of our traditionally strong North American and Western European markets for further growth opportunities. A higher level of diversification provides for better balance as various economies around the globe fluctuate. Untapped emerging markets where basic network infrastructure build outs are taking place represent growth opportunities for our test and measurement business segment.

Maximizing the utilization of our assets

We are focused on the utilization of our assets in order to maximize stockholder value. During fiscal 2009 we generated cash from operations in all four quarters, generating nearly $53 million in free cash flow. We reduced our convertible debt balance by $183 million and our move to a more variable manufacturing cost model resulted in a $55 million decline in inventories from their peak in the second quarter of fiscal 2009. In July we announced the acquisition of the storage network tools business, the leading provider of storage network protocol test and services, expected to be immediately accretive. We ended the fiscal year with a cash balance of over $695 million and an overall stronger balance sheet.

Strong End Markets

Our strategy continues to be to execute as a diversified technology company with a focus on optical and broadband innovation. Despite the economic downturn in fiscal 2009, market research indicates that our end markets and long-term drivers remain strong as broadband demand continues to grow. According to ComScore,

U.S. consumers watched 16.8 billion online videos in April, a 53% growth year over year. Worldwide IPTV subscribers reached 26 million in calendar year 2008 and are expected to grow to 155 million by calendar year 2013. And social networking sites like Facebook and Twitter are driving an increase in mobile internet services.

The business segments during fiscal year 2009 follow:

Communications and Commercial Optical Products

•	Optical Communications

The Optical Communications business provides products used by communications equipment providers for telecommunications and enterprise data communications. These products enable the transmission and transport of video, audio, and text data over high-capacity fiber optic cables.

Increased use of voice, video, and data applications among consumers places strains on network bandwidth. The industry continues to ask for solutions that are highly reconfigurable, giving network equipment manufacturers (NEM) and service providers the flexibility they need while giving them the ability to reduce inventory and help reduce their total cost of ownership. Examples of our leadership in reconfigurable solutions are ROADMs, tunable transponders, and photonically integrated amplifiers.

Over the past year we introduced a number of platforms that possess high functional integration where we can differentiate ourselves in the marketplace. The Tunable XFP, the first tunable introduced in an XFP form factor targets both the fixed wavelength XFP and 300 pin tunable transponder markets and our AON Super Transport Blade architecture generates significant footprint savings for our NEM customers. JDSU developed the first ever Photonically Integrated Amplifier platform (PIA). The PIA platform replaces up to fifty discrete components with a single chip and is up to 50% smaller than current solutions.

•	Commercial Lasers

JDSU provides laser components and subsystems for a broad range of applications. Our pipeline for new laser products over fiscal 2010 is robust as we continue to invest in research and development. Our product development will continue to be focused on advanced solid state and fiber laser platforms. These new products, when introduced, are expected to increase our served available market by more than three-fold by the end of the fiscal year.

Communications Test and Measurement

Our Communications Test & Measurement segment is structured along three product groups. Each of these units’ portfolios addresses a portion of the lifecycle of the communication network market. Lab and Production supplies test equipment for development, system verification and production; Field Services supplies both telecom and cable instruments to install and troubleshoot broadband triple play services; Service Assurance Solutions ensures quality of services by providing end-to-end network test and monitoring.

Although fiscal 2009 was challenging for the test and measurement industry, JDSU remained the market leader in our served addressable markets. Our test and measurement business has the number one market share position in optical transport test, fiber field test, cable networking test and access/metro field test tools.

JDSU continued to provide service providers new field tools and service assurance systems designed to speed up triple play service delivery and to ensure quality. This year we introduced the MTS/T-BERD 4000 Multiple Services test platform for testing and maintenance of FTTx networks, which is the first full-capacity single box solution for fiber, copper, and triple play testing. The T-BERD/MTS 6000A is the industry’s smallest 10GigE field test with advanced IPTV and Triple play service test features and has been widely accepted by our service provider customers. The NetComplete Home Performance Monitoring ensures high quality broadband service performance. NetComplete Home offers increased visibility required to meet quality experience expectations for video, voice, and data over DSL and FTTx networks by accessing service performance information inside the home.

Advanced Optical Technologies

The Advanced Optical Technologies business segment leverages its core technology strengths of optics and materials science to manage light and/or color effects. This segment provides optical security solutions including brand protection, anti counterfeiting for currency, and transaction card authentication; custom optics for aerospace and defense; and innovative custom color solutions for helping manufacturers differentiate their products. The diversity of products in the AOT segment contributes to revenue resiliency despite adverse market conditions.

Positive trends for the AOT segment include 3D film releases, customers requiring more complex integrated design features to combat counterfeiting utilizing multiple technologies, and growth in aerospace.

Looking Ahead

Fiscal 2010 will be a new chapter for the company. Our strong product portfolio, solid balance sheet, and improved business model positions JDSU for growth as the economy rebounds. We will continue to focus on our core priorities to further advance the company towards our long-term goals. I look forward to updating you on our progress in the coming quarters. If you are interested in learning more about JDSU in the meantime, visit our website at www.jdsu.com/investors or contact our Investor Relations Department at investor.relations@jdsu.com or (408) 546-4445. Thank you for your support of JDSU.

All of JDSU’s accomplishments are made possible because of the in-depth knowledge and extensive skill set of our employees. I would like to thank our employees whose focused commitment and tremendous efforts continue to advance JDSU towards long-term success. I would also like to thank our customers, partners, vendors and long-term stockholders for their continued support of JDSU.

Thomas H. Waechter

President & CEO

Forward-Looking Statements

This letter includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based on certain assumptions and reflect our current expectations. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements to differ materially from any future results, performance, or achievements discussed or implied by such forward-looking statements. Any forward-looking statement is qualified by reference to these risks, uncertainties and factors. For more information on the risks affecting the Company’s business, please refer to the “Risk Factors” section included in the Company’s Annual Report on Form 10-K for the year ended June 27, 2009 filed with the Securities and Exchange Commission, as well as in other filings on Forms 10-Q and 10-K. The forward-looking statements contained in this letter are made as of the date hereof and the Company does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

JDS UNIPHASE CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 11, 2009

DATE AND TIME	9:00 a.m., Pacific Time, on November 11, 2009

LOCATION	690 North McCarthy Boulevard
Milpitas, California 95035
(408) 546-5000

PROPOSALS	1. To elect four Class II directors to serve until the 2012 annual meeting of Stockholders and until their successors are elected and qualified.

2.      To approve amendments to certain of our existing equity incentive plans (the “Plans”) to allow for a one-time stock option exchange program (the “Exchange Program”) for employees other than our named executive officers and directors.

3.      To approve an amendment to the Company’s Amended and Restated 1998 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of common stock authorized for issuance under the ESPP by 8,000,000.

4. To ratify the appointment of PricewaterhouseCoopers LLP as JDS Uniphase Corporation’s independent registered public accounting firm for the fiscal year ending June 30, 2010.

5. To consider such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement which is attached and made a part hereof.

RECORD DATE	You are entitled to vote at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournment or postponement thereof if you were a Stockholder at the close of business on September 14, 2009.

VOTING	YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE PROMPTLY TO ENSURE YOUR PRESENCE AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. For specific instructions on how to vote your shares, and if you are a holder of Common Stock, please refer to (i) the Notice of Internet Availability of Proxy Materials (the “Notice”) you received in the mail, (ii) the section entitled General Information beginning on page 1 of this Proxy Statement, or (iii) if you requested to receive printed proxy materials, your enclosed Proxy Card. If you are a holder of Exchangeable Shares, please refer to (i) the section entitled General Information beginning on page 1 of this Proxy Statement or (ii) your enclosed Proxy Card. As specified in the Notice, holders of Common Stock may vote their respective shares by using the Internet or the telephone. All stockholders (whether you hold Common Stock or Exchangeable Shares) may also vote shares by marking, signing, dating and returning the Proxy Card in the enclosed postage-prepaid envelope. If you send in your Proxy Card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors,

Thomas Waechter
Chief Executive Officer and President

Milpitas, California

September 25, 2009

JDS UNIPHASE CORPORATION

430 North McCarthy Boulevard

Milpitas, California 95035

(408) 546-5000

PROXY STATEMENT

GENERAL INFORMATION

Why am I receiving these proxy materials?

The Board of Directors (the “Board” or “Board of Directors”) of JDS Uniphase Corporation, a Delaware corporation (the “Company”), is furnishing these proxy materials to you in connection with the Company’s 2009 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at 690 North McCarthy Boulevard, Milpitas, California 95035, on November 11, 2009 at 9:00 a.m., Pacific Time. You are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals outlined in this proxy statement (“Proxy Statement”).

What is “Notice and Access”?

The Securities and Exchange Commission has adopted amendments to the proxy rules that change how companies must provide proxy materials. These new rules are often referred to as “Notice and Access”. Under the Notice and Access model, a company may select either of the following two options for making proxy materials available to stockholders:

•	The full set delivery option; or

•	The notice only option.

A company may use a single method for all its stockholders, or use full set delivery for some while adopting the notice only option for others.

This process reduces the amount of time it takes for stockholders to obtain the materials, reduces the printing and mailing expenses paid by the Company, and reduces the environmental impact of producing the materials. The Company is required to comply with these new “Notice and Access” rules in connection with its Annual Meeting.

Other than holders of Exchangeable Shares, who will continue to receive printed copies of the proxy materials, most of our stockholders who hold Common Stock will not receive printed copies of the proxy materials unless they request them. Instead, the “Notice of Internet Availability of Proxy Materials” (referred herein as the “Notice”), which was mailed to our stockholders who hold Common Stock, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or e-mail copy of our proxy materials, you should follow the instructions in the Notice for requesting such materials.

If I am a holder of Exchangeable Shares, do the “Notice and Access” rules apply to me?

No. The new “Notice and Access” rules apply only to stockholders of the Company who hold Common Stock. Accordingly, as a holder of Exchangeable Shares, you will continue to receive printed copies of the proxy materials.

What is the Full Set Delivery Option?

Under the full set delivery option, a company delivers all proxy materials to its stockholders as it would have done prior to the change in the rules. This can be by mail or, if a stockholder has previously agreed, by e-mail. In addition to delivering proxy materials to stockholders, a company must now post all proxy materials on a publicly-accessible website and provide information to stockholders about how to access that website.

What is the Notice Only Option?

Under the notice only option, a company must post all its proxy materials on a publicly accessible website. However, instead of delivering its proxy materials to stockholders, the company instead delivers a Notice. This Notice includes, among other matters:

•	information regarding the date and time of the meeting of stockholders as well as the items to be considered at the meeting;

•	information regarding the website where the proxy materials are posted; and

•	various means by which a stockholder can request paper or e-mail copies of the proxy materials.

If a stockholder requests paper copies of the proxy materials, these materials must be sent to the stockholder within three business days. Additionally, paper copies must be sent via first class mail.

In connection with its Annual Meeting, the Company has elected to use the notice only delivery option with respect to the Company’s holders of Common Stock. Accordingly, if you are a holder of Common Stock, you should have received the Notice, which provides instructions on how to access the proxy materials on-line.

Will the Company use the Notice Only option in the future?

The Company may choose to continue to use the notice only option in the future as a delivery option of its proxy materials with respect to its holders of Common Stock. By reducing the amount of materials that the Company is required to print and mail, the notice only option provides an opportunity for cost savings as well as conservation of natural resources. The Company plans to evaluate the future possible cost savings as well as the possible impact on stockholder participation as it considers future use of the notice only option.

As a Holder of Common Stock, what do I need to do?

If you would prefer to continue receiving paper copies of proxy materials if the Company elects to use the notice only option for future annual meetings, please mark the “Paper Copies” box on your Proxy Card (or provide this information when you vote telephonically or via the internet).

As noted above, the Company must provide paper copies via first class mail to any stockholder who, after receiving the Notice referenced above, nevertheless requests paper copies. Accordingly, for example, even if you do not check the “Paper Copies” box now, you will still have the right to request delivery of a free set of proxy materials upon receipt of any Notice in the future. Because first class postage is significantly costlier than bulk mail rates and because each such request must be processed on a stockholder-by-stockholder basis, the cost of responding to a single request for paper copies is likely to be significantly greater than the per stockholder cost the Company currently incurs in delivering proxy materials in bulk. Accordingly, requests for paper copies could significantly undermine or eliminate expected cost savings associated with the notice only option.

By developing in advance a database of Common Stock holders who would prefer to continue receiving paper copies of proxy materials, the Company would be able to use the full set delivery option for these stockholders—using bulk mail to deliver the paper copies—while using the notice only option for other Common

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Stock holders. We believe this would significantly reduce the number of requests for paper copies that the Company would need to process on a stockholder-by-stockholder basis and would position the Company to better capture cost savings should it continue to use the notice only option in the future. We appreciate your assistance in helping us develop this database through the Proxy Card, telephonic and internet voting processes.

If I am a holder of Common Stock, how do I obtain electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

•	View our proxy materials for the Annual Meeting on the Internet; and

•	Instruct us to send our future proxy materials to you electronically by e-mail.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

What if I prefer to receive paper copies of the materials?

If you are a holder of Exchangeable Shares, you will continue to receive printed copies of the proxy materials. If you are a holder of Common Shares and if you prefer to receive paper copies of the materials, you can still do so. You may request a paper copy of the materials by (i) calling 1-800-579-1639; (ii) sending an e-mail to sendmaterial@proxyvote.com; or (iii) logging onto www.ProxyVote.com. There is no charge to receive the materials by mail. If requesting material by e-mail, please send a blank e-mail with the 12 digit “Control Number” (located on the second page of the Notice) in the subject line.

What proposals will be voted on at the Annual Meeting?

There are five proposals scheduled to be voted on at the Annual Meeting:

1. To elect four Class II directors to serve until the 2012 annual meeting of Stockholders and until their successors are elected and qualified.

2. To approve amendments to the Plans to permit the Exchange Program.

3. To approve an amendment to the ESPP to increase the number of shares of common stock authorized for issuance under the ESPP.

4. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (hereinafter referred to as “independent auditors”) for the fiscal year ending June 30, 2010.

5. To consider such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

As to any other business which may properly come before the Annual Meeting, the persons named on the enclosed proxy card will vote according to their best judgment. The Company does not know now of any other matters to be presented or acted upon at the Annual Meeting.

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What are the recommendations of the Company’s Board of Directors?

The Board recommends that you vote “FOR” each of the four proposals presented in this Proxy Statement.

Specifically, the Board recommends you vote:

•	“FOR” the election of the four Class II directors,

•	“FOR” approval of the amendments to the Plans to permit the Exchange Program,

•	“FOR” approval of the amendment to the ESPP, and

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending June 30, 2010.

What is the record date and what does it mean?

The record date for the Annual Meeting is September 14, 2009. The record date is established by the Board of Directors as required by Delaware law. Holders of shares of the Company’s Common Stock and holders of Exchangeable Shares of JDS Uniphase Canada Ltd., a subsidiary of the Company, at the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments or postponements thereof.

What shares can I vote?

Each stockholder of the Company’s common stock, par value $.001 per share (“Common Stock”), is entitled to one vote for each share of Common Stock owned as of the record date, and CIBC Mellon Trust Company (the “Trustee”), the holder of the Company’s special voting share (“Special Voting Share”), is entitled to one vote for each exchangeable share of JDS Uniphase Canada Ltd., a subsidiary of the Company (“Exchangeable Shares”), outstanding as of the record date (other than Exchangeable Shares owned by the Company and its affiliates). Holders of Common Stock and the Exchangeable Shares are collectively referred to as “Stockholders”. Votes cast with respect to Exchangeable Shares will be voted through the Special Voting Share by the Trustee as directed by the holders of Exchangeable Shares, except votes cast with respect to Exchangeable Shares whose holders request to vote directly in person as proxy for the Trustee at the Annual Meeting.

At the record date, 217,953,264 shares of Common Stock were issued and outstanding, one share of the Company’s Special Voting Share was issued and outstanding, and 4,501,756 Exchangeable Shares were issued and outstanding (excluding Exchangeable Shares owned by the Company and its affiliates which are not voted). Each Exchangeable Share is exchangeable at any time, at the option of its holder, for one share of the Company’s Common Stock.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock and Exchangeable Shares outstanding and entitled to vote on the record date will constitute a quorum permitting the Annual Meeting to conduct its business.

How are abstentions and broker non-votes treated?

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker non-vote are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. Broker non-votes are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the shares present or represented by proxy and entitled to

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vote at the Annual Meeting and, therefore, do not have an effect on Proposals 1, 2, 3 or 4. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting instructions with respect to that item and has not received instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held by them as nominee, brokers have the discretion to vote such shares only on routine matters. Routine matters include, among others, the election of directors and ratification of auditors. Non-routine matters include, among others, the proposed amendments to the Plans and the proposed amendment to the ESPP. For the purpose of determining whether the Stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstentions have the same effect as negative votes. Shares held by brokers who do not have discretionary authority to vote on a particular matter and have not received voting instructions from their customers are not counted or deemed to be present or represented for purposes of determining whether Stockholders have approved that matter. Thus, if you do not give your broker specific instructions, your shares may not be voted on these matters and will not be counted in determining the number of shares necessary for approval of Proposals 1, 2, 3, or 4.

What is the voting requirement to approve each of the proposals?

Proposal 1. The four candidates receiving the greatest number of affirmative votes of the votes attached to shares of Common Stock and the Special Voting Share present in person, or represented by proxy, and entitled to vote at the Annual Meeting will be elected, provided a quorum is present and voting. Abstentions and broker non-votes will not be counted toward a nominee’s total.

Proposal 2. Approval of the amendments to the Plans requires the affirmative vote of a majority of the shares of Common Stock and the votes represented by the Special Voting Share (all taken together as one class) present or represented by proxy and entitled to vote on this proposal at the Annual Meeting. As a result, abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on the outcome of this vote.

Proposal 3. Approval of the amendment to the ESPP requires the affirmative vote of a majority of the shares of Common Stock and the votes represented by the Special Voting Share (all taken together as one class) present or represented by proxy and entitled to vote on this proposal at the Annual Meeting. As a result, abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on the outcome of this vote.

Proposal 4. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors requires the affirmative vote of a majority of the shares of Common Stock and the votes represented by the Special Voting Share (all taken together as one class) present or represented by proxy and entitled to vote on this proposal at the Annual Meeting. As a result, abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of this vote.

All shares of Common Stock and the Special Voting Share represented by valid proxies will be voted in accordance with the instructions contained therein. Votes with respect to Exchangeable Shares represented by valid voting instructions received by the Trustee will be cast by the Trustee in accordance with those instructions. In the absence of instructions, proxies from holders of Common Stock will be voted FOR Proposals 1, 2, 3 and 4. If no instructions are received by the Trustee from a holder of Exchangeable Shares, the votes to which such holder is entitled will not be exercised.

How do I vote my shares?

If you are a record holder of Common Stock, you can either attend the Annual Meeting and vote in person or give a proxy to be voted at the Annual Meeting:

•	by mailing the enclosed proxy card;

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•	over the telephone by calling a toll-free number; or

•	electronically, using the Internet and following the instructions provided in the Notice you received by mail.

The Internet and telephone voting procedures have been set up for your convenience and are designed to authenticate the Common Stock holders’ identities, to allow the holders of Common Stock to provide their voting instructions, and to confirm that their instructions have been recorded properly. The Company believes the procedures which have been put in place are consistent with the requirements of applicable law. Specific instructions for record holders of Common Stock who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card or in the Notice you received by mail.

If you are a record holder of Exchangeable Shares, you can either attend the Annual Meeting and vote in person or give a proxy to be voted at the Annual Meeting by mailing the enclosed voting instruction card to the Trustee.

If a holder of Exchangeable Shares does not provide the Trustee with voting instructions, your Exchangeable Shares will not be voted.

Who will tabulate the votes?

An automated system administered by Broadridge Financial Services, Inc. (“Broadridge”) will tabulate votes cast by proxy at the Annual Meeting and a representative of the Company will tabulate votes cast in person at the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual Stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except (i) as necessary to meet applicable legal requirements, or (ii) to allow for the tabulation and/or certification of the vote.

Can I change my vote after submitting my proxy?

You may revoke your proxy at any time before the final vote at the Annual Meeting. You may do so by one of the following four ways:

•	submitting another proxy card bearing a later date;

•	sending a written notice of revocation to the Company’s Corporate Secretary at 430 North McCarthy Boulevard, Milpitas, California, 95035;

•	submitting new voting instructions via telephone or the Internet; or

•	attending AND voting in person at the Annual Meeting.

If you hold Exchangeable Shares and you wish to direct the Trustee to change the vote attached to the Special Voting Share on your behalf, you should follow carefully the instructions provided by the Trustee, which accompany this Proxy Statement. The procedure for instructing the Trustee differs in certain respects from the procedure for delivering a proxy, including the place for depositing the instructions and the manner for revoking the proxy.

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Who is paying for this proxy solicitation?

This Proxy Statement and the accompanying proxy were first sent by mail to the Trustee for the Special Voting Share and holders of Exchangeable Shares on or about September 25, 2009. The Company has also sent printed copies of the proxy materials by mail to holders of Common Stock to each holder of Common Stock who has requested such copy. The Company will bear the cost of soliciting proxies, including preparation, assembly, printing and mailing of the Proxy Statement. If you are a holder of Common Stock and if you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. The Company has not retained the services of any proxy solicitor. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, either personally, by telephone, facsimile, or telegram.

How can I find out the voting results?

The Company will announce the preliminary results at the Annual Meeting and publish the final results in the Company’s Quarterly Report on Form 10-Q for the second quarter of fiscal 2010. Stockholders may also find out the final results by calling the Company’s Investor Relations Department at (408) 546-4445.

How do I receive electronic access to proxy materials for the current and future annual meetings?

Stockholders who have previously elected to receive the Proxy Statement and Annual Report over the Internet will be receiving an e-mail on or about September 25, 2009 with information on how to access Stockholder information and instructions for voting over the Internet. Stockholders of record may vote via the Internet until 11:59 p.m. Eastern Time, November 10, 2009.

If your shares are registered in the name of a brokerage firm and you have not elected to receive your Proxy Statement and Annual Report over the Internet, you still may be eligible to vote your shares electronically over the Internet. A large number of brokerage firms are participating in the ADP online program, which provides eligible Stockholders who receive a paper copy of this Proxy Statement the opportunity to vote via the Internet. If your brokerage firm is participating in ADP’s program, your proxy card will provide instructions for voting online.

Stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies, which results in cost savings for the Company. If you are a Stockholder of record and would like to receive future Stockholder materials electronically, you can elect this option by following the instructions provided when you vote your proxy over the Internet at www.ProxyVote.com.

If you chose to view future proxy statements and annual reports over the Internet, you will receive an e-mail notification next year with instructions containing the Internet address of those materials. Your choice to view future proxy statements and annual reports over the Internet will remain in effect until you contact either your broker or the Company to rescind your instructions. You do not have to elect Internet access each year.

If you elected to receive this Proxy Statement electronically over the Internet and would now like to receive a paper copy of this Proxy Statement so that you may submit a paper proxy in lieu of an electronic proxy, you should contact your broker or the Company.

How can I avoid having duplicate copies of the Proxy Statement sent to my household?

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports, which results in cost savings for the Company. The practice of “householding” means that only one copy of the Proxy Statement and Annual Report will be sent to multiple

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Stockholders in a Stockholder’s household. The Company will promptly deliver a separate copy of either document to any Stockholder who contacts the Company’s Investor Relations Department at (408) 546-4445 requesting such copies. If a Stockholder is receiving multiple copies of the Proxy Statement and Annual Report at the Stockholder’s household and would like to receive a single copy of those documents for a Stockholder’s household in the future, that Stockholder should contact their broker, other nominee record holder, or the Company’s Investor Relations Department to request mailing of a single copy of the Proxy Statement and Annual Report.

When are Stockholder proposals due for next year’s annual meeting?

In order for Stockholder proposals to be considered properly brought before an annual meeting by a Stockholder, the Stockholder must have given timely notice in writing to the Secretary of the Company. To be timely for the 2010 annual meeting of Stockholders (the “2010 Annual Meeting”), a Stockholder’s notice must be received by the Company at its principal executive offices not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to Stockholders, notice by the Stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A Stockholder’s notice to the Secretary must set forth as to each matter the Stockholder proposes to bring before the 2010 Annual Meeting: (i) a brief description of the business desired to be brought before the 2010 Annual Meeting and the reasons for conducting such business at the 2010 Annual Meeting; (ii) the name and record address of the Stockholder proposing such business; (iii) the class and number of shares of the Company which are beneficially owned by the Stockholder; and (iv) any material interest of the Stockholder in such business. Subject to applicable laws and regulations, the Company has discretion over what Stockholder proposals will be included in the agenda for the 2010 Annual Meeting and/or in the related proxy materials.

Subject to applicable laws and regulations, the Company will also have discretionary authority to vote all shares for which it has proxies regarding a Stockholder proposal if the Company fails to receive notice of the Stockholder proposal for next year’s annual meeting at least 45 days before the date in 2009 on which the Company filed this Proxy Statement (specifically, since the Company filed this fiscal 2009 proxy on September 25, 2009, the Company will have this discretionary authority if notice of a Stockholder proposal for the 2010 Annual Meeting is not received by the Company by August 11, 2010).

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PROPOSAL 1

ELECTION OF CLASS II DIRECTORS

The Board is divided into three classes as nearly equal in number as possible. The members of each class of directors serve staggered three-year terms. As of September 25, 2009, the Board is composed of the following eleven members:

Class	Directors	Term Expiration
I	Bruce D. Day, Martin A. Kaplan, Kevin J. Kennedy and Thomas Waechter	2010 Annual Meeting of Stockholders
II	Richard E. Belluzzo, Harold L. Covert, Penelope A. Herscher and Masood Jabbar	2009 Annual Meeting of Stockholders
III	Richard T. Liebhaber, Casimir S. Skrzypczak and Kevin A. DeNuccio	2011 Annual Meeting of Stockholders

In January 2009, Thomas Waechter joined the Board of Directors. As a result of this change, as of September 25, 2009 the authorized number of directors on the Board is eleven.

The Board is currently composed of four Class I directors (Mr. Day, Mr. Kaplan, Mr. Kennedy and Mr. Waechter), four Class II directors (Mr. Belluzzo, Mr. Covert, Ms. Herscher and Mr. Jabbar) and three Class III directors (Mr. Liebhaber, Mr. Skrzypczak and Mr. DeNuccio), whose terms will expire upon the election and qualification of directors at the Annual Meeting of Stockholders held in 2010, 2009 and 2011, respectively. At each Annual Meeting of Stockholders, directors will be elected for a full term of three years to succeed those directors whose terms are expiring.

At this Annual Meeting, the Stockholders will elect four Class II directors recommended by the Corporate Governance Committee (which serves as the Company’s Nominating Committee) and nominated by the Board, each to serve a three year term until the 2012 Annual Meeting of Stockholders and until a qualified successor is elected and qualified or until the director’s earlier resignation or removal. The Board has no reason to believe that the nominees named below will be unable or unwilling to serve as a director if elected.

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Certain information about the Board of Directors nominees is furnished below.

Class II Directors Whose Terms Will Expire in 2009

Richard E. Belluzzo Age 55	Mr. Belluzzo joined the Company’s Board in February 2005. He currently serves as Chairman and Chief Executive Officer of Quantum Corporation, a provider of backup, recovery and archive products and services. Before joining Quantum Corporation in 2002, Mr. Belluzzo was President and Chief Operating Officer of Microsoft Corporation (“Microsoft”). Prior to becoming its President and Chief Operating Officer, Mr. Belluzzo served as Microsoft’s group Vice President of the Personal Services and Devices Group, and was Group Vice President for the Consumer Group. Prior to Microsoft, Mr. Belluzzo was Chief Executive Officer of Silicon Graphics Inc. (“SGI”). Before SGI, Mr. Belluzzo held a series of increasingly senior roles at Hewlett Packard Company, culminating in his service as Executive Vice President of the Computer Products Organization. Mr. Belluzzo is a member of the board of directors of PMC-Sierra (Vancouver, Canada).

Harold L. Covert Age 62	Mr. Covert joined the Company’s Board in January 2006. He is currently the Chief Financial Officer of Silicon Image, Inc., a provider of semiconductors for storage, distribution and presentation of high-definition content. Prior to joining Silicon Image, Covert was Executive Vice President and Chief Financial Officer at Openwave Systems, Inc. from 2005 to 2007. Before joining Openwave in 2005, Mr. Covert was Chief Financial Officer of Extreme Networks, a network infrastructure equipment provider. Prior to Extreme, Mr. Covert served as Chief Financial Officer at Silicon Graphics, Inc., from July 2000 to July 2001, and as Executive Vice President and Chief Financial Officer at Adobe Systems, Inc., from 1998 to 2000. Prior to Adobe, he held a variety of positions over the course of over 20 years in the high-technology industry. Mr. Covert is a member of the board of directors Harmonic, Inc., and Solta Medical, Inc., and is the Chairman of each of their Audit Committees.

Penelope A. Herscher Age 49	Ms. Herscher joined the Company’s Board in July 2008. She currently holds the position of President and Chief Executive Officer of FirstRain, a search-driven research firm. Prior to joining FirstRain, Ms. Herscher held the position of Executive Vice President and Chief Marketing Officer at Cadence Design Systems. From 1996 to 2002, Ms. Herscher was President and Chief Executive Officer of Simplex Solutions, which was acquired by Cadence in 2002. Before Simplex, she was an executive at Synopsys for eight years and started her career as an R&D engineer with Texas Instruments. Ms. Herscher serves on the board of directors of FirstRain and Rambus.

Masood Jabbar Age 59	Mr. Jabbar joined the Company’s Board in March 2006. Mr. Jabbar worked at Sun Microsystems Inc. from 1986 to 2003, where he served in a series of progressively responsible roles including President of the Computer Systems Division, Chief Financial Officer of the $10 billion Sun Microsystems Computer Corporation, and Executive Vice President of Global Sales Operations. Mr. Jabbar’s career at Sun culminated as Executive Vice President and Advisor to the Chief Executive Officer, where he was responsible for advising the CEO on critical strategic issues. Prior to joining Sun, Mr. Jabbar spent ten years in finance and accounting at Xerox Corporation, and two years at IBM Corporation. Mr. Jabbar is currently a Director of Silicon Image, Inc., RF Micro Devices, Inc. and MSC Software Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION

TO THE BOARD OF EACH OF THE NOMINEES NAMED ABOVE.

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The Company’s directors listed below will continue in office for the remainder of their terms or earlier in accordance with the Company’s Bylaws. Information regarding the business experience of each such director is provided below.

Class I Director—Nominees For Three Year Terms That Will Expire in 2010

Bruce D. Day Age 53	Mr. Day became a member of the Company’s Board in July 1999, upon the closing of the merger with JDS FITEL Inc. (“JDS FITEL”) and served as a member of the JDS FITEL Board of Directors since 1996. From 1991 until 2006, Mr. Day was Vice President, Corporate Development of Rogers Communications Inc., and was principally involved in mergers, acquisitions, divestitures, taxation and pension fund investments for Rogers Communications Inc. and its subsidiaries. Mr. Day is a member of the board of directors of Integrated Asset Management Corp. (Toronto, Canada).

Martin A. Kaplan Age 71	Mr. Kaplan has been a member of the Company’s Board since October 1997. Mr. Kaplan has served as the Chairman of the Board since May 2000. From May 1998 until his retirement in May 2000 after 40 years in the technology industry, Mr. Kaplan was Executive Vice President of Pacific Telesis, responsible for integration following the merger of SBC Communications, Inc. and Pacific Telesis Group, followed by the same role for other SBC mergers. From 1986 to 1997, he was Executive Vice President of Pacific Bell and President of Network Services. Mr. Kaplan also is a Director of Tekelec and Superconductor Technologies.

Kevin J. Kennedy Age 53	Mr. Kennedy became Vice Chairperson in January 2009 and has been a member of the Company’s Board in November 2001. Mr. Kennedy was the Company’s Chief Executive Officer from September 2003 through December 2008 and also President of the Company from March 2004 to December 2008. Currently, Mr. Kennedy is Chief Executive Officer of Avaya Incorporated. From August 2001 to September 2003, Mr. Kennedy was the Chief Operating Officer of Openwave Systems, Inc. Prior to joining Openwave Systems Inc., Mr. Kennedy served seven years at Cisco Systems, Inc., and 17 years at Bell Laboratories. Mr. Kennedy is a director of KLA-Tencor Corporation.

Thomas Waechter Age 56	Thomas Waechter became Chief Executive Officer and President of the Company in January 2009, prior to which he was Executive Vice President of the Communications Test & Measurement Group. Prior to joining the Company, Mr. Waechter was the chief operating officer of Harris Stratex Networks, an independent supplier of wireless transmission systems. As president and chief executive officer of Stratex Networks, he was instrumental in the merging of Stratex and Harris, while growing revenues substantially and improving profitability. Prior to that, Mr. Waechter was the president and chief executive officer of REMEC Corporation and has also served as president and chief executive officer of Spectrian Corporation. Additionally, he held a number of executive level global operations positions during his 14 year career with Schlumberger as well as a senior executive position with Asyst Technologies. He holds a Bachelor of Business Administration from The College of William and Mary. Mr. Waechter also serves as a trustee for the College of William and Mary Foundation.

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Class III Directors Whose Terms Will Expire in 2011

Richard T. Liebhaber Age 74	Mr. Liebhaber became a member of the Company’s Board in November 2001. Mr. Liebhaber retired as Executive Vice President and Chief Technology Officer of MCI Communications, Inc. (“MCI”) in 1995. Prior to joining MCI in 1985, Mr. Liebhaber was IBM’s director of Business Policy and Development after serving in engineering, manufacturing, product test, service and marketing positions. Mr. Liebhaber is also a director of Cogent Communications, Inc. and ILOG S.A.

Casimir S. Skrzypczak Age 68	Mr. Skrzypczak has been a member of the Company’s Board since July 1997. Since July 2001, Mr. Skrzypczak has been a general partner in Global Asset Capital Investment. From October 1999 to July 2001, Mr. Skrzypczak was Senior Vice President at Cisco Systems, Inc. Mr. Skrzypczak served as Corporate Vice President and Group President of Professional Services at Telcordia Technologies, Inc. from July 1997 to October 1999. Earlier, Mr. Skrzypczak was President, NYNEX Science & Technology and Vice President, Network & Technology Planning for NYNEX. Mr. Skrzypczak has served as a trustee of Polytechnic University since 1987 and is chairman of its Education Committee. Mr. Skrzypczak also serves as a director of RF Micro Devices, Inc.

Kevin A. DeNuccio Age 50	Mr. DeNuccio joined the Company’s Board of Directors in December 2005. From August 2001 until his retirement in March 2007, Mr. DeNuccio served as President and Chief Executive Officer at Redback Networks, a wholly owned subsidiary of LM Ericsson. He also served as Vice Chairman at Redback Networks. Mr. DeNuccio led Redback through a successful financial restructuring, product and market transition, and renewed high growth era. Prior to joining Redback, Mr. DeNuccio was senior vice president of worldwide service provider operations for Cisco Systems, Inc. At Cisco, Mr. DeNuccio was responsible for all field activities in the service provider marketplace, representing more than $4 billion in revenue and over 4000 employees globally. Prior to his six years at Cisco, he was the founder, president and chief executive officer of Bell Atlantic Network Integration Inc., a wholly owned subsidiary of Bell Atlantic (now Verizon Communications). In addition, Mr. DeNuccio has held senior management positions at both Unisys Corporation and Wang Laboratories. Mr. DeNuccio also serves as a director of SanDisk Corporation.

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CORPORATE GOVERNANCE

Code of Ethics

The Board and management of the Company believe that good corporate governance is an important component in enhancing investor confidence in the Company and increasing Stockholder value. The imperative to continue to develop and implement best practices throughout our corporate governance structure is fundamental to our strategy to enhance performance by creating an environment that increases operational efficiency and ensures long-term productivity growth. Solid corporate governance practices also ensure alignment with Stockholder interests by promoting fairness, transparency and accountability in business activities among employees, management and the Board.

Our corporate governance practices represent our firm commitment to the highest standards of corporate ethics, compliance with laws, financial transparency and reporting with objectivity and the highest degree of integrity. Representative steps we have taken to fulfill this commitment include, among others:

•	All members of the Board are independent with the exception of its Vice Chairman and the Company’s Chief Executive Officer.

•	All members of our key Board committees—the Audit Committee, the Governance Committee and the Compensation Committee—are independent.

•	The charters of the committees within the Board clearly establish their respective roles and responsibilities.

•	All employees and members of the Board are responsible for complying with our Code of Business Conduct and our Insider Trading Policy.

•	We have an anonymous hotline to encourage employees to report questionable activities to our Internal Audit and Legal Departments, and Audit Committee.

•	Our independent accountants report directly to the Audit Committee.

•	Our internal audit control function maintains critical supervision over the key areas of our business and financial controls and reports directly to our Audit Committee.

•	We have established procedures for Stockholders to communicate with the Board by contacting the Investor Relations Department.

•	The independent members of our Board and Board Committees meet regularly without the presence of management.

The Company has adopted a Code of Ethics (known as the Code of Business Conduct) for its directors, officers and other employees. The Company will post on its website any amendments to, or waivers from, any provision of its Code of Business Conduct. A copy of the Code of Business Conduct is available on the Company’s website at www.jdsu.com.

Director Independence

In accordance with current NASDAQ listing standards, the Board of Directors, on an annual basis, affirmatively determines the independence of each Director and nominee for election as a Director. Our Director independence standards include all elements of independence set forth in the NASDAQ listing standards, which can be found in the “Corporate Governance” section of our website at www.jdsu.com.

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Board Committees and Meetings

During fiscal 20091, the Board held sixteen meetings. The Board has four committees: Audit Committee, Compensation Committee, Corporate Governance Committee, and Corporate Development Committee. The members of the committees during fiscal 2009 are identified in the following table:

DIRECTOR	AUDIT	COMPENSATION	CORPORATE DEVELOPMENT	GOVERNANCE
Richard E. Belluzzo		X		CHAIR
Harold L. Covert	CHAIR
Kevin A. DeNuccio		X
Penelope A. Herscher		X
Bruce D. Day	X		X
Masood A. Jabbar	X		X
Martin A. Kaplan		X	X	X
Kevin J. Kennedy			X
Richard T. Liebhaber			CHAIR	X
Casimir S. Skrzypczak	X	CHAIR
Thomas Waechter

No director attended fewer than 75% of all Board meetings and committees on which he served after becoming a member of the Board of Directors, except Mr. Kennedy, who did not attend five Board meetings related to the subject of the selecting his successor as CEO and President of the Company. The Company encourages, but does not require, its Board members to attend the annual Stockholders meeting. All then-current Directors attended the 2008 Annual Meeting.

The Audit Committee met ten times in fiscal 2009. The Audit Committee is responsible for assisting the full Board of Directors in fulfilling its oversight responsibilities relative to the Company’s financial statements, financial reporting practices, systems of internal accounting and financial control, the internal audit function, annual independent audits of the Company’s financial statements, and such legal and ethics programs as may established from time to time by the Board. The Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and may retain external consultants at its sole discretion. In addition, the Audit Committee considers whether the Company’s independent auditors’ provision of non-audit services is compatible with maintaining the independence of the independent auditors. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200 of the Marketplace Rules of the Nasdaq Stock Market, Inc. The Board has further determined that Harold L. Covert, Bruce D. Day and Masood A. Jabbar are “audit committee financial expert(s)” as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are independent as defined by Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act. A copy of the Audit Committee charter can be viewed at the Company’s website at www.jdsu.com.

The Compensation Committee met nine times in fiscal 2009. The Compensation Committee of the Board of Directors is responsible for ensuring that the Company adopts and maintains responsible and responsive compensation programs for its employees, officers and directors consistent with the long-range interests of Stockholders. The Compensation Committee is also responsible for administering certain other compensation programs for such individuals, subject in each instance to approval by the full Board. The Compensation

[1]	In fiscal 2001, the Company changed its year-end from fiscal year on June 30 to a 52-week fiscal year ending on the Saturday closest to June 30. The Company’s fiscal year 2009 ended on June 27, 2009, whereas fiscal 2008 and 2007 ended on June 28, 2008 and June 30, 2007, respectively. For comparative presentation purposes, all accompanying tables and notes have been shown as ended on June 30.

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Committee also has the exclusive responsibility for the administration of the Company’s employee stock purchase plans and equity incentive plans. The chair of the Compensation Committee reports on the Compensation Committee’s actions and recommendations at Board meetings. In addition, the Compensation Committee has the authority to engage the services of outside advisors, experts and others to provide assistance as needed. All members of the Compensation Committee are “independent” as that term is defined in Rule 4200 of the Marketplace Rules of the Nasdaq Stock Market, Inc. A copy of the Compensation Committee charter can be viewed at the Company’s website at www.jdsu.com. Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed in the “Compensation Discussion and Analysis” below.

The Corporate Development Committee met four times in fiscal 2009. The Corporate Development Committee oversees the Company’s strategic acquisition and investment activities. The Corporate Development Committee reviews and approves certain strategic transactions for which approval of the full Board of Directors is not required and makes recommendations to the Board of Directors regarding those transactions for which the consideration of the full Board of Directors is appropriate. A copy of the Corporate Development Committee charter can be viewed at the Company’s website at www.jdsu.com.

The Corporate Governance Committee met three times in fiscal 2009. The Corporate Governance Committee, which serves as the Company’s nominating committee, reviews current trends and practices in corporate governance and recommends to the Board of Directors the adoption of programs pertinent to the Company. As provided in the charter of the Corporate Governance Committee, nominations for director may be made by the Corporate Governance Committee or by a Stockholder of record entitled to vote. The Corporate Governance Committee will consider and make recommendations to the Board of Directors regarding any Stockholder recommendations for candidates to serve on the Board of Directors. Stockholders wishing to recommend candidates for consideration by the Corporate Governance Committee may do so by writing to the Company’s Investor Relations Department-Attention Corporate Governance Committee at 430 North McCarthy Boulevard, Milpitas, California 95035 providing the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected, and evidence of the nominating Stockholder’s ownership of Company’s stock at least 120 days prior to the next annual meeting to assure time for meaningful consideration by the Corporate Governance Committee. There are no differences in the manner in which the Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a Stockholder. All members of the Corporate Governance Committee are “independent” as that term is defined in Rule 4200 of the Marketplace Rules of the Nasdaq Stock Market, Inc.

In reviewing potential candidates for the Board, the Corporate Governance Committee considers the individual’s experience in the Company’s industry, the general business or other experience of the candidate, the needs of the Company for an additional or replacement director, the personality of the candidate, the candidate’s interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to be involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. The Board intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria. A detailed description of the criteria used by the Corporate Governance Committee in evaluating potential candidates may be found in the charter of the Corporate Governance Committee.

The Corporate Governance Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the charter can be viewed at the Company’s website at www.jdsu.com.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of the Company’s Board or Compensation Committee and any member of the board of directors or compensation committee of any other companies, nor has such interlocking relationship existed in the past. Messrs. Belluzo, DeNuccio, Herscher, Kaplan and

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Skrzypczak were not at any time an officer or employee of JDSU. In addition, none of our executive officers serves as a member of the Board of Directors or Compensation Committee of any company that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

Communication between Stockholders and Directors

Stockholders may communicate with the Company’s Board of Directors through the Company’s Secretary by sending an email to bod@jdsu.com, or by writing to the following address: Chairman of the Board, c/o Company Secretary, JDSU, 430 North McCarthy Boulevard, Milpitas, California 95035. The Company’s Secretary will forward all correspondence to the Board of Directors, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Company’s Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response.

Director Compensation

In June 2008 the Compensation Committee recommended, and the full Board approved, a new director compensation structure that took effect following the 2008 Annual Meeting, except for new directors joining the Board after June 2008 for whom the new structure was effective immediately. In approving the new compensation structure the Board desired to align the Company’s total pay structure for directors with relevant director compensation benchmarks, but believed it more appropriate to leave unchanged the compensation of then current directors until after the 2008 Annual Meeting.

Each non-employee director of the Company receives an annual cash retainer of $60,000 which is paid in quarterly installments of $15,000. Also, upon initial appointment to the Board, each non-employee director receives a grant of restricted stock units having a value on the date of grant of $150,000, net of applicable taxes at the discretion of each non-employee director. Additionally, each non-employee director receives an annual grant of restricted stock units having a value on the date of grant of $100,000, net of applicable taxes at the discretion of each non-employee director. Such restricted stock units are subject to a grant agreement which provides for vesting over a three year period. Upon vesting each restricted stock unit is converted into one share of the Company’s Common Stock.

In addition, each non-employee director serving on the Audit Committee of the Board receives an annual cash retainer of $15,000, whereas the director serving as the Audit Committee chair receives an annual cash retainer of $30,000. Each non-employee director serving on the Compensation Committee of the Board receives an annual cash retainer of $10,000, whereas the director serving as the Compensation Committee chair receives an annual cash retainer of $20,000. Each non-employee director serving on the Governance or Corporate Development Committees of the Board receives an annual cash retainer of $7,500, whereas the directors serving as the Governance or Corporate Development Committee chairs receive an annual cash retainer of $15,000.

In addition to the compensation described above, Mr. Kaplan, who serves as Chairman of the Board, receives an additional annual cash retainer of $100,000 as compensation for his services which is paid in quarterly installments of $25,000.

Directors who are also employed by the Company do not receive any compensation for their services as directors. All directors are reimbursed for expenses incurred in connection with attending Board and committee meetings.

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All director compensation described above is summarized in the following table in the column titled “Board Compensation Following 2008 Annual Meeting.” The previous director compensation structure is summarized in the following table in the column titled “Board Compensation Before 2008 Annual Meeting”:

Compensation Element for Role	Board Compensation Before 2008 Annual Meeting			Board Compensation Following 2008 Annual Meeting
General Board Service – Cash
• Retainer	• $48,000			• $60,000
• Meeting Fees	• $ 1,500			• Not applicable (“NA”)
General Board Service – Equity
• # of Options (Initial/Annual)	• 5,000/1,250			• NA/NA
• RSU Value (Initial/Annual)	• $0/$40,000			• $150,000/$100,000
• Vesting Schedule	• Initial options vest monthly over 3 years			• Initial and annual grant vest annually over 3 years
	• Annual options vest monthly over 1 year • Annual RSUs vest annually over 3 years			• Number of shares to be determined using 30 calendar day average stock price prior to date of grant
Committee Service	• Chair/Member pay is same for all Committees			• Varies by Committee (No meeting fees)
		Chair	Member		Chair	Member
	Retainer	$13,500	$7,500	Audit	$30,000	$15,000
	Meeting	$500	$ 500	Compensation	$20,000	$10,000
	Fee			Governance/ Corporate Development	$15,000	$7,500
	Number of	375	0
Options
Non-Employee Board Chair
• Additional Board Retainer	• $80,000			• $100,000
• Additional Board Meeting Fee	• $ 1,500			• NA
• Additional Equity	• 7,500 options			• NA

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Non-Management Directors’ Compensation for Fiscal Year 2009

The director compensation policies summarized above resulted in the following total compensation for our non-management directors in fiscal year 2009:

DIRECTOR COMPENSATION TABLE

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)
Richard E. Belluzzo (3)	98,500	12,901	0	111,401
Harold L. Covert (4)	104,500	12,901	10,613	128,014
Bruce D. Day (5)	98,000	12,901	0	110,901
Kevin DeNuccio (6)	83,000	12,901	7,904	103,805
Penelope A. Herscher (7)	75,000	75,057	0	150,057
Masood A. Jabbar (8)	98,000	12,901	13,176	124,077
Martin A. Kaplan (9)	213,000	12,901	0	225,901
Kevin J. Kennedy (10)	52,500	0	0	52,500
Richard T. Liebhaber (11)	92,000	12,901	0	104,901
Casimir S. Skrzypczak (12)	112,000	12,901	0	124,901

(1)	Thomas Waechter, the Company’s Chief Executive Officer and President, is not included in this table as he is an employee of the Company and as such receives no compensation for his services as a Director. Mr. Waechter’s compensation is disclosed in the Summary Compensation Table.
(2)	The amounts in these columns represent the dollar amounts recognized for financial statement reporting purposes with respect to fiscal year 2009 in accordance with SFAS 123R without regard to estimated forfeitures related to service based condition, and thus may include amounts from awards granted in and prior to fiscal year 2009.
(3)	The grant date fair value of Mr. Belluzzo’s stock award from fiscal year 2009 was $61,591, and he had 20,870 restricted stock units outstanding at the end of fiscal year 2009. Mr. Belluzzo had 9,875 options outstanding at the end of fiscal year 2009.
(4)	The grant date fair value of Mr. Covert’s stock award from fiscal year 2009 was $61,591, and he had 20,870 restricted stock units outstanding at the end of fiscal year 2009. Mr. Covert had 8,250 options outstanding at the end of fiscal year 2009.
(5)	The grant date fair value of Mr. Day’s stock award from fiscal year 2009 was $61,591, and he had 20,870 restricted stock units outstanding at the end of fiscal year 2009. Mr. Day had 11,875 options outstanding at the end of fiscal year 2009.
(6)	The grant date fair value of Mr. DeNuccio’s stock award from fiscal year 2009 was $61,591, and he had 20,870 restricted stock units outstanding at the end of fiscal year 2009. Mr. DeNuccio had 7,500 options outstanding at the end of fiscal year 2009.
(7)	The grant date fair value of Ms. Herscher’s three stock awards from fiscal year 2009 were $148,376, $49,455 and $61,591, and she had 36,116 restricted stock units outstanding at the end of fiscal year 2009.
(8)	The grant date fair value of Mr. Jabbar’s stock award from fiscal year 2009 was $61,591, and he had 20,870 restricted stock units outstanding at the end of fiscal year 2009. Mr. Jabbar had 7,500 options outstanding at the end of fiscal year 2009.
(9)	The grant date fair value of Mr. Kaplan’s stock award from fiscal year 2009 was $61,591, and he had 20,870 restricted stock units outstanding at the end of fiscal year 2009. Mr. Kaplan had 61,250 options outstanding at the end of fiscal year 2009.
(10)	Mr. Kennedy received no equity grants in fiscal year 2009 in his capacity as a Director.
(11)	The grant date fair value of Mr. Liebhaber’s stock award from fiscal year 2009 was $61,591, and he had 20,870 restricted stock units outstanding at the end of fiscal year 2009. Mr. Liebhaber had 14,375 options outstanding at the end of fiscal year 2009.
(12)	The grant date fair value of Mr. Skrzypczak’s stock award from fiscal year 2009 was $61,591, and he had 20,870 restricted stock units outstanding at the end of fiscal year 2009. Mr. Skrzypczak had 12,625 options outstanding at the end of fiscal year 2009.

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Relationships Among Directors or Executive Officers

There are no family relationships among any of the Company’s directors or executive officers.

Certain Relationships and Related Person Transactions

Review and Approval of Related Person Transactions

We review all relationships and transaction in which the Company and our Directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. On an annual basis, all Directors and executive officers must respond to a questionnaire requiring disclosure about any related person transactions, arrangements or relationships (including indebtedness). As required under SEC rules, any transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s Proxy Statement. In addition, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed.

Related Person Transactions

The Company has entered into an employment agreement with Thomas Waechter and Kevin J. Kennedy (see “Employment Contracts, Termination of Employment and Change in Control Arrangements” below).

Executive Officers

The following sets forth certain information regarding the Company’s executive officers as of June 30, 2009:

Executive Officer	Age	Position
Thomas Waechter	56	Chief Executive Officer and President
David Vellequette	53	Executive Vice President and Chief Financial Officer
Roy Bie	51	Senior Vice President, Advanced Optical Technologies Products
Matthew Fawcett	41	Senior Vice President, General Counsel and Secretary
David Holly	44	Executive Vice President and President, Communications Test & Measurement Group
Alan Lowe	47	Executive Vice President and President, Communications & Commercial Optical Products
Sharad Rastogi	42	Senior Vice President, Corporate Development & Marketing

Thomas Waechter became Chief Executive Officer and President of the Company in January 2009, prior to which he was Executive Vice President of the Communications Test & Measurement Group. Prior to joining the Company, Mr. Waechter was the chief operating officer of Harris Stratex Networks, an independent supplier of wireless transmission systems. As president and chief executive officer of Stratex Networks, he was instrumental in the merging of Stratex and Harris, while growing revenues substantially and improving profitability. Prior to that, Mr. Waechter was the president and chief executive officer of REMEC Corporation and has also served as

19

president and chief executive officer of Spectrian Corporation. Additionally, he held a number of executive level global operations positions during his 14 year career with Schlumberger as well as a senior executive position with Asyst Technologies. He holds a Bachelor of Business Administration from The College of William and Mary. Mr. Waechter also serves as a trustee for the College of William and Mary Foundation.

David Vellequette joined the Company in July 2004 as Vice President and Operations Controller and served in this capacity until June 2005 when he accepted the position of Chief Financial Officer. Prior to joining the Company, Mr. Vellequette was Vice President of Worldwide Sales and Services Operations at Openwave Systems, Inc., from April 2002 to July 2004. Between 1992 and 2002, Mr. Vellequette held increasingly responsible positions at Cisco Systems, first as Corporate Controller of StrataCom Corporation (acquired by Cisco in 1996) and later as Vice President of Finance. Mr. Vellequette is a Certified Public Accountant and holds a B.S. degree in accounting from the University of California, Berkeley. Mr. Vellequette serves on the board of directors of Superconductor Technologies Inc.

Roy Bie became Senior Vice President, Advanced Optical Technologies Products Group in 2006, prior to which he was Vice President and General Manager of the Flex Products Group from 2000 until 2006, and Vice President of Operations for Flex Products from 1996 to 2000. From 1993 to 1996, Mr. Bie served as Director of Operations for Flex Products. Prior to joining the Company, Mr. Bie held operational and management leadership positions with Xicor (now part of Intersil), Material Progress (now part of Komag), Mag-Media (bought by Polaroid), and began his career at National Semiconductor.

Matthew Fawcett joined the Company in August 1999 as Corporate Counsel and then served as Associate General Counsel and Director of Intellectual Property until October 2008 when he became Senior Vice President, General Counsel and Secretary. Prior to joining JDSU, Mr. Fawcett was Corporate Counsel to Fujitsu, and before that he worked in private practice at Morrison & Foerster. Fawcett holds a bachelor’s degree from the University of California at Berkeley and a J.D. from the University of California at Los Angeles.

David Holly joined the Company in August 2005 as part of its acquisition of Acterna, and he became Executive Vice President and President, Communications Test & Measurement in April 2009. He has more than 18 years of experience in the test and measurement industry. Prior to Acterna/JDSU, Mr. Holly had managerial sales responsibilities at NYNEX (now part of Verizon) and began his career in engineering at IBM. Mr. Holly earned a bachelor’s of science degree in electrical engineering from Lehigh University and a master’s degree in business administration from the State University of New York in Binghamton.

Alan Lowe joined the Company in September 2007 as Senior Vice President of the Commercial Lasers business, and he became Executive Vice President and President, Communications & Commercial Optical Products in October 2008. Prior to joining the Company, Mr. Lowe was Senior Vice President, Customer Solutions Group at Asyst Technologies, Inc. a leader in automating semiconductor and flat panel display fabs. From 2000 to 2003, he was president and chief executive officer of Read-Rite Corporation, a manufacturer of thin-film recording heads for disk and tape drives. From 1989 to 2000, Lowe served in roles of increasing responsibility at Read-Rite, including President and Chief Operating Officer, and senior vice president, customer business units. Prior to joining Read-Rite, he served in various sales positions with Microcom Corporation and IBM Corporation. Mr. Lowe holds bachelor’s degrees in computer science and business economics from the University of California, Santa Barbara, and also completed the Stanford Executive Program in 1994.

Sharad Rastogi joined the Company in October 2008 as Senior Vice President, Corporate Development & Marketing. Prior to joining the Company in 2008, Mr. Rastogi served as vice president of corporate development at Avid Technology and general manager of Pinnacle Systems, Avid’s consumer business unit. Prior to Avid, Sharad was a partner at management consulting firm Bain & Company, Inc. Before Bain & Company, he was senior automation engineer at hard-disk manufacturer Komag, Inc. Rastogi holds a bachelor of technology in mechanical engineering from the Indian Institute of Technology in New Delhi and an M.S. in manufacturing engineering from Boston University. He also holds an MBA from the Wharton School at the University of Pennsylvania.

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PROPOSAL 2

STOCK OPTION EXCHANGE PROGRAM FOR ELIGIBLE EMPLOYEES

We are asking our Stockholders to approve amendments to certain of our existing equity incentive plans to allow for a one-time, value-for-value stock option exchange program (the “Exchange Program”). Our Board, upon recommendation by the Compensation Committee of our Board (the “Compensation Committee”), authorized the Exchange Program on August 12, 2009, subject to Stockholder approval of this proposal. In brief, under the Exchange Program, Company employees other than the Named Executive Officers (“NEOs”) and members of our Board would be given the one-time opportunity to exchange stock options with an exercise price no lower than our 52-week high on NASDAQ for a lesser number of new restricted stock units (“RSUs”) that have approximately the same value as the options surrendered or, under limited circumstances, new stock options, may be issued instead of RSUs. We believe the Exchange Program is in the best interests of our Stockholders and the Company, as new RSUs and stock options received under the Exchange Program will enhance our employee retention efforts by motivating and engaging our eligible employees to continue to build Stockholder value. In addition, we also believe that the Exchange Program will allow the Company to reduce its “overhang” of outstanding employee stock options (defined as the sum of options outstanding plus the unvested restricted stock plus the shares available for grant under the Company’s equity plans divided by the total Common Stock outstanding) and allow the Company and our Stockholders to realize value from the compensation expense already incurred and anticipated to be incurred in the future from the surrendered stock options.

In order to effectuate the Exchange Program, we specifically are seeking Stockholder approval of an amendment to each of our Amended and Restated 1993 Flexible Stock Incentive Plan, Amended and Restated 2003 Equity Incentive Plan, Amended and Restated 2005 Acquisition Equity Incentive Plan, and the SDL, Inc. 1995 Stock Option Plan (collectively, the “Plans”). The amendments, each of which are included as an appendix to this Proxy Statement, would permit some of our employees to surrender certain outstanding stock options that are significantly “underwater” (i.e., options with an exercise price that is greater than the current per share closing price of our Common Stock) for cancellation in exchange for a lesser number of RSUs or a lesser number of stock options with lower exercise prices to be granted under our Amended and Restated 2003 Equity Incentive Plan (the “2003 Plan”). Exchange ratios will be designed to result in the employee receiving a value as of the grant date of the RSU or the new option which is approximately equal to the value of the options that are being replaced. Each RSU issued in the Exchange Program will represent an unfunded right to receive one share of our Common Stock on the future date when the RSU vests. This proposal does not seek additional shares of our Common Stock for our Plans or to extend the terms of our 2003 Plan.

The exercise price threshold for options eligible to be exchanged will be no lower than the highest closing price of our Common Stock on NASDAQ during the 52 weeks prior to the start of the Exchange Program (“Exchange Price”), though the Board will retain discretion to set the Exchange Price higher than this trailing 52 week high. The use of this threshold is designed to ensure that only outstanding options that are significantly underwater are eligible to participate in the Exchange Program. Additionally, no stock options granted within the 12-month period prior to the commencement of the Exchange Program will be eligible for exchange. The Board in its sole discretion may also exclude options that expire within a short time period from the date the Exchange Program is effectuated from participating in the Exchange Program. The Exchange Program will be open to all employees of the Company and any of our subsidiaries designated for participation by the Compensation Committee other than, as mentioned above, members of the Board and our NEOs.

Stockholder approval is required for this proposal under the NASDAQ listing standards and the terms of certain of the Plans. If this proposal is approved, and our Board determines to implement the Exchange Program, the option exchange would commence within 12 months of the date of the Annual Meeting. If our Stockholders do not approve this proposal, the Exchange Program will not take place.

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Vote Required

Stockholder approval of this proposal requires the affirmative vote of a majority of the shares of Common Stock and the votes represented by the Special Voting Share (all taken together as one class) present or represented by proxy and entitled to vote on this proposal at the Annual Meeting. As a result, abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of this vote.

Rationale for the Exchange Program

Economic conditions worldwide have contributed to slowdowns in the technology industry at large, as well as to the specific segments and markets in which we operate. More specifically, the worldwide economic downturn and the impacted credit markets have affected the solvency of customers, the solvency of key suppliers and the ability of customers to obtain credit to finance purchases of products. In addition, and in response to the global economic slowdown, many customers have deferred and/or delayed new deployments and build-outs. Consequently, there has been a widespread reduction in telecom carrier and cable operator capital and R&D spending levels. This, in turn, has negatively impacted our sales compared to the prior fiscal year, as well as the sales of our competitors, and some of our customers who also serve the telecom and cable end markets. These macroeconomic conditions have contributed to a significant reduction in our share price.

As described elsewhere in this Proxy Statement, we award stock options in order to motivate and retain our talented employees. In addition, we believe that equity-based compensation aligns the interests of our employees with those of our Stockholders by providing opportunities to derive compensation through equity ownership and appreciation in the fair market value of the shares of our Common Stock. Our long-term equity compensation program is broad-based, with over 57% of our employees currently holding equity awards. Our stock price decline over the last several years has resulted in a significant weakening of the incentive and retention value of our outstanding stock options, which are important components of our total compensation program. The Board believes that these underwater options no longer support the long-term incentive and retention objectives that they were intended to provide. The Board believes the Exchange Program is important in order to restore the intended objectives and realign employee and Stockholder interests. Specifically, we believe that it is critical to implement the Exchange Program at this time in order to be able to continue to effectively motivate and retain employees, particularly given the challenges and difficult operating conditions which currently persist in the global financial and economic climate and the threat to employee retention once conditions improve. In addition, we believe the Exchange Program would help reduce market overhang provided by our equity awards to better balance the objectives of our long term incentive plans and our Stockholder’s interests. Further, cancellation of certain outstanding options in exchange for RSUs or fewer new stock options will result in an increase in the number of shares available for further strategic grant under the 2003 Plan because certain cancelled options originally issued under the 2003 Plan would be returned to the available share pool of the 2003 Plan, thus potentially reducing the frequency and/or size of future requests to increase the maximum number of shares that may be strategically issued under the 2003 Plan.

On June 27, 2009, there were options outstanding to purchase 16.8 million shares of our Common Stock with exercise prices ranging from $1.04 to $1,054.50 per share, and a weighted average exercise price of $33.65 as compared to the closing price per share of our Common Stock on the NASDAQ National Market on that day of $5.70. Approximately 70% of our outstanding options are underwater. The weighted average exercise price of these underwater options was $46.36 as compared to a $5.70 closing price of our Common Stock on June 27, 2009 and a weighted average expected term of 3.3 years.

The majority of the stock options eligible for the Exchange Program were granted as part of our periodic broad-based equity compensation program. In addition to our periodic broad-based grants, historically we have granted options under our guidelines at varying times to newly-hired employees and employees who have been promoted or assumed greater responsibilities outside our regular compensation cycle. Please see the “Equity Grant Practices” section of our Compensation Discussion and Analysis for more information.

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We believe the Exchange Program is important for the following reasons:

•

Restoration of Retention Incentives. Like many companies, our stock price has experienced significant volatility in recent years. As a result, many of our employees hold options with exercise prices significantly higher than the current market price of our Common Stock. The Exchange Program is designed to restore the retention and incentive value of our long term incentive compensation programs for certain Eligible Employees (as defined below) who are eligible to participate in the Exchange Program as determined by the Compensation Committee. We believe the Exchange Program will enable us to enhance long-term Stockholder value by motivating our Eligible Employees to continue to build Stockholder value and achieve future stock price growth by exchanging certain underwater stock options for a lesser number of RSUs or new stock options, each of which will vest on the first anniversary of the grant date.

•

Recapture of the Value of Compensation Costs. The Exchange Program would enable us to recapture value from compensation costs that we already have incurred and will continue to incur with respect to outstanding underwater stock options. Generally, when stock options are granted to employees (at the fair market value of our Common Stock on the date of grant) the Company bears a compensation expense that reduces our net income. This expense is calculated based upon the determined value of the stock option on the grant date using the Black-Scholes option pricing model. Under applicable accounting rules and based upon the Black-Scholes option pricing model, we will have to recognize a total of approximately $80.1 million in compensation costs related to these underwater options, $69.9 million of which has already been expensed as of June 27, 2009 and $10.2 million of which we will continue to be obligated to expense, even if these options are never exercised. This is because 70% of our options are underwater as of June 27, 2009 and are of limited to no value in motivating and retaining our employees. The Exchange Program is expected to enable us to realize the intended benefits of the original awards without any material increase in compensation expense through the issuance of a lesser number of RSUs or new stock options that have a fair value approximately equal as of the grant date to the fair value of the surrendered stock options (other than immaterial expense that might result from fluctuations in our stock price after the exchange ratios have been set but before the exchange actually occurs).

•

Reduction in Cash Compensation and/or Additional Equity Awards. We believe that implementing the Exchange Program as a means of motivating and retaining our employees is a better alternative than increasing cash compensation or granting additional equity awards. Currently, our underwater options provide no compensation value to our employees. By replacing these underwater options with RSUs or new stock options, we will be restoring the equity component of our long term incentive package to market levels without having to increase cash compensation or grant new equity awards.

•

Reduction in Dilution and Market Overhang. The Exchange Program would benefit our Stockholders by resulting in the cancellation of a large number of outstanding stock options and issuance of a significantly smaller number of RSUs or new stock options in their place. Based on the assumptions described under “Description of Exchange Program—Exchange Ratios” below, the number of underwater stock options that would be eligible for the Exchange Program is approximately 7.4 million. Because we expect to exchange a substantially smaller number of RSUs or new stock options for those options surrendered, our potential dilution and overhang caused by these awards will decrease. We believe that after the Exchange Program, the overhang caused by our equity awards, including the newly granted RSUs and stock options, would represent an appropriate balance between the objectives of our long term incentive plans and our Stockholder’s interests in minimizing the potential dilution and market overhang.

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Alternatives Considered

As part of our consideration of the Exchange Program, we considered the following alternatives:

•

Grant additional equity awards. We considered special grants of additional stock options at current market prices or RSUs. However, these additional grants would increase our market overhang and our compensation costs, and further dilute the interests of our Stockholders relative to the Exchange Program;

•

Exchange options for cash. We also considered implementing a program to exchange significantly underwater options for cash payments. However, such a program would increase our compensation expenses and reduce our cash flow from operations, which could adversely affect our business and operating results. In addition, we do not believe that such a program would have significant long-term retention value. However, in certain instances where we have determined that offering RSUs would provide minimal retentive value, would be overly burdensome to administer or would not provide a meaningful benefit to our employees, we will provide for a cash payment in exchange for their surrendered options;

•

Exchange options for options with lower exercise prices. We also considered implementing a program to exchange significantly underwater options for options having an exercise price equal to the market price of our Common Stock on the date of the exchange. We believe, however, that implementing a predominantly option-for-RSU exchange program has several advantages versus an option-for-option exchange program with an equivalent accounting impact. First, an option-for-RSU exchange program would require the grant of substantially fewer RSUs than options in an option-for-option exchange program (i.e., fewer shares will be subject to the replacement RSU awards granted than replacement option awards). Second, our market overhang and potential Stockholder dilution would decrease more significantly in an option-for-RSU exchange program compared with an option-for-option exchange program. However, in Canada and potentially in other foreign jurisdictions, an option-for-RSU exchange is subject to taxation on the date the options are exchanged for new RSUs. In light of the potential adverse consequences of such taxation to eligible employees in Canada, we may grant a lesser number of options in exchange for options surrendered by our eligible employees resident in Canada to avoid the tax inefficiency associated with an option-for-RSU exchange in Canada. If we determine that similar adverse tax consequences may arise in other foreign jurisdictions, we may grant a lesser number of options in exchange for surrendered options in those jurisdictions as well; and

•

Increasing cash compensation. To replace the underwater stock options, we could have increased the cash compensation of our employees. However, we did not consider this to be a viable alternative since any increase in cash compensation would reduce our cash flow from operations, which could adversely affect our business and operating results.

The Exchange Program

The Exchange Program has been designed to take into account our Stockholder’s interests and includes the following principles:

•

The Exchange Program will apply only to stock options that have an exercise price above the Exchange Price (which, assuming an exchange offer to implement the Exchange Program were to have commenced on June 27, 2009, would have been no lower than $11.90, or more than twice the per share closing price of $5.70 per share of our Common Stock on the NASDAQ National Market on June 27, 2009);

•	Members of our Board and our NEOs will be excluded from participating in the Exchange Program. All other employees holding eligible grants of stock options will generally be eligible to participate;

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•

Stock options granted within the 12-month period immediately prior to the start of the Exchange Program and options that will expire within a short time period to be determined by the Board in its sole discretion immediately following the completion of the Exchange Program will not be eligible to participate in the Exchange Program;

•

As this will be a value-for-value exchange, the exchange ratios will be determined so that the new RSUs will have a fair value approximately equal as of its grant date to the fair value of the surrendered options;

•	None of the new RSUs will be vested on the date of grant. The new RSUs will be scheduled to vest on the first anniversary of their grant date;

•	None of the new stock options will be vested on the date of grant. The new stock options will be scheduled to vest on the first anniversary of their grant date and will have a new term of five years;

•

Except for the 2003 Plan, the stock options surrendered in the Exchange Program will be cancelled and shares subject to the cancelled options will not be available for future issuance under our equity incentive plans;

•

In certain instances, instead of RSUs, new stock options or a cash payment will be issued in exchange for surrendered options, in each case, calculated so that the new stock option or cash will have a value which is approximately equal as of the grant or payment date (as applicable) to the value of the surrendered options; and

•	The Exchange Program will be affected only if the Stockholders approve this proposal and if the Board determines to implement the Exchange Program.

Description of Exchange Program

General. We have not commenced the Exchange Program and will not do so unless our Stockholders approve this proposal. Our Board, upon recommendation by the Compensation Committee, authorized the Exchange Program on August 12, 2009, subject to Stockholder approval of this proposal. If this proposal is approved, and our Board determines to implement the Exchange Program, the option exchange would commence within 12 months of the date of the Annual Meeting.

Under the proposed Exchange Program, Eligible Employees will be offered the opportunity to participate in the Exchange Program pursuant to a written offer that will be distributed to all eligible employees. The Eligible Employees will be given at least 20 business days in which to accept the offer of the new RSUs in exchange for the surrender of their eligible options. The surrendered options will be cancelled on the first business day following this election period. The new RSUs will be granted under the 2003 Plan on the date of cancellation of the surrendered options. In those limited cases where new options will be granted or cash payments made in exchange for surrendered options, such grants or payments also will be made on the date of the cancellation of the surrendered options. The shares of our Common Stock subject to surrendered options will not be available for future issuance under our equity incentive plans once the surrendered options are cancelled except that shares subject to surrendered options initially granted under the 2003 Plan will be returned to the 2003 Plan’s share pool and available for future strategic award issuance to the extent permitted by RiskMetrics guidelines. Based on an assumption that 100% of the options eligible for the Exchange Program are surrendered, we estimate approximately 4 million shares will be returned to the 2003 Plan through the Exchange Program (after the necessary adjustment for the RSUs that will be issued in exchange for the surrendered options).

Prior to commencement of the Exchange Program, we will file the offer to exchange with the Securities and Exchange Commission (the “SEC”) as part of a tender offer statement on Schedule TO. Eligible Employees, as well as Stockholders and members of the public, will be able to review the offer to exchange and other related documents filed by us with the SEC free of charge on the SEC’s website at www.sec.gov.

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Eligible Employees. If implemented, the Exchange Program will be open to all of our then-active employees worldwide, including any employees of our majority-owned subsidiaries, who hold options with a per share exercise price greater than or equal to the Exchange Price, except where we determine that it is infeasible or impractical to offer the Exchange Program under local regulations (an “Eligible Employee”). Our members of the Board and NEOs will not be eligible to participate in the Exchange Program. Our other executive officers will be eligible to participate in the Exchange Program. The Exchange Program will not be available to any former employees. An active employee who tenders his or her options for exchange must also remain an Eligible Employee through the date that the new RSU grant is made following the completion of the Exchange Program in order to receive the new RSUs. Active employment does not include any period of “garden leave” or notice periods that may be provided for under local law. If an option holder is no longer an active employee with us or one of our majority-owned subsidiaries for any reason, including layoff, termination, voluntary resignation, death or disability, on the date that the Exchange Program is commenced, that option holder cannot participate in the Exchange Program. If an option holder is no longer an active employee with us or one of our majority-owned subsidiaries for any reason on the date that the new RSU grant is made following the completion of the offer, even if he or she had elected to participate and had tendered his or her options for exchange, such employee’s tender will automatically be deemed withdrawn and he or she will not participate in the Exchange Program. He or she will retain his or her outstanding options in accordance with their original terms and conditions, and he or she may exercise them during a limited period of time following termination of employment in accordance with their terms and to the extent that they are vested. A vote by an employee in favor of this proposal at the Annual Meeting does not constitute an election to participate in the Exchange Program.

Election to Participate. Participation in the Exchange Program will be entirely voluntary on part of the Eligible Employees. The Eligible Employees will have an election period of at least 20 business days from the commencement of the Exchange Program in which to determine whether they wish to participate.

Eligible Options. Only stock options with an exercise price above the Exchange Price (which, assuming an exchange offer to implement the Exchange Program were to have commenced June 27, 2009, would have been no lower than $11.90) will be eligible for exchange under the Exchange Program. In addition, only stock options that were granted at least 12 months prior to the commencement of the Exchange Program will be eligible for exchange under the Exchange Program. On June 27, 2009, the per share closing price of our Common Stock on the NASDAQ National Market was $5.70. Thus, the exercise prices of the stock options eligible under the Exchange Program, which would range from $11.91 to $1,054.50, are approximately 2 to 185 times such closing price. Approximately 70% of all of our currently outstanding options are underwater and approximately 44% of our currently outstanding stock options would be eligible for exchange in the Exchange Program.

Exchange Ratio. The exchange ratios set forth below for the Exchange Program (that is, how many options an employee must surrender in order to receive one RSU) will be determined using the Black-Scholes option pricing model with a computation of expected volatility based on a combination of historical and market-based implied volatility from traded options on our Common Stock. Volatility is calculated on the same basis as we use for calculating stock expense under FAS 123(R). We chose to use this model to enable us to implement the Exchange Program in a manner that will result in the granting of new RSUs that have a fair value equal as of its grant date which is approximately equal to the fair value of the surrendered options and to avoid the stockholder dilution that occurs when all options are exchanged on a one option for one RSU basis. New RSU grants calculated according to the exchange ratios will be rounded down to the nearest whole share on a grant-by-grant basis. Fractional RSUs will not be issued.

Although the final exchange ratios cannot be determined now, the exchange ratios set forth below provide an example by utilizing the Black-Scholes option pricing model and actual data available as of June 27, 2009 (the conclusion of our 2009 fiscal year) including (i) our closing stock price on NASDAQ of $5.70, (ii) our previous highest per share closing price of our Common Stock for the 52-week period immediately preceding June 27, 2009 of $11.90, (iii) the number of stock options that would be eligible for exchange using a hypothetical June 27, 2009 exchange date, (iv) the principle that the new RSUs or options granted will have a fair value approximately equal as of its grant date to the fair value of the surrendered options, (v) the presumption that all

26

eligible options will be surrendered through the Exchange Program, and (vi) the exclusion of all options set to expire by their contractual terms prior to July 1, 2010 as an example of the potential exercise of the Board’s discretion to exclude options that will expire within a short time period after the Exchange Program is effectuated.

The illustrative exchange ratios for new RSUs and options granted in exchange for surrendered options are set forth in the table below. The actual exchange ratios will be determined at the time the Exchange Program commences based on our then-current stock price and volatility.

OPTION-FOR-RSU EXCHANGE

Exercise Price Range	Ratio	Shares Eligible	Weighted Average Exercise Price	Weighted Average Remaining Life In Years	New RSUs Granted
$11.90 - $13.99	5 to 1	1,767,063	$12.70	3.28	353,368
$14.00 - $15.99	5 to 1	208,419	$15.34	4.73	41,683
$16.00 - $17.99	5 to 1	430,260	$17.10	3.92	86,034
$18.00 - $19.99	5 to 1	118,749	$19.09	3.67	23,744
$20.00 - $24.99	10 to 1	2,813,691	$22.79	3.18	281,674
$25.00 - $1,054.50	25 to 1	876,292	$83.63	3.15	34,878
Totals		6,214,474			821,381

OPTION-FOR-OPTION EXCHANGE

Exercise Price Range	Ratio	Shares Eligible	Weighted Average Exercise Price	Weighted Average Remaining Life In Years	New Options Granted
$11.90 - $13.99	2 to 1	382,686	$13.20	3.65	191,387
$14.00 - $15.99	2 to 1	9,250	$15.27	4.84	4,625
$16.00 - $17.99	3 to 1	11,840	$17.71	4.04	3,946
$18.00 - $19.99	4 to 1	14,406	$18.65	2.90	3,605
$20.00 - $24.99	5 to 1	537,785	$22.82	2.57	107,514
$25.00 - $1,054.50	25 to 1	254,621	$34.45	1.68	10,163
Totals		1,210,588			321,240

Vesting of New RSUs. New RSUs granted in the Exchange Program will not be vested on their date of grant regardless of whether the surrendered option was fully vested. Instead, the new RSUs will vest on the first anniversary of the grant date.

New RSUs will only vest if the award holder remains an employee with us or one of our majority-owned subsidiaries. Any portion of the new RSUs that are not vested at termination of employment will be forfeited. As described above, the new RSUs will be completely unvested on the date of grant, regardless of whether the surrendered options were partially or completely vested.

Term and Conditions of New RSUs. The terms and conditions of the new RSUs will be governed by the terms and conditions of the 2003 Plan and the RSU agreement entered into thereunder.

New Stock Options. In Canada, and potentially in other foreign jurisdictions, an option-for-RSU exchange is subject to taxation on the date the options are cancelled in exchange for the new RSUs grants. In light of the potential adverse consequences of such taxation to eligible employees in foreign jurisdictions such as Canada, we will grant a lesser number of new options in exchange for surrendered options held by employees in Canada and other foreign jurisdictions where we determine that the tax consequences of an option-for-RSU exchange are prohibitively adverse to employees. Any new options granted as part of the Exchange Program will be granted on the date of cancellation of the old options, will have a per share exercise price equal to the fair market value of

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our Common Stock on the date of grant and will have a fair value approximately equal as of its grant date to the fair value of the surrendered options (as calculated using the same assumptions as are used for the RSU exchange ratios). All new options granted as part of the Exchange Program will vest on the first anniversary of the grant date and will have a new term of five years.

Cash Payments. In certain instances where we have determined that offering RSUs would provide minimal retentive value, would be overly burdensome to implement or administer or would not provide a meaningful benefit to holders of eligible options, we will provide for a cash payment to the employee in exchange for the surrendered options. Generally, subject to the determination of the Board, we expect that this will be limited to cases where less than an aggregate of 100 new RSUs would be issuable to an employee in the Exchange Program. The amount of the cash payment will be calculated based on the RSU exchange ratio and in a manner intended to provide those receiving cash payments with a fair value approximately equal as of the payment date to the fair value of the surrendered options, less any taxes and social insurance contributions due on the payments. To ensure that the payments of any such de minimis cash amounts satisfy securities law requirements that they be made promptly following the completion of the Exchange Program, we have determined that such payments cannot be subject to vesting or other delayed payment schedule. Accordingly, any cash payments that we provide in exchange for surrendered options will not be subject to any vesting schedule and will be made on the date that replacement RSUs are granted.

Accounting Treatment. The intent of the Exchange Program is that it will be approximately cost-neutral and not result in us incurring significant additional compensation expense. Based on this objective, the average fair value of the awards granted to employees in exchange for surrendered stock options, measured as of the date such awards are granted (and the amount of any cash payments made for eligible options) will be approximately equal to fair value of the surrendered options (other than compensation expense that might result from fluctuations in stock price after the exchange ratios have been set but before the exchange actually occurs). The unamortized compensation expense from the surrendered options and incremental compensation expense, if any, associated with the new awards under the Exchange Program will be recognized over the service period of the new awards. If any portion of the new awards granted is forfeited due to termination of employment, the compensation cost for the forfeited portion of the award generally will not be recognized. Based on the assumptions described under “Description of Exchange Program—Exchange Ratios” above, and assuming that our stock price does not materially fluctuate between the establishment of the exchange ratios and the date the exchange actually occurs, then, as a result of the Exchange Program, we would expect to recognize an incremental non-cash accounting charge of approximately $453,000 over the vesting period of the new awards. However, even if our stock price fluctuates between the date the Exchange Program commences and the date the exchange actually occurs, we would not expect to recognize any material non-cash accounting charges as a result of the Exchange Program.

U.S. Federal Income Tax Consequences and Other Tax Consequences. The following is a summary of the anticipated material U.S. federal income tax consequences of participating in the Exchange Program. A more detailed summary of the applicable tax considerations to participating employees will be provided in the offer to exchange. We believe that the Exchange Program should be treated as a non-taxable exchange for U.S. federal income tax purposes, and we and our participating employees should recognize no income for U.S. federal income tax purposes upon the issuance of the new RSUs. Recipients of cash payments will recognize ordinary income for U.S. federal income tax purposes on the date the cash payments are made to them, and the payments will be subject to applicable tax withholdings. However, the tax consequences of the Exchange Program are not entirely certain, and the Internal Revenue Service is not precluded from adopting a contrary position. The law and regulations themselves are also subject to change. The tax consequences of the Exchange Program in foreign jurisdictions will depend on applicable foreign tax rules and regulations. All Eligible Employees are urged to consult their own tax advisors regarding the tax treatment of participating in the Exchange Program under all applicable laws prior to participating in the Exchange Program.

Potential Modification to Terms to Comply with Governmental Requirements. The terms of the Exchange Program will be described in a tender offer statement on Schedule TO that will be filed with the SEC. Although

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we do not anticipate that the SEC would require us to modify the terms materially, it is possible that we will need to alter the terms of the Exchange Program to comply with potential SEC comments. In addition, it is currently our intention to make the program available to our Eligible Employees, including certain employees of our majority-owned subsidiaries who are located outside of the United States, where permitted by local law and where we determine it is feasible and practical to do so. It is possible that we will make modifications to the terms offered to employees in countries outside the United States to comply with local requirements, for tax or accounting reasons or for other reasons. The Board will retain the discretion to make any such necessary or desirable changes to the terms of the Exchange Program for purposes of complying with comments from the SEC or optimizing the consequences of U.S. federal or foreign tax, accounting or other local requirements. For example, as described above, because of the adverse tax consequences to participants who are resident in Canada and potentially in some other foreign jurisdictions of an option-for-RSU exchange, we intend to issue a lesser number of options, calculated based on the same methodology as for the option-for-RSU exchange described above, to employees resident in Canada and potentially to employees in jurisdictions with similar adverse tax consequences.

Amendment to the Plans

In order to permit us to implement the Exchange Program in compliance with the terms of the Plans and applicable NASDAQ listing standards, our Board, upon recommendation by the Compensation Committee, authorized the Exchange Program, including amendments to each of the Plans, subject to Stockholder approval of this proposal. We are seeking Stockholder approval to amend each of the Plans to provide for the Exchange Program, notwithstanding any provision to the contrary in the respective plan. Please see the Appendices to this Proxy Statement for the text of the amendments to the Plans.

Effect on Stockholders

The Exchange Program was designed to provide renewed incentives and motivate the eligible employees to continue to create Stockholder value and reduce the number of shares currently subject to outstanding options, thereby avoiding the dilution in ownership that normally results from supplemental grants of new stock options or other awards. We are unable to predict the precise impact of the Exchange Program on our Stockholders because we are unable to predict how many or which of our employees will be considered Eligible Employees or will choose to participate in the Exchange Program. As noted above, however, members of our Board and our NEOs will not be able to participate in the Exchange Program. The Exchange Program is also not available to any former employee of us or our majority-owned subsidiaries.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE STOCK OPTION EXCHANGE PROGRAM FOR ELIGIBLE EMPLOYEES.

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PROPOSAL 3

AMENDMENT OF THE AMENDED AND RESTATED 1998 EMPLOYEE STOCK PURCHASE PLAN

General

The Company’s Stockholders are being asked to approve the amendment of the Company’s 1998 Employee Stock Purchase Plan (the “Plan”), which will have the effect of increasing the number of shares reserved under the Plan by 8,000,000 shares to 14,250,000. The Company’s Plan was adopted in June 1998. The Plan was originally amended on November 9, 2001 and subsequently amended and restated on July 31, 2002, November 10, 2005, November 16, 2007, and June 22, 2009. On August 12, 2009 the Board approved the amendment of the Plan to increase the number of shares reserved under the Plan by 8,000,000 shares, subject to Stockholder approval at the Annual Meeting.

The Plan is an important component in the Company’s compensation structure, providing eligible employees an opportunity to purchase Company stock through payroll deductions and benefit from stock price appreciation, thus enhancing the alignment of employee and stockholder interests. The Board believes that amending the Plan to increase the share reserve is critical in enabling the Company to continue offering benefits to employees under the Plan and to motivate high levels of performance through employee stock ownership in the Company.

The Stockholders were last requested to approve the addition of shares to the Plan eight years ago at the Company’s annual meeting of Stockholders for its 2001 fiscal year on November 9, 2001. At that time Stockholders approved an increase in the number of authorized shares to the current approved total of 6,250,000 shares, which has been sufficient to provide for purchases until now. The Board believes, however, that the remaining share balance has declined to the point where it is no longer adequate to ensure that the Company will be able to continue to offer the Plan as a benefit to eligible employees beyond another one to two purchase periods. The Company presently anticipates that the addition of the shares for which approval is being sought through this proposal will be sufficient to provide for employee purchases under the Plan for approximately seven years.

Summary of Plan Amendment

At the Annual Meeting, the Stockholders are being asked to approve an amendment to the Plan to add 8,000,000 shares to the number of shares reserved for issuance under the Plan. This will increase the total number of shares reserved for issuance under the Plan to 14,250,000.

Summary of the Purchase Plan

The following summary of the Plan is qualified in its entirety by the specific language of the Plan, a copy of which is available to any Stockholder upon request or may be viewed without charge on the Securities and Exchange Commission website at www.sec.gov.

General. The Plan is intended to provide eligible employees of the Company and one or more of its Corporate Affiliates with the opportunity to purchase shares in the Company through participation in a stock purchase plan. It is also intended to qualify as an “employee stock purchase plan” under section 423 of the Internal Revenue Code. Each Participant in the Plan is granted at the beginning of each Purchase Period under the Plan the right to purchase through accumulated payroll deductions up to a number of shares of the common stock of the Company (referred to under this Proposal as a “Purchase Right”) determined on the first day of the Purchase Period. The Purchase Right is automatically exercised on the last date of the Purchase Period provided the Purchase Right remains outstanding on such date.

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Authorized Shares. Currently, an aggregate of 6,250,000 of the Company’s authorized but unissued or reacquired shares of common stock have been authorized for issuance under the Plan. The amendment would increase this number to 14,250,000. Under the terms of the Plan, the maximum amount of shares purchased by an individual Participant may not exceed 4,000 shares pursuant to any one outstanding Purchase Right. Appropriate adjustments will be made to the number of shares authorized under the Plan and to outstanding Purchase Rights in the event of any recapitalization, stock dividend, stock split, combination of shares, or other change affecting the outstanding common stock of the Company. All outstanding Purchase Rights will be automatically exercised immediately prior to any sale, merger, reorganization, or liquidation of the Company.

Administration. The Plan is administered by the Plan Administrator, which is defined by the Plan as either the Board of Directors or a Committee of the Board (referred to under this Proposal collectively as the “Board”). The Board has full authority to construe, interpret, and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. All determinations of the Board are final and binding on all persons having an interest in the Plan or any Purchase Right.

Eligibility. Any Employee of the Company or of any present or future Corporate Affiliate designated by the Board for inclusion in the Plan is eligible to participate in a particular Purchase Period under the Plan so long as the Employee is customarily employed for more than 20 hours per week and more than five months in any calendar year. However, no Employee who owns or holds options to purchase, or who, as a result of participation in the Plan, would own or hold options to purchase, five percent or more of the total combined voting power or value of all classes of stock of the Company or of its Corporate Affiliates is eligible to participate in the Plan. The Employee must complete the enrollment forms prescribed by the Board and file the forms with the Company before the start of the Purchase Period. As of July 31, 2009, approximately 2,913 Employees, including seven executive officers, were eligible to participate in the Plan.

Purchase Periods. The Plan is implemented through offerings of approximately six months in duration, beginning on or about February 1 and August 1 of each year. Two separate Purchase Periods shall begin during a calendar year during which the Plan remains in existence.

Participation and Purchase of Shares. Participation in a Purchase Period under the Plan is limited to eligible Employees who authorize payroll deductions prior to the first day of a Purchase Period. Payroll deductions may be any multiple of 1% of Compensation paid to the Employee up to a maximum of 10%. An employee who becomes a Participant in the Plan will automatically participate in each subsequent Purchase Period beginning immediately after the last day of the Purchase Period in which he or she is a Participant until the employee withdraws from the Plan, becomes ineligible to participate, or terminates employment.

Subject to any notice requirements imposed by the Company, a Participant may decrease his or her rate of payroll deductions one time in each Purchase Period. The reduced rate shall stay in effect unless the Participant designates a different rate (up to the 10% maximum) before the beginning of the next Purchase Period. If the rate is increased, the new rate will be effective for the first Purchase Period after the appropriate forms are filed with the Company. The Participant may withdraw from the Plan before any purchase date by filing the prescribed notice with the Company. Upon withdrawal, the Company will refund without interest the Participant’s accumulated payroll deductions not previously applied to the purchase of shares. Once a Participant withdraws from a Purchase Period, that Participant may not again participate in the same Purchase Period.

Subject to certain limitations, the shares a Participant can acquire for a Purchase Period shall be the number of whole shares determined by dividing both the payroll deductions collected during the Purchase Period and any amount carried over from prior Purchase Periods, by the purchase price in effect for such purchase date. As a further limitation, no Participant may accrue a right to purchase shares of common stock under the Plan or any other employee stock purchase plan of the Company having a fair market value exceeding $25,000 (measured by the fair market value of such stock on the date or dates the rights are granted to the Participant) for each calendar year in which the Purchase Right is outstanding at any time. Purchase Rights are nontransferable unless by laws of descent and distribution, and may only be exercised by the Participant.

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On the last day of each offering (referred to under this Proposal as “Purchase Date”), the Company issues to each Participant in the offering the number of shares of the Company’s common stock determined by dividing the amount of payroll deductions accumulated for the Participant during the offering by the purchase price, limited in any case by the number of shares subject to the Participant’s Purchase Right for that offering. The price at which shares are sold under the Plan is established by the Board but shall be the lesser of 95% of the fair market value of the share on the date the Purchase Right is granted or on the date it is exercised. The fair market value of the common stock on any relevant date generally will be the closing price per share as reported on the NASDAQ Stock Market. On June 26, 2009, the closing price per share of our common stock was $5.70. Any payroll deductions under the Purchase Plan not applied to the purchase of shares will be returned to the Participant without interest, unless the amount remaining is less than the amount necessary to purchase a whole share of common stock, in which case the remaining amount may be applied to the next Purchase Period if the Participant participates in the next Purchase Period.

Change in Control. If there is a disposal of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger, reorganization where the Company is not the surviving corporation, or in the event of a liquidation, then all outstanding Purchase Rights under the Plan shall automatically be exercised prior to such sale, merger, reorganization or liquidation. Subject to other limitations under the Plan, all purchase rights will be automatically exercised by applying previously collected payroll deductions to the purchase of whole shares of Stock.

Termination or Amendment. The Plan will continue until the earlier of: (i) the date it is terminated by the Company under the sole discretion of the Board, (ii) August 1, 2018, or (iii) until all of the shares reserved for issuance under the Plan have been issued. The Board may at any time alter, amend, suspend or terminate the Plan, except that no such action will become effective until after any outstanding Purchase Rights are exercised in a Purchase Period during which said action was authorized.

New Plan Benefits.

No purchase rights have been granted, and no shares have been issued, on the basis of the 8,000,000 share increase, which is the subject of this proposal. Because benefits under the Plan will depend on employees’ elections to participate and the fair market value of the Company’s common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the share increase is approved by the shareholders. Non-employee directors are not eligible to participate in the Plan.

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Purchases Under the Plan

The following table shows, as to each of our named executive officers and the other individuals and groups indicated, the number of shares of common stock purchased under the Plan from the inception of the Plan through the most recent Purchase Date:

Name and Position	Number of Purchased Shares	Weighted Average Purchase Price
Thomas Waechter Chief Executive Officer and President	0	$0

Kevin Kennedy Former Chief Executive Officer and President	6,443	$12.33

David Vellequette Executive Vice President, and Chief Financial Officer	2,316	$11.75

Roy Bie Senior Vice President, Advanced Optical Technologies Products	7,555	$13.66

David Holly Executive Vice President and President, Communications Test & Measurement	0	$0

Alan Lowe Executive Vice President and President, Communications and Commercial Optical Products	4,562	$3.44

All current executive officers as a group (6 persons)	20,876	$10.80

All current directors who are not named executive officers, as a group (10 persons)	0	$0

All employees as a group (excluding named executive officers)	5,939,720	$17.19

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Generally, there are no tax consequences to an Employee of either becoming a Participant in the Plan or purchasing shares under the Plan. The tax consequences of a disposition of shares vary depending on the period such stock is held before its disposition. If a Participant disposes of shares within two years after the offer date or within one year after the purchase date on which the shares are acquired (a “disqualifying disposition”), the Participant recognizes ordinary income in the year of disposition in an amount equal to the difference between the fair market value of the shares on the purchase date and the purchase price. Any additional gain or resulting loss recognized by the Participant from the disposition of the shares is a capital gain or loss.

If the Participant disposes of shares at least two years after the offer date and at least one year after the purchase date on which the shares are acquired, the Participant recognizes ordinary income in the year of disposition in an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of disposition and the purchase price or (ii) the difference between the fair market value of the shares on

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the offering date and purchase price (determined as if the Purchase Right were exercised on the offering date). Any additional gain recognized by the Participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there is no ordinary income, and the loss recognized is a capital loss. If the Participant owns the shares at the time of the Participant’s death, the lesser of (i) the difference between the fair market value of the shares on the date of death and the purchase price or (ii) the difference between the fair market value of the shares on the offer date and purchase price (determined as if the Purchase Right were exercised on the offering date) is recognized as ordinary income in the year of the Participant’s death.

If the exercise of a Purchase Right does not constitute an exercise pursuant to an “employee stock purchase plan” under section 423 of the Internal Revenue Code, it will be treated as the exercise of a nonstatutory stock option. The Participant would therefore recognize ordinary income on the Purchase Date equal to the excess of the fair market value of the shares acquired over the purchase price. Such income is subject to withholding of income and employment taxes. Any gain or loss recognized on a subsequent sale of the shares, as measured by the difference between the sale proceeds and the sum of (i) the purchase price for such shares and (ii) the amount of ordinary income recognized on the exercise of the Purchase Right, will be treated as a capital gain or loss, as the case may be.

If the Participant disposes of the shares in a disqualifying disposition, the Company should be entitled to a deduction equal to the amount of ordinary income recognized by the Participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code. In all other cases, no deduction is allowed the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF

THE AMENDMENT OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE

THE SHARE RESERVE.

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PROPOSAL 4

RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending June 30, 2010, and the Board has directed that the selection of the independent auditors be submitted for ratification by the Stockholders at the Annual Meeting.

Although the Company is not required to seek Stockholder approval of its selection of the independent auditors, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Board will investigate the reasons for Stockholder rejection and will reconsider its selection of the independent auditors. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the Company’s and its Stockholders’ best interests.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees billed for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the years ended June 30, 2009 and June 30, 2008, respectively, and fees billed for other services rendered by PricewaterhouseCoopers LLP and during those periods.

	Fiscal 2009	Fiscal 2008
Audit Fees (1)	$5,123,208	$5,708,779
Tax Fees (2)	337,388	145,153
All Other Fees (3)	165,467	146,564

Total	$5,626,063	$6,000,496

(1)	Audit Fees related to professional services rendered in connection with the audit of the Company’s annual financial statements, the audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and audit services provided in connection with other statutory and regulatory filings.
(2)	Tax Fees for fiscal 2009 include $192,710 for professional services rendered in connection with tax compliance and preparation relating to the Company’s expatriate program, tax audits and international tax compliance; and $144,678 for tax consulting, tax audits and planning services.
(3)	All Other Fees in fiscal 2009 are related to certain subscriptions for services, risk assessment of implementation of IT programs, and other consulting services.

For fiscal year 2009, the Audit Committee considered whether audit-related services and services other than audit-related services provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP and concluded that the independence of PricewaterhouseCoopers LLP was maintained.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors.

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Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditors are required to provide detailed back-up documentation at the time of approval. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the table above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDING JUNE 30, 2010.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to the beneficial ownership as of August 15, 2009, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company’s Common Stock including Exchangeable Shares, (ii) each director and nominee, (iii) the Named Executive Officers (as defined in the “Compensation of Executive Officers” section below), and (iv) all current directors and executive officers as a group.

As of August 15, 2009, 217,665,583 shares of the Company’s Common Stock were outstanding, 4,501,756 Exchangeable Shares were outstanding. The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission (“SEC”) governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of securities as to which such person has no economic interest.

	Number of Shares Beneficially Owned
Name	Number	Percentage
5% or more Stockholders (1)
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	29,052,529	13.38%
Directors and Named Executive Officers
Kevin Kennedy (2)	1,143,388	*
Thomas Waechter (3)	52,617	*
Richard E. Belluzzo (4)	14,166	*
Harold L. Covert (5)	12,450	*
Bruce D. Day (6)	23,213	*
Kevin A. DeNuccio (7)	11,700	*
Penny Herscher (8)	6,000
Masood Jabbar (9)	11,188	*
Martin A. Kaplan (10)	69,916	*
Richard T. Liebhaber (11)	23,190	*
Casimir S. Skrzypczak (12)	21,971	*
Roy Bie (13)	162,346	*
Matthew K. Fawcett (14)	53,420	*
David Holly (15)	92,399	*
Alan Lowe (16)	42,949	*
Sharad Rastogi (17)	63,354	*
David Vellequette (18)	249,849	*
All directors and executive officers as a group (17 persons) (19)	2,054,116	*

*	Less than 1%.
(1)	Based on information set forth in various Schedule 13 filings with the SEC current as of June 30, 2009 and the Company’s outstanding common stock data included in its Annual Report on Form 10-K filed with the SEC on August 24, 2009.
(2)	Includes 701,807 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2009.
(3)	Includes 0 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2009.

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(4)	Includes 9,875 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2009.
(5)	Includes 8,250 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2009.
(6)	Includes (i) 11,875 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2009, and (ii) 1,525 shares issuable upon exchange of the Exchangeable Shares of JDS Uniphase Canada Ltd.
(7)	Includes 7,500 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2009.
(8)	Includes 6,000 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2009.
(9)	Includes 7,500 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2009.
(10)	Includes 61,250 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2009.
(11)	Includes (i) 8,815 shares held by Liebhaber & Associates, Inc., of which Mr. Liebhaber is President and Director, and (ii) 14,375 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2009.
(12)	Includes 12,625 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2009.
(13)	Includes 120,354 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2009.
(14)	Includes 53,420 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2009.
(15)	Includes 73,532 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2009.
(16)	Includes 12,500 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2009.
(17)	Includes 26,400 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2009.
(18)	Includes 136,791 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2009.
(19)	Includes (i) 1,264,054 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2009, (ii) 1,525 shares issuable upon exchange of the Exchangeable Shares of JDS Uniphase Canada Ltd., and (iii) indirect holdings attributable to executive officers in the amount of 8,815 shares.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

We believe that the quality, experience, skills, engagement and dedication of our executive officers are critical factors affecting the Company’s performance and our ability to drive long-term growth of Stockholder value. These factors guide our primary executive compensation philosophy: that total compensation should be established at a competitive level to attract, motivate and retain the superior executive talent necessary to achieve our business objectives. Our compensation philosophy recognizes that retention of superior executive talent is enabled through reinforcement of a strong pay for performance compensation system which provides the opportunity to earn above average compensation in return for achieving business and financial success, and the sustained delivery of the results, leadership and innovation necessary to drive long-term growth of Stockholder value. Additionally, our compensation philosophy continues to evolve to align compensation with our diversified technology structure. We recognize that especially with respect to shared services positions we compete for superior executive talent in a highly competitive market not only within our industry, but also with companies outside our immediate product and geographic markets and thus should consider role-specific factors when determining executive compensation. Finally, we anticipate that when macroeconomic conditions improve competition for executive talent is likely to increase.

In support of this compensation philosophy, the Compensation Committee of the Board (the “Committee”) utilizes three primary compensation elements, each aligned with specific goals: (a) base salary, to attract and retain highly qualified executive talent; (b) the opportunity to earn annual, semi-annual and other cash incentive bonuses to incentivize and reward delivery of financial and business results that enable sustained profitability and revenue growth within each operating segment and at a corporate level; and (c) equity grants, including restricted stock units (“RSUs”), time-based stock options, performance-based stock options with stock price appreciation vesting requirements and other stock-based incentive awards intended to align our executives’ interests with those of our Stockholders by providing opportunities to derive compensation through equity ownership and appreciation in the fair market value of our stock and enable the Company to attract and retain superior executive talent. Each of these compensation elements are discussed in detail below.

Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) during the fiscal year 2009, as well as the other individuals included in the Summary Compensation Table, are referred to as the “named executive officers” (or “NEOs”).

Determining Executive Compensation

It is the Committee’s intent that base salary, target cash bonus levels and target long-term incentive award values for the Company’s NEOs generally are to be established at or near the 60th percentile for cash components and 70th-75th percentile for equity incentive compensation, relative to a peer group utilized for benchmarking purposes (as discussed below). The Committee believes that these percentile levels and targets are necessary and appropriate to achieve the Committee’s primary executive compensation goals discussed above in the highly competitive market for high quality executive talent and during the Company’s current phase in its evolution and business cycles. To assist the Committee in its review of executive compensation, the Company’s Human Resources Department and the Company’s primary external compensation consultant, Compensia, Inc., (retained both by management and by the Committee), provide compensation data compiled both from executive compensation surveys (including proprietary surveys conducted by Radford Surveys + Consulting, Inc., Buck Consultants, LLC and Compensia, Inc.), and annual reports and proxy statements from companies that the Committee selects as a “peer group” of technology companies for executive compensation analysis purposes. The peer group utilized for this benchmarking purpose is determined based upon geographic location, annual revenue and other financial performance metrics including revenue growth, earnings, market capitalization, headcount,

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position within relevant business cycles, and the Company’s competition in recruiting executive talent. The Committee’s policy is to select peer group members that have one or more attributes significantly similar to JDSU, including markets, manufacturing profile, level of integration and enterprises with global operations. The peer group is periodically reviewed by the Committee and may be amended from time to time based on the criteria stated above. The current list of peer group companies (the “Peer List”) is as follows:

Agilent Technologies, Inc., Sandisk Corporation, Beckman Coulter, Inc., Network Appliance Inc., Juniper Networks, Inc., Tellabs, Inc., KLA-Tencor Corporation, Applied Biosystems Inc., Palm, Inc., PerkinElmer, Inc. , XO Holdings, Inc., Teradyne, Inc., AVX Corporation, ADC Telecommunications, Inc., Bio-Rad Laboratories, Inc., Quantum Corporation, Brocade Communications Systems, Inc., Coherent Communications Systems Corp, Ciena Corporation, Newport Corporation

To enable alignment of compensation decisions with actual individual performance the CEO periodically apprises the Committee of his personal assessment of each executive officer’s performance. In assessing each executive officer, the CEO reviews and documents each executive officer’s performance during the relevant year or portion thereof, including accomplishments, areas of strength, areas for development and long-term potential. The CEO bases this evaluation on his own knowledge of each executive officer’s performance, actual results achieved and feedback provided by others. In addition, the independent members of the Committee have periodic formal and informal interactions with each NEO multiple times during the year including discussions relative to the functions and/or business units for which such NEO is responsible. Prior to any Committee decision on compensation for NEOs, the CEO, working with the Senior Vice President of Human Resources, the Compensation and Benefits group within the Human Resources Department and Compensia, reviews the compensation data obtained as described in the preceding paragraph and budgetary data obtained from the Company’s Finance Department, and provides a recommendation to the Committee for each NEO’s compensation, except for himself. The Committee ultimately is responsible for the final determination of all compensation for NEOs other than the CEO.

The CEO’s annual performance is reviewed by the Committee and the independent members of the full Board using performance criteria developed by the Committee and approved by the full Board’s independent directors. The CEO’s performance criteria established for fiscal year 2009 and methodology used for their determination are discussed below. In assessing CEO performance, the Committee and independent members of the Board review Company business, operational and financial performance and other factors that may be included in the CEO performance criteria described above and feedback that may be obtained from the CEO’s direct reports and other employees. Additionally, the CEO performs a self-assessment which he provides to the Chairpersons of the Committee and the Board, respectively. The Committee recommends all elements of compensation for the CEO to the independent directors of the Board, including salary and incentive-based and equity-based compensation, for the Board’s review, consideration and approval.

NEOs are not present for, nor do they participate in, Committee or Board discussions or approvals regarding their own compensation.

Elements of Executive Compensation

The fundamental policy of the Committee is to provide NEOs with competitive compensation opportunities based upon the overall financial performance of the Company and the Company’s individual operating segments, their specific current and anticipated future contributions to the financial success of the Company and their personal performance relative to associated business performance objectives. It is the Committee’s objective to have a significant portion of each named executive officer’s compensation contingent upon the Company’s performance, and as applicable, individual operating segment performance, as well as upon his or her own individual contributions to the achievement of business objectives. The compensation package for NEOs is, and

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in fiscal year 2009 was, comprised of three elements: (i) base salary, which is designed primarily to be competitive with salary levels in the industry as well as reflect individual performance through merit increases; (ii) the opportunity to earn periodic variable cash bonuses tied to the Company’s achievement of financial and business performance results and objectives within each operating segment and at a corporate level; and (iii) long-term equity-based incentive awards which provide enhanced executive compensation opportunities in return for performance intended to increase long-term Stockholder value and enable the Company to attract and retain superior executive talent. As an executive officer’s level of responsibility increases, a greater proportion of such executive’s total target compensation is comprised of cash incentive bonuses and equity compensation vehicles in order to align total target compensation with the actual achievement of Company and operating segment business and financial performance objectives.

The factors which the Committee considered in establishing the individual components of each NEO’s compensation package for fiscal year 2009 are summarized below. The Committee may in its discretion apply different factors, particularly different measures of financial and business performance, in setting future NEO compensation.

Base Salary. The Company provides NEOs and other executives with a fixed base salary set at a level to allow the Company to attract, motivate and retain qualified executives. The base salary for each NEO is determined on the basis of the following factors: scope of responsibilities, experience, skill level, personal performance, and salary levels in effect for comparable positions within and outside the industry against which the Company competes for superior executive talent. The Committee also compares the compensation of NEOs with the compensation of other executive officers and Company employees for internal pay equity purposes. The weight given to each of these factors differs from individual to individual as the Committee deems appropriate and necessary to support the Company’s business objectives. The Committee targets setting each NEO’s base salary at or near the 60th percentile when compared to similarly situated senior executives at peer group companies utilizing the Company’s Peer List, as described above, which such targeted levels may be reached over time depending upon the various factors described above and the performance of the individual NEO. Salary levels generally are considered annually as part of the Company’s performance review process as well as upon a promotion or other change of position or level of responsibility. Merit based increases to salaries of the Company’s NEOs other than the CEO are recommended by the CEO to the Committee, and all increases are based on the Committee’s (and in the case of the CEO, the independent directors of the full Board) review and assessment of the individual’s performance, skill set and competitive market factors.

No NEOs received merit or other pay increases in fiscal 2009 except in connection with specific promotions, and the expansion of responsibilities resulting from such promotions.

Thomas Waechter joined the Company as Executive Vice President and President of the Company’s Communications Test and Measurement operating segment (“CommTest”) in October 2007 at a base salary of $450,000, which was consistent with the base salary of his predecessor. Mr. Waechter’s salary was not adjusted during the first half of fiscal year 2009. On December 17, 2008, the Board approved, and the Company and Mr. Waechter entered into, an employment agreement (the “Waechter Agreement”), pursuant to which Mr. Waechter became the CEO and President of the Company, effective January 1, 2009. Mr. Waechter’s base salary under the Waechter Agreement is $700,000. The Board believes that the new base salary for Mr. Waechter is consistent with its compensation philosophy articulated above. In determining Mr. Waechter’s base salary (and other compensation elements, as discussed below) under the Waechter Agreement, the Board and Committee reviewed data from the sources described above, including data pertaining to the Company’s Peer List. Additionally, the Board and Committee also considered market survey data of broad high-technology companies with revenues between $1 billion and $6 billion with internal CEO promotions in calendar years 2007 and 2008 compiled by Compensia (the “Internal Promotions Survey”). The Committee and the Board also noted that this new base salary was consistent with the Committee’s compensation philosophy discussed above and below the Company’s 60th percentile base salary target for NEOs when compared with CEOs within the Company’s Peer List and the Internal Promotions Survey and less than the base salary of Mr. Waechter’s predecessor.

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Kevin Kennedy was the CEO at the commencement of fiscal 2009, a position he had held for more than 4 years. At the beginning of fiscal 2009, Mr. Kennedy’s base salary was $800,000 per year (as discussed in the CD&A included within the Company’s Proxy and Annual Report for Fiscal Year 2008, the “2008 CD&A”) and was not adjusted during fiscal year 2009. On October 24, 2008 Mr. Kennedy notified the Company of his resignation as CEO and President of the Company, effective as of December 31, 2008. On December 5, 2008, the Board approved, and the Company and Mr. Kennedy entered into, an agreement (the “Transition Agreement”) which cancelled and replaced Mr. Kennedy’s previous employment agreement dated October 2, 2007 (the “Kennedy Agreement”). Pursuant to the terms of the Transition Agreement, the Company provided Mr. Kennedy with a bonus payment for the first half of fiscal year 2009 in the amount of $400,000 within seven days of the termination of Mr. Kennedy’s service as CEO and President (discussed further below under “Cash Incentive Compensation”). In conjunction with the Transition Agreement, on December 5, 2008, the Company and Mr. Kennedy also entered into a consulting agreement (the “Consulting Agreement”) which, pursuant to its terms, commenced on January 1, 2009 and will terminate on December 31, 2009. In exchange for certain transition and support services described in the Consulting Agreement, Mr. Kennedy will receive consulting fees of $800,000, payable in equal monthly installments each calendar month of 2009. In determining the fees under the Consulting Agreement, the Committee and the independent members of the Board determined that the Company would benefit from Mr. Kennedy’s engagement as a consultant to the Company to assist with the transition of the President and CEO responsibilities to his successor, and for ongoing support of significant and strategic Company initiatives commenced during his term as CEO.

David Holly was appointed Executive Vice President and President of CommTest in April 2009. In connection with this promotion Mr. Holly’s base salary was set at $355,000 per year. Roy Bie’s salary of $310,000 and David Vellequette’s base salary of $405,000 were not changed during the course of the fiscal year. The Committee determined that each of these base salaries were consistent with the compensation philosophy discussed. . The Committee determined that each of these base salaries were consistent with the compensation philosophy discussed above and are less than the Committee’s 60th percentile target for NEO base salaries.

Alan Lowe was appointed to the role of Executive Vice President and President of the Commercial and Consumer Optics Products segment (“CCOP”) in October 2008. In connection with this promotion Mr. Lowe’s base salary was set at $425,000 per year (an increase from $315,000 prior to his promotion). In considering Mr. Lowe’s new base salary the Committee considered the base salary target for NEOs discussed above, as well as Mr. Lowe’s prior experience and anticipated contributions given the aggressive business objectives set by the Company for the CCOP segment for the remainder of the fiscal year, including significant restructuring activities such as the outsourcing of key manufacturing operations, product line rationalization, and the need to significantly reduce operational cost structure in light of the impact of the global recession. Accordingly, the Committee determined that while Mr. Lowe’s base salary is above the Committee’s target of 60th percentile within the Company’s Peer Group, a higher base salary was warranted.

Cash Incentive Compensation. The Company utilizes two primary cash incentive programs relative to its NEOs which are designed to achieve the compensation goals discussed above: (i) the Annual Incentive Plan, in which the broad majority of Company personnel participate, and (ii) the CEO Incentive Program, in which participation was limited to Mr. Kennedy for the first half of fiscal year 2009 and to Mr. Waechter for the second half of fiscal year 2009.

Annual Incentive Plan: Semi-annual incentive bonuses, designed to reward short-term performance and achievement of designated results, may be earned by each NEO under the Company’s Annual Incentive Plan (“AIP”), in which the majority of Company employees participate. Awards under the AIP are based on Company performance as a whole and on the performance of individual operating segments, measured with respect to financial and business performance objectives, projections and estimates established for each half of the fiscal year by the Committee and the Board. These goals are determined in a manner designed to align executives’ and Stockholders’ interests by making payouts under the AIP contingent on profitability improvement, revenue growth, and/or business performance objectives (such as innovation, enhancements in effective corporate

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governance and controls, customer satisfaction, employee retention, and operational excellence) consistent with long-term profitability, revenue growth and sustainable, long-term appreciation in Stockholder value.

Each participant in the AIP is assigned a target bonus of a percentage of his or her base salary, based upon the individual’s grade level within the Company’s standard leveling structure for all Company employees. For fiscal year 2009 the assigned target bonuses for each of the Company’s NEOs were: 100% for Mr. Kennedy, and 75% for each of Mr. Vellequette, Mr. Lowe and Mr. Bie. Mr. Waechter’s assigned target bonus was increased from 75% for the first half of fiscal year 2009 to 100% for the second half of fiscal year 2009 concurrent with his promotion to the role of CEO and President effective January 1, 2009, as discussed above. Mr. Holly’s assigned target bonus was increased from 50% for the first half of fiscal year 2009 to 75% concurrent with his promotion Executive Vice President and President of CommTest for the second half of fiscal year 2009. The actual bonus payments earned by each employee annually under the AIP may be either less or greater than these target bonus percentages depending on whether and the extent to which the various operating segment and Company performance goals (as discussed below) are achieved in the fiscal year, and may range from 0% to 125% of each employee’s assigned target bonus. Additionally, each employee’s actual bonus under the AIP may be adjusted lower or higher by a factor of 25% based upon subjective individual performance criteria (“Individual Performance Factor” or “IPF”). The CEO recommends to the Committee whether an IPF adjustment is warranted relative to executives other than himself, although the Committee (or in the case of the CEO the independent members of the Board) retains discretion to approve such adjustments. Actual bonuses earned by our NEOs in fiscal year 2009 are indicated in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

AIP goals are recommended by management and reviewed and approved by the Committee (and the independent members of the Board relative to the CEO’s participation in the AIP) for each operating segment and for central function employees (“Corporate”) to align AIP compensation with the Company’s portfolio structure, and are equally applicable to all employees eligible to participate in the AIP, regardless of grade level. These goals reflect financial and business performance objectives, projections and estimates approved by the Board upon the start of each half of the fiscal year utilized for purposes of financial and business planning and analysis. For fiscal year 2009, Mr. Kennedy and Mr. Vellequette, and for the second half of fiscal year 2009 only, Mr. Waechter, were treated as Corporate employees, Mr. Lowe as an employee of CCOP, Mr. Holly and Mr. Waechter for the first half of fiscal year 2009 as employees of CommTest, and Mr. Bie as an employee of the Advanced Optical Technologies segment (“AOT”).

The Company’s financial and business planning and performance objectives, projections and estimates approved by the Board upon the start of each half of the fiscal year and the corresponding AIP goals reflect the Company’s confidential and commercially sensitive analysis, expectations and objectives for its financial, operating and overall business performance, taking into consideration then current forecasted economic conditions, the outlook for the industry and the Company’s businesses, technology and new product development, and strategic objectives intended to drive growth in long-term Stockholder value, among other factors. Due to the confidential and commercially sensitive nature of these analyses, expectations and objectives and corresponding AIP funding thresholds and goals (as described below), their specific disclosure would result in competitive harm to the Company. It is for this reason that the Company’s specific financial performance objectives and estimates, while frequently referenced in this document, are not disclosed. The use of financial metrics and defined operating objectives for the establishment of the Company’s incentive bonus (and for equity compensation as discussed below) performance criteria is intended to set challenging goals and is designed to ensure that all participants, including our NEOs, are focused on operating the Company in a disciplined manner in accordance with the Committee’s and Board’s compensation objectives discussed above.

In general, achievement of Company annual operating plan objectives will result in NEOs earning incentive compensation payments below the target percentages listed above. Accordingly, in order for NEOs to receive their full target bonuses, and subject to the application of the IPF as discussed above, the Company must exceed operating plan objectives. The Committee anticipated that achieving fiscal year 2009 annual operating plan

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objectives would result in bonus payments of approximately 50% of target bonuses, which was determined to be considerably less than the percentage of target bonus payments for annual operating plan achievement at most companies within the Peer List.

For the first and second halves of fiscal year 2009, payment of bonuses under the AIP were contingent upon the Company achieving a minimum threshold of operating income as a percentage of revenue for the respective fiscal half year (“Funding”). The independent members of the Board and the Committee approved Funding targets for fiscal year 2009 as follows: (a) the operating income percentage threshold for the first half of the fiscal year was set at a level higher than the Company’s reported operating income percentage in its fiscal year 2008, and (b) the operating income percentage threshold for the second half of the fiscal year 2009 was set at a level approximately 75% higher than selected for the first half of the fiscal year. In each case the operating income percentage targets were set at progressively increasing levels over the Company’s fiscal year 2008 actual results in order to align AIP bonus payments with the Company’s objective of continuously driving operating performance improvements and cash generation and were intended to be reasonably achievable. Subject to Funding having been achieved, actual payment of bonuses under the AIP were subject to achievement of Corporate and segment goals as discussed above. Goals under the AIP for the first half of the fiscal year applicable to Messrs. Kennedy and Vellequette were as follows (in each case subject to Funding): 50% of the bonus calculation was based on the achievement of a Company-wide revenue target, 25% was based on the achievement of a Company-wide free cash flow target, and the remaining 25% was based on the achievement of a targeted level of corporate operating expenses as a percentage of revenue. CommTest goals applicable to Mr. Waechter and Mr. Holly were as follows (subject to Funding): (i) 30% for achievement of a CommTest revenue target, (ii) 50% for achievement of a CommTest contribution margin target, (iii) 10% for achievement of a CommTest inventory turns target, and (iv) 10% for achievement of a CommTest free cash flow target. CCOP goals applicable to Mr. Lowe were as follows (subject to Funding): (i) 50% for achievement of a CCOP revenue target, (ii) 20% for achievement of a CCOP gross margin target, (iii) 20% for achievement of a CCOP operating income target, and (iv) 10% for achievement of a CCOP free cash flow target. AOT goals applicable to Mr. Bie were as follows (subject to Funding): (i) 35% for achievement of a AOT revenue target, (ii) 40% for achievement of a AOT revenue target, (ii) 40% for achievement of a contribution margin target, (iii) 10% for achievement of a specific revenue growth target from non-currency security related customers, and (iv) 10% for achievement of a AOT free cash flow target. In each case the specific operational objectives selected for each segment were intended to align cash incentive compensation opportunities with segment operating performance metrics which would yield increases in operating cash flows. The Company did not attain the Funding targets, and thus no AIP bonuses were paid to any of the Company’s NEOs for the first half of fiscal year 2009.

As a result of the general global economic downturn and its impact upon the Company’s financial performance in the first half of the fiscal year, the Committee and independent members of the Board (with respect to the CEO), upon management’s recommendation, suspended the AIP for the second half of fiscal year 2009. Accordingly, no Corporate or segment performance goals were adopted for such period and no bonuses were paid to any of the Company’s NEOs for the second half of the fiscal year under the AIP. However, as discussed above, in connection with his promotion to Executive Vice President and President of CCOP, the Company guaranteed the payment of Mr. Lowe’s second half of fiscal year 2009 bonus at his assigned target bonus of 75% of his base salary for the applicable period. The actual bonus paid to Mr. Lowe is shown on the Summary Compensation Table.

CEO Incentive Plan: In addition to his eligibility to participate in the AIP, as CEO Mr. Kennedy was eligible to participate in an alternate annual incentive compensation plan (the “CEO Incentive Plan”) as defined within the Kennedy Agreement. Mr. Kennedy was entitled to receive the greater of (a) what he would be entitled to under the AIP, or (b) his respective bonus under the CEO Incentive Plan, but not both.

Under the CEO Incentive Plan and pursuant to the Kennedy Agreement, Mr. Kennedy was eligible to earn a minimum cash incentive bonus in fiscal year 2009 of $400,000 and a maximum cash incentive bonus of $1,000,000 (125% of Mr. Kennedy’s base salary) based upon performance criteria and performance evaluation

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recommended by the Committee and approved by the independent members of the Board for each fiscal year. For fiscal year 2009, performance criteria considered by the Committee and the independent members of the Board included a comprehensive evaluation of the Company’s financial and business performance including the total payout under the AIP to the Corporate Group, talent management (including talent acquisition, succession planning and organization planning objectives) and strategy development (including strategy development, updates and execution, as well as growth in Asian markets). Additionally, unless the Company achieved a minimum of 50% of Corporate objectives under the AIP, bonus payments to the CEO under the CEO Incentive Plan were capped at 50% of Mr. Kennedy’s base salary.

In considering whether to provide Mr. Kennedy with a bonus under the CEO Incentive Plan the Committee and the independent directors of the Board performed an evaluation of Mr. Kennedy’s performance during the first half of the fiscal year. The Committee and the Board also considered the fact that no bonuses were paid to other Company NEOs under the AIP for the first half of fiscal year 2009. Based upon these considerations and despite the substantial operational and financial performance improvements achieved under Mr. Kennedy’s leadership, the Committee and Board determined that Mr. Kennedy would not be paid a CEO Incentive Bonus for the first half of fiscal year 2009.

In addition to annual incentive bonus payments, executive officers are eligible for individual recognition bonuses at the discretion of the Committee or, in the case of the CEO, the independent members of the Board, for exceptional achievement that exceeds the performance metrics set for that executive through the AIP or any other incentive bonus program. None of the Company’s NEOs other than Mr. Kennedy earned an individual recognition bonus in fiscal year 2009. In December 2008 the Board approved the payment to Mr. Kennedy of an individual bonus in the amount of $400,000 to be paid upon the conclusion of his service as CEO. In considering this bonus the Board evaluated actions taken by the Company under Mr. Kennedy’s leadership in the first half of fiscal year 2009 to (a) aggressively reduce operating expenses as the Company began to experience the impact of the global economic recession, which enabled the Company to generate $28.7 million in free cash flow during the first half of fiscal year 2009 despite declines in revenue over that same period, and (b) driving a manufacturing outsourcing strategy intended to position the Company to further reduce fixed operating costs and enable the Company to generate greater leverage once the recession ends.

Long-Term Incentive Compensation. Long-term incentives are provided through RSUs, restricted stock and/or stock option grants. The Committee believes that stock-based compensation aligns the interests of employees with long-term Stockholder value creation, providing each NEO with an incentive to manage the Company from the perspective of an owner driving long-term Stockholder value. The Committee also believes stock-based compensation provides the Company with an important long-term retention tool in a highly competitive market for executive talent. The Committee sets equity grant levels to executive officers based on a variety of factors, including the individual performance of the executive officer, an assessment of the value of the individual’s current and anticipated future services to the Company, relative business criticality of the position held, the awards given to other executives, and the desire to keep the Company’s overall compensation competitive. The number of shares of Common Stock subject to each grant is set at a level intended to create a meaningful opportunity for stock ownership and resulting compensation opportunity based on the executive officer’s current position with the Company, the average size and potential returns of comparable awards made to executive officers in similar positions within the industry, the executive officer’s potential for increased responsibility and promotion over the grant term, and the executive officer’s personal performance in recent periods. The Committee also takes into account the number of vested and unvested equity incentives held by the executive officer in order to maintain an appropriate level of equity incentives for that executive officer. Additionally, the Committee generally grants equity awards to executive officers upon commencement of their employment with the Company or their promotion, with the level of award based on factors similar to those considered in connection with awards to existing executive officers. Finally, the Committee considers the number of shares of Common Stock which would be subject to proposed equity incentive awards to individual NEOs for consistency with the Committee’s objective to limit actual net dilution attributable to equity awards to Company employees to at or below a long-term average of 3% per annum.

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RSUs are granted with vesting requirements related to (a) the passage of time, to encourage continued service and retention, or (b) the satisfaction of performance or financial goals or other conditions that are aligned with the Company’s business and financial objectives and designed to support growth in long-term Stockholder value. In all cases, vesting of RSUs is contingent upon the executive officer’s continued service with the Company. The Company utilizes a mix of time and performance-based RSU awards for all of its NEOs.

Similarly, all stock options are granted at a fixed price per share equal to or greater than the market price on the grant date and have a term not to exceed eight years. In February 2009 the Company began issuing performance stock options which include vesting criteria providing that each such option will vest in three equal installments on the latter to occur of (i) the first, second and third anniversaries of the grant date and (ii) the appreciation of the price of the Company’s common stock such that it will have traded at a minimum of a 25% premium to the exercise price of these options for at least 30 consecutive trading days (the “Performance Options”). The Company also issues time-based stock options, which generally become exercisable either in three equal annual installments (for annual awards) or, for new hire awards, at the rate of 25% of the shares subject thereto one year from the grant date and as to approximately 6.25% of the shares subject to the option at the end of each three-month period thereafter such that the option is fully exercisable four years from the grant date, contingent upon the executive officer’s continued service with the Company (the “Time Based Options”). Accordingly, the option will provide the maximum return to the executive officer only if the executive officer remains employed by the Company for the full three or four year vesting period, and then only if the market price of the underlying shares of Common Stock appreciate over the option term.

The Committee affirmed its commitment to pay-for-performance on October 28, 2008 by announcing its intent that, with respect to all equity compensation awards granted after that date:

•	at least 50% of all such equity awards to the Company’s NEOs would be performance-based and would be earned or otherwise vest based on the achievement of reasonable performance targets; and

•	performance criteria applicable to such performance-based equity awards and the difficulty of achievement of such criteria would be disclosed in the proxy statement for each applicable fiscal year.

As discussed in the 2008 CD&A, Mr. Waechter, Mr. Vellequette, Mr. Lowe and Mr. Bie were awarded RSUs in June 2008 as an element of the Company’s fiscal year 2008 annual review process. Management recommended and the Committee determined a target award level for each NEO (the “Target Award Level”) consistent with the 70th-75th percentile level of the Peer List and adjusted based upon an individual and role-based assessment and factors discussed above. Each individual was then awarded approximately 80% of the total RSUs representing this adjusted Target Award Level in the form of time-based RSUs, which vest in three equal annual installments.2

It was the Committee’s intent as an element of the June 2008 awards program that if the Company achieved full Company fiscal year 2009 EBITDA target that the Company would award each of Mr. Waechter, Mr. Vellequette, Mr. Lowe and Mr. Bie RSUs in a number equivalent to the remaining 20% of such executive’s fiscal year 2009 adjusted Target Award Level (the “Anticipated Performance Awards”), subject to further adjustment as described below, following the public release of the Company’s fiscal year 2009 results. The actual number of units awarded in each Anticipated Performance Award was dependent upon the percentage achievement of the Company’s commercially sensitive fiscal year 2009 Company EBITDA target, subject to a minimum threshold achievement. In the event Anticipated Performance Awards were issued, 1/3rd of the units comprising each such award would immediately vest, and the remaining 2/3rds of these units would vest in equal installments on the first and second anniversary of the award date. The Committee believed that aligning the performance goals for the Anticipated Performance Awards with Company fiscal year 2009 EBITDA targets

[2]

Actual time-based awards to Mr. Waechter and Mr. Vellequette, who were Named Executive Officers in the Company’s Proxy for fiscal year 2008, were reported in that year’s Grants of Plan-Based Awards Table.

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would most closely tie compensation of these NEOs to Company profitability growth. In August 2009 the Committee reviewed the Company’s actual fiscal year 2009 EBITDA results against the 2009 EBITDA target and determined that the minimum performance threshold had not been attained. As a result, none of these NEOs were awarded the Anticipated Performance Awards.

Mr. Vellequette, Mr. Holly and Mr. Bie were awarded RSUs and stock options in February 2009 as an element of the Company’s fiscal year 2009 equity award and review process. Management recommended and the Committee determined a target award level for each NEO consistent with the 70th-75th percentile level of the Peer List and adjusted based upon individual performance assessments as discussed above. Consistent with the Company’s commitment discussed above to ensure that at least 50% of equity awards to NEOs are performance-based. Each NEO was then awarded 50% of the target award level shares in the form of Performance Options. The remaining 50% of the shares subject to award were then apportioned between time-based RSUs and time-based stock options (together the “2009 Time Based Awards”) such that approximately 25% of the total potential value of the combined elements of the award would be delivered in the form of RSUs and the remaining approximately 75% in the form of stock options (valuing stock options on a Black-Scholes basis). All of the 2009 Time Based Awards were subject to the Company’s standard time-based vesting schedules discussed above. Actual awards to NEOs are shown in the Grants of Plan-Based Awards Table.

Pursuant to the long-term incentive compensation portion of the Waechter Agreement, the following equity incentive awards were granted to Mr. Waechter upon his becoming the Company’s CEO on January 1, 2009:

•	450,000 Performance Options, whose vesting terms are described above;

•	250,000 time-based stock options, which will vest in three equal installments on the first, second and third anniversaries of the grant date; and

•	200,000 RSUs, which will vest in three equal installments on the first, second and third anniversaries of the grant date.

In determining the appropriate size and value of Mr. Waechter’s promotion related equity award the independent members of the Board considered the same data discussed above with respect to determination of Mr. Waechter’s CEO base salary. In particular, the Board noted that while the number of shares of the Company’s common stock subject to the award was higher as a percentage of outstanding shares than the 75th percentile of the Internal Promotions Survey, the Black-Scholes valuation of the award was less than the 50th percentile. Consistent with the Company’s commitment relative to at least 50% of all equity awarded being subject to performance vesting criteria, the Board utilized a mix of 50% Performance Options and time-based RSUs and Time-Based Options.

Certain elements of Mr. Kennedy’s long-term incentive compensation were stipulated by the terms of the Kennedy Agreement, as disclosed and described in the 2008 CD&A. These elements included the award to Mr. Kennedy of a grant of 175,000 deferred stock units (“DSUs”) on October 15, 2007 which was fully vested upon the date of grant. Pursuant to the terms of the Kennedy Agreement and the terms of the DSU award described in the 2008 CD&A, the DSUs were delivered to Mr. Kennedy (and awarded as shares) on July 1, 2009.

Similarly, pursuant to the terms of the Kennedy Agreement, on August 29, 2008 the Company awarded Mr. Kennedy a grant of the required minimum of 375,000 RSUs (the “2009 Kennedy Award”). The 2009 Kennedy Award was subject to the following conditions of vesting:

•

Performance-based RSUs: 40% of the award vests at the rate of 1/4th of the awarded units (for clarity, 37,500 RSUs per half fiscal year), upon the date of the Company’s public release on Form 8-K of its financial results for every other fiscal quarter, commencing with the release of financial results for the second fiscal quarter of the Company’s fiscal year 2009, and subject to the achievement of performance criteria established by the Board; and

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•	Time-based RSUs: 60% of the award vests in three equal annual installments on the first, second and third anniversaries of the grant date.

In February 2009 and in August 2009 the independent members of the Board and the Committee evaluated the Company’s financial performance in the first and second halves of fiscal year 2009 against the performance criteria applicable to the above described performance-based portion of the 2009 Kennedy Award as established by the independent members of the Board in June 2008 (as discussed in the 2008 CD&A) and determined in each case that such performance criteria were not met. As a result, none of the performance based-portion of the 2009 Kennedy Award vested in the Company’s 2009 fiscal year.

The Committee and the Board intended that the above elements of Mr. Kennedy’s and Mr. Waechter’s long-term incentive compensation result in compensation opportunities that are at or near the 75thth percentile when compared to CEOs at peer group companies on the Company’s Peer List, consistent with the long-term incentive compensation philosophy discussed above. The Committee and the Board further believe that targeting the CEO’s long-term incentive compensation at or near the 75th percentile is necessary and appropriate to retain the highest caliber of individual at the CEO level to manage the continuing risks, challenges and opportunities inherent in sustaining the positive momentum resulting from a successfully completed corporate turnaround situation and continuing to transform the Company into a benchmark for sustainable cash generation and profitability, especially in a challenging recessionary environment.

In connection with Mr. Lowe’s promotion in October 2008, Mr. Lowe was awarded 269,607 time based RSUs, which will vest in three equal installments on the first, second and third anniversaries of the grant date. Additionally, the Company committed to awarding up to an additional 269,607 RSUs which will be granted subject to the achievement of specific performance criteria determined by the CEO and the Committee (the “Lowe Performance RSUs”). The relative value of Mr. Lowe’s equity award associate with his promotion was determined by the Committee to be consistent with the Committee’s 75th percentile target for NEOs. Additionally, in approving the award the Committee considered the fact that Mr. Lowe would not be eligible to participate in the Company’s fiscal year 2009 focal equity incentive program. The specific performance criteria applicable to the Lowe Performance RSUs were approved by the Committee in November 2008 and, like the objectives discussed above with respect to the AIP, reflect the Company’s confidential and commercially sensitive financial and business planning and performance objectives, projections and estimates, the specific disclosure of which would result in competitive harm to the Company. In general, the performance targets assigned to the Lowe Performance RSUs are as follows:

•	70% of the Lowe Performance RSUs have performance targets tied to specific product line margin improvements and manufacturing outsourcing objectives; and

•	30% of the Lowe Performance RSUs have performance targets tied to step level improvements in CCOP’s contribution margin.

Pursuant to the vesting terms of the Lowe Performance RSUs, upon achievement of the specific performance targets, the corresponding portion of the RSUs will vest 50% upon Committee determination of the achievement of such performance target, and the remaining 50% shall vest on the first anniversary of such determination. However, no portion of the Lowe Performance RSUs may vest prior to May 15, 2009, and any portion of the Lowe Performance RSUs for which the applicable performance targets have not been met by the end of the third quarter of the Company’s fiscal year 2011 shall be cancelled. The Committee approved the above performance criteria in order to incentivize specific operational actions which the Board and Committee believe will accelerate the Company’s objectives of sustained profitability and cash generation through margin improvements and reduction in fixed manufacturing expenses. In each case the performance targets were intended by the Committee to be challenging yet reasonably achievable.

48

In May 2009 the Committee determined that Mr. Lowe had achieved the performance target tied to 20% of the Lowe Performance RSUs and accordingly that portion of the RSUs became subject to vesting on the schedule described in the preceding paragraph.

In connection with Mr. Holly’s promotion in April 2009, Mr. Holly was awarded the following equity incentive awards:

•	100,000 Performance Options, whose vesting terms are described above;

•	50,000 time-based stock options, which will vest in three equal installments on the first, second and third anniversaries of the grant date; and

•	50,000 RSUs, which will vest in three equal installments on the first, second and third anniversaries of the grant date.

The relative value of Mr. Holly’s equity award associate with his promotion was determined by the Committee to be less than the Committee’s 75th percentile target for NEOs. Additionally, in approving the award the Committee considered the fact that Mr. Holly would not be eligible to participate in the Company’s fiscal year 2010 focal incentive program, and had in February 2009 received an equity award pursuant to the Company’s fiscal year 2009 focal incentive program.

Other Compensation Programs and Policies. In addition to the components of compensation that the Company currently pays to its NEOs, below are two additional potential elements of compensation available to NEOs:

Deferred Compensation Plan. The Company maintains a deferred compensation plan, pursuant to which certain members of management (including executive officers) may elect to defer a portion of his or her annual compensation. The participants’ funds are invested among various funds designated by the plan administrator and which are identical to those available in the Company’s 401(k) Retirement Plan, and may not be invested in the Company’s Common Stock or other Company securities. Upon the death or retirement of a participant, the funds attributable to the participant (including any earnings on contributions) are distributed to the participant or the participant’s beneficiary in a lump sum or in annual installments over a period not to exceed fifteen years. During fiscal year 2009, none of the Company’s NEOs participated in the deferred compensation plan.

Perquisites and Other Personal Benefits. We strongly believe that it is critical that the Company maintains an egalitarian culture in our facilities and operations, and that our executive officers are not entitled to operate under different standards than other employees. The Company’s healthcare, insurance, and other welfare and employee benefit programs are the same for all eligible employees, including executive officers. The Company shares the cost of health and welfare benefits with its employees, a cost that is dependent on the level of benefits coverage that each employee elects. The Company does not have programs for providing personal benefit perquisites to NEOs, such as defraying the cost of financial or legal advice, personal entertainment, recreational club memberships or family travel, nor does it provide its officers with reserved parking spaces or separate dining or other facilities or services. The Company has no outstanding loans of any kind to any of its executive officers, and it expects its officers to be role models under its Code of Business Conduct, which applies equally to all employees.

Compensation Recovery Policy

The Committee will evaluate in appropriate circumstances whether to seek the reimbursement of certain compensation awards paid to an executive officer if such executive engages in misconduct that caused or partially caused a restatement of financial results, in accordance with section 304 of the Sarbanes-Oxley Act of 2002. If circumstances warrant, we will seek to claw back appropriate portions of the executive officer’s compensation for the relevant period, as provided by law.

49

Executive Stock Ownership Policy

The Committee recommended and the full Board approved formal stock ownership requirements for non-employee directors and executive officers of the Company in fiscal year 2005. Under the policy, each non-employee director of the Company should have a minimum equity interest in the Company’s stock at least equal to that non-employee director’s then current annual cash retainer by the later to occur of the fifth anniversary of his or her first election the Board or June 30, 2010. Likewise, each executive officer of the Company should have a minimum equity interest in the Company’s stock at least equal to that executive officer’s then current annual base salary by the later to occur of the fifth anniversary of his or her commencement of employment with the Company or June 30, 2010. The shares that count towards this Company policy include stock owned outright, unvested and vested restricted stock and RSUs, and any stock options exercisable with 60 days of the valuation date. The equity incentive awards granted in fiscal year 2009 to each of the current named executive officers are listed in the Outstanding Equity At Fiscal Year End Table.

Equity Grant Practices

All stock option awards made to our NEOs, as well as all other Company employees, have an exercise price equal to the fair market value of our common stock on the date of grant (though as noted above the Performance Options only vest upon significant stock price appreciation over the exercise price). Fair market value is defined under our equity compensation plans as the closing market price of a share of our common stock on NASDAQ on the date of grant. The Committee generally makes grants to our NEOs and other senior management on a once-a-fiscal year basis, but the Committee retains the discretion to make additional awards to NEOs at other times in connection with the initial hiring of a new officer, for retention purposes, or otherwise. All new hire equity incentive awards for all employees, including officers, are granted on the 15th day of the month immediately following the first day of employment of such new employee.

The Company does not have any program, plan or practice to time equity compensation grants to its executives in coordination with the release of material nonpublic information. The Company has not timed, nor does it plan to time, the release of material nonpublic information for the purpose of affecting the value of executive compensation, nor are equity compensation grants timed with regard to current share price or factors which may affect future share price.

Tax Considerations

The Committee endeavors to maximize deductibility of compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) to the extent practicable while maintaining a competitive, performance-based compensation program. Based on the amount of deductions the Company can take each year, the actual impact of the loss of deduction for compensation paid to any NEO over the $1 million limitation is extremely small and has a de minimus impact on the Company’s overall tax position. For the foregoing reasons, the Committee, while considering tax deductibility as one of the factors in determining compensation, will not limit compensation to those levels or types of compensation that will be deductible. The Committee will, of course, consider alternative forms of compensation that, consistent with its compensation goals, preserve deductibility.

The Company’s 2003 Equity Incentive Plan (the “2003 Plan”) is structured such that compensation deemed paid to an executive officer when he or she exercises an outstanding option under the 2003 Plan, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation which will not be subject to the $1 million limitation. In addition, other stock based awards issued under the 2003 Plan may be exempt from the $1 million limitation if such awards are subject to performance criteria and administered in accordance with Section 162(m) of the Code. The Company has discretion to issue other stock based awards which are intended to be exempt from the $1 million limitation as well as other stock based awards that are not intended to be exempt from the $1 million limitation.

50

COMPENSATION COMMITTEE REPORT

The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, except to the extent that the Company specifically requests that the information be treated as soliciting material or incorporates it by reference into a document filed under the Securities Act or the Exchange Act. The information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Casimir S. Skrzypczak, Chair

Richard E. Belluzzo

Kevin A. DeNuccio

Penelope A. Herscher

Martin A. Kaplan

51

SUMMARY COMPENSATION TABLE

The following table summarized the total compensation of our Named Executive Officers in fiscal years 2007 through 2009. The amounts shown below for stock awards (i.e. RSUs) and stock options represent the amounts we expensed during fiscal years 2007 through 2009, rather than the amounts actually received by our NEOs, and includes compensation cost recognized in our consolidated financial statements with respect to awards granted in fiscal years 2007 through 2009, respectively, and in prior years.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)		Stock Awards ($)(1) (e)	Option Awards ($)(1) (f)	Non-Equity Incentive Plan Compensation ($)(2)(3) (g)	All Other Compensation ($)(4) (h)	Total ($) (i)
Thomas Waechter	2009	551,923	0		1,173,756	373,163	0	56,325	2,155,167
Chief Executive Officer and President	2008	308,077	265,000	(5)	699,522	0	85,000	3,461	1,361,061
Kevin Kennedy	2009	424,615	400,000		4,554,690	166,649	0	400,000	5,945,954
Former Chief Executive Officer and President	2008	756,731	0		6,820,669	176,103	410,241	64,090	8,227,833
	2007	575,000	0		767,508	175,141	425,000	4,000	1,946,649
David Vellequette	2009	397,211	0		725,656	272,411	0	0	1,395,278
Executive Vice President and Chief Financial Officer	2008	363,461	0		1,619,211	174,077	155,250	4,000	2,316,000
	2007	333,846	0		484,513	173,373	300,000	4,000	1,295,732
Roy Bie	2009	304,039	0		472,938	182,067	0	0	959,044
Senior Vice President, Advanced Optical Technologies Products
David Holly	2009	296,179	0		646,963	214,488	0	0	1,157,630
Executive Vice President and President, Communications Test & Measurement Group
Alan Lowe	2009	372,596	230,625		1,370,856	0	0	0	1,974,078
Executive Vice President and President, Communications and Commercial Optical Products

(1)	The amounts in columns (e) and (f) for fiscal year 2009 reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 27, 2009, in accordance with SFAS 123(R) (without regard to estimated forfeitures related to service based condition) of awards pursuant to the Amended and Restated 2003 Equity Incentive Plan and thus include amounts from awards granted in and prior to fiscal year 2009. Assumptions used in the calculation of these amounts are included in Note 14 to the Company’s audited financial statements for the fiscal year ended June 27, 2009, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 24, 2009.
(2)	Any non-equity incentive plan compensation paid to the Named Executive Officers in September 2006 to reflect fiscal year 2006 efforts has been excluded from this table. Due to previous Company policy regarding the timing of executive bonus compensation, our fiscal year 2006 executive bonuses were paid and considered earned in early fiscal year 2007. In order to avoid any potential confusion that might arise from considering both a September 2006 bonus payment (for fiscal year 2006 achievements) and an October 2007 bonus payment as both reflecting fiscal year 2007 achievements, we are only reflecting the October 2007 bonus payments in the Non-Equity Incentive Plan Compensation column above for fiscal year 2007.
(3)	Bonuses paid to each Named Executive Officer in fiscal years 2007 through 2009 include the following:
•	Mr. Kennedy received $425,000 in fiscal year 2007 CEO Incentive Plan and $410,241 in fiscal year 2008 under the Annual Incentive Plan, as that term is defined in the Compensation Discussion and Analysis.
•	Mr. Kennedy received $400,000 in fiscal year 2009 as a bonus pursuant to the terms of his Transition Agreement, as described in the Compensation Discussion and Analysis.
•	Mr. Waechter received the bonus shown in column (g) as a new hire bonus in lieu of participating in the Annual Incentive Plan during the first half of fiscal year 2008.
•	Mr. Vellequette received his fiscal year 2007 bonus shown in column (g) pursuant to the Executive Retention Program, as that term is defined in the Compensation Discussion and Analysis, and his fiscal year 2008 bonus pursuant to the Annual Incentive Plan.
•	Mr. Lowe received $230,625 in bonus payments in fiscal year 2009 per the terms of his employment agreement.
(4)	All amounts in column (h) represent 401k matching contributions by the Company other than the following:
•	The Company paid $56,325 in commuting costs and related tax gross-ups for Mr. Waechter during the first half of fiscal year 2009 when he was still the head of the Communications Test & Measurement Group.
•	Mr. Kennedy received $400,000 in fiscal year 2009 pursuant to the terms of the Transition Consulting Agreement, as described in the Compensation Discussion and Analysis.
•	The Company paid $60,090 worth of premiums in fiscal year 2008 for two insurance policies required by the terms of the Kennedy Agreement, as that term is defined and described in the Compensation Discussion and Analysis.
(5)	Mr. Waechter received a one-time bonus of $265,000 for fiscal year 2008 as described under the “Cash Incentive Compensation” section of the fiscal year 2008 Compensation Discussion and Analysis.

52

Employment Contracts, Termination of Employment and Change in Control Arrangements

On December 17, 2008, the Company and Mr. Waechter entered into an employment agreement (the “Waechter Agreement”), pursuant to which Mr. Waechter became the Chief Executive Officer and President of the Company, effective January 1, 2009. Mr. Waechter’s base salary under the Waechter Agreement is $700,000. In addition, Mr. Waechter is eligible to earn a cash incentive under the Company’s established incentive plan(s) for senior executives with a target bonus of 100% of his annual base salary, based upon achievement of objectives determined by the Company from time to time, commencing in the second half of the Company’s fiscal year 2009.

Mr. Waechter also received the following equity incentive awards pursuant to the Waechter Agreement, each granted on January 1, 2009:

•

An award of 450,000 Performance Stock Options (the “Performance Options”), which will vest in three equal installments on the latter to occur of (i) the first, second and third anniversaries of the grant date and (ii) the appreciation of the price of the Company’s common stock such that it will have traded at a minimum of a 25% premium to the exercise price of the Performance Options for at least 30 consecutive trading days;

•	An award of 250,000 time-based stock options, which will vest in three equal installments on the first, second and third anniversaries of the grant date (the “Time Based Options”); and

•	An award of 200,000 restricted stock units (“RSUs”), which will vest in three equal installments on the first, second and third anniversaries of the grant date (the “Time Based RSUs”).

On December 5, 2008, the Company and Mr. Kennedy entered into an agreement (the “Transition Agreement”), pursuant to which the Company paid Mr. Kennedy $400,000 within seven days of the termination of Mr. Kennedy’s service as Chief Executive Officer and President.

Additionally, on December 5, 2008, the Company and Mr. Kennedy entered into a consulting agreement (the “Transitional Consulting Agreement”) which, pursuant to its terms, commenced on January 1, 2009 and will terminate on December 31, 2009. In exchange for certain transition and support services, Mr. Kennedy will be paid consulting fees of $800,000 pursuant to the terms of the Transitional Consulting Agreement, payable in equal monthly installments each calendar month of 2009.

For a complete summary of the termination and change of control provisions of the above agreements, please see the section “Potential Payments Made Upon Termination or Change of Control” below. A complete summary of the 2008 Change of Control Benefits Plan that the Company adopted on August 29, 2008, which explains the termination benefits available to the NEOs other than Mr. Waechter and Mr. Kennedy, can also be found under that section heading below.

53

GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information about equity and non-equity awards granted to the Named Executive Officers in fiscal year 2009:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas Waechter	1/1/2009							250,000	(3)	530,000
	1/1/2009				450,000	450,000	450,000			945,000
	1/1/2009							200,000	(4)	730,000
	N/A	3,164	168,750	263,672						N/A
Kevin Kennedy	8/29/2008							225,000	(4)	2,286,000
	8/29/2008				18,750	150,000	150,000			1,524,000
	N/A	400,000	400,000	500,000						N/A
David Vellequette	2/15/2009							122,500	(3)	257,250
	2/15/2009				157,500	157,500	157,500			327,600
	2/15/2009							35,000	(4)	124,600
	N/A	7,119	151,875	237,305						N/A
Roy Bie	2/15/2009							50,555	(3)	106,166
	2/15/2009				65,000	65,000	65,000			135,200
	2/15/2009							14,445	(4)	51,424
	N/A	1,453	77,500	121,094						N/A
David Holly	2/15/2009							38,890	(3)	81,669
	2/15/2009				50,000	50,000	50,000			104,000
	2/15/2009							11,110	(4)	39,552
	4/15/2009							50,000	(3)	115,000
	4/15/2009				100,000	100,000	100,000			228,000
	4/15/2009							50,000	(4)	205,500
	N/A	1,336	71,250	111,328						N/A
Alan Lowe	11/15/2008							269,607	(4)	824,997
	11/15/2008				40,441	215,686	215,686			659,999
	5/15/2009				53,921	53,921	53,921			252,889
	N/A	230,625	230,625	249,023						N/A

(1)	These columns show the potential cash value of the payout for each Named Executive Officer under the Company’s Annual Incentive Plan (“AIP”) and, in the case of Mr. Kennedy, the Kennedy Agreement, both as described in the Compensation Discussion and Analysis above. The potential payouts are performance-driven and therefore completely at risk. The AIP was suspended for the second half of fiscal year 2009, therefore the amounts in these columns only reflect potential figures from the first half of fiscal year 2009 (with the exception of Mr. Lowe’s second half of fiscal year 2009 bonus, as discussed in the Compensation Discussion and Analysis above). The amounts actually earned by each NEO in fiscal year 2008 are summarized in the Summary Compensation Table above.
(2)	With the exception of Mr. Kennedy’s and Mr. Lowe’s grants in these columns, these grants are stock options which vest in three equal installments on the latter to occur of (i) the first, second and third anniversaries of the grant date and (ii) the appreciation of the price of the Company’s common stock such that it will have traded at a minimum of a 25% premium to the exercise price of these options for at least 30 consecutive trading days. Mr. Kennedy’s and Mr. Lowe’s grants listed in these columns are performance-based RSUs with 1/2 of the units vesting upon the achievement of certain performance metrics and the remaining 1/2 vesting the first anniversary of the date of performance metric achievement.
(3)	These grants are time-based options that vest 1/3 of the awarded units on each of the first, second and third anniversary of the grant date.
(4)	These grants are time-based RSUs that vest 1/3 of the awarded units on each of the first, second and third anniversary of the grant date.
(5)	This column represents that full grant date fair value of each equity award computed in accordance with SFAS 123R without regard to estimated forfeitures related to service based condition. The NASDAQ closing price of our Common Stock was $10.16 on August 29, 2008, $3.06 on November 15, 2008, $3.65 on January 1, 2009, $3.56 on February 15, 2009, $4.11 on April 15, 2009 and $4.69 on May 15, 2009.

54

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table provides information regarding outstanding equity awards, including stock options and RSUs, and applicable market values at the end of fiscal year 2009.

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Name	Exercisable		Unexercisable
Thomas Waechter							84,333	(12)	480,698
										29,985	(13)	170,915
							34,134	(6)	194,564
	0	(15)	250,000		3.65	1/1/2017
	0	(16)	450,000		3.65	1/1/2017
							200,000	(6)	1,140,000
Kevin Kennedy	5,000	(2)	0		70.48	11/7/2009
	1,250	(2)	0		18.01	10/30/2010
	375	(2)	0		18.01	10/30/2010
	250,000	(2)	0		27.60	8/31/2011
	125,000	(2)	0		34.80	3/21/2012
	62,500	(2)	0		12.88	5/27/2013
										7,292	(10)	41,564
	23,437	(3)	7,813		22.80	5/17/2014
							75,015	(6)	427,586
										100,000	(9)	570,000
							175,000	(5)	997,500
							100,000	(4)	570,000
							225,000	(6)	1,282,500
										112,500	(14)	641,250
David Vellequette	21,875	(2)	0		24.96	7/18/2012
	25,000	(2)	0		12.88	5/27/2013
										2,639	(10)	15,042
	62,500	(2)	0		12.24	6/13/2013
	12,656	(3)	4,219		22.80	5/16/2014
										22,134	(9)	126,164
							16,604	(6)	94,643
							44,134	(6)	251,564
	0	(15)	122,500	(15)	3.56	2/15/2017
	0	(16)	157,500		3.56	2/15/2017
							35,000	(6)	199,500
Roy Bie	8,750	(2)	0		70.48	11/7/2009
	8,437	(2)	0		30.96	5/6/2010
	10,000	(2)	0		22.00	11/18/2010
	10,000	(2)	0		23.60	7/29/2011
	18,750	(2)	0		34.80	3/11/2012
	21,875	(2)	0		12.88	5/27/2013
										1,042	(10)	5,939
	30,000	(3)	10,000		22.80	5/16/2014
							9,002	(6)	51,311
										9,000	(9)	51,300
										9,000	(9)	51,300
							21,334	(6)	121,604
	0	(15)	50,555		3.56	2/15/2017
	0	(16)	65,000		3.56	2/15/2007
							14,445	(6)	82,337

55

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Name	Exercisable		Unexercisable
David Holly	31,640	(3)	2,110		12.08	8/26/2013
										4,688	(17)	26,722
	18,750	(3)	6,250		22.80	5/16/2014
	6,445	(3)	2,930		20.00	8/16/2014
							18,087	(6)	103,096
										7,751	(9)	44,181
										7,750	(9)	44,175
							33,334	(6)	190,004
	0		38,890	(15)	3.56	2/15/2017
	0		50,000	(16)	3.56	2/15/2017
							11,110	(6)	63,327
	0		50,000	(15)	4.11	4/15/2017
	0		100,000	(16)	4.11	4/15/2017
							50,000	(6)	285,000
Alan Lowe							37,500	(12)	213,750
										15,000	(13)	85,500
										10,000	(13)	57,000
							26,667	(6)	152,002
							269,607	(6)	1,536,760
										26,961	(8)	153,678

(1)	Amounts reflecting market value of RSUs are based on the price of $5.70 per share, which was the closing price of our common stock as reported on NASDAQ on June 26, 2009.
(2)	Fully vested stock option.
(3)	Stock option with 1/4 of the grant vesting on the first anniversary of the grant date and 1/12 of the balance vesting quarterly thereafter for three years.
(4)	Time-based RSU with 1/2 of the units vesting on each of the first and second anniversaries of the grant date.
(5)	DSUs which were fully vested on the grant date and were delivered to Mr. Kennedy on July 1, 2009, per the terms of the Kennedy Agreement.
(6)	Time-based RSUs with 1/3 of the units vesting on each of the first three anniversaries of the grant date.
(7)	Time-based RSUs with 1/3 of the units vesting on the first anniversary of the grant date and the remaining 2/3 of the units vesting on the second anniversary of the grant date.
(8)	Performance-based RSUs with 1/2 of the units vesting upon the achievement of certain performance metrics (as discussed in the Compensation Discussion and Analysis) and the remaining 1/2 vesting the first anniversary of the date of performance metric achievement.
(9)	Performance-based RSUs with 1/3 of the units vesting upon the achievement of certain performance metrics (as discussed in the Compensation Discussion and Analysis) and the remaining 2/3 of the units vesting in equal parts on each of the first two anniversaries of the date of performance metric achievement.
(10)	Performance-based RSUs with 1/3 of the units vesting upon the achievement of certain performance metrics (as discussed in the Compensation Discussion and Analysis) and the remaining 2/3 of the units vesting in equal parts on each of the first two anniversaries of the date of performance metric achievement. If the applicable performance metrics are not met, the RSUs become time-based with all units vesting on the fifth anniversary of the grant date.
(11)	Time-based RSUs with 2/3 of the units vesting on the first anniversary of grant and the remaining 1/3 vesting on the fifteen month anniversary of the grant date.
(12)	Time-based RSUs with 1/4 of the units vesting on each of the first four anniversaries of the grant date.
(13)	Performance-based RSUs will vest upon the earlier of (i) the achievement of certain gross margin and operating expense milestones (as discussed in the Compensation Discussion and Analysis), or (ii) in their entirety on the third anniversary of the grant date.
(14)	Performance-based RSUs with 1/4 of the units vesting upon the achievement of certain performance metrics (as discussed in the Compensation Discussion and Analysis) every six months over a period of two years.
(15)	Stock option with 1/3 of the grant vesting on the first three anniversaries of the grant date.
(16)	Stock option which vests in three equal installments on the latter to occur of (i) the first, second and third anniversaries of the grant date and (ii) the appreciation of the price of the Company’s common stock such that it will have traded at a minimum of a 25% premium to the exercise price of these options for at least 30 consecutive trading days.
(17)	Performance-based RSUs with 1/4 of the units vesting upon the achievement of certain performance metrics (as discussed in the Compensation Discussion and Analysis) and the remaining 3/4 of the units vesting in equal parts on each of the first three anniversaries of the date of performance metric achievement. If the applicable performance metrics are not met, the RSUs become time-based with all units vesting on the fifth anniversary of the grant date.

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OPTION EXERCISES AND STOCK VESTED TABLE

The following Option Exercises and Stock Vested Table provides additional information about the value realized by the Named Executive Officers due to the vesting of restricted stock units during fiscal year 2009.

	Stock Awards(1)
Name	Number of Shares Acquired on Vesting (#)	Number of Withheld Shares Sold to Cover Taxes (#)	Value Realized on Vesting ($)(2)
Thomas Waechter	59,968	30,185	250,625
Kevin Kennedy	181,161	71,962	1,192,735
David Vellequette	34,819	21,510	233,405
Roy Bie	20,155	11,219	144,783
David Holly	33,333	15,517	231,137
Alan Lowe	33,918	18,875	171,604

(1)	Our Named Executive Officers did not exercise any stock options in fiscal year 2009.
(2)	The value realized on vesting of these RSUs is equal to the product of the number of units vested and the closing price of our Common Stock on NASDAQ on the vesting day, minus the product of the number of shares withheld to cover taxes owed and the closing price of our Common Stock on NASDAQ on the vesting date.

Potential Payments Made Upon Termination or Change of Control

The descriptions and table below reflect the amount of compensation to each of the Named Executive Officers of the Company in the event of termination of such executive’s employment. The amounts of compensation shown below are payable to each named executive officer upon termination without cause or for good reason, following a change of control, for non-renewal of an employment contract and in the event of death or disability of the executive. The figures shown below assume that such termination was effective as of June 30, 2009 (and therefore use the closing price of our Common Stock on NASDAQ as of June 26, 2009 for all equity-based calculations), and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts that would be paid can only be determined at the time of such executive’s separation from the Company.

For a complete summary of the salary and bonus provisions of the employment agreement between the Company and Thomas Waechter, our Chief Executive Officer and President (the “Waechter Agreement”), please see the section “Employment Contracts, Termination of Employment and Change in Control Arrangements” following the Summary Compensation Table above. What follows below summarizes only the termination and change of control provisions of the Waechter Agreement.

The Waechter Agreement provides that in the event that Mr. Waechter’s employment is terminated by the Company for reasons other than for Cause prior to any Change of Control (as both terms are defined in the Waechter Agreement) of the Company, Mr. Waechter will be entitled to receive: (i) a cash payment equivalent to two times his annual base salary as of the date of termination of employment; and (ii) Company paid COBRA benefits continuation for a period of the lesser of the maximum allowable COBRA period or 24 months.

The Waechter Agreement further provides that in the event that Mr. Waechter’s employment is terminated by the Company for reasons other than for Cause or by Mr. Waechter for Good Reason upon or following any change of control (as these terms are defined in the Waechter Agreement) of the Company, Mr. Waechter will be entitled to receive: (i) a cash payment equivalent to three times his annual base salary as of the date of termination of employment; (ii) right, title and entitlement to any unvested options, restricted stock units, or any other securities or similar incentives which have been granted or issued as of the date of termination of his employment, shall immediately vest; and (iii) Company paid COBRA benefits continuation for a period of the lesser of the maximum allowable COBRA period or 24 months.

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The only termination provision of the Transition Consulting Agreement between the Company and Mr. Kennedy provides that the Company shall pay Mr. Kennedy the balance of the $800,000 he is due under that agreement if the Company terminates it for convenience before it expires on December 31, 2009, as that term is defined in the Transition Consulting Agreement.

The other Named Executive Officers are subject to the 2008 Change of Control Benefits Plan (the “Change of Control Plan”). The Change of Control Plan provides that in the event of a qualifying termination, each of the eligible executives will be entitled to receive (i) accelerated vesting of any unvested stock options and other securities or similar incentives held at the time of termination, (ii) a lump sum payment equal to eighteen months’ base salary (less applicable tax and other withholdings), and (iii) reimbursement of COBRA premiums for up to one year. A qualifying termination under the Change of Control Plan is any involuntary termination without cause, any voluntary termination for good reason, or any termination due to disability or death, in each case occurring upon or within twelve months following a change of control of the Company, as such terms are defined in the Change of Control Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

Name	Benefit	Before Change in Control Termination w/o Cause or for Good Reason($)(1)	Within Six Months After Change in Control Termination w/o Cause or for Good Reason($)(2)	Non-Renewal of Employment Contract($)	Death or Disability($)(3)
Thomas Waechter	Salary	1,400,000	2,100,000	0	0
	Securities	0	3,421,176	0	0
	COBRA	23,162	23,162	0	0
Kevin Kennedy	Salary	400,000	0	0	0
	Securities	0	0	0	0
	COBRA	0	0	0	0
David Vellequette	Salary	0	607,500	0	607,500
	Securities	0	1,286,113	0	1,286,113
	COBRA	0	15,649	0	15,649
Roy Bie	Salary	0	465,000	0	465,000
	Securities	0	611,079	0	611,079
	COBRA	0	16,818	0	16,818
David Holly	Salary	0	532,500	0	532,500
	Securities	0	1,185,229	0	1,185,229
	COBRA	0	16,818	0	16,818
Alan Lowe	Salary	0	637,500	0	637,500
	Securities	0	2,198,690	0	2,198,690
	COBRA	0	16,818	0	16,818

(1)	Mr. Waechter’s benefits in the column represent (a) a cash payment equivalent to two times his annual base salary as of the date of termination of employment; and (b) Company-paid COBRA benefits continuation for a period of the lesser of the maximum allowable COBRA period or 24 months. Mr. Kennedy’s benefits in this column represent the balance of the $800,000 he is due under the Transition Consulting Agreement if the Company terminates it for convenience before it expires on December 31, 2009. The other NEOs do not receive any potential payments in the event of their termination without cause or for good reason before a change of control.
(2)	All benefits in this column except for Mr. Waechter’s represent (a) accelerated vesting of any unvested stock options and other securities or similar incentives held at the time of termination, (b) a lump sum payment equal to eighteen months’ base salary (less applicable tax and other withholdings), and (c) reimbursement of COBRA premiums for up to one year. Mr. Waechter’s benefits in this column represent (x) a cash payment equivalent to three times his annual base salary as of the date of termination of employment; (y) right, title and entitlement to any unvested options, restricted stock units, or any other securities or similar incentives which have been granted or issued as of the date of termination of his employment, shall immediately vest; and (z) Company paid COBRA benefits continuation for a period of the lesser of the maximum allowable COBRA period or 24 months.
(3)	The 2008 Change of Control Benefits Plan, which covers all the NEOs other than Mr. Waechter and Mr. Kennedy, only provides benefits if a termination due to death or disability occurs within twelve months following a change of control. All benefits in this column therefore presume that the termination due to death or disability occurs within twelve months following a change of control and represent (a) accelerated vesting of any unvested stock options and other securities or similar incentives held at the time of termination, (b) a lump sum payment equal to eighteen months’ base salary (less applicable tax and other withholdings), and (c) reimbursement of COBRA premiums for up to one year.

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EQUITY COMPENSATION PLANS

The following table sets forth information about shares of the Company’s Common Stock and Exchangeable Shares that may be issued under the Company’s equity compensation plans, including compensation plans that were approved by the Company’s Stockholders as well as compensation plans that were not approved by the Company’s Stockholders. Information in the table is as of June 27, 2009.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans Approved by security holders (1)(2)	18,543,754	$9.32	13,807,228
Equity compensation plans Not approved by security holders (3)	3,742,487	27.73	1,655,698

Total / Weighted Ave./ Total	22,286,241	$12.41	15,462,926

(1)	Represents shares of the Company’s Common Stock issuable upon exercise of options and restricted stock units outstanding under the following equity compensation plan: 2003 Equity Incentive Plan.
(2)	Represents shares of the Company’s Common Stock authorized for future issuance under the following equity compensation plan: Amended and Restated 1998 Employee Stock Purchase Plan (under which 289,404 shares remain available for grant).
(3)	Represents shares of the Company’s Common Stock issuable upon exercise of options outstanding or authorized for future issuance under the following equity compensation plans: Amended and Restated 1993 Flexible Stock Incentive Plan, 1996 Non-Qualified Stock Option Plan, Amended and Restated 1999 Canadian Employee Stock Purchase Plan (under which 975,629 shares remain available for grant, though the Company has terminated use of such plan), and the 2005 Acquisition Equity Incentive Plan.
(4)	As of June 27, 2009, options and rights to purchase an aggregate of 663,851 shares of the Company’s Common Stock at a weighted average exercise price of $432.89 were outstanding under the following equity compensation plans, which options and rights were assumed in connection with the following merger and acquisition transactions: JDS FITEL 1994 and 1996 Stock Option Plans; EPITAXX, Inc. Amended and Restated 1996 Employee, Director and Consultant Stock Option Plan; Optical Coating Laboratory, Inc. 1993, 1998 and 1999 Incentive Compensation Plans; E-TEK Dynamics, Inc. 1997 Equity Incentive Plan, and 1998 Stock Plan; Optical Process Automation, Inc. 2000 Stock Option and Incentive Plan, and 2000 Series B Preferred Stock Option Plan; SDL, Inc. 1995 Stock Option Plan, and SDL UK Plan; Photonic Power System 2002 Stock Option Plan; ABNH 1998 Stock Incentive Plan, ABNH 2000 Stock Incentive Plan; and ABNH 2005 Stock Incentive Plan. No further grants or awards will be made under the assumed equity compensation plans, and the options outstanding under the assumed plans are not reflected in the table above.

The following are descriptions of the material features of the Company’s equity compensation plans that were not approved by the Company’s Stockholders:

1996 Non-Qualified Stock Option Plan

The Board of Directors adopted the 1996 Non-Qualified Stock Option Plan (the “1996 Plan”) in November 1996. The 1996 Plan is administered by the Compensation Committee. Pursuant to the 1996 Plan, the Compensation Committee may grant nonqualified stock options only to employees, independent contractors and consultants of the Company or any parent or subsidiary corporation of the Company. Only nonqualified stock options may be issued under the 1996 Plan. Stock options may not be granted to officers and directors of the

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Company. The 1996 Plan will continue in effect until terminated by the Board of Directors. The Company last granted stock options under the 1996 Plan on April 17, 1998. The Company presently does not intend to grant any additional options under the 1996 Plan.

An aggregate of 2,392,000 shares has been reserved for the grant of stock options under the 1996 Plan. Shares underlying awards that are forfeited or canceled are not counted as having been issued under the 1996 Plan. Stock options issued under the 1996 Plan must have an exercise price of not less than 85% of the fair market value of the Company’s Common Stock on the date of grant of the option. Options are generally non-transferable. The term of all options granted under the Plan shall not exceed eight years from the date of grant.

Amended and Restated 1999 Canadian Employee Stock Purchase Plan

The Amended and Restated 1999 Canadian Employee Stock Purchase Plan (the “Canadian ESPP”) was adopted by the Board of Directors in August 1999 and terminated by its terms on July 1, 2009, and was administered by the Board of Directors. An aggregate of 10,000,000 shares of Common Stock had been reserved for issuance under the Canadian ESPP. Only employees of JDS Uniphase Inc. (which generally includes all Company employees in Ottawa) and corporate affiliates of the Company as designated by the Board of Directors were eligible to participate in the Canadian ESPP. The Canadian ESPP was not intended to qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

The terms of the Canadian ESPP provided that shares of the Company’s Common Stock were offered for purchase through a series of successive or overlapping purchase periods (the “Purchase Periods”), each of a duration (not to exceed twenty-four months) as determined by the Board of Directors. Participants enrolled in a Purchase Period were granted a purchase right which entitles the participating employee to specify a level of payroll deduction between 1% and 10% of compensation to be in effect on each pay day during the Purchase Period, and the accumulated payroll deductions were applied to the purchase of the shares when the purchase right was exercised. No rights or accumulated payroll deductions of a participant under the Canadian ESPP could have been transferred (other than by will or by the laws of descent and distribution).

Outstanding purchase rights were automatically exercised on successive quarterly or semi-annual purchase dates as determined by the Board of Directors. The purchase right was exercised by applying the accumulated payroll deductions to the purchase of whole shares on each quarterly or semi-annual purchase date. The purchase price per share was the lesser of (i) 85% of the fair market value per share on the date the Purchase Period began or (ii) 85% of the fair market value per share on the date the purchase right was exercised. The Canadian ESPP limited purchase rights to a maximum of (i) $25,000 worth of stock (determined at the fair market value of the shares at the time the purchase right was granted) in any calendar year, and (ii) 20,000 shares in any Purchase Period.

The Board of Directors amended the Canadian ESPP on July 31, 2002 to provide that no new Purchase Periods shall commence under the Canadian ESPP on or after August 1, 2002, except as otherwise determined by the Board of Directors. Although the Canadian ESPP did not terminate by its terms until July 1, 2009, all Purchase Periods under the Canadian ESPP were terminated on July 31, 2002. The Company integrated former participants in the Canadian ESPP into the Company’s Stockholder approved Amended and Restated 1998 Employee Stock Purchase Plan.

2005 Acquisition Equity Incentive Plan

The Board of Directors adopted the 2005 Acquisition Equity Incentive Plan (the “2005 Plan”) in August 2005. The 2005 Plan is administered by the Compensation Committee. Pursuant to the 2005 Plan, the Compensation Committee may grant stock options, SARs, Dividend Equivalent Rights, Restricted Stock,

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Restricted Stock Units and Performance Units to employees (including directors and officers) of the Company or any parent or subsidiary corporation of the Company, or any other such entity in which the Company holds a substantial ownership interest. Pursuant to NASDAQ listing rules regarding equity compensation plans not approved by security holders, the Company can and will only issue awards under the 2005 Plan to individuals joining the Company as a result of acquisitions or related strategic transactions, and not for new grants to continuing employees of the Company, nor to regular new hires. The 2005 Plan will continue in effect until terminated by the Board of Directors.

An aggregate of 2,000,000 shares has been reserved for the grant of awards under the 2005 Plan. As of June 27, 2009, there were 680,069 shares remaining available for future grants under the 2005 Plan and no awards had been issued by the Company under the 2005 Plan since March 20, 2006. Shares underlying awards that are forfeited, canceled or expired are not counted as having been issued under the 2005 Plan. Stock options and any awards intended to qualify as performance-based compensation issued under the 2005 Plan must have an exercise price of not less than 100% of the fair market value of the Company’s Common Stock on the date of grant of the award. Awards are generally non-transferable. The term of all awards granted under the Plan shall not exceed eight years from the date of grant.

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AUDIT COMMITTEE REPORT

The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, except to the extent that the Company specifically requests that the information be treated as soliciting material or incorporates it by reference into a document filed under the Securities Act or the Exchange Act. The information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

The Audit Committee of the Board of Directors is responsible for assisting the full Board of Directors in fulfilling its oversight responsibilities relative to the Company’s financial statements, financial reporting practices, systems of internal accounting and financial control, the internal audit function, annual independent audits of the Company’s financial statements, and such legal and ethics programs as may be established from time to time by the Board. The Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and may retain external consultants at its sole discretion. The Audit Committee is composed solely of non-employee directors, as such term is defined in Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, all of whom satisfy the independence, financial literacy and experience requirements of Section 10A of the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act of 2002, rules applicable to NASDAQ-listed issuers, and any other regulatory requirements. All members of the Committee are required to have a working knowledge of basic finance and accounting, and at all times at least one member of the Committee qualifies as a “financial expert” as defined by the Sarbanes-Oxley Act of 2002.

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee has the general oversight responsibility with respect to the Company’s financial reporting and reviews the scope of the independent audits, the results of the audits and other non-audit services provided by the Company’s independent registered public accounting firm.

The following is the Report of the Audit Committee with respect to the Company’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 27, 2009, which includes the consolidated balance sheets of the Company as of June 27, 2009 and June 28, 2008, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended June 27, 2009, and the notes thereto.

Review with Management

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Registered Public Accounting Firm

The Audit Committee has discussed with PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Accounting Standards No. 61, “Communications with Audit Committees” which as amended (AICPA, Professional Standards, Vol. 1. section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements, and both with and without management present, discussed and reviewed the results of PricewaterhouseCoopers’ examination of the financial statements.

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The Audit Committee has received the written disclosures letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the independent public accountant’s independence.

During the course of fiscal year 2009 management engaged in documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and PricewaterhouseCoopers at Audit Committee meetings. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation for fiscal year 2010.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 27, 2009.

AUDIT COMMITTEE

Harold L. Covert, Chair

Bruce D. Day

Masood Jabbar

Casimir S. Skrzypczak

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BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and any persons who directly or indirectly hold more than 10 percent of the Company’s Common Stock (“Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received and written representations from certain Reporting Persons that no such forms were required, the Company believes that during fiscal 2009, with the exception of one late Form 4 filing for Kevin Kennedy, all Reporting Persons complied with the applicable filing requirements on a timely basis.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

ANNUAL REPORT ON FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, JDS UNIPHASE CORPORATION, 430 NORTH MCCARTHY BOULEVARD, MILPITAS, CALIFORNIA 95035, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE FISCAL 2009 REPORT, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH.

By Order of the Board of Directors,

Thomas Waechter
Chief Executive Officer and President

Milpitas, California

September 25, 2009

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APPENDIX A

Amendments to

JDS Uniphase Corporation Amended and Restated 2003 Equity Incentive Plan

18. Option	Exchange Program.

Pursuant to Section 13 and notwithstanding any other provision of the Plan to the contrary, upon approval by the Company’s shareholders, the Board and the Committee shall have the authority to implement and determine the terms and conditions of a one-time-only voluntary option exchange program pursuant to which certain outstanding options, could at the election of the person holding such options, be tendered to the Company for cancellation in exchange for the issuance of a lesser amount of restricted stock units, options or cash payments (“the Program”). Details of the Program are set forth in Addendum A to the Plan. The Plan shall be modified only to the extent necessary to implement the Program, including without limitation, Sections 3, 5 and 6. All provisions of the Plan not modified by the Program shall remain applicable and unchanged. To the extent that any provision of the Program conflicts with a provision of the Plan, the provision of the Program shall prevail.

Addendum A

Subject to shareholder approval and the following mandatory conditions, the Board has approved a one-time voluntary option exchange program, the terms and conditions which may be determined by the Committee (the “Program”):

The Program may start on such date as shall subsequently be determined by the Committee, but in no event more than twelve (12) months of the date of the Company’s Annual Meeting for year 2009.

Outstanding Options granted more than 12-months prior to the commencement of the Program having exercise prices greater than the highest closing price for the Company’s shares during the 52 weeks prior to the start of the Program shall be eligible for participation to the program; provided, however, that Board shall retain discretion to set the eligibility threshold higher than this trailing 52 week high and to exclude options that will expire within a short time period from the commencement of the Program (“Eligible Options”). Eligible Options shall be eligible for replacement either for new Options (“New Options”) or restricted stock units (“RSU Award”) over a smaller number of shares to be granted under the Plan.

The Program will result in the grant of a replacement RSU Award or New Options, or a cash payment, that will have a value which is approximately equal as of the grant or payment date (as applicable) to the value, determined using the Black-Scholes valuation model, of the Eligible Options being replaced.

Optionees eligible to participate in the Program shall include employees of the Company and any of its subsidiaries designated for participation by the Committee other than members of the Board and the Company’s Named Executive Officers.

Each RSU Award or New Option shall be subject to the terms and conditions of an appropriate form of agreement, including without limitation the applicable vesting schedules, approved by the Committee.

At the discretion of the Board and the Committee, Shares underlying Eligible Options that are tendered pursuant to the Program may be eligible for use in connection with New Options or RSU Awards granted pursuant to the Program and may revert back to the Plan for future award grants.

A-1

APPENDIX B

Amendments to

JDS Uniphase Corporation Amended and Restated 2005 Acquisition Equity Incentive Plan

18. Option	Exchange Program.

Pursuant to Section 13 and notwithstanding any other provision of the Plan to the contrary, upon approval by the Company’s shareholders, the Board and the Committee shall have the authority to implement and determine the terms and conditions of a one-time-only voluntary option exchange program pursuant to which certain outstanding options, could at the election of the person holding such options, be tendered to the Company for cancellation in exchange for the issuance of a lesser amount of restricted stock units, options or cash payments (“the Program”). Details of the Program are set forth in Addendum A to the Plan. The Plan shall be modified only to the extent necessary to implement the Program, including without limitation, Sections 5, 6 and 13. All provisions of the Plan not modified by the Program shall remain applicable and unchanged. To the extent that any provision of the Program conflicts with a provision of the Plan, the provision of the Program shall prevail.

Addendum A

Subject to shareholder approval and the following mandatory conditions, the Board has approved a one-time voluntary option exchange program, the terms and conditions which may be determined by the Committee (the “Program”):

The Program may start on such date as shall subsequently be determined by the Committee, but in no event more than twelve (12) months of the date of the Company’s Annual Meeting for year 2009.

Outstanding Options granted more than 12-months prior to the commencement of the Program having exercise prices greater than the highest closing price for the Company’s shares during the 52 weeks prior to the start of the Program shall be eligible for participation to the program; provided, however, that Board shall retain discretion to set the eligibility threshold higher than this trailing 52 week high and to exclude options that will expire within a short time period from the commencement of the Program (“Eligible Options”). Eligible Options shall be eligible for replacement either for new Options (“New Options”) or restricted stock units (“RSU Award”) over a smaller number of shares to be granted under the Company’s Amended and Restated 2003 Equity Incentive Plan (the “2003 Plan”).

The Program will result in the grant of a replacement RSU Award or New Options, or a cash payment, that will have a value which is approximately equal as of the grant or payment date (as applicable) to the value, determined using the Black-Scholes valuation model, of the Eligible Options being replaced.

Optionees eligible to participate in the Program shall include employees of the Company and any of its subsidiaries designated for participation by the Committee other than members of the Board and the Company’s Named Executive Officers.

Each RSU Award or New Option shall be subject to the terms and conditions of an appropriate form of agreement, including without limitation the applicable vesting schedules, approved by the Committee.

Shares underlying Eligible Options that are tendered pursuant to the Program shall be cancelled and shall not revert back to the Plan for future award grants.

B-1

APPENDIX C

Amendments to

JDS Uniphase Corporation Amended and Restated 1993 Flexible Stock Incentive Plan

17. Option	Exchange Program.

Pursuant to Section 8 and notwithstanding any other provision of the Plan to the contrary, upon approval by the Company’s shareholders, the Board and the Committee shall have the authority to implement and determine the terms and conditions of a one-time-only voluntary option exchange program pursuant to which certain outstanding options, could at the election of the person holding such options, be tendered to the Company for cancellation in exchange for the issuance of a lesser amount of restricted stock units, options or cash payments (“the Program”). Details of the Program are set forth in Addendum A to the Plan. The Plan shall be modified only to the extent necessary to implement the Program, including without limitation, Sections 3, 4 and 6. All provisions of the Plan not modified by the Program shall remain applicable and unchanged. To the extent that any provision of the Program conflicts with a provision of the Plan, the provision of the Program shall prevail.

Addendum A

Subject to shareholder approval and the following mandatory conditions, the Board has approved a one-time voluntary option exchange program, the terms and conditions which may be determined by the Committee (the “Program”):

The Program may start on such date as shall subsequently be determined by the Committee, but in no event more than twelve (12) months of the date of the Company’s Annual Meeting for year 2009.

Outstanding Options granted more than 12-months prior to the commencement of the Program having exercise prices greater than the highest closing price for the Company’s shares during the 52 weeks prior to the start of the Program shall be eligible for participation to the program; provided, however, that Board shall retain discretion to set the eligibility threshold higher than this trailing 52 week high and to exclude options that will expire within a short time period from the commencement of the Program (“Eligible Options”). Eligible Options shall be eligible for replacement either for new Options (“New Options”) or restricted stock units (“RSU Award”) over a smaller number of shares to be granted under the Company’s Amended and Restated 2003 Equity Incentive Plan (the “2003 Plan”).

The Program will result in the grant of a replacement RSU Award or New Options, or a cash payment, that will have a value which is approximately equal as of the grant or payment date (as applicable) to the value, determined using the Black-Scholes valuation model, of the Eligible Options being replaced.

Optionees eligible to participate in the Program shall include employees of the Company and any of its subsidiaries designated for participation by the Committee other than members of the Board and the Company’s Named Executive Officers.

Each RSU Award or New Option shall be subject to the terms and conditions of an appropriate form of agreement, including without limitation the applicable vesting schedules, approved by the Committee.

Shares underlying Eligible Options that are tendered pursuant to the Program shall be cancelled and shall not revert back to the Plan for future award grants.

C-1

APPENDIX D

Amendments to SDL, Inc. 1995 Stock Option Plan

16. Option	Exchange Program.

Pursuant to Section 9 and notwithstanding any other provision of the Plan to the contrary, upon approval by the Company’s shareholders, the Board and the Committee shall have the authority to implement and determine the terms and conditions of a one-time-only voluntary option exchange program pursuant to which certain outstanding options, could at the election of the person holding such options, be tendered to the Company for cancellation in exchange for the issuance of a lesser amount of restricted stock units, options or cash payments (“the Program”). Details of the Program are set forth in Attachment B to the Plan. The Plan shall be modified only to the extent necessary to implement the Program, including without limitation, Sections 3, 4 and 6. All provisions of the Plan not modified by the Program shall remain applicable and unchanged. To the extent that any provision of the Program conflicts with a provision of the Plan, the provision of the Program shall prevail.

Attachment B

Subject to shareholder approval and the following mandatory conditions, the Board has approved a one-time voluntary option exchange program, the terms and conditions which may be determined by the Committee (the “Program”):

The Program may start on such date as shall subsequently be determined by the Committee, but in no event more than twelve (12) months of the date of the Company’s Annual Meeting for year 2009.

Outstanding Options granted more than 12-months prior to the commencement of the Program having exercise prices greater than the highest closing price for the Company’s shares during the 52 weeks prior to the start of the Program shall be eligible for participation to the program; provided, however, that Board shall retain discretion to set the eligibility threshold higher than this trailing 52 week high and to exclude options that will expire within a short time period from the commencement of the Program (“Eligible Options”). Eligible Options shall be eligible for replacement either for new Options (“New Options”) or restricted stock units (“RSU Award”) over a smaller number of shares to be granted under the JDS Uniphase Corporation Amended and Restated 2003 Equity Incentive Plan (the “2003 Plan”).

The Program will result in the grant of a replacement RSU Award or New Options, or a cash payment, that will have a value which is approximately equal as of the grant or payment date (as applicable) to the value, determined using the Black-Scholes valuation model, of the Eligible Options being replaced.

Optionees eligible to participate in the Program shall include employees of the Company and any of its subsidiaries designated for participation by the Committee other than members of the Board and the Company’s Named Executive Officers.

Each RSU Award or New Option shall be subject to the terms and conditions of an appropriate form of agreement, including without limitation the applicable vesting schedules, approved by the Committee.

Shares of Stock underlying Eligible Options that are tendered pursuant to the Program shall be cancelled and shall not revert back to the Plan for future award grants.

D-1

APPENDIX E

Amendment No. 1 to the JDS Uniphase Corporation 1998 Employee Stock Purchase Plan

as Amended and Restated June 22, 2009

JDS Uniphase Corporation (the “Company”), having previously established the Company’s 1998 Employee Stock Purchase Plan, as Amended and Restated June 22, 2009, (the “Plan”), hereby amends the Plan, effective as of November 11, 2009, subject to approval by the Stockholders of the Company at the next Annual Meeting of Stockholders, as follows:

The second sentence of Section VI(a) shall be amended in its entirety to read as follows:

The total number of shares of Stock which may be issued under the Plan shall not exceed fourteen million two hundred fifty thousand (14,250,000) shares

(subject to adjustment under Section VI(b)).

E-1

APPENDIX F

2009 Annual Report

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-K

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended June 27, 2009

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from to

Commission File Number 0-22874

JDS UNIPHASE CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	94-2579683
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, California 95035

(Address of principal executive offices including Zip code)

(408) 546-5000

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value of $0.001 per share

Preferred Stock Purchase Rights

(Title of Class)

Securities registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    Yes  ☒    No  ☐

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act.    Yes  ☐    No  ☒

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☐    No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained to the best of the Registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

As of December 27, 2008 the aggregate market value of the voting stock held by non-affiliates of the Registrant was approximately $0.8 billion, based upon the closing sale prices of the common stock and exchangeable shares as reported on the NASDAQ National Market and the Toronto Stock Exchange, respectively. Shares of common stock and exchangeable shares held by executive officers and directors have been excluded from this calculation because such persons may be deemed to be affiliates. This determination of affiliate status is not necessarily a conclusive determination for other purposes.

As of July 24, 2009, the Registrant had 217,002,671 shares of common stock outstanding, including 4,506,556 exchangeable shares of JDS Uniphase Canada Ltd. Each exchangeable share is exchangeable at any time into common stock on a one-for-one basis, entitles a holder to dividend and other rights economically equivalent to those of the common stock, and through a voting trust, votes at meetings of stockholders of the Registrant.

Documents Incorporated by Reference: Portions of the Registrant’s Notice of Annual Meeting of stockholders and Proxy Statement to be filed pursuant to Regulation 14A within 120 days after Registrant’s fiscal year end of June 27, 2009 are incorporated by reference into Part III of this Report.

FORWARD-LOOKING STATEMENTS

Statements contained in this Annual Report on Form 10-K which are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. A forward-looking statement may contain words such as “anticipates that,” “believes,” “can impact,” “continue to,” “estimates,” “expects to,” “intends,” “may,” “plans,” “potential,” “projects,” “to be,” “will be,” “will continue to be,” “continuing,” “ongoing,” or the negative thereof or other comparable terminology regarding beliefs, plans, expectations or intentions regarding the future. Forward-looking statements include statements regarding: our expectations regarding an increase in consumer demand for real-time, interactive visual and audio experiences; our beliefs regarding bandwidth growth over optical networks; our belief that we are well positioned to benefit from industry trends; our plan to expand opportunities in emerging geographies and through channel marketing; our strategy to operate as a Company comprised of a portfolio of businesses with a focus on optical and broadband innovation; our expectation that the growing demand for network capacity will encourage the adoption of communications and commercial optical products across the telecom sector; our belief that an increase in network capacity will increase the demand for optical products in the storage and enterprise sectors; our belief that the deployment of fiber closer to the end user increases the availability of high-bandwidth services and will result in increased demand on the metro and long-haul networks; our plan to continue to enable our customers to build systems for Agile Optical Networks (“AON”); our expectation that the Company will continue to play a vital role in the broadband and optical innovation that enables breakthrough solutions for essential high-tech industries; our belief that we are well positioned to migrate from fixed to reconfigurable dense wavelength division multiplexer (“DWDM”) architectures and networks; our belief that increasing deployments of broadband access, the expansion of IP-based services, and the need to reduce deployment time and cost should result in increased demand for communications test and measurement instruments, systems, software and services; our expectation that the Company’s Communications Test and Measurement business unit will continue to improve profitability; our belief that we have the broadest range of wire line products and solutions available in the communications test and measurement industry; our belief that our broad portfolio of test and measurement solutions position the Company well to benefit from these improvements; our plan to continue to leverage our unique intellectual property, including leading expertise in optics, light management and material technology to develop solutions that provide unique advantages for our customers; our belief in the increasing demand for high quality lasers for a variety of markets; our belief that the Company is well positioned to benefit from the demand for quality compact lasers; our plan to accelerate new customer applications enabled by using lasers coupled with high performance photonic power photovoltaic converters to provide power over fiber; our belief that the Company is a pioneer in the emerging market of photonic power; our plan to continue to help customers make their existing networks more flexible and agile by designing agility into our products at the photonic level; our objective to continue to be a leading supplier for all markets and industries we serve and the strategies we plan to pursue to achieve such objective; our commitment to invest organically through acquisitions and partnerships in new technologies, products and services; our commitment to the ongoing evaluation of strategic opportunities and the acquisition of additional products, technologies or businesses; our belief that we strengthened our business model by expanding our addressable market, customer base and expertise, diversifying our product portfolio and fortifying our core businesses through acquisitions as well as other organic initiatives; our plans to leverage the technologies, distribution relationships, products and services gained as a result of acquisitions; our belief that our acquisitions create new opportunities for the acquired products due to JDSU’s direct sales and service organization serving the largest telecommunications and cable service providers worldwide; our plan to continue to strengthen our partnerships with contract manufacturers for our telecommunications, data communications and laser products; our intention to continue to centralize many administrative functions such as information technology, human resources and finance; our devotion of substantial resources to research and development in order to develop new and enhanced products to serve our markets and segments; our intention to establish at least two sources of supply for raw materials whenever possible; our intention not to broadly license our intellectual property rights; our belief that we have good employee relations; our expectation that seasonable demand fluctuations will cause significant, periodic variations in our financial results for our Communications Test and Measurement segment; our desire to expand our markets and customer base, improve the profitability of our product portfolio and improve time to revenue in our Advanced Optical Technologies segment and commercial lasers business and efforts to effect such changes; our efforts to reduce our cost structure; the impact of restructuring and related charges on our results of operations and cash flows; our efforts to divert resources from new product research and development and other functions to assist with difficulties related to execution capabilities and customer relations; our continued experiences with product failures; our intention to continue to develop new product lines and improve the business for existing ones; our expectation that the introduction of new products will continue to incur higher start-up costs and increased yield and product quality risk among other issues; our expectations regarding our future growth; our continued reliance on a limited number of customers for a significant portion of our revenues; our expectation that we will continue to experience strain on our supply chain and periodic supplier problems; our belief that we must maintain a substantial commitment to innovation and product differentiation, as well as significantly reduce cost structure to remain competitive in future business climates; our intention to continue to address the need to develop new products through acquisitions of other companies and technologies; our efforts to continue to recruit key personnel; our expectations that net revenue from international customers outside of North America will continue to account for a significant portion of our total revenue; our expectation regarding the expansion of our research and development activities in China; our expectation of the need to respond to and our intention to respond to intellectual property infringement claims in the course of our business operations from our competitors; our belief that our existing properties, including both owned and leased sites, are in good condition and suitable for the conduct of our business; our belief that our existing facilities are adequate to meet our immediate needs; our belief that various critical accounting policies are affected by significant estimates, assumptions and judgments used in the preparation of our consolidated financial statements; our belief that certain equipment is not software related and should be excluded from the scope of the AICPA SOP No. 97-2; our belief that using a combination of historical and market-based implied volatility from traded options on Company common stock is a better indicator of expected volatility and future stock price trends than relying solely on historical volatility; our anticipation that cash dividends will not be paid in the foreseeable future; our commitment to enabling broadband and optical innovation in the communications and commercial markets; our expectation that high customer concentration, attendant pricing pressure, and other effects on our communications markets will remain for the foreseeable future; our efforts to expand our products, customers and distribution channels for several of our core competencies; our expectations that seasonality in the Communications Test and Measurement segment will continue for the foreseeable future; our expectation that the adoption of certain accounting pronouncements will not have a material adverse effect on our financial statements; our estimates for costs associated with our restructuring plans; our assumptions related to pension and postretirement benefits; our expectation that we will continue to encounter a number of industry and market structural risks and uncertainties that will limit our business climate and market visibility; the continued North American assembly transitions; our belief that investment in research and development (“R&D”) is critical to attaining our strategic objectives; our continued efforts to reduce total operating spending; our intention to continue to address our selling, general and administrative (“SG&A”) expenses and reduce these expenses as and when opportunities arise; our expectations regarding future SG&A expenses; our expectation that none of the non-core SG&A expenses will have a material adverse impact on our financial condition; our expectation that the zero coupon convertible notes will be retired within one year; our efforts to take advantage of opportunities to reduce costs through targeted, customer-driven restructuring events; our expectation that payments related to severance benefits will be paid off by the third quarter of fiscal 2013 and that payments related to lease costs will be paid by the fourth quarter of fiscal 2012; our plan to pay the lease costs associated with the Ottawa facility by the third quarter of fiscal 2018; our belief that we have provided adequate amounts for adjustments that may result from tax audits; our estimates for additional required investment in research and development in connection with our acquisitions; our expectation that our acquisitions will strengthen the Company’s position in the related markets and help grow our business in various regions; our belief that our existing cash balances and investments will be sufficient to meet our liquidity and capital spending requirements at least through the next 12 months; our expectation that gains and losses on derivatives will be offset by re-measurement gains and losses on the foreign currency dominated assets and liabilities; our ability to mitigate credit risk and marketability risk of our portfolio of investments; our intention to maintain a sufficient safety stock of products and to maintain ongoing communications with suppliers to guard against interruptions or cessation of supply; the expectation for the deductibility of goodwill associated with our acquisitions; our estimates for associated restructuring and non-recurring charges; our estimate that no additional taxes would have to be provided if the earnings were repatriated back to the U.S.; our belief that certain jurisdictions in which we received tax benefits attributable to the release of valuation allowances will generate future income; our expectation that the Full Value Awards will vest over one to four years; our expectation to amortize $18.6 million of unrecognized stock-based compensation cost related to stock option activity over a period of 2.3 years; our expectation to amortize $0.1 million of stock based compensation expense related to the employee stock purchase plan (“ESPP”) in the first quarter of fiscal 2010; our expectation to amortize $41.8 million of estimated stock based compensation expense related to Full Value Awards over an estimated amortization period of 2.1 years; our expectation that the required contribution to the Company’s pension plans in fiscal 2010 will be $0.3 million; our expectation to close $128.8 million in obligations to purchase inventory and other commitments within one year; our estimate that the Company’s potential tax liability related to a Texas franchise tax audit will be from zero to $36.9 million, plus interest and penalties; and our belief that resolving claims that arise in the ordinary course of our business will not have a material adverse impact on our financial position or results of operations.

Management cautions that forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those projected in such forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation, the following: incorrect assumptions regarding the basis for consumer demands; an unexpected decreased in the availability of broadband networks; our inability to successfully capitalize on our position in the market, industry trends and strategic opportunities; inability to successfully operate as a portfolio of businesses solely with a focus on optical and broadband innovation; inability to meet marketplace demands for communications and commercial optical products; inability to accurately assess the demand on the metro and long-haul networks into which high-bandwidth services feed; inability to support our customer growth in building systems for AONs; our inability to assess the feasibility of certain innovations and the impact that such innovations might have on high-tech industries; licensing issues related to our intellectual property; broader product offering of competitors; inaccuracies regarding the direction of the market to migrate from fixed to reconfigurable DWDM architectures and networks; inability to accurately assess the market demand for communications test and measurement instruments, systems, software and services; difficulties associated with limiting and predicting costs in the Communications Test and Measurement business unit; inaccurate assumptions regarding the optical industry; inability to accurately predict the demand for high-quality lasers in various commercial markets; inability to quickly introduce customer applications into the marketplace to meet customer demands for commercial lasers; inaccuracies regarding the Company’s position in the photonic power market; inaccurate assumptions regarding the importance of agility and flexibility to our current customers; our inability to invest in new technologies; inaccuracies regarding promising markets and our ability to focus the company’s resources towards developing products for potentially promising markets; unanticipated SG&A expenses and inaccuracies as to the impact of SG&A expenses on the Company’s financial condition; inaccurate assumptions regarding the viability of certain product lines; unanticipated difficulties associated with the centralization of administrative functions; inability to timely and effectively develop, manufacture and market our new products, or enhance our existing products; our inability to accurately and timely complete valuation analyses in connection with our acquisitions; our limited ability to perceive or predict market trends; decreases in our product portfolio and revenues; inaccuracies regarding our employee relations and inability to maintain a steady workforce; loss of a significant customer eliminating a significant portion of our future revenues; dependence on fewer customers limiting our ability to increase our profitability; unrealized customer and market penetration resulting from our recent acquisitions; inability to effectively execute programs related to our investments and partnerships; failure to reduce manufacturing costs through restructuring efforts; inability to accurately predict the volatility of future stock trends; introduction of new accounting pronouncements; lack of resources set aside for investment in R&D; inaccurate assessment of our tax liability as a result of acquisitions and tax audits; greater than anticipated tax exposure; unforeseen damage and repairs to the Company’s leased and owned properties; need to expand or decrease the size of our existing facilities; excessive costs associated with defending various claims and suits brought against the Company and its directors; unexpected impairment of goodwill associated with our acquisitions; delays in bringing products to market due to development problems; excessively high costs in the future related to enhancing our existing systems; significant changes in customer preferences; the possibility that competitors will introduce products faster than us; unanticipated difficulties in building close working relationships with manufacturers; our inability to establish relationships with alternative suppliers of raw materials; growth in our business placing unexpected strains on our resources; international expansion beyond the capacities of our current properties; loss of key personnel to competitors and an inability to effectively recruit replacements; inherent uncertainty surrounding the litigation process and the fact that litigation could result in substantial cost and diversion of our management’s attention; inability to obtain new orders from major customers; substantial technological changes in the Communications Test and Measurement solutions market; the timing of orders; difficulties in assessing the impact of accounting changes on financial statements; incorrect estimates, assumptions and judgments used in preparing the Company’s consolidated financial statements; inaccuracies in categorizing equipment for accounting purposes; inaccuracies related to the assumptions used in assessing the Company’s option-price; market rejection of new products; inaccuracies of the strength of various acquisitions on improving the Company’s position within various markets; inability to accurately predict when various products acquired during our acquisitions will be fully developed and completed; inaccurate assumptions or estimates associated with severance and lease payments; inability to accurately assess additional tax expenses due to repatriation of certain earnings in China; inability to accurately assess future income attributable to tax benefits; inability to predict the vesting period of the Company’s Full Value Awards; difficulty in estimating the amortization period of stock based compensation expense of stock option activity and our ESPP; inability to accurately predict the amount of money the Company must contribute to its pension plans as legally mandated; inability to deliver inventory and collect payments due under purchase orders; and other factors set forth in “Risk Factors” and elsewhere herein. Further, our future business, financial condition and results of operations could differ materially from those anticipated by such forward-looking statements and are subject to risks and uncertainties including the risks set forth above and in Part I, Item 1A “Risk Factors” set forth in this Form 10-K. Moreover, neither we assume nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Forward-looking statements are made only as of the date of this Report and subsequent facts or circumstances may contradict, obviate, undermine or otherwise fail to support or substantiate such statements. We are under no duty to update any of the forward-looking statements after the date of this Form 10-K to conform such statements to actual results or to changes in our expectations.

PART I

ITEM 1. BUSINESS

General

Overview

JDS Uniphase Corporation (“JDSU”) is a leading provider of communications test and measurement solutions and optical products for telecommunications service providers, cable operators, and network equipment manufacturers. JDSU is also a leading provider of optical solutions for biomedical and environmental instrumentation, semiconductor processing, aerospace and defense, brand authentication, display systems, and custom color product differentiation applications.

To serve its markets, JDSU operates in the following business segments: Communications Test and Measurement (“CommTest”), which accounted for approximately 47% of net revenue in fiscal 2009; Communications and Commercial Optical Products (“CCOP”), which accounted for approximately 37% of net revenue in fiscal 2009; and Advanced Optical Technologies (“AOT”), which accounted for approximately 16% of net revenue in fiscal 2009.

Industry Trends

The trends that drive the broadband communications industry are key drivers for our communications test and measurement and our communications and commercial optical products businesses. Demand for high-bandwidth communications is increasing, powered by the growing number of broadband users worldwide and the greater reliance on high-bandwidth capabilities in our daily lives. For example, video and music downloads, IPTV, gaming, and other on-line interactive applications are growing rapidly. Optical networks are being extended closer to the end user with fiber-to-the-home (“FTTH”) and other fiber (“FTTx”) networks. Mobile data traffic also is increasing as cell phones continue to proliferate with increasingly sophisticated audio, photo, video, email and Internet capabilities. The resulting traffic, in turn, is felt throughout the network, including the core that depends on optical technology. JDSU is well-positioned to continue to benefit from these industry trends due to its leadership in the broadband test and measurement and optical networking markets.

In addition to communications, optical technologies are increasingly applied to solve complex problems in other industries. For example, our high-precision lasers enable the trend toward smaller integrated circuits for use in today’s compact consumer electronics, the classification and sorting of biological cells using induced fluorescence, and deoxyribonucleic acid (“DNA”) sequencing through the appropriate application of monochromatic light. Our optically variable pigment, holographic, and microtaggant technologies protect global brands, including medicines, electronics, and government documents, including currency and high security credentials against counterfeiting. Precision optical coatings are used for high performance applications in aerospace, entertainment and biomedical instrumentation.

Sales and Marketing

JDSU markets its products to telecommunications and cable television service providers, network equipment manufacturers, OEMs, distributors and strategic partners worldwide. Each business segment has a dedicated sales force that communicates directly with customers’ executive, technical, manufacturing and purchasing personnel as needed to determine design, performance, and cost requirements. In addition, all business segments are working to expand opportunities in emerging geographies and through alternate channels of distribution.

A high level of support is necessary to develop and maintain long-term relationships with our customers. JDSU engages the customer at the design-in phase and continues to build the relationship as customer needs change and develop. Service and support are provided through JDSU offices and those of its partners worldwide.

Additional Information

JDSU was incorporated in California in 1979 and reincorporated in Delaware in 1993. JDSU is the product of several significant mergers and acquisitions including, among others, the combination of Uniphase Corporation and JDS FITEL in 1999, and the acquisition of Acterna, Inc. in 2005. Our strategy is to operate as a company comprised of a portfolio of business with a focus on optical and broadband innovation.

We are subject to the information requirements of the Securities Exchange Act of 1934, or the Exchange Act. Therefore, we file periodic reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Such reports, proxy statements and other information may be obtained by visiting the Public Reference Room of the SEC at 100 F Street, NE, Washington, DC 20549 or by calling the SEC at 1-800-SEC-0330, by sending an electronic message to the SEC at publicinfo@sec.gov or by sending a fax to the SEC at 1-202-777-1027. In addition, the SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We also post all SEC filings on our website at www.jdsu.com/investors as soon as reasonably practicable after they are electronically filed or furnished to the SEC.

Business Segments

During the second quarter of fiscal year 2009, JDSU changed the reporting structure to combine the former All Others, Commercial Lasers business segment with the Optical Communications business segment and formed a new business segment, Communications and Commercial Optical Products. As a result, there are three reportable segments, Communications Test and Measurement, Communications and Commercial Optical Products, and Advanced Optical Technologies, as of June 27, 2009. Each segment has its own engineering, manufacturing, sales, and marketing groups to better serve customers and respond quickly to the market needs. In addition, our business segments share common corporate services that provide capital, infrastructure, resources, and functional support, allowing them to focus on core technological strengths to compete and innovate in their markets.

Communications Test and Measurement

The Communications Test and Measurement business segment products and services enable the design, deployment, and maintenance of communication equipment and networks, as well as ensure the quality of services delivered to the end customer. These products and services provide solutions that help accelerate the deployment of new services and lower operating expenses while improving performance and reliability. Included in the product portfolio are test tools, platforms, and services for optical transport networks, DSL services, data networks, cable networks, digital video broadcast, and fiber characterization services.

Market

JDSU provides instruments, service assurance systems and services for communications network operators and equipment manufacturers that deliver and/or operate broadband/IP networks (cable, fixed and mobile) deploying triple- and quad-play services (voice, video, data, and wireless). JDSU test solutions address the needs of lab and production, which includes research, development and manufacture of network equipment; field service, including triple-play deployments for cable, telecom, FTTx, and home networking; and service assurance, which includes monitoring and maintaining quality of experience (“QoE”) for Ethernet and IP services, including cable, wireless and fixed/telecom networks.

Customers

JDSU customers for communications test and measurement solutions include the world’s largest communications service providers, communications equipment manufacturers, government organizations, and large corporate customers. These include major telecom and cable operators such as AT&T, Bell Canada, British

Telecom, China Telecom, Comcast, Deutsche Telecom, France Telecom, Telefonica, Telmex, TimeWarner, Verizon and many others. JDSU test and measurement customers also include many of the network equipment manufacturers served by our communications and commercial optical products group, including Alcatel-Lucent, Ciena, Cisco, Huawei, Fujitsu, Nortel, and Motorola.

Trends

As content providers in the communications industry are developing new business models to expand their distribution capabilities, they are increasingly adopting on-line channels for rich broadband content such as music, gaming, video programming, and movies. Telecommunications service providers are, in turn, planning to increase their revenues and profitability by expanding the capabilities of their IP packet-based networks to increase their network capacity and to deliver sophisticated levels of quality of service required to meet the service requirements of the content providers and the consumers.

Telecommunications, cable television, satellite, and wireless service providers are competing with each other to offer content providers and consumers the ability to carry virtually any type of content via bundled services. With more applications and content available, potential benefits for service providers include increased average revenue per user (“ARPU”) and less customer turnover due to better service quality, thus increasing profitability and long-term competitive advantage. As a result, many providers are developing consolidated network architectures intended to enable a triple-play (integrated voice, data and video services) offering from a single provider rather than three separate services from three separate providers over three separate networks.

Additionally, the proliferation of new and higher bandwidth services, including video-based content such as news, movies, and gaming, is generating strong growth in demand for network capacity and bandwidth rates, which in turn drives demand for many types of networking, access and transport systems.

Increasing deployments of broadband access, the expansion of IP-based services, and the need to reduce deployment time and cost should result in demand for communications test and measurement instruments, systems, software, and services. These communications test and measurement solutions support the rapid deployment of new services, increase customer satisfaction by helping technicians complete installation and repair work quickly and correctly, and lower operating expenses by automating and improving network installation, maintenance, and management processes. Our broad portfolio of test and measurement solutions positions us well to benefit from these developments.

Strategy

The JDSU Communications Test and Measurement business segment plans to improve profitability by providing communications test and management solutions that address the business challenges of network operators and communications equipment manufacturers. Its focus is to enable network operators to accelerate deployment of new services, improve service quality, reduce customer churn, and lower network operating expenses.

Competition

JDSU competes against various companies, including Agilent, Anritsu, Exfo, Spirent, Sunrise, and VeEX. While JDSU faces multiple competitors for each of its product families, it continues to have one of the broadest portfolios of wireline products and solutions available in the communications test and measurement industry.

Offerings

JDSU provides the industry’s most expansive set of communications-focused test and measurement solutions. This portfolio provides end-to-end test support across communications networks, including the core, metro, access, and home networking environments. JDSU is a leader in the test and measurement market and has an installed base of hundreds of thousands of test instruments and systems deployed in communications networks around the world. Our test and measurement product portfolio includes:

Instruments

JDSU provides devices that perform various communications test and monitoring functions. Designed to be mobile, these products assist service provider technicians in assessing the performance of network elements and segments or verifying the integrity of the information being transmitted across the network. These instruments incorporate high levels of intelligence and have user interfaces that are designed to simplify operation and minimize training. JDSU test instruments also include those used by network equipment manufacturers (“NEMs”) in the design and manufacture of next-generation network equipment. Thorough testing by NEMs plays a critical role in producing the components and equipment that are the building blocks of network infrastructure.

Software

JDSU provides software products and custom software development services to its customers. Software products address applications for network capacity management, test operations support systems and workflow solutions. Software services are provided to customize software applications and to interface JDSU software to customer operations support systems.

Systems

JDSU systems typically consist of integrated hardware and software components that reside in communication networks. Using an integrated test and management system, JDSU customers are able to analyze a variety of network elements, transmission technologies and protocols from a single console, simplifying the process of deploying, provisioning and managing network equipment and services. From a centralized location, technicians can access the test systems within the network and perform simultaneous test and monitoring functions on one or more elements, either manually or automatically. These capabilities allow network operators to initiate service to new customers faster, decrease the need for technicians to make on-site service calls, help to make necessary repairs faster and, as a result, provide higher quality and more reliable services.

Services

JDSU offers a range of product support and professional services geared to comprehensively address its customers’ requirements. These services include repair, calibration, software support services and technical assistance for its products. JDSU also offers product and technology training as well as consulting services. JDSU professional services, provided in conjunction with system integration projects, include project management installation and implementation.

Communications and Commercial Optical Products

The Communications and Commercial Optical Products (“CCOP”) business segment provides optical communications products used by network equipment manufacturers for telecommunications and enterprise data communications. These products enable the transmission and transport of video, audio and text data over high-capacity fiber optic cables. Transmission products primarily consist of optical transceivers, optical transponders, and their supporting components such as modulators and source lasers, including innovative products such as vertical-cavity surface-emitting lasers (“VCSELs”). Transport products primarily consist of amplifiers and reconfigurable optical add/drop multiplexers (“ROADMs”) and their supporting components such as pump lasers, passive devices, and array waveguides (AWGs). In fact, today’s most advanced optical networks are built on our transport and transmission components, modules and subsystems.

This business segment also provides lasers employed in a wide variety of OEM applications. Our broad portfolio of lasers are used by our customers in markets and applications such as biotechnology, graphics and imaging, remote sensing, and materials processing and precision machining such as micro via drilling in printed circuit boards, wafer singulation, and solar cell scribing. These products include diode-pumped solid-state and fiber-based lasers, diode lasers and fiber-delivered diode laser systems, and gas lasers.

In addition, our photovoltaics (“PV”) products include concentrated photovoltaic (“CPV”) cells and receivers for generating energy from sunlight, as well as fiber optic-based systems for delivering and measuring electrical power.

Market

The CCOP business segment participates in the optical communications, laser, and photovoltaic markets.

JDSU optical communications products include a wide range of components, modules, and subsystems to support and maintain customers in our two market segments: telecommunications, including carrier networks for access (local), metro (intracity), long-haul (city-to-city and worldwide), and submarine (undersea) networks; and enterprise data communications, including storage access networks (“SANs”), local area networks (“LANs”), and Ethernet wide-area networks (“WANs”).

The JDSU portfolio of laser products includes components and subsystems used in a wide variety of original equipment manufacturer (“OEM”) applications that range in output power from several milliwatts to more than 100 watts and include ultraviolet (“UV”), visible, and infrared (“IR”) wavelengths. JDSU supports customers for applications such as biotechnology, graphics and imaging, remote sensing, materials processing and other precision machining.

The photovoltaic business unit provides photonic power for a range of remote sensing applications, including to the electric power industry for measuring power transmission. It is also applying its technology to develop high efficiency concentrated photovoltaic cells for the generation of electric power from the solar radiation.

Customers

CCOP serves optical communications equipment manufacturers such as Alcatel-Lucent, Ciena, Cisco, Ericsson, Fujitsu, Hewlett-Packard, Huawei, IBM, Nokia Siemens Networks, Nortel, and Tellabs, and OEM laser customers such as Applied Biosystems (now part of Life Technologies Corporate), ASML, Beckman Coulter, Eastman Kodak, Electro Scientific Industries, General Dynamics, Han’s Laser, and Panasonic.

Trends

The business cycle notwithstanding, long term trends suggest growing opportunity for CCOP. These trends are discussed, by market, below:

Optical Communications: To remain competitive, network operators worldwide must offer broader suites of digital services. To do this, they are migrating to Internet protocol (“IP”) networks, which effectively deliver triple-play services while lowering capital and operating costs of DWDM (dense wavelength division multiplexing) networks. In data communications, demand for broadband is driven by growing needs of intracompany LAN and intercompany WAN networks. The growing demand for capacity encourages the adoption of optical communications products across the telecom sector, including long-haul, metro (core and access), cable television (“CATV”), submarine, and fiber to the premises (“FTTP” or “FTTx”). It also increases demand for optical products in the storage and enterprise sectors, including LAN, SAN and WAN.

New, bandwidth-intensive applications can result in sudden and severe changes in demand–essentially anywhere on the network. Migrating to agile optical networks (“AONs”), which employ ROADMs, tunable transponders, and other agile optical products, provide an effective way to respond to unpredictable bandwidth demands and manage expenses. With an AON, a service provider can add capacity by using remote management applications rather than by dispatching technicians to perform manual operations in the field.

In addition, the high-end routers, switches, and cross-connect equipment that must handle legacy and IP traffic, are becoming increasingly complex in order to meet higher bandwidth, scalability, speed, and reliability needs. Products must provide higher levels of functionality and performance in compact designs that must also meet requirements for emissions, cost, and reduced power consumption.

Deployment of fiber closer to the end user increases the availability of high-bandwidth services and should result in increased demand on the metro and long-haul networks into which these services feed. The dynamically reconfigurable nature of an AON enables lower operating costs and other competitive advantages, allowing service providers to more flexibly use and scale network capacity, streamline service provisioning, accelerate rerouting around points of failure, and modify network topology through simple point-and-click network management systems.

JDSU is a leading provider of the optical products mentioned above to support the trends in this market. JDSU innovation, particularly in the area of photonic integrated circuits, which can replace many discrete components with a single photonic chip, is resulting in products that have more functionality, are smaller, require less power, and are more cost-effective. For example, the Photonic Integrated Amplifier is up to 50% smaller than comparable products, and the tunable XFP transceiver is 85% smaller than previous tunable models. Higher levels of integration have also led to development of the AON Super Transport Blade, which delivers all transport functions in a single, integrated platform, essentially replacing three blades with one.

JDSU, with its innovative optical communications and flexible, cost-effective AON portfolio, is positioned to be the supplier of choice for next-generation networks.

Lasers: As technology advances, high-tech and other vital industries increasingly turn to lasers when they need more precision, higher productivity, energy efficient or “green” alternatives for problems that can not be solved by mechanical, electronic or other means. For example, lasers have been used for years to help achieve the scale and precision needed in semiconductor processing. In biotech applications, lasers have been instrumental for advances (and new standard procedures) in cytology, hematology, genome sequencing, and crime scene investigations, among others. The long term trends in these industries should lead to increased demand for lasers.

In addition, demand continues for electronic products, as well as products and components in other industries, to offer greater functionality while becoming smaller, lighter, and less expensive. Product designs that achieve this are requiring precise micromachining and materials processing, such as micro bending, soldering and welding–especially for plastics. At the scale and processing speed needed, lasers are replacing mature mechanical tools such as drills for tiny holes or “vias” in printed circuit boards and saws and scribes for singulating silicon wafers, resulting in greater precision and productivity. As these trends continue, we believe that manufacturers and industries will increase their reliance on lasers in order to maintain or increase their competitiveness.

There is an increasing trend toward energy efficiency and “green” industry. Industries are using lasers to develop products that are smaller and lighter, and increase productivity and yield, thereby lowering their energy consumption. More directly, this trend has provided for significant growth in the solar power market segment and applications for lasers used in the production of solar panels.

JDSU is well-positioned with key OEM providers of laser solutions to these industries. We continue to develop our laser portfolio to offer smaller and more cost-effective products designed specifically for the performance, integration, reliability and support needs of our OEM customers.

Photovoltaics: The trend toward lighter, cleaner, efficient solutions has lead to opportunities for photonics in a variety of applications. The use of photonic power for remote sensors solves the problem of EMI, RF and other interference associated with the use of electrical power. The need for clean energy is fueling a strong increase in demand for photovoltaic power. JDSU proprietary technology already in use for powering remote sensors has led to high efficiency products applicable to electric power generation from solar energy.

Strategy

JDSU delivers value to its customers though innovation, partnership and vision.

In optical communications we are focused on technology leadership, cost leadership, and functional integration. We will continue to align the latest technologies with best-in-class, scalable manufacturing and operations to drive the next phase of optical communications with highly integrated technologies that are faster, more agile, and more reliable, making us a valuable business and technology partner for NEMs.

In the laser markets, JDSU works to establish long-term business partnerships with its OEM customers. Leveraging established manufacturing, engineering, telecommunications, and photonics expertise, JDSU delivers products that meet cost-of-ownership and reliability needs while delivering on volume production demands.

And in photovoltaics, JDSU is developing best-in-class performance technology applicable to the nascent, fast-growing solar power market.

Competition

JDSU competes against numerous public and private companies in its CCOP markets. A partial list of public company competitors providing optical communications includes Oclaro, Finisar, Fujitsu, Furukawa Electric, Opnext, Oplink Communications, and Sumitomo Electric. JDSU competitors in the laser market include Coherent, IPG Photonics, Rofin-Sinar, CVI-Melles, and the Spectra-Physics division of Newport Corporation. JDSU competes against Spectrolab and Emcore in the photovoltaic market.

In addition to these established companies, JDSU faces significant and focused competition from other companies and emerging startups. While each of its product families has multiple competitors, JDSU has a broad range of products and leading technologies that are aligned with industry trends and the needs of its customers.

Offerings

CCOP serves the optical communications, laser, and photovoltaic markets.

Optical Communications

JDSU optical communications offerings address two market segments—telecommunications and enterprise data communications. In addition to a full selection of active and passive components, JDSU offers increasing levels of functionality and integration in modules, circuit packs, and subsystems for transmission, amplification, wavelength management, and more. Our optical communications product offerings include:

In the telecommunications market segment, we offer transmission and transport solutions for the synchronous optical network (“SONET”), synchronous digital hierarchy (“SDH”) and wavelength division multiplexer (“WDM”) applications. Transmission products transmit and receive signals, such as our tunable transponder, transceiver, and transmitter modules. JDSU also offers transmission components for the previously mentioned products, which include active components like our tunable lasers, detectors/receivers, and modulators.

JDSU transport products provide switching, routing and conditioning of signals such as our ROADMs and optical amplifiers. We also provide components for transport, including passive components such as our attenuators, circulators, couplers/splitters/WDMs, gain flattening filters, hybrid interleavers, multiplexer/demultiplexers polarization components, switches, and wavelength lockers.

Industry-leading innovation led to the AON Super Transport Blade, which integrates all major optical transport functions (wavelength switching, preamplification, postamplification, and monitoring) into a single-slot blade. This all-in-one solution reduces the size, cost, and power requirements of optical components, incorporates nano wavelength selective switch (“WSS”) technology, and enables greater chassis density and smaller footprint.

In the enterprise data communications market segment, which relies on storing and moving vast amounts of data, JDSU offers transmission products, such as our optical transceivers for Fibre Channel and Gigabit Ethernet applications. JDSU transceivers are also used in Ethernet connections for servers, routers, hubs, and switches for Internet and e-mail services.

JDSU integrated fiber optic transceivers provide a high-speed, serial electrical interface for connecting processors, switches, and peripherals. They are available in hot-pluggable or pin-through-hole versions with a small footprint for use in compact system designs. This allows manufacturers to double the density of transceivers on a board compared to conventional designs.

For higher data transfer rates of 40 and 100G, JDSU offers vertical-cavity surface-emitting lasers (“VCSELs”). VCSELs reduce power consumption, heat, electromagnetic interference (“EMI”), and cost while increasing speed, reliability, and link distance. Our compact arrays offer an innovative solution for the LANs, SANs, broadband Internet, and metro-area network applications that currently depend on high-end routers, switches, and cross-connect equipment to handle legacy and IP traffic.

Lasers

Our broad range of products includes continuous-wave and pulsed diode-pumped solid-state and fiber-based lasers, high-reliability diode lasers and fiber-coupled diode laser systems, and gas lasers including argon-ion and helium-neon (“HeNe”) lasers:

Diode-pumped solid-state and fiber-based lasers with excellent beam quality, low noise, and exceptional reliability are used in biotechnology, materials processing, graphics and imaging, remote sensing, and materials processing and precision machining applications. JDSU offers very low noise continuous-wave green lasers and blue lasers, high-repetition-rate near-infrared lasers, and high-power pulsed UV lasers.

Diode lasers and fiber-delivered diode laser address a wide variety of applications, including laser pumping, thermal exposure, illumination, ophthalmology, image recording, printing, plastic welding, and selective soldering.

Gas lasers, including argon-ion and helium-neon lasers provide a stable, low-cost and reliable solution over a wide range of operating conditions, making them well suited for complex, high-resolution OEM applications such as flow cytometry, DNA sequencing, graphics and imaging, and semiconductor inspection.

Photonic power and photovoltaics

Photonic power is an innovative power-over-fiber delivery system that converts optical power to electrical power. Since it is delivered over nonconducting fiber optic cable, it is not affected by RF or EMI, is lighter, generates less heat, is spark-free, and can be used to drive sensors, gauges, actuators, low-power communications devices, and other electronic devices.

JDSU capabilities in converting optical power to electrical power are now being applied to the solar energy market. Multijunction concentrated photovoltaic (CPV) cells generate power under concentrated sunlight. JDSU has developed CPV cells to be available both as chips and in receiver assemblies, for generating solar power.

Advanced Optical Technologies

The Advanced Optical Technologies (“AOT”) business segment leverages its core technology strengths of optics and materials science to manage light and color effects. With decades of experience in optical coating and holographic technology, AOT develops innovative solutions that meet the needs of a variety of markets—from counterfeit protection to space exploration.

Market

Our AOT segment spans several markets. Its multilayer product security technologies provide overt and covert product verification for protection against diversion, brand erosion, and lost revenue due to counterfeiting. These technologies safeguard high security government documents as well as brands in the transaction card, pharmaceutical, consumer electronics, printing/imaging supplies, and fast-moving consumer good industries through innovative optically variable pigment, holographic, and microtaggant technologies.

AOT also produces precise, high-performance, optical thin-film coatings for a variety of applications in government and aerospace, biomedical, telecommunications, office automation, and other markets. These applications include night-vision goggles, satellite solar covers, medical instrumentation, optical communications components, fax machines, computer-driven projectors, and event lighting.

In addition, we offer custom color solutions for product finishes and decorative packaging that can be applied to a wide variety of substrates. These include innovative optically-based color-shifting and other solutions that provide product enhancement for brands in the pharmaceutical, automotive, consumer electronics, sports apparel, and fast-moving consumer goods industries.

Customers

The AOT business segment serves customers such as BAE Systems, ITT, Mitsubishi, Northrup Grumman, SICPA, Seiko Epson, MasterCard and Dolby. JDSU technology is used to protect the currencies of China, the European Union, the United States, and other governments around the world. Leading pharmaceutical companies worldwide also use JDSU solutions to protect their brands, as do major issuers of transaction cards. JDSU custom color product differentiation and brand enhancement solutions are used by customers such as DuPont and PPG.

Trends

Product integrity is a worldwide, multibillion dollar issue that poses consumer health and safety risks, corporate liability, devaluation of brand image, weakening of brand loyalty, and lost revenues. Favored targets include pharmaceuticals, imaging supplies, apparel, automotive parts, consumer electronics, and electronic media. Other issues, such as product diversion, where distributors divert products intended for lower-priced markets to higher-priced markets, increasingly require brand protection. The spread of counterfeiting can be attributed to using the Internet to facilitate distribution, a ready availability of low-cost, high-quality printing equipment to reproduce product packaging, the elimination of international trade barriers, and an increasingly mobile global society.

JDSU technology has become a worldwide standard for currency protection. Meanwhile, the need to protect high-value documents and offer solutions for authenticating personal, identification, and financial documents is also growing. Our authentication products can be combined to offer multilayer solutions for creating effective security programs that combine secure authentication, flexible aesthetics, and ease of application.

Demand for optical solutions to solve complex problems extends to the aerospace, defense and medical/environmental instrumentation markets, which require customized, high-precision coated products and optical components that selectively absorb, transmit or reflect light to meet the performance requirements of sophisticated systems. Our custom optics products offer an array advanced technologies and precision optics—from the ultraviolet to the far infrared portion of the light spectrum. Most products are custom optical filters, on either a simple or complex irregular shape, that require from one to several hundred layers to create the coating.

Another challenge is the need to differentiate products in order to build brands. Global competition and an increasing range of product offerings are driving designers to look for innovative ways to increase the aesthetic value of their products and make them stand out. Our custom color solutions are used in coatings and packaging to create unique and striking visual effects.

Strategy

The AOT business segment develops technologies that differentiate and effectively protect valuable brands via a secure, flexible, aesthetically striking optical platform. It also strives to supply the highest-quality, best-in-class optical components and assemblies with innovative thin-film coating processes that help customers protect and/or differentiate their products. JDSU will continue to leverage its intellectual property and leading expertise in optics, light management and material technology to develop solutions that provide a unique advantage to customers.

Competition

In these markets, JDSU faces competition from providers of special-effect pigments, like Merck KGA, from manufacturers of security holograms including Kurz, De La Rue and OpSec; from Japanese coating companies such as Nidek, Toppan, and Toray; from display-component companies such as Asahi, Fuji Photo-Optical, Nikon, and Nitto Optical; and from optics companies such as Barr Associates and Deposition Sciences.

Offerings

AOT consists of the Authentication Solutions Group (“ASG”), which has offerings for brand protection and document authentication; the Custom Optics Product Group (“COPG”), which offers optical thin-film coatings for a range of markets; and the Flex Products Group, which offers custom color solutions, currency protection, printing services, as well as solar window films.

Brand Protection

To strengthen brand integrity, many corporate brand owners are introducing overt protective measures in packaging that provides consumers and/or inspection personnel with the ability to quickly determine product authenticity by visually detecting a color effect on the package. Covert solutions provide an additional layer of protection that cannot be seen or detected without a visual aid.

JDSU offers both overt and covert solutions for security, including SecureShift® light interference technology (which allows inks or plastics to exhibit different colors and visual effects from different viewing angles), holographic technology, and Charms™ microstructured taggants. Applications include transaction cards, pharmaceuticals, imaging supplies, electronics, computer, and other consumer goods. JDSU offers these solutions in a wide range of choices by incorporating them into printing inks, product labels, and product packaging.

Document authentication

JDSU optically variable pigment (“OVP®”) technology, which produces color-shifting and other optical effects, and our holographic technologies, are used to combat forgery and counterfeiting, protect against alteration of data, and allows for immediate authentication of high-value documents. JDSU works closely with its customers to design these solutions to meet their specific needs for passports, personal identification, and other government and secure documents.

Custom Optics

Optical thin-film coatings are submicroscopic (nanometer to micrometer) layers of materials, such as silicon and magnesium fluoride, that are applied to the surface of a substrate, including glass, plastic or metal. Thin-film coatings control the behavior of light to produce effects such as reflection, refraction, absorption, abrasion resistance, antiglare, oxygen and/or moisture transmission, and electrical conductivity for a variety of applications:

Aerospace and defense: JDSU provides customized optics for solar cell coverglass, thermal control mirror technology, and optical sensors for aerospace applications. JDSU thin-film optics products can be found on spacecraft and satellites. In addition, JDSU supplies filters used in military applications such as infrared night vision goggles and electronic countermeasures.

Consumer and commercial electronics: JDSU manufactures and sells coated optics for use in home and business display systems and 3D entertainment systems. These products include bandpass filters, mirrors, polarization compensators, heater panels and other coated optics, and assemblies. Products for the automation market include photo receptors and mirrors for photocopiers, scanners, computer-driven projectors, and facsimile machines.

Instrumentation and lighting: JDSU provides multicavity and linear variable optical filters on a variety of substrates for applications including gas monitoring and analysis, thermal imaging, smart munitions, fire detection, spectroscopy, and pollution monitoring. These filters are also used in biomedical applications, semiconductor test systems, and test and measurement equipment. JDSU also provides advanced optical filters used to create dramatic lighting effects and rich, saturated color in intelligent lighting systems for entertainment and architectural lighting.

Custom Color Solutions

For product differentiation and brand enhancement, JDSU provides custom color solutions for a variety of applications using our ChromaFlair® and SpectraFlair® pigments to create color effects that emphasize body contours, create dynamic environments, or enhance products in motion. These pigments are added to paints, plastics, or textiles for products and packaging.

Our line of custom color products uses proprietary manufacturing processes and light interference or diffractive technology to provide specific color characteristics that can be designed to meet the needs of individual products, brands or markets. The products create a durable finish with striking color properties for automotive, consumer electronics, and other applications.

The design process is critical to delivering custom color solutions that meet the needs of specific customers, markets and brands. JDSU color specialists, Color Lab, and prototyping capabilities help customers overcome color design challenges during the design stage.

Currency Protection

Our optically variable pigment (“OVP®”) technology for overt security technology has become a standard used by governments worldwide for currency protection. OVP provides a color-shifting effect that enables positive, easy visual verification and deters counterfeiting.

Printing Services

Proprietary printing processes and a cGMP-compliant environment deliver solutions for labels, closures, hang tags, and flexible packaging for authentication and custom color solutions. In addition, JDSU provides high quality flexographic and gravure printing for labels for retail and apparel, healthcare, food and beverage, automotive, consumer goods and personal care.

Corporate Strategy

Our objective is to continue to be a leading provider for all markets and industries we serve. In support of our business segments, we are pursuing a corporate strategy that we believe will best position us for future opportunities. The key elements of our corporate strategy include:

•	Enabling our customers’ innovation in broadband and optical markets

We remain committed to working closely with our customers from initial product design and manufacturing through to solution deployment and training. We strive to engage with our customers at the early stages of development to provide them with the most innovative and timely products and services and ensure our technology direction is aligned with their emerging requirements. Our sales, customer support, product marketing, and development efforts are organized to maximize effectiveness in our customer interactions.

•	Continue to strengthen our balance sheet

JDSU will take continue actions that will strengthen our balance sheet and provide financial support for market leadership and business expansion efforts. Fundamental to this strategy has been our ability to continue to generate positive cash flow through improved profitability, reduced inventory levels and reduced days sales outstanding (“DSOs”). These and other actions, such as focusing on businesses that meet our success criteria, and exiting others, will keep JDSU financially strong.

•	Build a lean and scalable business

We remain committed to streamlining our manufacturing operations and reducing costs by using contract manufacturers where appropriate and consolidating to reduce our footprint and total fixed costs. As a result, we are moving from a fixed cost model to a variable one that is efficient, highly scalable, and capable of consistently meeting our customers’ quality and performance requirements. In addition, our shared corporate functions model cost-effectively provides our business segments with the centralized strength and depth of a larger company, while allowing each segment to remain focused and responsive to its own market needs.

•	Invest in profitable, market-based innovation

Based on current and anticipated demand, we will continue to invest in R&D and through acquisitions and partnerships in new technologies, products and services that offer our customers increased efficiency, higher performance, improved functionality, and/or higher levels of integration. In fiscal 2009, we continued to invest in product development in line with our profitability and growth objectives. Similarly, acquisition targets are carefully selected to support our objective to expand our addressable market in potentially higher growth, higher profitability areas.

•	Expand our global market presence

Long term, we expect higher rates of growth internationally than we do domestically, with the highest rates of growth in our Asia/Pacific, Latin America, and Eastern Europe regions. Therefore, we are developing products, sales, marketing and customer support to meet the specific needs in these regions in order to serve these customers better.

Although we expect to successfully implement our strategy, internal and/or external factors could impact our ability to meet any, or all, of our objectives. Some of these factors are discussed under “Risk Factors.”

Acquisitions

As part of our strategy, we are committed to the ongoing evaluation of strategic opportunities and, where appropriate, the acquisition of additional products, technologies or businesses that are complementary to, or broaden the markets for our products. We believe we strengthened our business model by expanding our addressable market, customer base, and expertise, diversifying our product portfolio, and fortifying our core businesses through acquisition as well as through organic initiatives.

In July 2009, subsequent to our year end of fiscal 2009, we completed the acquisition of the Network Tools business of Finisar Corporation. Under the terms of the agreement, we acquired the Network Tools business for approximately $40.6 millions.

In February 2008, we completed the acquisition of American Bank Note Holographics Inc. (“ABNH”), a public company. ABNH is a market leader in the origination, production and marketing of holograms for security applications and the leading supplier of optical security devices for the transaction card market and is included in our Advanced Optical Technologies segment.

In January 2008, we completed the acquisition of certain assets of the fiber optics division of Westover Scientific Inc. (“Westover”). Westover is a leading provider of fiber optic inspection and cleaning solutions, which complements our existing fiber field and lab and production test portfolio and is included in our Communications Test and Measurement segment.

In May 2007, we completed the acquisition of Innocor Ltd. (“Innocor”), a provider of broadband test solutions for network equipment manufacturers. The merger strengthened our position in the North American lab and production markets and helped grow our business in the EMEA and APAC regions. Innocor is included in our Communications Test and Measurement segment.

In May 2007, we completed the acquisition of Picolight Inc. (“Picolight”), a designer and manufacturer of optical pluggable transceivers. By acquiring Picolight, we strengthened our position in high-growth pluggable optics for the enterprise market and added an established, vertically integrated manufacturing model. Picolight is included in our CCOP segment.

In January 2007, we completed the acquisition of Casabyte Inc. (“Casabyte”), a provider of service quality monitoring solutions for mobile network operations. By acquiring Casabyte, we accelerated our service assurance growth by capitalizing on a number of key assets, including Casabyte’s wireless service quality solutions expertise, technology and established customer relationships. We also plan to leverage our global direct sales organization and other distribution channels to increase Casabyte’s penetration into international markets. Casabyte is included in our Communications Test and Measurement segment.

Please refer to “Note 3. Mergers and Acquisitions” and “Note 21. Subsequent Events” of Notes to Consolidated Financial Statements under Item 8 of this Annual Report on Form 10-K for further discussion of the acquisitions completed during fiscal 2008 and 2007.

Restructuring Programs and Divestitures

Since April 2001, we have significantly consolidated the manufacturing of our products based on core competencies, cost efficiency, and alternative manufacturers, where appropriate. Among other things, we continue to strengthen our partnerships with contract manufacturers primarily for our telecommunications, data communications, and laser products. We have completed the process of centralizing in-house manufacturing from North America pertaining to product lines relating to primarily the CCOP segment to a third party owned lower-cost facility in Shenzhen, China during fiscal 2009. Additionally, we continue to centralize many administrative functions such as information technology, human resources, and finance to take advantage of common processes and controls, and economies of scale.

Our results of operations and financial condition were significantly affected by charges related to our restructuring activities, the write-downs of inventories, and the impairment of our investments and long-lived assets during fiscal 2009, 2008, and 2007. We may not be successful in our manufacturing strategy, and there are many risks to be addressed as described in the “Risk Factors” section.

Please refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations under Item 7 and the Notes to the Consolidated Financial Statements under Item 8 of this Annual Report on Form 10-K for further discussion on these charges.

Research and Development

During fiscal 2009, 2008, and 2007, we incurred research and development expenses of $170.1 million, $188.1 million, and $168.4 million, respectively. The number of employees engaged in research and development was approximately 900 as of June 27, 2009, 1,100 as of June 28, 2008, and 1,000 as of June 30, 2007.

We devote substantial resources to research and development to develop new and enhanced products to serve our markets. Once the design of a product is complete, our engineering efforts shift to enhancing both the performance of that product and our ability to manufacture it in volume and at lower cost.

In our Communications Test and Measurement market, we track and address the market segments for portable instruments for Telecom Field Service personnel, systems and software used in Network Operations Centers and instruments use in the design and production of telecom network equipment. We are increasing our focus on IP-based service delivery and assurance and the required changes in the network architecture as they relate to our target market segments. At the same time, we maintain our capability to continue to serve all major network architectures and protocols.

In our Communications and Commercial Optical Products market, we are increasing our focus on the most promising markets while maintaining our capability to provide products throughout the network. We are increasing our emphasis on the next generation AON components and modules, such as ROADMs and tunable devices needed for long-haul, metro, access, local area network, storage area network, and enterprise markets. We are also responding to our customers’ requests for higher levels of integration, including the integration of optics, electronics and software in our modules, subsystems, and circuit packs. We continue to develop new product offerings in solid-state lasers that take advantage of technologies and components developed within our Communications and Commercial Optical Products groups. All these developments are targeted to serve customers engaging in biotechnology, graphics and imaging, remote sensing, and materials processing and precision micromachining markets.

In our Advanced Optical Technologies market, our research and development efforts concentrate on developing more innovative solutions for our markets. Our Applied Optical technology group continues to advance light interference micro-flakes, color separation and birefringent filters, holographic images, components and assemblies for optical systems.

Manufacturing

The following table sets forth our major manufacturing locations and the primary products manufactured at each location as of June 27, 2009. Manufacturing facilities and products manufactured by our contract-manufacturing partners (located in California, Texas, Ottawa, China, Indonesia, Singapore, Malaysia, and Thailand) are not included in the table below:

Location	Products

NORTH AMERICA:

Canada:
Ottawa, Ontario	Telecommunications test hardware

United States:
Allentown, PA	Communications Test and Measurement products—focused on stress testing

Bloomfield, CT	Lithium niobate modulators, wavelength lockers, and electronic drivers for telecommunications

Camarillo, CA	Home networking test hardware

Commerce, CA	Packaging labels for both security and non-security applications

Coral Springs, FL	Color and image enhancement products

Germantown, MD	Communications Test and Measurement products

Indianapolis, IN	Communications Test and Measurement products

Mill Creek, WA	Fiber optic inspection and cleaning solutions

Milpitas, CA	Waveguide wafer fabrication & photonic power products

Robbinsville, NJ	Holograms for security applications and optical security devices

San Jose, CA	Wafer fabrication (high power lasers, source lasers, detectors), submarine products, CoC testing, and solid state lasers

Santa Rosa, CA	Optical display and projection products, light interference pigments for security and decorative applications, and thin film filters

REST OF WORLD:

China:
Beijing	Light interference pigments for security applications

France:
St. Etienne	Communications Test and Measurement products

Germany:
Eningen	Communications Test and Measurement products

Sources and Availability of Raw Materials

JDSU uses various companies and contract manufacturers to supply parts and components for the manufacture and support of multiple product lines. Although our intention is to establish at least two sources of supply for materials whenever possible, for some certain components we do have sole or limited source supply arrangements. We may not be able to procure these components from alternative sources at acceptable prices within reasonable time; therefore the loss or interruption of such arrangements could have an impact on our ability to deliver certain products on a timely basis.

JDSU will continue initiatives to reduce cost and risk of production interruptions and shortages of components with: (1) selecting and qualifying alternative sources of supplies for key components whenever possible, and (2) maintaining an appropriate safety stock of key components.

Patents and Proprietary Rights

Intellectual property rights that apply to our various products include patents, trade secrets, and trademarks. We do not intend to broadly license our intellectual property rights unless we can obtain adequate consideration or enter into acceptable patent cross-license agreements. As of June 27, 2009, we owned 1,347 U.S. patents and 540 foreign patents, and we are processing several hundred pending applications throughout the world.

Backlog

Backlog consists of purchase orders for products for which we have assigned shipment dates within the following 12 months. As of June 27, 2009, our backlog was approximately $219.5 million as compared to $341.1 million at June 28, 2008. Because of possible changes in product delivery schedules and cancellation of product orders and our sales often reflect orders shipped in the same quarter in which they are received, our backlog at any particular date is not necessarily indicative of actual revenue or the level of orders for any succeeding period.

Employees

We employed approximately 4,000 employees as of June 27, 2009, as compared to approximately 6,800 and 6,700 as of June 28, 2008 and June 30, 2007, respectively. Our workforce as of June 27, 2009 included approximately 1,600 employees in manufacturing, 900 employees in research and development, 600 employees in general and administrative functions, and 900 employees in sales and marketing. The reduction in our workforce was primarily due to the sale of our Shenzhen manufacturing facility in fiscal 2009.

Notwithstanding the reductions in force that have taken place, we consider our employee relations generally to be good.

Similar to other technology companies, particularly those in Silicon Valley, we rely upon our ability to use stock options, Full Value Awards, and other forms of stock-based compensation as key components of our executive and employee compensation structure. Historically, these components have been critical to our ability to retain important personnel and offer competitive compensation packages. Without these components, we would be required to significantly increase cash compensation levels (or develop alternative compensation structures) to retain our key employees.

ITEM 1A. RISK FACTORS

We have a history of net losses, and our future profitability is not assured.

We incurred net losses of $866.4 million, $21.7 million, and $26.3 million in fiscal years 2009, 2008 and 2007, respectively. As a portfolio company, comprised of many product lines, with diverse operating metrics and markets, our profit performance in a particular period is generally a function of both revenue and product mix factors. For example, our product portfolio has a broad gross margin range. Moreover, the profit contribution of each of our business segments currently varies materially. Additionally, for the last several years, we have undergone multiple manufacturing, facility, organizational and product line transitions. We expect some of these activities to continue for the foreseeable future. These activities are costly and impair our profitability objectives while ongoing. Specific factors that may undermine our financial objectives include, among others:

•

uncertain future telecom carrier and cable operator capital and R&D spending levels, which particularly affects our Communications and Commercial Optical Products and Communications Test and Measurement segments;

•

the current uncertain macro-economic climate including, among other things, the ongoing fall-out from the recent credit market crisis, which, in the near term has negatively-impacted our transaction card business in our AOT segment, and more generally creates uncertainty for business across our portfolio;

•

adverse changes to our product mix, both fundamentally (resulting from new product transitions, the declining profitability of certain legacy products and the termination of certain formerly higher margin products, among other things) and due to quarterly demand fluctuations;

•	under-utilization of our manufacturing capacities, particularly in our Communications and Commercial Optical Products segment;

•

intense pricing pressure across our product lines (due to competitive forces, increasingly from Asia, and to a highly concentrated customer base for many of our product lines), which continues to offset many of the cost improvements we are realizing quarter over quarter;

•	availability and cost of components for our products, particularly in our Communications and Commercial Optical Products segment;

•

increasing commoditization of previously differentiated products, and the attendant negative effect on average selling prices and profit margins, particularly in our Communications and Commercial Optical Products segment;

•	execution challenges, which limit revenue opportunities and harm profitability, market opportunities and customer relations;

•	revenue declines associated, periodically, with terminated or divested product lines;

•	redundant costs related to periodic transitioning of manufacturing to low cost locations;

•	ongoing costs associated with organizational transitions, consolidations and restructurings, which are expected to continue in the nearer term;

•	continuing high levels of selling, general and administrative, (“SG&A”) expenses; and

•	seasonal fluctuations in revenue from our Communications Test and Measurement segment, which is the largest of our business segments.

Taken together, these factors limit our ability to predict future profitability levels and to achieve our long-term profitability objectives. While some of these factors may diminish over time as we improve our cost structure and focus on enhancing our product mix, several factors, such as continuous pricing pressure, increasing Asia-based competition, increasing commoditization of previously-differentiated products, a highly concentrated customer base for many of our product lines and seasonal Communications Test and Measurement segment revenue fluctuations, are likely to remain endemic to our businesses. If we fail to achieve profitability expectations, the price of our debt and equity securities, as well as our business and financial condition, may be adversely impacted.

Our operating results may be adversely affected by unfavorable economic and market conditions.

Economic conditions worldwide have from time to time contributed to slowdowns in the technology industry at large, as well as to the specific segments and markets in which we operate. When combined with ongoing customer consolidation activity and periodic manufacturing and inventory initiatives, the current worldwide economic downturn, including but not limited to the effects of deteriorating credit markets, could lead to reduced demand from our customers and increased price competition for our products, increased risk of excess and obsolete inventories and higher overhead costs as a percentage of revenue. The current worldwide economic downturn may further negatively impact our operations by affecting the solvency of our customers, the solvency of our key suppliers or the ability of our customers to obtain credit to finance purchases of our products. If the global economy and credit markets continue to deteriorate and our future sales continue to decline, our financial condition and results of operations could be adversely impacted.

In addition, we have significant intangible assets and long-lived assets recorded on our balance sheet. We will continue to evaluate the recoverability of the carrying amount of our goodwill and intangible assets on an ongoing basis, and we may incur substantial impairment charges, which would adversely affect our financial results. There can be no assurance that the outcome of such reviews in the future will not result in substantial impairment charges. Impairment assessment inherently involves judgment as to assumptions about expected future cash flows and the impact of market conditions on those assumptions. Future events and changing market conditions may impact our assumptions as to prices, costs, holding periods or other factors that may result in changes in our estimates of future cash flows. Although we believe the assumptions we used in testing for impairment are reasonable, significant changes in any one of our assumptions could produce a significantly different result. If, in any period, our stock price decreases to the point where the fair value of the Company, as determined by our market capitalization, is less than our book value, this too could indicate a potential impairment and we may be required to record an impairment charge in that period.

We have continuing concerns regarding the manufacture, quality and distribution of our products. These concerns are heightened with new product offerings and when overall demand increases.

Our success depends upon our ability to deliver both our current product offerings and new products and technologies on time and at acceptable cost to our customers. As a technology company, we constantly encounter quality, volume and cost concerns. The following factors are potential contributors to our concerns:

•

our continuing cost reduction programs, which include site and organization consolidations, asset divestitures, product transfers to contract manufacturers and employee reductions, require the re-establishment and re-qualification by our customers of complex manufacturing lines, as well as modifications to systems, planning and operational infrastructure. During this process, we have experienced, and continue to experience additional costs, delays in re-establishing volume production levels, planning difficulties, inventory issues, factory absorption concerns, and systems integration problems;

•

increases in demand for certain of our products, in the midst of our cost reduction programs, are straining our execution abilities as well as those of our suppliers, as we are experiencing periodic and varying capacity, workforce and materials constraints, enhanced by the impact of our ongoing product and operational transfers;

•

variability of manufacturing yields caused by difficulties in the manufacturing process, the effects from a shift in product mix, changes in product specifications and the introduction of new product lines. These difficulties can reduce yields or disrupt production and thereby increase our manufacturing costs and adversely affect our margin;

•

the possibility of incurring significant costs to correct defective products (despite rigorous testing for quality both by our customers and by us), which could include lost future sales of the affected product and other products, and potentially severe customer relations problems, litigation and damage to our reputation;

•

our dependence on a limited number of vendors, often small and specialized, for raw materials, packages and standard components. Our business and results of operations have been, and could continue to be adversely affected by this dependency. Specific concerns we periodically encounter with our suppliers include stoppages or delays of supply, insufficient vendor resources to supply our requirements, substitution of more expensive or less reliable products, receipt of defective parts or contaminated materials, increases in the price of supplies, and an inability to obtain reduced pricing from our suppliers in response to competitive pressures; and

•

new product programs and introductions, which due to their large-scale restricted field testing and lack of production manufacturers with their increased complexity, expose us to yield and product risk internally and with our materials suppliers.

These factors have caused considerable strain on our execution capabilities and customer relations. We have and could continue to see (a) periodic difficulty responding to customer delivery expectations for some of our products, (b) yield and quality problems, particularly with some of our new products and higher volume products, and (c) additional funds and other resources to respond to these execution challenges. We are also, in the short-term, diverting resources from new product research and development and other functions to assist with resolving these matters. If we do not improve our performance in all of these areas, our operating results will be harmed, the commercial viability of new products may be challenged and our customers may choose to reduce their purchases of our products and purchase additional products from our competitors.

We rely on a limited number of customers for a significant portion of sales.

We believe that we will continue to rely upon a limited number of customers for a significant portion of our revenues for each period for the foreseeable future and any failure by us to capture a significant share of these customers could materially harm our business. Dependence on a limited number of customers exposes us to the risk that order reductions from any one customer can have a material adverse effect on periodic revenue. Further, to the extent that our direct communications equipment manufacturer customer base and their customer base, the service providers, consolidates, we will have increased dependence on fewer customers who may be able to exert increased pressure on our prices and contractual terms in general. Customer consolidation activity and periodic manufacturing and inventory initiatives could also create the potential for pauses in customer demand for our products as a consequence of their new decision frameworks and periods of operational streamlining.

Also, we have a strategic alliance with SICPA, our principal customer for our light interference microflakes that are used to, among other things, provide security features in currency. Under a license and supply agreement, we rely exclusively on SICPA to market and sell one of these product lines, Optically Variable Pigment (OVP®), for document authentication applications worldwide. The agreement requires SICPA to purchase minimum quantities of these pigments over the term of the agreement. If SICPA fails to purchase these quantities, as and when required by the agreement, for any reason, our business and operating results (including, among other things, our revenue and gross margin) will be harmed, at least in the short-term. In the long-term, we may be unable to find a substitute marketing and sales partner or develop these capabilities ourselves.

Risks in strategic transactions.

Our strategy continues to include periodic acquisitions and divestitures of businesses and technologies. Strategic transactions of this nature involve numerous risks, including the following:

•	difficulties and costs in integrating or disintegrating the operations, technologies, products, systems, facilities, and personnel of the affected businesses;

•

inadequate internal control procedures and disclosure controls to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or poor integration of a target company’s or businesses’ procedures and controls;

•	diversion of management’s attention from normal daily operations of the business;

•	potential difficulties in completing projects associated with in-process research and development;

•	difficulties in entering markets in which we have no or limited direct prior experience and where competitors in such markets have stronger market positions;

•

projecting and obtaining or providing sufficient transition services for an appropriate period of time and cost in the case of acquisitions or divestitures of product lines, assets, or discrete businesses;

•	insufficient net revenue to offset increased expenses associated with acquisitions;

•	potential loss of key employees of the acquired companies; and

•	difficulty in forecasting revenues and margins.

Acquisitions may also cause us to:

•	issue common stock that would dilute our current shareholders’ percentage ownership;

•	assume liabilities, some of which may be unknown at the time of such acquisitions;

•	record goodwill and non-amortizable intangible assets that will be subject to impairment testing and potential periodic impairment charges;

•	incur amortization expenses related to certain intangible assets;

•	incur large and immediate write-offs of in-process research and development costs; or

•	acquire, assume, or become subject to litigation.

Strategic transactions between high-technology companies inherently entail risk, and no assurance can be given that our previous or future strategic transactions will be successful or will not adversely affect our business, operating results, or financial condition. We are currently devoting substantial resources to the integration of our recent acquisitions, which among other things, requires significant investment in IT systems and infrastructure. Failure to manage and successfully integrate acquisitions or disintegrate divestures could harm our business and operating results in a material way. Even when an acquired company has already developed and marketed products, there can be no assurance that product enhancements will be made in a timely fashion or that all pre-acquisition due diligence will have identified all possible issues that might arise with respect to such products.

Certain of our non-communications related products are subject to governmental and industry regulations, certifications and approvals.

The commercialization of certain of the products we design, manufacture and distribute through our AOT and Communications and Commercial Optical Products segments may be more costly due to required government approval and industry acceptance processes. Development of applications for our light interference and diffractive microflakes may require significant testing that could delay our sales. For example, certain uses in cosmetics may be regulated by the Food and Drug Administration, which has extensive and lengthy approval processes. Durability testing by the automobile industry of our decorative microflakes used with automotive paints can take up to three years. If we change a product for any reason, including technological changes or changes in the manufacturing process, prior approvals or certifications may be invalid and we may need to go through the approval process again. If we are unable to obtain these or other government or industry certifications in a timely manner, or at all, our operating results could be adversely affected.

We face risks related to our international operations and revenue.

Our customers are located throughout the world. In addition, we have significant offshore operations, including product development, manufacturing, sales and customer support operations. Our operations outside North America include product development and manufacturing facilities in Europe and Asia and service, sales and support offices worldwide.

In particular, as a result of our efforts to reduce costs, we have expanded our use of contract manufacturers in Shenzhen, China. Looking ahead we expect to expand our research and development activities in China. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations, such as those relating to taxation, import and export tariffs, environmental regulations, land use rights, intellectual property and other matters, which laws and regulations remain highly underdeveloped and subject to change, with little or no prior notice, for political or other reasons.

Our international presence exposes us to certain risks, including the following:

•	currency fluctuations;

•	our ability to comply with customs, import/export and other trade compliance regulations of the countries in which we do business, together with any unexpected changes in such regulations;

•	difficulties in establishing and enforcing our intellectual property rights;

•	tariffs and other trade barriers;

•	political, legal and economic instability in foreign markets, particularly in those markets in which we maintain manufacturing and product development facilities;

•	difficulties in staffing and management;

•	language and cultural barriers;

•	seasonal reductions in business activities in the countries where our international customers are located;

•	integration of foreign operations;

•	longer payment cycles;

•	greater difficulty in accounts receivable collection;

•	difficulties in management of foreign distributors; and

•	potential adverse tax consequences.

Net revenue from customers outside the Americas accounted for 54%, 48% and 45% of our total net revenue for fiscal 2009, 2008 and 2007, respectively. We expect that net revenue from customers outside North America will continue to account for a significant portion of our total net revenue. Lower sales levels that typically occur during the summer months in Europe and some other overseas markets may materially and adversely affect our business. In addition, the revenues we derive from many of our customers depend on international sales and consequently further expose us to the risks associated with such international sales.

Changes in our effective tax rate or adverse outcomes resulting from tax audits may have an adverse impact on our results.

As an international corporation, we are subject to taxation in the various jurisdictions in which we conduct business. Significant judgment is required in the determination of our worldwide provision for income taxes and this determination requires the interpretation and application of complex and sometimes uncertain tax laws and regulations. Our effective tax rate may be adversely impacted by changes in the mix of earnings between countries which have different statutory tax rates, in the valuation of our deferred tax assets, and by changes in tax rules and regulations. We are subject to income tax audits in the respective jurisdictions in which we conduct business and we regularly assess the likelihood of adverse outcomes resulting from these tax audits to ascertain the adequacy of our provision for income taxes. There can be no assurance that the outcomes of these tax audits will not have an adverse impact on our results and financial condition.

Our business and operations would be adversely impacted in the event of a failure of our information technology infrastructure.

We rely upon the capacity, reliability and security of our information technology hardware and software infrastructure and our ability to expand and update this infrastructure in response to our changing needs. We are constantly updating our information technology infrastructure. For example, we recently completed a multiphase, companywide program to upgrade and restructure our current Oracle system to improve system integration and performance. Any failure to manage, expand and update our information technology infrastructure or any failure in the operation of this infrastructure could harm our business.

Our acquisition of Acterna created additional burden and risk. The integration of Acterna is of particular concern to our information technology infrastructure due to Acterna’s size and complexity. Converting Acterna’s business processes, data and applications to our standards outside of North America continues to be a complex and time-consuming task. During this transition period, we are exposed to the risks associated with incompatible and complex reporting systems.

Despite our implementation of security measures, our systems are vulnerable to damages from computer viruses, natural disasters, unauthorized access and other similar disruptions. Any system failure, accident or security breach could result in disruptions to our operations. To the extent that any disruptions or security breach results in a loss or damage to our data, or in inappropriate disclosure of confidential information, it could harm our business. In addition, we may be required to incur significant costs to protect against damage caused by these disruptions or security breaches in the future.

Failure to maintain effective internal controls may adversely affect our stock price. Out-of-period adjustments could require us to restate previously issued financial statements.

Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. The SEC, as directed by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring public companies to include a report by management on the effectiveness of the Company’s internal control over financial reporting in their annual reports on Form 10-K. In addition, our independent registered public accounting firm must report on the effectiveness of the internal control over financial reporting. Although we review our internal control over financial reporting in order to ensure compliance with the Section 404 requirements, if we or our independent registered public accounting firm is not satisfied with our internal control over financial reporting or the level at which these controls are documented, designed, operated or reviewed, or if our independent registered public accounting firm interprets the requirements, rules and/or regulations differently from our interpretation, then they may issue a report that is qualified. This could result in an adverse reaction in the financial marketplace due to a loss of investor confidence in the reliability of our financial statements, which ultimately could negatively impact our stock price.

In addition, we have in the past recorded, and may in the future record, “out-of-period” adjustments to our financial statements. In making such adjustments we apply the analytical framework of Staff Accounting Bulletin No. 99, “Materiality”, (“SAB 99”) to determine whether the effect of any out-of-period adjustment to our financial statements is material and whether such adjustments, individually or in the aggregate, would require us to restate our financial statements for previous periods. Under SAB 99, companies are required to apply quantitative and qualitative factors to determine the “materiality” of particular adjustments. From a quantitative perspective, the amount of a company’s reported profit or loss is a significant factor in the determination. In recent periods, we have reported net income at, or close to, “break-even” levels. In periods with “break-even” profitability, it is mathematically more likely that such adjustments may meet the quantitative “materiality” threshold established under SAB 99. This is especially the case if we continue to operate at or near “break-even” over an extended period of time so that this becomes our de facto standard of profitability. We have recorded out-of-period adjustments in the past in each instance determining that such adjustments were not material to the period that the error originated or was corrected. In the future we may identify further out-of-period adjustments impacting our interim or annual financial statements during a period (or series of periods) when our net income or loss is at or near break-even levels. Depending upon the complete qualitative and quantitative analysis, this could result in our having to restate previously issued financial statements.

If we fail to timely file with the trustee of our Zero Coupon Senior Convertible Notes or our 1% Senior Convertible Notes certain information, documents and reports required to be filed by us with the SEC, such notes could become due and payable immediately. As a result, our liquidity position could be adversely impacted or we may not have enough cash to pay the note holders, which would harm our business and the trading price of our debt and equity securities.

Under the terms of both of the indentures governing our senior convertible notes, we must comply with certain covenants, agreements and conditions, including filing with the trustee certain information, documents and reports required to be filed by us with the SEC. Certain failures to comply with the filing of such reports with the trustee would constitute a default. Upon such a default, the trustee or holders of 25% of the outstanding principal of either series of notes have the option to send us a notice of default, demanding that such default be cured within 60 days. If we receive such a notice of default, we will be required to cure such default within 60 days or obtain a waiver from holders of a majority of the outstanding principal balance of each series of notes. If we cannot cure such default within 60 days or obtain a waiver, the notes could be accelerated. This could severely impact our liquidity position or, under certain circumstances, we may not have enough cash to pay the note holders, which would harm our business and the trading price of debt and equity securities.

We sold $475 million of senior convertible notes in 2003 and $425 million of senior convertible notes in 2006, which may cause our reported earnings per share to be more volatile because of the conversion contingency features of these notes.

We issued $475 million of indebtedness in October 2003 and $425 million of indebtedness in May and June, 2006 in the form of senior convertible notes. As of June 27, 2009, $325.2 million of these notes remained outstanding. The issuance of these notes substantially increased our principal payment obligations and we may not have enough cash to repay the notes when due. The degree to which we are leveraged could materially and adversely affect our ability to successfully obtain financing for working capital, acquisitions or other purposes and could make us more vulnerable to industry downturns and competitive pressures. In addition, the holders of those notes are entitled to convert those notes into shares of our common stock or a combination of cash and shares of common stock under certain circumstances which would cause dilution to our existing stockholders and lower our reported per share earnings.

If we have insufficient proprietary rights or if we fail to protect those we have, our business would be materially harmed.

Our intellectual property rights may not be adequate to protect our products or product roadmaps.

We seek to protect our products and our product roadmaps in part by developing and/or securing proprietary rights relating to those products, including patents, trade secrets, know-how and continuing technological innovation. The steps taken by us to protect our intellectual property may not adequately prevent misappropriation or ensure that others will not develop competitive technologies or products. Other companies may be investigating or developing other technologies that are similar to our own. It is possible that patents may not be issued from any application pending or filed by us and, if patents do issue, the claims allowed may not be sufficiently broad to deter or prohibit others from making, using or selling similar products. We do not own patents in every country in which we sell or distribute our products, and thus others may be able to offer identical products in countries in which we do not have intellectual property protection. In addition, the laws of some territories in which our products are or may be developed, manufactured or sold, including Europe, Asia-Pacific or Latin America, may not protect our products and intellectual property rights to the same extent as the laws of the United States.

Any patents issued to us may be challenged, invalidated or circumvented, and recent Supreme Court precedent may make it easier to invalidate some of our patents than in the past. Additionally, we are currently a licensee in all of our operating segments for a number of third-party technologies, software and intellectual property rights from academic institutions, our competitors and others, and are required to pay royalties to these licensors for the use thereof. Unless we are able to obtain such licenses on commercially reasonable terms, patents or other intellectual property held by others could inhibit our development of new products, impede the sale of some of our current products, substantially increase the cost to provide these products to our customers, and could have a significant adverse impact on our operating results. In the past, licenses generally have been available to us where third-party technology was necessary or useful for the development or production of our products. In the future licenses to third-party technology may not be available on commercially reasonable terms, if at all.

Our products may be subject to claims that they infringe the intellectual property rights of others.

Lawsuits and allegations of patent infringement and violation of other intellectual property rights occur in our industry on a regular basis. We have received in the past, and anticipate that we will receive in the future, notices from third parties claiming that our products infringe third-party proprietary rights. Over the past few years there has been a marked increase in the number and potential severity of third party patent infringement claims, primarily from two distinct sources. First, large technology companies, including some of our customers and competitors, are seeking to monetize their patent portfolios and have developed large internal organizations that have approached us with demands to enter license agreements. Second, numerous patent-holding companies, entities that do not make or sell products (often referred to as “patent trolls”), have claimed that our products infringe upon their proprietary rights. In addition, our markets are extremely competitive and we expect to experience intellectual property infringement disputes with our competitors from time to time. We will continue to respond to these claims in the course of our business operations. In the past, the settlement and disposition of these disputes has not had a material adverse impact on our business or financial condition, however this may not be the case in the future. Further, the litigation or settlement of these matters, regardless of the merit of the claims, could result in significant expense to us and divert the efforts of our technical and management personnel, whether or not we are successful. If we are unsuccessful, we could be required to expend significant resources to develop non-infringing technology or to obtain licenses to the technology that is the subject of the litigation. We may not be successful in such development, or such licenses may not be available on terms acceptable to us, if at all. Without such a license, we could be enjoined from future sales of the infringing product or products, which could adversely affect our revenues and operating results.

The use of open source software in our products, as well as those of our suppliers, manufacturers and customers, may expose us to additional risks and harm our intellectual property position.

Certain of the software and/or firmware that we use and distribute (as well as that of our suppliers, manufacturers and customers) may be, be derived from, or contain, so-called “open source” software that is generally made available to the public by its authors and/or other third parties. Such open source software is often made available under licenses which impose obligations in the event the software or derivative works thereof are distributed or re-distributed. These obligations may require us to make source code for the derivative works available to the public, and/or license such derivative works under a particular type of license, rather than the forms of license customarily used to protect our own software products. While we believe we have complied with our obligations under the various applicable licenses for open source software, in the event that a court rules that these licenses are unenforceable, or in the event the copyright holder of any open source software were to successfully establish in court that we had not complied with the terms of a license for a particular work, we could be required to release the source code of that work to the public and/or stop distribution of that work. Additionally, open source licenses are subject to occasional revision. In the event future iterations of open source software are made available under a revised license, such license revisions may adversely affect our ability to use such future iterations.

We face certain litigation risks that could harm our business.

We have had numerous lawsuits filed against us asserting various claims. The results of complex legal proceedings are difficult to predict. Moreover, many of the complaints filed against us do not specify the amount of damages that plaintiffs seek, and we therefore are unable to estimate the possible range of damages that might be incurred should these lawsuits be resolved against us. While we are unable to estimate the potential damages arising from such lawsuits, certain of them assert types of claims that, if resolved against us, could give rise to substantial damages. Thus, an unfavorable outcome or settlement of one or more of these lawsuits could have a material adverse effect on our financial condition, liquidity and results of operations. Even if these lawsuits are not resolved against us, the uncertainty and expense associated with unresolved lawsuits could seriously harm our business, financial condition and reputation. Litigation is costly, time-consuming and disruptive to normal business operations. The costs of defending these lawsuits, particularly the securities class actions and stockholder derivative actions, have been significant, will continue to be costly and may not be covered by our insurance policies. The defense of these lawsuits could also result in continued diversion of our management’s time and attention away from business operations, which could harm our business. For additional information regarding certain of the lawsuits in which we are involved, see the “Legal Proceedings” portion of this report.

We may be subject to environmental liabilities which could increase our expenses and harm our operating results.

We are subject to various federal, state and foreign laws and regulations governing the environment, including those governing pollution and protection of human health and the environment and, recently, those restricting the presence of certain substances in electronic products and holding producers of those products financially responsible for the collection, treatment, recycling and disposal of certain products. Such laws and regulations have been passed in several jurisdictions in which we operate. Laws governing the environmental effects of electronic products have been passed in several European Union member countries, and similar laws are now pending in various jurisdictions within the United States. The European Union has enacted the Restriction of the Use of Certain Hazardous Substances in Electrical and Electronic Equipment, or RoHS, and the Waste Electrical and Electronic Equipment, or WEEE, directives. The RoHS directive prohibits the use of certain substances, including lead, mercury, cadmium and chromium, in covered products placed on the market after July 1, 2006. The WEEE directive obligates parties that place electrical and electronic equipment onto the market in the European Union to clearly mark the equipment, register with and report to European Union regulators regarding distribution of the equipment, and provide a mechanism to recall and properly dispose of the equipment. Each European Union member country has enacted, or is expected to soon enact, legislation clarifying what is and what is not covered by the WEEE directive in that country. However, there is still some uncertainty in certain European Union countries as to which party involved in the manufacture, distribution and sale of electronic equipment will be ultimately held responsible. If we are deemed to be a manufacturer of covered products, we may be required to register as a producer in certain European Union countries, and incur financial responsibility with respect to products sold within the European Union, including products of other manufacturers that have been replaced by our products. We may also incur substantial costs to change our manufacturing processes, redesign or reformulate, and obtain substitute components for, our products that are deemed covered products under the RoHS directive. We may also incur significant inventory write-downs if certain components held in inventory become unusable because they are not RoHS-compliant. If we fail to timely provide RoHS-compliant products, we will not be able to offer our products within European Union, and we may be subject to civil or criminal liabilities.

Similar legislation has been and may be enacted in other locations where we manufacture or sell our products. We will need to ensure that we comply with such laws and regulations as they are enacted, as well as all environmental laws and regulations, and as appropriate or required, that our component suppliers also timely comply with such laws and regulations. If we fail to timely comply with such laws, we could face sanctions for such noncompliance, and our customers further may refuse to purchase our products, which would have a materially adverse effect on our business, financial condition and results of operations.

With respect to compliance with environmental laws and regulations in general, we have incurred and in the future could incur substantial costs for the cleanup of contaminated properties, either those we own or operate or to which we have sent wastes in the past, or to comply with such environmental laws and regulations; further, we could be subject to disruptions to our operations and logistics as a result of such clean-up or compliance obligations. In addition, if we were found to be in violation of these laws, we could be subject to governmental fines and liability for damages resulting from such violations. If we have to make significant capital expenditures to comply with environmental laws, or if we are subject to significant expenditures in connection with a violation of these laws, our financial condition or operating results could be adversely impacted.

Our rights plan and our ability to issue additional preferred stock could harm the rights of our common stockholders.

In February 2003, we amended and restated our Stockholder Rights Agreement and currently each share of our outstanding common stock is associated with one right. Each right entitles stockholders to purchase 1/100,000 share of our Series B Preferred Stock at an exercise price of $21.00.

The rights only become exercisable in certain limited circumstances following the tenth day after a person or group announces acquisition of or tender offers for 15% or more of our common stock. For a limited period of time following the announcement of any such acquisition or offer, the rights are redeemable by us at a price of $0.01 per right. If the rights are not redeemed, each right will then entitle the holder to purchase common stock having the value of twice the then-current exercise price. For a limited period of time after the exercisability of the rights, each right, at the discretion of our Board of Directors, may be exchanged for either 1/100,000 share of Series B Preferred Stock or one share of common stock per right. The rights expire on June 22, 2013.

Our Board of Directors has the authority to issue up to 499,999 shares of undesignated preferred stock and to determine the powers, preferences and rights and the qualifications, limitations or restrictions granted to or imposed upon any wholly unissued shares of undesignated preferred stock and to fix the number of shares constituting any series and the designation of such series, without the consent of our stockholders. The preferred stock could be issued with voting, liquidation, dividend and other rights superior to those of the holders of common stock.

The issuance of Series B Preferred Stock or any preferred stock subsequently issued by our Board of Directors, under some circumstances, could have the effect of delaying, deferring or preventing a change in control.

Some provisions contained in the rights plan, and in the equivalent rights plan that our subsidiary, JDS Uniphase Canada Ltd., has adopted with respect to our exchangeable shares, may have the effect of discouraging a third party from making an acquisition proposal for us and may thereby inhibit a change in control. For example, such provisions may deter tender offers for shares of common stock or exchangeable shares, which offers may be attractive to stockholders, or deter purchases of large blocks of common stock or exchangeable shares, thereby limiting the opportunity for stockholders to receive a premium for their shares of common stock or exchangeable shares over the then-prevailing market prices.

Some anti-takeover provisions contained in our charter and under Delaware laws could hinder a takeover attempt.

We are subject to the provisions of Section 203 of the Delaware General Corporation Law prohibiting, under some circumstances, publicly-held Delaware corporations from engaging in business combinations with some stockholders for a specified period of time without the approval of the holders of substantially all of our outstanding voting stock. Such provisions could delay or impede the removal of incumbent directors and could make more difficult a merger, tender offer or proxy contest involving us, even if such events could be beneficial, in the short-term, to the interests of the stockholders. In addition, such provisions could limit the price that some investors might be willing to pay in the future for shares of our common stock. Our certificate of incorporation and bylaws contain provisions relating to the limitations of liability and indemnification of our directors and officers, dividing our board of directors into three classes of directors serving three-year terms and providing that our stockholders can take action only at a duly called annual or special meeting of stockholders. These provisions also may have the effect of deterring hostile takeovers or delaying changes in control or management of us.

ITEM 1B. UNRESOLVED STAFF COMMENTS

None.

ITEM 2. PROPERTIES

We own and lease various properties in the United States and in 24 other countries around the world. We use the properties for executive and administrative offices, data centers, product development offices, customer service offices, and manufacturing facilities. Our corporate headquarters of approximately 180,110 square feet is located in Milpitas, California. As of June 27, 2009, our leased and owned properties provided us with aggregate square footage of approximately 2.3 million and 0.4 million, respectively. Larger owned sites include properties located in the United States and Germany. Larger leased sites include properties located in Canada, United States, Germany, and China. We believe that our existing properties, including both owned and leased sites, are in good condition and suitable for the conduct of our business.

From time to time we consider various alternatives related to our long-term facilities needs. While we believe our existing facilities are adequate to meet our immediate needs, it may become necessary to lease, acquire, or sell additional or alternative space to accommodate any future business needs.

ITEM 3. LEGAL PROCEEDINGS

The material set forth in Note 20 of our Notes to Consolidated Financial Statements in this Annual Report on Form 10-K is incorporated herein by reference.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None.

PART II

ITEM 5.	MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Our common stock is traded on the NASDAQ Stock Market under the symbol “JDSU” and our exchangeable shares of JDS Uniphase Canada Ltd. are traded on the Toronto Stock Exchange under the symbol “JDU.” Holders of exchangeable shares may tender their holdings for common stock on a one-for-one basis at any time. As of July 24, 2009, we had 217,002,671 shares of common stock outstanding, including 4,506,556 exchangeable shares. The closing price on July 24, 2009 was $5.75 for the common stock and Canadian $6.16 for the exchangeable shares. The following table summarizes the high and low closing sales prices for our common stock as reported on the NASDAQ Stock Market during fiscal 2009 and 2008.

	High	Low
Fiscal 2009:
Fourth Quarter	$6.22	$3.25
Third Quarter	5.25	2.21
Second Quarter	8.47	2.21
First Quarter	11.90	8.26

Fiscal 2008:
Fourth Quarter	$15.00	$11.23
Third Quarter	14.11	10.06
Second Quarter	15.77	12.80
First Quarter	15.89	13.35

As of July 24, 2009, we had 4,189 holders of record of our common stock and exchangeable shares. We have not paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future.

Stock Repurchase Program

On May 15, 2008, the Company’s Board of Directors authorized the Company to repurchase up to $200 million of its common stock through open market or private transactions during a two year period ending May 14, 2010. During the three months ended June 28, 2008, the Company repurchased approximately 9.6 million shares of common stock in open market purchases at an average price of $11.76 per share. The total purchase price of $113.2 million was reflected as a decrease to common stock based on the stated par value per share with the remainder to accumulated deficit. All common shares repurchased under this program have been cancelled and retired.

During the first quarter of fiscal 2009, the Company repurchased approximately 7.6 million shares of common stock in open market purchases at an average price of $11.40 per share, completing the $200 million share repurchase program authorized by the Company’s Board of Directors on May 15, 2008. The total purchase price of $86.8 million was reflected as a decrease to common stock based on the stated par value per share with the remainder to accumulated deficit.

STOCK PERFORMANCE GRAPH

The information contained in the following graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The following graph and table set forth the Company’s total cumulative Stockholder return of an investment of $100 in June 2004 and ending June 2009 in: (i) the Company’s Common Stock, (ii) the S&P 500 Index, (iii) the NASDAQ Stock Market (U.S.) Index and, (iv) the NASDAQ Telecommunications Index. Historical stock price performance is not necessarily indicative of future stock price performance.

	6/04	6/05	6/06	6/07	6/08	6/09
JDS Uniphase Corporation	100.00	40.11	66.75	44.29	37.47	18.87
S&P 500	100.00	104.43	111.34	131.78	112.20	80.58
NASDAQ Composite	100.00	100.45	106.07	127.12	111.97	89.61
NASDAQ Telecommunications	100.00	99.52	103.86	140.16	124.91	101.09

ITEM 6. SELECTED FINANCIAL DATA

This table sets forth selected financial data of JDSU, in millions, except share and per share amounts, for the periods indicated. This data should be read in conjunction with and is qualified by reference to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Item 7 of this Annual Report on Form 10-K and our audited consolidated financial statements, including the notes thereto and our independent registered public accounting firm’s report thereon and the other financial information included in Item 8 of this Form 10-K. The selected data in this section are not intended to replace the consolidated financial statements included in this report.

	Years Ended
	June 27, 2009	June 28, 2008	June 30, 2007	July 1, 2006(1)	July 2, 2005
Consolidated Statement of Operations Data:
Net revenue	$1,294.4	$1,530.1	$1,396.8	$1,204.3	$712.2
Gross profit	492.1	591.3	472.0	340.5	112.2
Amortization of other intangibles	27.0	30.0	26.8	24.4	6.4
Acquired in-process research and development	—	—	5.1	20.3	1.1
Impairment of goodwill	741.7	37.0	—	22.4	53.7
Loss and impairment of long-lived assets	13.2	6.7	7.8	5.6	31.6
Restructuring and related charges	38.7	6.7	14.7	35.0	18.2
Total operating expense	1,395.3	724.3	591.2	588.5	362.0
Loss from operations	(903.2)	(133.0)	(119.2)	(248.0)	(249.8)
Net loss	(866.4)	(21.7)	(26.3)	(151.2)	(261.3)
Net loss per share—basic and diluted	(4.02)	(0.10)	(0.12)	(0.73)	(1.45)

	Years Ended
	June 27, 2009(3)	June 28, 2008(2)	June 30, 2007	July 1, 2006(1)	July 2, 2005
Consolidated Balance Sheet Data:
Cash, cash equivalents, short-term investments, and restricted cash	$695.5	$884.7	$1,142.7	$1,238.6	$1,304.5
Working capital	798.3	983.7	1,312.8	1,382.6	1,350.9
Total assets	1,669.8	2,906.1	3,025.3	3,065.1	2,089.9
Long-term obligations	499.3	643.3	941.9	1,059.1	519.4
Total stockholders’ equity	860.6	1,817.4	1,735.5	1,583.6	1,329.7

(1)	(a) Effective July 3, 2005, the first day of fiscal 2006, we adopted Statement of Financial Accounting Standard No. 123, “Share-Based Payment (Revised 2004)” (“SFAS 123(R)”) on a modified prospective basis. As a result, we have included stock-based compensation costs in our results of operations starting fiscal 2006.

(b) On August 3, 2005, we acquired Acterna, Inc. (“Acterna”) in a transaction accounted for as a purchase. The Consolidated Statement of Operations for fiscal 2006 included the results of operations from Acterna subsequent to August 3, 2005 and the Consolidated Balance Sheet as of July 1, 2006 included Acterna’s financial position.

(c) On May 17, 2006, we completed an offering of $375 million aggregate principal amount of 1% Senior Convertible Notes due 2026. On June 5, 2006, we sold an additional $50 million aggregate principal amount of the notes which were issued upon the exercise by the initial purchasers of an over-allotment option granted by JDSU. The sale of the additional notes brought the total aggregate principal amount of 1% Senior Convertible Notes outstanding to $425 million. Both transactions are included in the Consolidated Balance Sheet as of July 1, 2006.

(2)	Cash and working capital balances declined in fiscal 2008 primarily due to $400.7 million of repurchases of debt and common stock, offset by cash from operations of $197.2 million.

(3)	Cash and working capital balances declined in fiscal 2009 primarily due to $226.0 million of repurchases of debt and common stock, offset by cash from operations of $107.4 million.

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our Industries and Developments

JDS Uniphase Corporation (“JDSU”) is a leading provider of communications test and measurement solutions and optical products for telecommunications service providers, cable operators, and network equipment manufacturers. JDSU is also a leading provider of optical solutions for biomedical and environmental instrumentation, semiconductor processing, aerospace and defense, brand authentication, visual display and custom color product differentiation applications.

Our Communications Test and Measurement segment consists generally of:

•

Lab and production test platforms used in the design, performance, and interoperability testing of network equipment for all major and emerging core, metro, cable, and access network technologies for customers such as Alcatel-Lucent, Ciena, Cisco, Huawei, Fujitsu, Nortel, Motorola, and Nokia Siemens Networks.

•

Field test instrumentation and software used in the installation, provisioning, and maintenance of broadband voice, video, and data communication services for customers such as AT&T, China Telecom, Comcast, Deutsche Telecom, Telefonica, Telmex, and Verizon.

•	Network and service assurance systems used to monitor and troubleshoot network performance and to optimize quality of service for customers such as Bell Canada, British Telecom, and TimeWarner.

Our Communications and Commercial Optical Products (“CCOP”) segment consists generally of:

•

Optical components, modules, and subsystems sold to manufacturers of network equipment used to create telecommunications and data communications networks such as Alcatel-Lucent, Ciena, Cisco, Ericsson, Fujitsu, Hewlett-Packard, Huawei, IBM, Nokia Siemens Networks, Nortel, and Tellabs.

•

Design and production of lasers provided to OEMs for a wide variety of applications, such as biotechnology, graphics and imaging, remote sensing, and materials processing and precision machining. These are sold to customers such as Applied Biosystems (now part of Life Technologies Corporation), ASML, Beckman Coulter, Eastman Kodak, Electro Scientific Industries, General Dynamics, Han’s Laser, and Panasonic.

•

In addition, our photovoltaics (“PV”) products include concentrated photovoltaic (“CPV”) cells and receivers for generating energy from sunlight, as well as fiber optic-based systems for delivering and measuring electrical power.

Our Advanced Optical Technologies segment consists generally of:

•

Security holograms that authenticate valuable documents and products, as well as security devices used to protect a wide range of products, such as transaction cards, personal documents issued by many governments, pharmaceuticals, and other consumer and industrial products. Leading pharmaceutical companies worldwide use JDSU solutions to protect their brands, as do major issuers of transaction cards.

•

Precise, high-performance, optical thin-film coatings used in medical/environmental instrumentation, consumer electronics, office automation, and optical sensors for aerospace and defense applications sold to customers such as BAE Systems, ITT Industries, Dolby Laboratories, MasterCard and Lockheed Martin.

•

Optically based color-shifting solutions used in security for currencies and high-value documents, anticounterfeiting measures, and custom color solutions for brand differentiation and enhancement. JDSU technology is used to protect the currencies of China, the European Union, the United States, and other governments around the world JDSU custom color product differentiation and brand enhancement solutions are used by customers such as DuPont and PPG.

Overall, our communications and commercial optical products markets are notable for, among other things, their high concentration of customers at each level of the industry, extremely long design cycles and increasing competition from Asian (principally China-based) suppliers. One consequence of a highly concentrated customer base and increasing Asian competition is systemic pricing pressure at each level of the industry. Large capital investment requirements, long return on investment periods, uncertain business models and complex and shifting regulatory hurdles, among other things, currently combine to limit opportunities for new carriers and their system suppliers to emerge. Thus, we expect that high customer concentration, the attendant pricing pressure, and other effects on our communications markets will remain for the foreseeable future. Long design cycles mean that considerable resources must be spent to design and develop new products with limited visibility relative to the ultimate market opportunity for the products (pricing and volumes) or the timing thereof.

As a supplier of components and modules to the telecommunications industry, we feel these effects most acutely, as system designs must first be initiated at the carrier level, communicated to the systems provider and then communicated to us and our competitors. During system design periods, shifts in economic, industry, customer or consumer conditions could and often do cause redesigns, delays or even cancellations to occur. Communications industry design cycles are often challenging for companies without the financial and infrastructural resources to sustain the long periods between project initiation and revenue realization.

The advanced optical technologies markets and the laser business, while more diverse, share some of the customer concentration and design cycle attributes of our communications markets.

We are working aggressively on strategies to expand our markets, products, customers and distribution channels for several of our core competencies in these areas in order to, among other things, reduce our exposure to customer concentration and long design cycles across our company. As part of this strategy, we have expanded into the communications test and measurement segment, which has expanded our customer base and distribution significantly.

However, there remains a level of uncertainty due to economic conditions. For example, in North America telecom, a few of the largest providers have recently increased their spending while the smaller service providers implemented cautionary practices. We are continuing to see pullbacks in demand for lasers that enable semiconductor inspection and holograms that protect credit card authenticity.

Major business developments during fiscal 2009 include:

•

Net revenue in fiscal 2009 decreased 15%, or $235.7 million, to $1,294.4 million from $1,530.1 million in fiscal 2008. Net revenue in fiscal 2009 consisted of $606.2 million, or approximately 47% of net revenue, from Communications Test and Measurement, $481.1 million, or approximately 37% of net revenue, from Communications and Commercial Optical Products, and $208.4 million, or approximately 16% of net revenue, from Advanced Optical Technologies. Communications Test and Measurement net revenue includes $(1.3) million of deferred revenue that is eliminated from consolidated revenue as a result of purchase accounting adjustments.

•

Gross profit in fiscal 2009 decreased to 38% from 39% in fiscal 2008. The decrease in gross margin was primarily related to the reduction in revenue resulting from the general economic slowdown during the year and consequent cost pressures.

•

Our combined research and development (“R&D”) and selling, general and administrative (“SG&A”) expenses decreased $69.2 million to $574.7 million from $643.9 million in fiscal 2008, but as a percent of net revenue, increased to 44% in fiscal 2009 from 42% in fiscal 2008. The decrease is primarily due to cost reduction initiatives to re-align our cost structure to the reduced demand levels resulting from the general economic slowdown.

•

Impairment of goodwill in fiscal 2009 increased $704.7 million to $741.7 million from $37.0 million in fiscal 2008. The increase is due to the impact of weakening market conditions on our forecasts and a sustained, significant decline in our market capitalization to a level lower than our net book value.

•

In February 2009 the Company entered into a definitive agreement to sell certain assets and liabilities related to manufacturing operations in Shenzhen, China (the “Disposal group”) to Sanmina-SCI and one of its subsidiaries (“the Buyer”). The related sale closed in the fourth quarter of fiscal 2009 on March 29, 2009. The Disposal group was historically part of the Communication and Commercial Optical Products Segment. Concurrently, the Company entered into an agreement where the Buyer would manufacture and supply certain of the Company’s products. The Company recorded a loss of $7.4 million in connection with the sale of Shenzhen facilities in fiscal 2009.

Recent Accounting Pronouncements

SFAS No. 168

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and Hierarchy of Generally Accepted Accounting Principles, a replacement of FASB Statement No. 162” (“SFAS 168”). SFAS 168 establishes the FASB Standards Accounting Codification (“Codification”) as the source of authoritative U.S. generally accepted accounting principles (“GAAP”) recognized by the FASB to be applied to nongovernmental entities and rules and interpretive releases of the SEC as authoritative GAAP for SEC registrants. The Codification will supersede all the existing non-SEC accounting and reporting standards upon its effective date and subsequently, the FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. SFAS 168 also replaces FASB Statement No. 162, “The Hierarchy of Generally Accepted Accounting Principles” given that once in effect, the Codification will carry the same level of authority. We do not anticipate that the adoption of this statement will have a material impact on our consolidated financial statement.

SFAS No. 167

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”). SFAS 167 amends FASB Interpretation No. 46(R), “Variable Interest Entities” for determining whether an entity is a variable interest entity (“VIE”) and requires an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a VIE. Under SFAS 167, an enterprise has a controlling financial interest when it has a) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and b) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE. SFAS 167 also requires an enterprise to assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed when determining whether it has power to direct the activities of the VIE that most significantly impact the entity’s economic performance. SFAS 167 also requires ongoing assessments of whether an enterprise is the primary beneficiary of a VIE, requires enhanced disclosures and eliminates the scope exclusion for qualifying special-purpose entities. SFAS No. 167 is effective for us beginning in the first quarter of fiscal 2011. We are currently evaluating the potential impact, if any, of the adoption of SFAS 167 on our consolidated financial statements.

SFAS No. 166

In June 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets (“SFAS 166”), an amendment of SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. The Board’s objective in issuing this Statement is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. This Statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Earlier application is prohibited. This Statement must be applied to transfers occurring on or after the effective date. SFAS No. 166 is effective for us beginning in the first quarter of fiscal 2010. We do not anticipate that the adoption of this statement will have a material impact on our consolidated financial statement.

SFAS No. 165

In May 2009, the FASB issued SFAS No. 165, Subsequent Events (“SFAS 165”). SFAS 165 requires an entity to recognize in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet. For nonrecognized subsequent events that must be disclosed to keep the financial statements from being misleading, an entity will be required to disclose the nature of the event as well as an estimate of its financial effect, or a statement that such an estimate cannot be made. In addition, SFAS 165 requires an entity to disclose the date through which subsequent events have been evaluated. SFAS No. 165 was effective for us beginning in the fourth quarter of fiscal 2009 and was required to be applied prospectively. The adoption of SFAS 165 had no material effect on our consolidated financial statements.

FASB Staff Positions FAS 115-2 and FAS 124-2

In April 2009, the FASB issued FASB Staff Positions (FSPs) No. FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments”, FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”, and FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments”. These FSPs address concerns about (1) recording impairment charges on investments in debt instruments, (2) measuring the fair value of financial instruments when the markets become inactive and quoted prices may reflect distressed transactions, and (3) disclosure of fair values of certain financial instruments in interim financial statements. These FSPs were effective for us beginning in the fourth quarter of fiscal 2009. The adoption of these FSPs had no material effect on our consolidated financial statements.

FASB Staff Position FAS 141(R)-1

In April 2009, the FASB issued FASB Staff Position (FSP) No. FAS 141(R)-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies”. The FSP addresses concerns raised by constituents about certain implementation issues related to the accounting for assets and liabilities arising from contingencies under FAS 141(R), “Business Combinations”. Specifically, the FASB decided that the general requirements in FAS 141 for acquired contingencies should be carried forward without significant revision. Accordingly, under the FSP, assets acquired and liabilities assumed in a business combination that arise from contingencies should be recognized at fair value on the acquisition date if fair value can be determined during the measurement period. Otherwise, companies would typically account for those acquired contingencies using existing guidance. This FSP is effective for us beginning in fiscal year 2010 but the nature and magnitude of the specific effects will depend upon the nature, terms and size of the acquisitions we consummate after the effective date.

FSP 132(R)-1

In December 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position (FSP) No. FAS 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets”. This FSP amends SFAS No. 132(R) to provide guidance on an employer’s disclosures about plan assets of a defined benefit pension or other postretirement plan. The FSP requires disclosures surrounding how investment allocation decisions are made, including the factors that are pertinent to an understanding of investment policies and strategies. Additional disclosures include (a) the major categories of plan assets, (b) the inputs and valuation techniques used to measure the fair value of plan assets, and (c) the effect of fair value measurements using significant unobservable inputs (Level 3) on changes in plan assets for the period and the significant concentrations of risk within plan assets. The disclosures shall be provided for fiscal years ending after December 15, 2009. We are currently evaluating the impact of FSP 132(R)-1 when it becomes effective in fiscal year 2010.

FASB Staff Positions APB 14-1

In May 2008, the FASB issued FASB Staff Position (FSP) No. APB 14-1, “Accounting for Convertible Debt Instruments That May be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”. FSB No. APB 14-1 applies to convertible debt securities that, upon conversion, may be settled by the issuer fully or partially in cash. The FSP is effective for fiscal years (and interim periods within those fiscal years) beginning after December 15, 2008 and is to be applied retrospectively to all past periods presented—even if the instrument has matured, converted, or otherwise been extinguished as of the FSP’s effective date. We will adopt FSP No. APB 14-1 in the first quarter of fiscal 2010.

Our adoption of FSP No. APB 14-1 affects the 1% Senior Convertible Notes due 2026 (“Convertible Notes”). We expect the adoption of FSP No. APB 14-1 will result in higher interest expense for fiscal 2006 through fiscal 2013, assuming the holders will require JDSU to repurchase the Convertible Notes at a cash price equal to 100% of the principal amount plus accrued and unpaid interest on May 15, 2013, the earliest date when the holders can exercise such right. The additional interest expense, excluding the corresponding impact of income taxes, to be recognized for fiscal 2007 through fiscal 2013 is estimated to be in the range from $15.0 million to $20.0 million. We also estimate the adoption of FSP No. APB 14-1 will result in a lower gain on repurchase of 1% Senior Convertible Notes for fiscal 2009 in the range of $20.0 million to $30.0 million. In addition, the Convertible Notes balance will be significantly reduced along with a corresponding increase in our Stockholders’ Equity. As of the date of the filing of this Form 10-K, we are still in the process of finalizing the analysis on the overall impact on adoption, including the calculation of the impact of income taxes.

FASB Staff Positions FAS 142-3

In April 2008, the FASB issued FASB Staff Position (FSP) No. FAS 142-3, “Determination of the Useful Life of Intangible Assets”. The final FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS 142, “Goodwill and Other Intangible Assets”. The FSP is intended to improve the consistency between the useful life of an intangible asset determined under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141 (revised 2007), “Business Combinations”, and other US generally accepted accounting principles. The FSP is effective for us beginning in the first quarter of fiscal 2010. We believe the adoption of this FSP will have no material effect on our consolidated financial statements.

SFAS No. 141(R)

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141(R), Business Combinations (“SFAS 141(R)”). SFAS 141(R) introduces significant changes in the accounting for and reporting of business combination. SFAS 141(R) continues the movement toward the greater use of fair values in financial reporting and increased transparency through expanded disclosures. It changes how business acquisitions are accounted for and will impact financial statements at the acquisition date and in subsequent periods. Further, certain of the changes will introduce more volatility into earnings and thus may impact a company’s acquisition strategy. SFAS 141(R) is effective for us beginning in fiscal year 2010. Accordingly, any business combinations we engage in will be recorded and disclosed according to SFAS 141, until June 27, 2009. We expect SFAS 141R will have an impact on our consolidated financial statements when effective, but the nature and magnitude of the specific effects will depend upon the nature, terms and size of the acquisitions we consummate after the effective date.

FSP 157-2

In September 2006, FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”), to provide enhanced guidance when using fair value to measure assets and liabilities. SFAS 157 defines fair value, establishes a framework for measuring fair value in U.S. GAAP and expands disclosures about fair value measurements. SFAS 157 applies whenever other pronouncements require or permit assets or liabilities to be measured at fair value and, while not requiring new fair value measurements, may change current practices. In February 2008, the FASB issued Staff Positions 157-2 (FSP 157-2) amending FAS 157 to delay the effective date of SFAS 157 for certain non-financial assets and non-financial liabilities to fiscal years beginning after November 15, 2008. This FSP is effective for us beginning in the first quarter of fiscal 2010. We believe the adoption of this FSP will have no material effect on our consolidated financial statements.

Critical Accounting Policies and Estimates

The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect the reported amounts of assets and liabilities, net revenue and expenses, and the related disclosures. We base our estimates on historical experience, our knowledge of economic and market factors and various other assumptions that we believe to be reasonable under the circumstances. Estimates and judgments used in the preparation of our financial statements are, by their nature, uncertain and unpredictable, and depend upon, among other things, many factors outside of our control, such as demand for our products and economic conditions. Accordingly, our estimates and judgments may prove to be incorrect and actual results may differ, perhaps significantly, from these estimates under different estimates, assumptions or conditions. We believe the following critical accounting policies are affected by significant estimates, assumptions and judgments used in the preparation of our consolidated financial statements.

Revenue Recognition

We recognize revenue when it is realized or realizable and earned. We consider revenue realized or realizable and earned when it has persuasive evidence of an arrangement, delivery has occurred, the sales price is fixed or determinable, and collectibility is reasonably assured. Delivery does not occur until products have been shipped or services have been provided to the client, risk of loss has transferred to the client and client acceptance has been obtained, client acceptance provisions have lapsed, or we have objective evidence that the criteria specified in the client acceptance provisions have been satisfied. In situations where a formal acceptance is required but the acceptance only relates to whether the product meets its published specifications, revenue is generally recognized upon shipment provided all other revenue recognition criteria are met. The sales price is not considered to be fixed or determinable until all contingencies related to the sale have been resolved.

We reduce revenue for rebates and other similar allowances. Revenue is recognized only if these estimates can be reliably determined. We base our estimates on historical results taking into consideration the type of client, the type of transaction and the specifics of each arrangement.

In addition to the aforementioned general policies, the following are the specific revenue recognition policies for multiple-element arrangements and for each major category of revenue.

Hardware

Revenue from hardware sales is generally recognized when the product is shipped to the customer and when there are no unfulfilled company obligations that affect the customer’s final acceptance of the arrangement. Any cost of warranties and remaining obligations that are inconsequential or perfunctory are accrued when the corresponding revenue is recognized. Revenue from rentals and operating leases is recognized on a straight-line basis over the term of the rental or lease.

Multiple-Element Arrangements

We enter into multiple-element revenue arrangements, which may include any combination of hardware, software and services. Certain of our networking and communications products are integrated with software that is not considered more than incidental to the functionality of the equipment. We believe that this equipment is not considered software related and would therefore be excluded from the scope of American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) No. 97-2, “Software Revenue Recognition” (“SOP 97-2”). Accordingly, we allocate the fair value of the equipment when sold with software according to the FASB Emerging Issues Task Force Abstracts No. 00-21, “Revenue Arrangements with Multiple Deliverables” (“EITF 00-21”). The value of the arrangement, less the allocated hardware is then considered within the scope of SOP 97-2.

To the extent that a deliverable(s) in a multiple-element arrangement is subject to specific guidance (for example, software that is subject to SOP 97-2) on whether and/or how to separate multiple-deliverable arrangements into separate units of accounting (separability) and how to allocate value among those separate units of accounting (allocation), that deliverable(s) is accounted for in accordance with such specific guidance. A multiple-element arrangement is separated into more than one unit of accounting if all of the following criteria are met:

•	The delivered item(s) has value to the client on a standalone basis.

•	There is objective and reliable evidence of the fair value of the undelivered item(s).

•

If the arrangement includes a general right of return relative to the delivered item(s), delivery or performance of the undelivered item(s) is considered probable and substantially in the control of us.

If these criteria are not met, revenue is deferred until the earlier of when such criteria are met or when the last undelivered element is delivered. If there is objective and reliable evidence of fair value for all units of accounting in an arrangement, the arrangement consideration is allocated to the separate units of accounting based on each unit’s relative fair value. There may be cases, however, in which there is objective and reliable evidence of fair value of the undelivered item(s) but no such evidence for the delivered item(s). In those cases, the residual method is used to allocate the arrangement consideration. Under the residual method, the amount of consideration allocated to the delivered item(s) equals the total arrangement consideration less the aggregate fair value of the undelivered item(s). The revenue policies described below are then applied to each unit of accounting, as applicable.

Services

Revenue from services and system maintenance is typically recognized on a straight-line basis over the term of the contract. Revenue from time and material contracts is recognized at the contractual rates as labor hours are delivered and direct expenses are incurred. Revenue related to extended warranty and product maintenance contracts is deferred and recognized on a straight-line basis over the delivery period. We also generate service revenue from hardware repairs and calibrations which is recognized as revenue upon completion of the service.

Software

Revenue from perpetually licensed software is recognized at the inception of the license term. Revenue from maintenance, unspecified upgrades and technical support is recognized over the period such items are delivered. In multiple-element revenue arrangements that include software that is more than incidental to the products or services as a whole (software multiple-element arrangements), software and software-related elements are accounted for in accordance with the following policies. Software-related elements include software products and services as well as any non-software deliverable(s) for which a software deliverable is essential to its functionality.

A software multiple-element arrangement is separated into more than one unit of accounting if all of the following criteria are met:

•	The functionality of the delivered element(s) is not dependent on the undelivered element(s).

•	There is vendor-specific objective evidence (VSOE) of fair value of the undelivered element(s).

•	Delivery of the delivered element(s) represents the culmination of the earnings process for that element(s).

If these criteria are not met, the revenue is deferred until the earlier of when such criteria are met or when the last undelivered element is delivered. If there is VSOE for all units of accounting in an arrangement, the arrangement consideration is allocated to the separate units of accounting based on each unit’s relative VSOE. There may be cases, however, in which there is VSOE of the undelivered item(s) but no such evidence for the delivered item(s). In these cases, the residual method is used to allocate the arrangement consideration. Under the residual method, the amount of consideration allocated to the delivered item(s) equals the total arrangement consideration less the aggregate VSOE of the undelivered elements. Our assessment of VSOE for each undelivered element is primarily determined via contract specific substantive renewal rates. Changes to the elements in an arrangement and our ability to establish vendor-specific objective evidence for those elements could affect the timing of the revenue recognition.

Allowances for Doubtful Accounts

We perform credit evaluations of our customers’ financial condition. We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. We record our bad debt expenses as selling, general and administrative expenses. When we become aware that a specific customer is unable to meet its financial obligations to us, for example, as a result of bankruptcy or deterioration in the customer’s operating results or financial position, we record a specific allowance to reflect the level of credit risk in the customer’s outstanding receivable balance. In addition, we record additional allowances based on certain percentages of our aged receivable balances. These percentages are determined by a variety of factors including, but not limited to, current economic trends, historical payment and bad debt write-off experience. We are not able to predict changes in the financial condition of our customers, and if circumstances related to our customers deteriorate, our estimates of the recoverability of our trade receivables could be materially affected and we may be required to record additional allowances. Alternatively, if we provide more allowances than we need, we may reverse a portion of such provisions in future periods based on our actual collection experience.

Stock-based Compensation

We estimate the fair value of equity awards granted using the Black-Scholes-Merton option-pricing formula and a single option award approach. This option-pricing model requires the input of highly subjective assumptions, including the option’s expected life and the price volatility of the underlying stock. The expected stock price volatility assumption was determined using a combination of historical and implied volatility of our common stock. We believe that using a combination of historical and market-based implied volatility from traded options on JDSU common stock is a better indicator of expected volatility and future stock price trends than relying solely on historical volatility. In addition, we are required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. When estimating forfeitures, we consider voluntary termination behavior as well as future workforce reduction programs. Estimated forfeiture rates are trued-up to actual forfeiture as the stock-based awards vest. The total fair value of the equity awards, net of forfeiture, is recorded on a straight-line basis (except for performance based Full Value Awards and options with market conditions which are amortized based upon graded vesting method) over the requisite service periods of the awards, which is generally the vesting period.

Inventory Valuation

We assess the value of our inventory on a quarterly basis and write-down those inventories which are obsolete or in excess of our forecasted usage to their estimated realizable value. Our estimates of realizable value are based upon our analysis and assumptions including, but not limited to, forecasted sales levels by product, expected product lifecycle, product development plans and future demand requirements. Our marketing department plays a key role in our excess review process by providing updated sales forecasts, managing product rollovers and working with manufacturing to maximize recovery of excess inventory. If actual market conditions are less favorable than our forecasts or actual demand from our customers is lower than our estimates, we may be required to record additional inventory write-downs. If actual market conditions are more favorable than anticipated, inventory previously written down may be sold, resulting in lower cost of sales and higher income from operations than expected in that period.

Goodwill Valuation

We test goodwill for possible impairment on an annual basis in our fourth quarter and at any other time if events occur or circumstances indicate that the carrying amount of goodwill may not be recoverable. Circumstances that could trigger an impairment test include but are not limited to: a significant adverse change in the business climate or legal factors; an adverse action or assessment by a regulator; unanticipated competition; loss of key personnel; the likelihood that a reporting unit or significant portion of a reporting unit will be sold or otherwise disposed; results of testing for recoverability of a significant asset group within a reporting unit; and recognition of a goodwill impairment loss in the financial statements of a subsidiary that is a component of a reporting unit.

Application of the goodwill impairment test requires judgments. They include the identification of the reporting units, assigning assets and liabilities to reporting units, assigning goodwill to reporting units, determining the fair value of each reporting unit, forecasting of future operating results used in the preparation of the estimated future cash flows, including forecasted revenues and costs, timing of overall market growth and our percentage of that market, discount rates and growth rates in terminal values.

Long-lived Asset Valuation (Property, Plant and Equipment and Intangible Assets)

Long-lived assets held and used

We test long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amounts may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed of significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amounts of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisals in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Long-lived assets held for sale

We classify long-lived assets as held for sale when certain criteria are met, including: management’s commitment to a plan to sell the assets; the availability of the assets for immediate sale in their present condition; whether an active program to locate buyers and other actions to sell the assets has been initiated; whether the sale of the assets is probable and their transfer is expected to qualify for recognition as a completed sale within one year; whether the assets are being marketed at reasonable prices in relation to their fair value; and how unlikely it is that significant changes will be made to the plan to sell the assets. Long-lived assets held for sale are classified as other current assets in the Consolidated Balance Sheets.

We measure long-lived assets to be disposed of by sale at the lower of carrying amounts or fair value less cost to sell. Fair value is determined using quoted market prices or the anticipated cash flows discounted at a rate commensurate with the risk involved.

Income Taxes

In accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS 109”), we recognize income taxes using an asset and liability approach. This approach requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in our consolidated financial statements or tax returns. The measurement of current and deferred taxes is based on provisions of the enacted tax law and the effects of future changes in tax laws or rates are not anticipated.

SFAS 109 provides for recognition of deferred tax assets if the realization of such deferred tax assets is more likely than not to occur. With the exception of certain international jurisdictions, we have determined that at this time it is more likely than not that deferred tax assets attributable to the remaining jurisdictions will not be realized, primarily due to uncertainties related to our ability to utilize our net operating loss carryforwards before they expire based on our recent years history of losses. Accordingly, we have established a valuation allowance for such deferred tax assets. If there is a change in our ability to realize our deferred tax assets, then our tax provision may decrease in the period in which we determine that realization is more likely than not.

On July 13, 2006, the FASB issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement 109” (“FIN 48”). We adopted FIN 48 on July 1, 2007. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with SFAS 109, and prescribes a recognition threshold and measurement attributes for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Additionally, FIN 48 provides guidance on recognition, classification, and disclosure of tax positions.

We are subject to income tax audits by the respective tax authorities in all of the jurisdictions in which we operate. The determination of tax liabilities in each of these jurisdictions requires the interpretation and application of complex and sometimes uncertain tax laws and regulations. We recognize liabilities based on our estimate of whether, and the extent to which, additional tax liabilities are more likely than not. If we ultimately determine that the payment of such a liability is not necessary, then we reverse the liability and recognize a tax benefit during the period in which the determination is made that the liability is no longer necessary.

The recognition and measurement of current taxes payable or refundable and deferred tax assets and liabilities requires that we make certain estimates and judgments. Changes to these estimates or a change in judgment may have a material impact on our tax provision in a future period.

Warranty Accrual

We provide reserves for the estimated costs of product warranties at the time revenue is recognized. We estimate the costs of our warranty obligations based on our historical experience of known product failure rates, use of materials to repair or replace defective products and service delivery costs incurred in correcting product failures. In addition, from time to time, specific warranty accruals may be made if unforeseen technical problems arise. Should our actual experience relative to these factors differ from our estimates, we may be required to record additional warranty reserves. Alternatively, if we provide more reserves than we need, we may reverse a portion of such provisions in future periods.

Restructuring Accrual

In accordance with Statement of Financial Accounting Standard No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (“SFAS 146”), generally costs associated with restructuring activities initiated after December 31, 2002 have been recognized when they are incurred rather than at the date of a commitment to an exit or disposal plan. However, in the case of leases, the expense is estimated and accrued when the property is vacated. Given the significance of, and the timing of the execution of such activities, this process is complex and involves periodic reassessments of estimates made at the time the original decisions were made, including evaluating real estate market conditions for expected vacancy periods and sub-lease rents. In addition, post-employment benefits accrued for workforce reductions related to restructuring activities initiated after December 31, 2002 are accounted for under Statement of Financial Accounting Standards No. 112, “Employer’s Accounting for Post-employment Benefits” (“SFAS 112”). A liability for post-employment benefits is recorded when payment is probable, the amount is reasonably estimable, and the obligation relates to rights that have vested or accumulated. We continually evaluate the adequacy of the remaining liabilities under our restructuring initiatives. Although we believe that these estimates accurately reflect the costs of our restructuring plans, actual results may differ, thereby requiring us to record additional provisions or reverse a portion of such provisions.

Pension and Other Postretirement Benefits

The funded status of our retirement-related benefit plans is recognized in the Consolidated Balance Sheets. The funded status is measured as the difference between the fair value of plan assets and the benefit obligation at fiscal year end, the measurement date. For defined benefit pension plans, the benefit obligation is the projected benefit obligation (“PBO”) and for the nonpension postretirement benefit plan the benefit obligation is the accumulated postretirement benefit obligation (“APBO”). The PBO represents the actuarial present value of benefits expected to be paid upon retirement. The APBO represents the actuarial present value of postretirement benefits attributed to employee services already rendered. The fair value of plan assets represents the current market value of cumulative company contributions made to an irrevocable trust fund, held for the sole benefit of participants, which are invested by the trust fund. Underfunded plans, with the benefit obligation exceeding the fair value of plan assets, are aggregated and recorded as a retirement and nonpension postretirement benefit obligation equal to this excess. The current portion of the retirement-related benefit obligation represents the actuarial present value of benefits payable in the next 12 months in excess of the fair value of plan assets, measured on a plan-by-plan basis. This liability is recorded in other current liabilities in the Consolidated Balance Sheets.

(Gains) losses and prior service cost (credit) not recognized as a component of net periodic pension cost (income) in the Consolidated Statement of Operations as they arise are recognized as a component of accumulated other comprehensive income in the Consolidated Balances Sheets, net of tax. Those (gains) losses and prior service cost (credit) are subsequently recognized as a component of net periodic pension period cost (income) pursuant to the recognition and amortization provisions of applicable accounting standards. (Gains) losses arise as a result of differences between actual experience and assumptions or as a result of changes in actuarial assumptions. Prior service cost (credit) represents the cost of benefit improvements attributable to prior service granted in plan amendments.

Net periodic pension cost (income) is recorded in the Consolidated Statement of Operations and includes service cost, interest cost, expected return on plan assets, amortization of prior service cost and (gains) losses previously recognized as a component of accumulated other comprehensive income. Service cost represents the actuarial present value of participant benefits earned in the current year. Interest cost represents the time value of money cost associated with the passage of time. Certain events, such as changes in employee base, plan amendments and changes in actuarial assumptions, result in a change in the benefit obligation and the corresponding change in other comprehensive income. The result of these events is amortized as a component of net periodic cost (income) over the service lives of the participants, provided such amounts exceed thresholds which are based upon the benefit obligation or the value of plan assets.

The measurement of the benefit obligation and net periodic pension cost (income) is based on our estimates and actuarial valuations provided by third-party actuaries which are approved by our management. These valuations reflect the terms of the plans and use participant-specific information such as compensation, age and years of service, as well as certain assumptions, including estimates of discount rates, expected return on plan assets, rate of compensation increases, and mortality rates. While we believe that our assumptions are appropriate, significant differences in our actual experience or significant changes in our assumptions that may be required under new legislation, or accounting pronouncements, or otherwise may materially affect our pension and other post-retirement obligations and our future expense.

Loss Contingencies

We are subject to the possibility of various loss contingencies arising in the ordinary course of business. We consider the likelihood of loss or impairment of an asset or the incurrence of a liability, as well as our ability to reasonably estimate the amount of loss in determining loss contingencies. An estimated loss is accrued when it is probable that an asset has been impaired or a liability has been incurred and the amount of loss can be reasonably estimated. We regularly evaluate current information available to us to determine whether such accruals should be adjusted and whether new accruals are required.

Subsequent Events

In accordance with Statement of Financial Accounting Standard No. 165, “Subsequent Events” (“SFAS 165”), we evaluate events or transactions that occur after the balance sheet date but before financial statements are issued for potential recognition or disclosure in the financial statements. The issuance of financial statements is the earlier of when the financial statements are widely distributed to all shareholders and other financial statements users or filed with SEC. The Company has evaluated all subsequent events through August 24, 2009, the date the financial statements were issued, and no additional items were noted that need to be disclosed.

Out of Period Adjustments

In fiscal 2009, we recorded adjustments primarily related to cost of sales, operating expenses, and certain balance sheet accounts. These adjustments resulted in additional net loss of $0.6 million recorded in current fiscal year. As a result of these adjustments, the operating loss for fiscal 2009 increased by $0.6 million. There was no impact on net loss per share in fiscal 2009 from these adjustments.

In fiscal 2008, we recorded adjustments primarily related to revenue, cost of sales, operating expenses, income tax expense, and certain balance sheet accounts. These adjustments resulted in additional net income of $2.1 million recorded in fiscal 2008. As a result of these adjustments, the operating loss for fiscal 2008 decreased by $3.1 million and was partially offset by $1.0 million related to tax provision adjustments. There was a positive impact on net loss of $0.01 per share in fiscal 2008 from these adjustments.

In fiscal 2007, we recorded adjustments primarily related to retention bonuses, interest expense, manufacturing, and inventory. These adjustments resulted in additional net loss of $1.5 million recorded in the current fiscal year. As a result of these adjustments, the operating loss for fiscal 2007 increased by $3.9 million and was partially offset by $2.4 million related to adjustments for interest expense, tax provision, and foreign exchange. There was a negative impact on net loss per share of $0.01 in fiscal 2007 from these adjustments.

Management and the Audit Committee believe that such amounts are not material to the current and previously reported financial statements.

Results of Operations

The results of operations for the current period are not necessarily indicative of results to be expected for future years. The following table sets forth the components of our Consolidated Statements of Operations as a percentage of net revenue:

	Years Ended
	June 27, 2009	June 28, 2008	June 30, 2007
Net revenue	100%	100%	100%
Cost of sales	58	58	63
Amortization of acquired developed technologies	4	3	3
Impairment of acquired developed technologies	—	—	—

Gross profit	38	39	34

Operating expenses:
Research and development	13	12	12
Selling, general and administrative	31	30	26
Amortization of other intangibles	2	2	2
Impairment of goodwill	57	2	—
Loss and impairment of long-lived assets	1	—	1
Restructuring and related charges	3	1	1

Total operating expenses	107	47	42

Loss from operations	(69)	(8)	(8)
Interest and other income	4	8	5
Interest expense	(1)	(1)	(1)
Gain on sale of investments	—	—	2
Impairment of investments	(1)	—	—
Loss before income taxes	(67)	(1)	(2)

Provision of (benefit for) income taxes	—	—	—

Net loss	(67)%	(1)%	(2)%

Financial Data for Fiscal 2009, 2008, and 2007

The following table summarizes selected Consolidated Statement of Operations items (in millions, except for percentages):

	2009	2008	Change	Percentage Change	2008	2007	Change	Percentage Change
Net revenue	$1,294.4	$1,530.1	$(235.7)	-15%	$1,530.1	$1,396.8	$133.3	10%

Gross profit	492.1	591.3	(99.2)	-17%	591.3	472.0	119.3	25%
Percentage of net revenue	38%	39%			39%	34%

Research and development	170.1	188.1	(18.0)	-10%	188.1	168.4	19.7	12%
Percentage of net revenue	13%	12%			12%	12%

Selling, general and administrative	404.6	455.8	(51.2)	-11%	455.8	368.4	87.4	24%
Percentage of net revenue	31%	30%			30%	26%

Amortization of intangibles	75.9	79.3	(3.4)	-4%	79.3	67.0	12.3	18%
Percentage of net revenue	6%	5%			5%	5%

Acquired in-process research and development	—	—	—	—	—	5.1	(5.1)	-100%
Percentage of net revenue	—	—			—	—

Impairment of goodwill	741.7	37.0	704.7	1905%	37.0	—	37.0	—
Percentage of net revenue	57%	2%			2%	—

Loss and impairment of long-lived assets	13.2	6.7	6.5	97%	6.7	7.8	(1.1)	-14%
Percentage of net revenue	1%	—			—	1%

Restructuring and related charges	38.7	6.7	32.0	478%	6.7	14.7	(8.0)	-54%
Percentage of net revenue	3%	—			—	1%

Net Revenue

Net revenue in fiscal 2009 decreased 15%, or $235.7 million, to $1,294.4 million from $1,530.1 million in fiscal 2008. The decrease is primarily due to reduced demand in our Communications and Commercial Optical Products and Communications Test and Measurement segments due to the general economic slowdown. Revenue in our Advanced Optical Technologies segment increased, with revenue increasing in our Authentication Solutions business unit resulting from the acquisition of ABNH during last fiscal year. Demand for products in our Flex and Custom Optics business units decreased due to the general economic slowdown.

Net revenue in fiscal 2008 increased 10%, or $133.3 million, to $1,530.1 million from $1,396.8 million in fiscal 2007. The increase is primarily due to an increased demand for our Communications Test and Measurement products mostly in Telecom Field Service, Field Test and System, and Optical transport business units. Revenue growth also includes increased demand for certain of our Communications and Commercial Products including Pluggables, Submarine Products, Tunable Transponders, and Modules. Demands for our products in the Advanced Optical Technologies segment increased in business units: Flex and Custom Optics. Revenue increase in Authentication Solutions business unit was the result of recent acquisition of ABNH. The increase in net revenue was partially offset by decrease in our Commercial Lasers business unit in the Lasers segment due to declining demand.

Going forward, we expect to continue to encounter a number of industry and market structural risks and uncertainties that will limit our business climate and market visibility, and consequently, our ability to predict future revenue, profitability and general financial performance, and that could create quarter over quarter variability in one or more of our financial measures. These structural risks and uncertainties include: (a) strong pricing pressures, particularly within our Communications and Commercial Products markets, due to, among other things, a highly concentrated customer base, increasing Asian competition, excess device manufacturing capacity within the communications and commercial optical industry and a general commoditization trend for many of our products; (b) high product mix variability, particularly in our Communications and Commercial products, which causes revenue variability, as well as gross profit variability due to, among other things, factory utilization fluctuations and inventory and supply chain management complexities; (c) seasonal buying patterns within our Communications Test and Measurement customers, which causes significant seasonal revenue variation within this high gross margin business unit; and (d) continuing service provider business model uncertainty, which causes demand, revenue and profitability measure unpredictability at each level of the communications industry. Moreover, the current trend of communications industry consolidations is expected to continue, directly affecting our Optical Communication’s and Communications Test and Measurement’s customer base and adding additional risk and uncertainty to our financial and business predictability.

Our program of North American assembly manufacturing transitions will continue, but until completed, these activities will continue to present additional supply chain and product delivery disruption risks, yield and quality concerns and increased cost risks. These risks, while expected to diminish over the next several quarters, also currently limit our ability to predict future revenue, profitability and general financial performance.

We operate primarily in three geographic regions: Americas, Europe and Asia. The following table presents net revenue by geographic regions (in millions):

	Years Ended
	June 27, 2009	June 28, 2008	June 30, 2007
Net revenue:
Americas	$591.6	$803.1	$766.8
Europe	402.1	436.0	376.0
Asia-Pacific	300.7	291.0	254.0

Total net revenue	$1,294.4	$1,530.1	$1,396.8

Net revenue from customers outside the Americas represented 54%, 48%, and 45% of net revenue for the fiscal years ended 2009, 2008, and 2007, respectively. Net revenue was assigned to geographic regions based on the customers’ shipment locations. We expect revenue from international customers to continue to be an important part of our overall net revenue and an increasing focus for net revenue growth.

During fiscal 2009, 2008, and 2007, no one single customer accounted for more than 10% of net revenue.

Gross Profit

Gross profit in fiscal 2009 decreased 17%, or $99.2 million, to $492.1 million from $591.3 million in fiscal 2008. The decrease is primarily due to reduced demand in our Communications and Commercial Optical Products and Communications Test and Measurement segments due to the general economic slowdown, although we have been largely able to maintain our margin percentage due to a focus on higher margin products and on cost containment. Gross profit in our Advanced Optical Technologies segment increased, with gross profits increasing in our Authentication Solutions business unit resulting from the acquisition of ABNH during last fiscal year. Gross profit in our Flex and Custom Optics business units decreased due to the general economic slowdown. Gross profit excluding amortization expense of acquired developed technologies in fiscal 2009 decreased 16%, or $99.4 million; to $541.0 million from $640.6 million in fiscal 2008.

Gross profit in fiscal 2008 increased 25%, or $119.3 million, to $591.3 million from $472.0 million in fiscal 2007. The increase is primarily due to gross profit increase in our Communications Test and Measurement segment, mostly from increase in sales in Field Service group, Field Test and System, and Optical transport business units. Additional gross profit increase is in Advanced Optical Technologies segment due to increased demand and acquisition; and Optical Communications segment primarily from an increase in sales volume and savings from our on-going manufacturing cost reduction programs. This increase in gross profit was partially offset by small increase in amortization expense of acquired developed technologies, purchase accounting adjustments recognized in fiscal 2007. Gross profit excluding amortization expense of acquired developed technologies in fiscal 2008 increased 25%, or $128.4 million; to $640.6 million from $512.2 million in fiscal 2007.

As discussed in more detail under “Net Revenue” above, we sell products in certain markets that are consolidating, undergoing product, architectural and business model transitions, have high customer concentrations, are highly competitive (increasingly due to Asia-based competition), are price sensitive and are affected by customer seasonal and mix variant buying patterns. These factors along with our continuing ongoing product and manufacturing transitions, certain suppliers’ constraints, and factory utilization and execution issues, could have an impact, resulting in quarterly variability of our gross profit.

In addition to the risks and uncertainties discussed under “Net Revenue” above, we face additional risks and uncertainties, associated with new product introductions that could impair future gross profits. New product programs and introductions, which due to their large scale restricted field testing and lack of production manufacturers with their increased complexity, have incurred and are expected to continue to incur relatively higher start-up costs and increased yield and product quality risk. Issues associated with some of these products have negatively impacted and could continue to negatively impact our gross profit.

Research and Development (“R&D”)

R&D expense in fiscal 2009 decreased 10%, or $18.0 million, to $170.1 million from $188.1 million in fiscal 2008. The decrease is primarily as a result of cost reduction initiatives implemented to align expense levels to the reduced demand levels experienced by the company as a result of the economic slowdown, offset by increased investment in the Authentication Solutions business unit.

R&D expense in fiscal 2008 increased 12%, or $19.7 million, to $188.1 million from $168.4 million in fiscal 2007. The increase is primarily due to additional business brought by the recent acquisitions of ABNH, Westover, Picolight, and Innocor in the amount of $15.6 million, coupled with increased investment in new platforms and products, and higher stock-based compensation expense in the amount of $2.8 million.

We believe that investment in R&D is critical to attaining our strategic objectives. Historically, we have devoted significant engineering resources to assist with production, quality and delivery challenges which have had some negative impact on our new product development activities. Despite our continued efforts to reduce total operating expenses, there can be no assurance that our R&D expenses will continue to remain at the current level. In addition, there can be no assurance that such expenditures will be successful or that improved processes or commercial products, at acceptable volumes and pricing, will result from our investment in R&D.

Selling, General and Administrative (“SG&A”)

SG&A expense in fiscal 2009 decreased 11%, or $51.2 million, to $404.6 million from $455.8 million in the fiscal 2008. The decrease is primarily due to decreased selling expense resulting from the reduced revenues. Further decreases resulted from cost reduction initiatives across the Company, offset by upgrades to the company’s ERP system.

SG&A expense in fiscal 2008 increased 24%, or $87.4 million, to $455.8 million from $368.4 million in the fiscal 2007. The increase is primarily due to increased selling expense on higher bookings and significant increases in revenues year over year of 9.5%, or $133.2 million, as well as cost of additional business from ABNH, Westover, Picolight and Innocor acquisitions, coupled with upgrade of company’s ERP system and higher stock based compensation expense in fiscal 2008.

We intend to continue to aggressively address our SG&A expenses and reduce these expenses as and when opportunities arise. We have in the recent past experienced, and expect to continue to experience in the future, certain non-core expenses, such as litigation and dispute related settlements and accruals, which could increase our SG&A expenses, and impair our profitability expectations, in any particular quarter. We are also increasing SG&A expenses in the near term to complete the integration of recent acquisitions, particularly with respect to business infrastructure and systems matters. None of these non-core expenses, however, is expected to have a material adverse impact on our financial condition. There can be no assurance that our SG&A expense will decline in the future or that, more importantly, we will develop a cost structure (including our SG&A expense), which will lead to profitability under current and expected revenue levels.

Amortization of Intangibles

Amortization of intangibles in fiscal 2009 decreased 4%, or $3.4 million, to $75.9 million from $79.3 million in fiscal 2008. The decrease in amortization expense in fiscal 2009 is primarily due to the decrease in our intangible assets subject to amortization, impairment of certain intangibles, and fewer acquisitions in fiscal 2009.

Amortization of intangibles in fiscal 2008 increased 18%, or $12.3 million, to $79.3 million from $67.0 million in fiscal 2007. The increase in amortization expense in fiscal 2008 is primarily due to the increase in our intangible assets subject to amortization as a result of our acquisitions of Casabyte, Innocor, and Picolight in fiscal 2007 and ABNH and Westover in the third quarter of fiscal 2008.

For Additional information regarding intangible assets subject to amortization, see “Note 8. Acquired Technology and Other Intangibles” to the Consolidated Financial Statements.

Impairment of Goodwill

We test for impairment of goodwill on an annual basis in the fourth quarter and at any other time if events occur or circumstances indicate that the carrying amount of goodwill may not be recoverable.

In fiscal 2009, due to the impact of weakening market conditions on our forecasts and a sustained, significant decline in our market capitalization, we recorded a $741.7 million goodwill impairment affecting all reporting units except for the Flex Product Group (“Flex”). The total impairment of $741.7 million consisted of $448.2 million related to the da Vinci reporting unit (“da Vinci”) and Communications Test and Measurement reporting unit (“CommTest”) within the Communications Test and Measurement segment, $233.5 million related to the Communications and Commercial Optical Products reporting unit (“CCOP”) within the CCOP segment, $39.1 million related to the Authentication Solution Group (“ASG”) reporting unit within the Advanced Optical Technologies segment (“AOT”), and $20.9 million related to the Custom Optics Product Group reporting unit (“COPG”) within the AOT segment. See “Note 7. Goodwill” of our Notes to Consolidated Financial Statements.

In fiscal 2008, we recorded a $24.5 million goodwill impairment related to the Authentication Solution Group (“ASG”) (formerly ABNH, the business we acquired in February 2008) reporting unit within the Advanced Optical Technologies segment and a $12.5 million goodwill impairment related to the da Vinci reporting unit within the Communications Test and Measurement segment. The impairment for the ASG was the result of lower than expected demand for transaction card products due to trouble in the U.S. Banking industry. The impairment for da Vinci was the result of delayed product introduction and acceptance of next generation color and image enhancement products. As part of our annual impairment analysis as of May 1, 2008, under the first step of the Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”

(“SFAS 142”), the fair value of ASG and da Vinci was determined. Based on that analysis, we concluded that the carrying amounts of ASG and da Vinci exceeded their fair value. We performed the second step analysis to determine the amount of goodwill impairment.

In fiscal 2007, we performed our annual impairment analysis. As a result, we did not record any impairment charges.

Impairment of Intangibles and Loss on Long-Lived Assets

During fiscal 2009, 2008 and 2007, we recorded $18.1 million, $10.7 million and $7.8 million, respectively, of impairments in the carrying value of our long-lived assets in accordance with Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”).

The following table summarizes the components of the impairment of intangibles and loss on long-lived assets (in millions):

	Years Ended
	June 27, 2009	June 28, 2008	June 30, 2007
Impairment of intangibles and loss on long-lived assets:
Assets held and used	$7.7	$8.8	$0.8
Assets held for sale	7.4	—	0.7
(Gain) loss on the sale of assets	(1.2)	(1.4)	1.7
Long-lived assets to be disposed of other than sale	4.2	3.3	4.6

Total impairments of intangibles and loss on long-lived assets	$18.1	$10.7	$7.8

Fiscal 2009

Assets Held and Used:

During fiscal 2009, we recorded an impairment charge of $7.7 million for certain intangible assets related to our da Vinci business due to weakening market conditions. Out of this total, $4.9 million and $2.8 million were recorded in cost of sale and operating expenses, respectively.

Assets Held for Sale:

In February 2009 we entered into a definitive agreement to sell certain assets and liabilities related to manufacturing operations in Shenzhen, China (the “Disposal group”) to Sanmina-SCI and one of its subsidiaries (“the Buyer”). The related sale closed in the fourth quarter of fiscal 2009 on March 29, 2009. The Disposal group was historically part of the Communication and Commercial Optical Products Segment. Concurrently, the Company entered into an agreement where the Buyer would manufacture and supply certain of the Company’s products.

The Company recorded a loss of $7.4 million in connection with the sale of Shenzhen facilities in fiscal 2009. The loss was calculated as follows (in millions):

Gross proceeds	$30.0
Less: adjustment for inter-company payment	(5.4)
Less: carrying value of assets	(30.8)
Less selling costs	(1.2)

Loss	$(7.4)

The loss is recorded in the Consolidated Statements of Operations as a component of Loss and impairment of long-lived assets.

To the extent that the Buyer does not consume certain acquired inventory within specified limited timeframes, the Company has agreed to prepay the Buyer for such inventory. The title to the related inventory remains with the Buyer. The prepayment account will be included in the Consolidated Balance Sheets as a component of Other current assets.

Sale of Assets:

During fiscal 2009, we recorded a gain of $1.2 million for the sale of assets.

Asset Disposal Other than Sale:

During fiscal 2009, we recorded a charge of $4.2 million for the disposal of assets other than sale primarily related to accelerated depreciation of Micralyne, Louisville, and Picolight sites.

Fiscal 2008

Assets Held and Used

During fiscal 2008, we recorded an impairment charge of $0.4 million for certain assets related to the Company’s Santa Rosa, California facility and in the fourth quarter recorded impairment charges of $8.4 million for certain intangible assets related to its da Vinci business. Out of this total, $4.0 million and $4.4 million were recorded in cost of sale and operating expenses, respectively.

Sale of Assets

During fiscal 2008, we recorded a gain of $1.4 million for the sale and disposal of assets.

Assets to be Disposed of Other Than Sale

During fiscal 2008, we recorded a loss of $3.3 million for the disposal of assets related to Singapore and Ottawa facilities.

Fiscal 2007

Assets Held and Used

In the second quarter of fiscal 2007, we recorded impairment charges of $0.8 million for certain assets related to our Santa Rosa, California facility.

Assets Held for Sale

In the first quarter of fiscal 2007, we recorded impairment charges of $0.7 million related to the sale of our Rochester, Minnesota facility.

Sale of Assets

During fiscal 2007, we recorded losses of $1.7 million on the sale of assets primarily relating to the transfer of assets to Fabrinet.

Assets to be Disposed of Other Than Sale

During fiscal 2007, we recorded losses of $4.6 million on assets to be disposed of other than sale primarily relating to a $3.7 million impairment charge for the cancellation of a software program implementation at our Eningen, Germany facility, and write-offs resulting from a physical count of fixed assets.

Restructuring and Related Charges

We continue to take advantage of opportunities to further reduce costs through targeted, customer-driven restructuring events intended to consolidate and rationalize the manufacture of our products based on core competencies and cost efficiencies, together with the need to align the business in response to the current significant weakening in market conditions. We expect to recognize estimated annual cost savings of $24.0 million in fiscal 2010 as a result of the restructuring activities. See “Note 11. Restructuring and Related Charges” for more detail.

During fiscal 2009, we recorded $38.7 million in restructuring and related charges which included $26.1 million for severance and benefits, $7.9 million for manufacturing transfer costs incurred and $4.7 million for lease costs. These charges were primarily related to the further consolidation of our manufacturing operations. This further consolidation will account for the termination of 2,814 employees—602 in North America, 2,103 in Asia, and 109 in Europe. Of these reductions to headcount, 2,453 were in manufacturing, 130 in research and development and 231 in sales, general and administration functions. As of June 27, 2009, 2,563 of these employees have been terminated. Payments related to severance and benefits are expected to be paid off by the third quarter of fiscal 2016 and payments related to lease costs are expected to be paid by the fourth quarter of fiscal 2014. The related charges are primarily associated with the move from one contract manufacturer to another.

During fiscal 2008, we recorded $6.7 million in restructuring and related charges which included $6.2 million for severance and benefits, $0.2 million for manufacturing transfer costs, and $0.3 million of lease costs for additional restructured space. These charges were primarily related to the further consolidation of our manufacturing operations. This further consolidation accounted for the termination of 159 employees: 114 in North America, 29 in Asia, 15 in Europe and 1 in Latin America. Of these reductions to headcount, 95 were in manufacturing, 25 in research and development and 39 in sales, general and administration functions. As of June 27, 2009, 149 of these employees have been terminated. Payments related to severance and benefits are expected to be paid off by the third quarter of fiscal 2013 and payments related to lease costs are expected to be paid by the fourth quarter of fiscal 2012. In addition during fiscal 2008, we also recorded a lease exit charge, net of assumed sub-lease income, of $5.4 million related to the Ottawa facility that was included in selling, general and administrative expenses. The payments related to these lease costs are expected to be paid by the third quarter of fiscal 2018.

During fiscal 2007, we recorded $14.7 million in restructuring and related charges which included $5.6 million for severance and benefits, $11.2 million for manufacturing transfer costs, and $(2.1) million of lease costs which include $(2.5) million gain on the settlement of lease obligations, $0.6 million for additional restructured space, and $(0.2) million to adjust accruals on previously restructured leases. These charges were primarily related to the further consolidation of our manufacturing operations. This further consolidation accounted for the termination of 241 employees: 237 in North America and 4 in Asia. Of these reductions to headcount, 182 were in manufacturing, 41 in research and development and 18 in sales, general and administration functions. As of June 27, 2009, 189 of these employees have been terminated. In the third quarter of fiscal 2008, we decided that 52 employees located in North America would not be terminated, and as a result, a restructuring accrual of $0.1 million was reversed. Payments related to severance and benefits are expected to be paid off by the second quarter of fiscal 2009 and payments related to lease costs are expected to be paid by the first quarter of fiscal 2014.

Our ability to generate sublease income, as well as our ability to terminate lease obligations at the amounts estimated, is highly dependent upon the economic conditions, particularly commercial real estate market conditions in certain geographies, at the time we negotiate the lease termination and sublease arrangements with third parties as well as the performances by such third parties of their respective obligations. While the amount we have accrued represents the best estimate of the remaining obligations we expect to incur in connection with these plans, estimates are subject to change. Routine adjustments are required and may be required in the future as conditions and facts change through the implementation period. Our restructuring obligations are net of sublease income or lease settlement estimates of approximately $8.1 million. If adverse macroeconomic conditions continue, particularly as they pertain to the commercial real estate market, or if, for any reason, tenants under subleases fail to perform their obligations, we may be required to reduce estimated future sublease income and adjust the estimated amounts of future settlement agreements, and accordingly, increase estimated cost to exit certain facilities. Amounts related to the lease expense, net of anticipated sublease proceeds, will be paid over the respective lease terms through fiscal 2018.

Interest and Other Income (Loss)

During fiscal 2009, interest and other income (loss) decreased by $61.3 million, from $120.1 million in fiscal 2008 to $58.8 million in fiscal 2009. The decrease was primarily due to the gains recorded in conjunction with a class action lawsuit with Nortel of $61.6 in fiscal 2008 compared to none in fiscal 2009, and the reduction in interest income of $29.2 million due to lower interest rates and lower invested cash balances in fiscal 2009; offset by a an increase in gains on repurchase and redemption of Convertible Debt of $31.3 million. See “Note 4. Balance sheet and Other Details” for more information.

During fiscal 2008, interest and other income (loss) increased by $47.1 million, from $73.0 million in fiscal 2007 to $120.1 million in fiscal 2008. The increase was primarily due to the receipt of proceeds from a Nortel class action settlement of $61.6 million and an increase in gains of $4.8 million from the repurchase of Zero Coupon Senior Convertible Notes, offset by a decrease in interest income of $9.5 million due to lower cash balances resulting from the repurchase of Zero Coupon Senior Convertible Notes and the repurchase of shares, a decrease in net foreign exchange gains of $4.2 million and income of $5.1 million related to the settlement of a held-to-maturity security received in fiscal 2007.

Interest Expense

During fiscal 2009, interest expense decreased by $1.1 million, from $8.8 million in fiscal 2008 to $7.7 million in fiscal 2009. The decrease was primarily due to decreased amortization of the Zero and 1% coupon convertible notes resulting from the buybacks during fiscal 2009.

During fiscal 2008, interest expense increased by $1.7 million, from $7.1 million in fiscal 2007 to $8.8 million in fiscal 2008. The increase was primarily the result of a one time out-of-period benefit recorded in fiscal 2007 of $1.1 million which was disclosed in our 10-Q for the three months ended December 30, 2006.

Impairment of Investments

In April 2009, the Financial Accounting Standards Board (“FASB”) amended the existing guidance on determining whether impairment for investments in debt securities is other-than-temporary, FASB Staff Positions (“FSPs”) No. FAS 115-2, “Recognition and Presentation of Other-Than-Temporary Impairments”. Effective in the fourth quarter of fiscal 2009, if the debt security’s market value is below amortized cost and the Company either intends to sell the security or it is more likely than not that the Company will be required to sell the security before its anticipated recovery, the Company records an other-than-temporary impairment charge to investment income (loss) for the entire amount of the impairment. For the remaining debt securities, if an other-than-temporary impairment exists, the Company separates the other-than-temporary impairment into the portion of the loss related to credit factors, or the credit loss portion, and the portion of the loss that is not related to credit factors, or the noncredit loss portion. The credit loss portion is the difference between the amortized cost of the security and the Company’s best estimate of the present value of the cash flows expected to be collected from the debt security. The noncredit loss portion is the residual amount of the other-than-temporary impairment. The credit loss portion is recorded as a charge to earnings (loss), and the noncredit loss portion is recorded as a separate component of other comprehensive income (loss). Prior to the fourth quarter of fiscal 2009, the entire other-than-temporary impairment charge was recognized in earnings (loss) for all debt securities.

When calculating the present value of expected cash flows to determine the credit loss portion of the other-than-temporary impairment, the Company estimates the amount and timing of projected cash flows, the probability of default and the timing and amount of recoveries on a security-by-security basis. These calculations use inputs primarily based on observable market data, such as credit default swap spreads, historical default and recovery statistics, rating agency data, credit ratings and other data relevant to analyzing the collectibility of the security. The amortized cost basis of a debt security is adjusted for any credit loss portion of the impairment recorded to earnings.

As a result of our adoption of this FSP in the fourth quarter of fiscal 2009, we reviewed all debt securities and all the conditions described above did not exist, except for one of the debt securities. As a result, we recorded a one-time adjustment to reclassify the $1.3 million non-credit portion of the $2.2 million other-than-temporary impairment loss recognized in the previous period related to one of its securities from accumulated deficit to accumulated other comprehensive income.

During fiscal 2009, the impairment charge related to investments increased by $18.4 million, from zero in fiscal 2008 to $18.4 million in fiscal 2009. The increase is primarily due to the impairment of $13.0 million recorded in the second quarter of fiscal 2009 related to a long-term privately held equity security due to the current significant weakening in market conditions.

Gain on Sale of Investments

During fiscal 2009, we recorded net gains on sale of investments of $1.8 million. The fair value of our marketable equity securities at June 27, 2009 was zero. See “Note 6. Investments” for more details.

During fiscal 2008, we recorded net gains on sale of investments of $2.4 million primarily due to the sale of fixed income securities for a net gain of $1.0 million and the sale of equity investments in BaySpec, Inc. (“BaySpec”) and Nufern, Inc. (“Nufern”) for net gains of $0.5 million and $0.5 million, respectively. These equity investments had a combined carrying value of zero at June 30, 2007. The fair value of our marketable equity securities at June 28, 2008 was approximately $0.1 million.

Provision (Benefit) for Income Tax

Fiscal 2009 Tax Expense

We recorded an income tax benefit of $2.3 million for fiscal 2009. The expected tax benefit derived by applying the federal statutory rate to our loss before income taxes for fiscal 2009 differed from the income tax benefit recorded primarily due to non-deductible acquisition-related goodwill charges, the federal enactment of the refundable research credit, and a net increase in our valuation allowance related to the increase in domestic and foreign tax net operating losses sustained during the fiscal year.

During fiscal 2009, Congress enacted the Housing Assistance Tax Act of 2008, which was signed by the President on July 30, 2008, and extended by the American Recovery and Reinvestment Act of 2009, which was signed by the President on February 17, 2009. The Act provides that a taxpayer may elect to forego bonus depreciation on certain additions of qualified eligible property purchased and placed in service between April 1, 2008 and December 31, 2009 and, in turn, claim a refundable credit for a portion of its unused AMT and research credits. We recognized a tax benefit of $5.5 million in fiscal 2009 attributable to the utilization of our refundable research credits.

Based on a jurisdiction by jurisdiction review of anticipated future income and due to the continued economic uncertainty in the industry, management has determined that in most of our jurisdictions it is more likely than not that our net deferred tax assets will not be realized in those jurisdictions. During fiscal 2009 the valuation allowance for deferred tax assets increased by $24.1 million. The increase was primarily due to domestic and foreign tax net operating losses sustained during the fiscal year, offset by utilization and expiration of domestic and foreign net operating losses.

We are currently subject to various federal, state and foreign audits by taxing authorities. We believe that adequate amounts have been provided for any adjustments that may result from these examinations.

Fiscal 2008 Tax Expense

We recorded an income tax expense of $2.4 million for fiscal 2008. The expected tax benefit derived by applying the federal statutory rate to our loss before income taxes for fiscal 2008 differed from the income tax expense recorded primarily due to non-deductible acquisition-related charges, a net increase in our valuation allowance related to the increase in domestic and foreign tax net operating losses sustained during the fiscal year, the recognition of $8.7 million of uncertain tax benefits relating to the expiration of a statute of limitations in a non-U.S. jurisdiction, establishment of a valuation allowance against $2.7 million of deferred tax assets in a foreign jurisdiction, and the recognition a net $1.0 million of foreign jurisdiction research tax credits. Also, we received a favorable IRS ruling to treat one of our subsidiaries as a disregarded entity which resulted in the recognition of a $1.3 million tax benefit.

During fiscal 2008, China adopted transitional rules regarding the 2007 Unified Enterprise Income Tax Law which took effect on January 1, 2008. Pursuant to the transitional rules of the new law, an 18% statutory tax rate applies for the 2008 calendar year and increases each year until calendar year 2012 when it reaches a 25% statutory rate. The measurement of our deferred taxes in China has been calculated taking into account the new transition rules.

Based on a jurisdiction by jurisdiction review of anticipated future income and due to the continued economic uncertainty in the industry, management has determined that in most of our jurisdictions it is more likely than not that our net deferred tax assets will not be realized and we have recorded deferred tax assets as of June 28, 2008 only to the extent of certain offsetting deferred tax liabilities in those jurisdictions. During fiscal 2008 the valuation allowance for deferred tax assets decreased by $25.4 million. The decrease was primarily due to increase to deferred tax liabilities resulting from acquired intangibles. The decrease was partially offset by the increase domestic and foreign tax net operating losses sustained during the fiscal year.

We are currently subject to various federal, state and foreign audits by taxing authorities. We believe that adequate amounts have been provided for any adjustments that may result from these examinations.

Fiscal 2007 Tax Expense

We recorded an income tax expense of $2.0 million for fiscal 2007. The expected tax benefit derived by applying the federal statutory rate to our loss before income taxes for fiscal 2007 differed from the income tax expense recorded primarily due to non-deductible acquisition-related charges and a net increase in our valuation allowance for deferred tax assets. Also included in tax expense for fiscal 2007 is a tax benefit of $1.6 million related to the release of valuation allowance for one of our foreign subsidiaries which we believe is more likely than not to have future income as a result of a restructuring, and a net tax benefit of $3.4 million attributable to the increase of our net deferred tax assets associated with our Chinese operations, which includes a $2.7 million benefit attributable to a change in tax rates.

During fiscal 2007, China adopted a new Unified Enterprise Income Tax Law which took effect on January 1, 2008. Pursuant to the law, a new 25% statutory tax rate applies to most companies beginning January 1, 2008, subject to certain transitional rules and other potential special incentives. During fiscal 2007, there were uncertainties as to how the final transitional rules would impact phase-in of the new tax rate, we measured the increase in our deferred taxes assuming a prorated introduction of the new tax rate over a five year period which resulted in a $2.7 million tax benefit.

Based on a jurisdiction by jurisdiction review of anticipated future income and due to the continued economic uncertainty in the industry, management has determined that in most of our jurisdictions it is more likely than not that our net deferred tax assets will not be realized and we have recorded deferred tax assets as of June 30, 2007 only to the extent of certain offsetting deferred tax liabilities in those jurisdictions. During fiscal 2007 the valuation allowance for deferred tax assets increased by $90.2 million. The increase was primarily due to domestic and foreign tax net operating losses sustained during the fiscal year and changes to loss carryforwards resulting from tax audits. The increase was partially offset by the increase to deferred tax liabilities resulting from acquired intangibles.

We are currently subject to various federal, state and foreign audits by taxing authorities. We believe that adequate amounts have been provided for any adjustments that may result from these examinations.

Operating Segment Information (dollars in millions)

	2009	2008	Change	Percentage Change	2008	2007	Change	Percentage Change
Communications Test and Measurement
Net Revenue	$606.2	$710.6	$(104.4)	-15%	$710.6	$635.2	$75.4	12%
Operating income	83.4	117.2	(33.8)	-29%	117.2	96.7	20.5	21%

Communications and Commercial Optical Products
Net Revenue	481.1	614.1	(133.0)	-22%	614.1	592.0	22.1	4%
Operating income (loss)	(8.6)	20.3	(28.9)	-142%	20.3	(10.0)	30.3	-303%

Advanced Optical Technologies
Net Revenue	208.4	206.5	1.9	1%	206.5	170.0	36.5	21%
Operating income	80.3	76.8	3.5	5%	76.8	52.6	24.2	46%

Communications Test and Measurement:

The decrease in Communications Test and Measurement net revenue between fiscal 2009 and fiscal 2008 was mainly related to reduced sales as a result of the general economic slowdown. Operating income decreased due to reduced gross profits resulting from the reduced revenues, partially offset by decreased operating expense from sales commissions on lower bookings and continued efforts to manage our operating expense levels.

The increase in Communications Test and Measurement net revenue between fiscal 2008 and fiscal 2007 was mainly related to strong broadband deployment trends, the acquisition of Westover and Innocor, and strong demand from telecom companies, cable operators, and network equipment manufacturers. Operating income increased due to strong margins partially offset by increased operating expense from sales commissions on higher bookings and the continued efforts to increase our R&D investment level.

The increase in Communications Test and Measurement net revenue between fiscal 2007 and fiscal 2006 was mainly related to strong broadband deployment trends, the acquisition of Casabyte, Innocor and Test-Um, and strong demand from telecom companies, cable operators, and network equipment manufacturers. Operating income increased due to strong margins partially offset by increased operating expense from sales commissions on higher bookings and the continued efforts to increase our R&D investment level.

Communications and Commercial Optical Products:

The decrease in CCOP net revenue between fiscal 2009 and fiscal 2008 was mainly related to reduced sales as a result of the general economic slowdown. Operating income decreased due to reduced gross profits resulting from the reduced revenues, partially offset by decreased operating expense from sales commissions on lower bookings and continued efforts to manage our operating expense levels.

The increase in CCOP net revenue between fiscal 2008 and fiscal 2007 was mainly related to increased revenue growth in each of CCOP’s major business units, as well as the acquisition of Picolight in fiscal 2007. The decrease in operating loss for CCOP mostly related to improved margins due to site consolidations, product transfers to Asia, vertical integration, cost reduction programs, and improved product mix.

Advanced Optical Technologies:

The increase in Advanced Optical Technologies net revenue between fiscal 2009 and fiscal 2008 was primarily due to the acquisition of ABNH in the last fiscal year, offset by reduced sales in the other business units. The increase in operating income for Advanced Optical Technologies reflects increased revenue and successful cost reduction initiatives.

The increase in Advanced Optical Technologies net revenue between fiscal 2008 and fiscal 2007 was primarily due to increased demand for Document Authentication and core Custom Optics products, and the recent acquisition of ABNH. The increase in operating income for Advanced Optical Technologies reflects increased revenue, improved product mix and successful cost reduction initiatives.

Liquidity and Capital Resources

Our investments of surplus cash are made in accordance with an investment policy approved by the Audit Committee of our Board of Directors. In general, our investment policy requires that securities purchased be rated A-1/P-1, A/A2 or better. Securities that are downgraded subsequent to purchase are evaluated and may be sold or held at management’s discretion. No security may have an effective maturity that exceeds 37 months, and the average duration of our holdings may not exceed 18 months. At any time, no more than 5% of the investment portfolio may be concentrated in a single issuer other than the U.S. government or U.S. agencies. Our investments in debt securities and marketable equity securities are primarily classified as available-for-sale investments or trading assets and are recorded at fair value. The cost of securities sold is based on the specific identification method. Unrealized gains and losses on available-for-sale investments are reported as a separate component of stockholders’ equity. We did not hold any investments in auction rate securities, mortgage backed securities, collateralized debt obligations, or variable rate demand notes at June 27, 2009 and virtually all debt securities held were of investment grade (at least BBB-/Baa3). As of June 27, 2009, approximately 90% of our cash, cash equivalents, and short-term investments were held in the U.S.

As of June 27, 2009, the majority of our investments of surplus cash have maturities of 90 days or less and are of high credit quality. Nevertheless, widening of market credit spreads and bid-ask spreads has impacted both pricing and liquidity of certain investment securities that we own. Although we intend to hold these investments to maturity, in the event that we are required to sell any of these securities under adverse market conditions, losses could be recognized on such sales. During fiscal year 2009, we recognized $18.4 million of investment losses and can provide no assurances that the value or the liquidity of our other investments will not also be impacted by adverse conditions in the financial markets. In addition, we maintain cash balances in operating accounts that are with third party financial institutions. These balances in the U.S. may exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limits. While we monitor the cash balances in our operating accounts and adjust the cash balances as appropriate, these cash balances could be impacted if the underlying financial institutions fail.

On July 15, 2009, subsequent to our year end of fiscal 2009, we completed the acquisition of the Network Tools business of Finisar Corporation. We acquired the Network Tools business for approximately $40.6 million in cash.

Fiscal 2009

We had a combined balance of cash and cash equivalents, short-term investments and restricted cash of $695.5 million at June 27, 2009, a decrease of $189.2 million from June 28, 2008. Significant inflows included $107.4 million provided by operating activities, $8.7 million (net) primarily from the sale of our Shenzhen facility to Sanmina, and $5.2 million from the exercise of stock options and the issuance of stock under employee stock plans. Significant outflows included $139.2 million of cash used to repurchase a portion of the company’s Senior Convertible Notes, $86.8 million of cash used to repurchase JDSU’s common stock, $54.7 million for purchases of property, plant and equipment and $12.5 million of cash used in acquisitions. Cash and cash equivalents decreased by $21.3 million in fiscal 2009, primarily due to the above-referenced items and sales and maturities of investments in excess of purchases of $201.5 million.

Operating activities provided $107.4 million of cash during fiscal 2009, resulting from our net loss adjusted for non-cash items such as depreciation, amortization, and various gains and losses, of $64.4 million, together with changes in operating assets and liabilities that provided $43.0 million related primarily to a decrease in accounts receivable of $110.9 million due to reduced sales and improved collection efforts and a decrease in inventories of $15.4 million, offset by a decrease in the FIN48 tax liability of $18.1 million, a decrease in other accrued liability of $16.0 million, an increase in other current assets of $13.3 million, and a decrease in accounts payable of $12.6 million.

Cash provided by investing activities was $140.8 million during fiscal 2009, primarily due to $201.5 million from sales and maturities of investments in excess of purchases, $8.7 million (net) primarily from the sale of our Shenzhen facility and $2.3 million of proceeds from the sale of assets. Partially offsetting these sources of cash were $54.7 million used for purchases of property and equipment, and $12.5 million of cash used for acquisitions, net of cash acquired.

Our financing activities used cash of $220.9 million, primarily related to $139.2 million used to repurchase a portion of the company’s Senior Convertible Notes, and $86.8 million used to repurchase common stock, offset by proceeds from the exercise of stock options and issuance of stock under employee stock plans of $5.2 million. See “Note 10. Convertible Debt and Letters of Credit” of our Notes to Consolidated Financial Statements for additional information regarding debt financing.

During fiscal 2009, the Company repurchased approximately 7.6 million shares of common stock in open market purchases at an average price of $11.40 per share, completing the $200 million share repurchase program authorized by the Company’s Board of Directors on May 15, 2008. The total purchase price of $86.8 million was reflected as a decrease to common stock based on the stated par value per share with the remainder to accumulated deficit.

Fiscal 2008

We had a combined balance of cash and cash equivalents, short-term investments and restricted cash of $884.7 million at June 28, 2008, a decrease of $258.0 million from June 30, 2007. Significant inflows included $197.2 million provided by operating activities, $32.2 million from a sales-leaseback transaction and $15.8 million from the exercise of stock options and the issuance of stock under employee stock plans. Significant outflows included $113.2 million of cash used to repurchase JDSU’s common stock, $287.5 million of cash used to repurchase a portion of the company’s Zero Coupon Senior Convertible Notes, $51.7 million for purchases of property, plant and equipment and $59.9 million of cash used in acquisitions. Cash and cash equivalents decreased by $97.3 million in fiscal 2008, primarily due to the above-referenced items and sales and maturities of investments in excess of purchases of $177.5 million.

Operating activities provided $197.2 million of cash during fiscal 2008, resulting from our net loss adjusted for non-cash items such as depreciation, amortization, and various gains and losses, of $180.0 million, together with changes in operating assets and liabilities that provided $17.2 million related primarily to a decrease in inventories of $30.4 million and an increase in accounts payable of $9.6 million, offset by an increase in net accounts receivable of $23.0 million.

Cash provided by investing activities was $53.4 million during fiscal 2008, primarily due to $177.5 million from sales and maturities of investments in excess of purchases, and $3.6 million of proceeds from the sale of assets. Partially offsetting these sources of cash were $51.7 million used for purchases of property and equipment, and $59.9 million of cash used for acquisitions, net of cash acquired.

Our financing activities used cash of $353.0 million, primarily related to $287.5 million used to repurchase a portion of the company’s Zero Coupon Senior Convertible Notes, and $113.2 million used to repurchase common stock, offset by proceeds from a sales-leaseback transaction of $32.2 million and the exercise of stock options and issuance of stock under employee stock plans of $15.8 million. See “Note 10. Convertible Debt and Letters of Credit” of our Notes to Consolidated Financial Statements for additional information regarding debt financing.

On May 15, 2008, the Company’s Board of Directors authorized the Company to repurchase up to $200 million of its common stock through open market or private transactions during a two year period ending May 14, 2010. During the three months ended June 28, 2008, the Company repurchased approximately 9.6 million shares of common stock in open market purchases at an average price of $11.76 per share. The total purchase price of $113.2 million was reflected as a decrease to common stock based on the stated par value per share with the remainder to accumulated deficit. All common shares repurchased under this program have been cancelled and retired.

Fiscal 2007

We had a combined balance of cash and cash equivalents, short-term investments and restricted cash of $1,142.7 million at June 30, 2007, a decrease of $95.9 million from July 1, 2006. Significant inflows included $61.3 million provided by operating activities and $13.0 million from the exercise of stock options and the issuance of stock under employee stock plans. Significant outflows included $85.0 million of cash used to repurchase a portion of the company’s Zero Coupon Senior Convertible Notes, $75.7 million for purchases of property, plant and equipment and $69.2 million of cash used in acquisitions. Cash and cash equivalents decreased by $2.0 million in fiscal 2007, primarily due to the above-referenced items and sales and maturities of investments in excess of purchases of $134.8 million.

Operating activities provided $61.3 million of cash during fiscal 2007, resulting from our net loss adjusted for non-cash items such as depreciation, amortization, and various gains and losses, of $103.9 million, offset by changes in operating assets and liabilities that used $42.6 million related primarily to an increase in net accounts receivable, which used $22.3 million and a decrease in accounts payable, which used $19.6 million.

Cash provided by investing activities was $6.4 million during fiscal 2007, primarily due to $10.2 million of proceeds from the sale of assets, and $134.8 million from sales and maturities of investments in excess of purchases. Partially offsetting these sources of cash were $75.7 million used for purchases of property and equipment, and $69.2 million of cash used for acquisitions, net of cash acquired.

Our financing activities used cash of $72.0 million, primarily related to $85.0 million used to repurchase a portion of the company’s Zero Coupon Senior Convertible Notes, offset by $13.0 million provided by the exercise of stock options and issuance of stock under employee stock plans.

Contractual Obligations

The following summarizes our contractual obligations at June 27, 2009, and the effect such obligations are expected to have on our liquidity and cash flow over the next five years (in millions):

	Payments due by period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Contractual Obligations
Asset retirement obligations—expected cash payments	$13.9	$7.3	$2.2	$1.8	$2.6

Long-Term Debt: (1)
Zero Coupon Senior Convertible Notes	0.2	0.2	—	—	—
1% Senior Convertible Notes	325.0	—	—	325.0	—
Purchase obligations (2)	128.8	128.8	—	—	—
Operating lease obligations (2)	110.6	27.0	39.0	25.1	19.5
Capital lease obligations (2)	1.8	1.0	0.8	—	—
Pension and postretirement benefit payments	74.4	5.1	9.9	11.0	48.4
Other non-current liabilities	1.8	0.6	0.7	—	0.5

Total	$656.5	$170.0	$52.6	$362.9	$71.0

(1)	See “Note 10. Convertible Debt and Letters of Credit” for more information.

(2)	See “Note 17. Commitments and Contingencies” for more information.

As of June 27, 2009, operating lease obligations of $9.1 million in connection with our restructuring program were accrued in our Consolidated Balance Sheet. Operating lease obligations of $5.8 million were included in the “Restructuring accrual” and $3.3 million was accrued in “Other non-current liabilities”.

Purchase obligations represent legally-binding commitments to purchase inventory and other commitments made in the normal course of business to meet operational requirements.

As of June 27, 2009, other non-current liabilities primarily represent other long-term employment related obligations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, as such term is defined in rules promulgated by the Securities and Exchange Commission, that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Acquisitions

As part of our strategy, we are committed to the ongoing evaluation of strategic opportunities and, where appropriate, the acquisition of additional products, technologies or businesses that are complementary to, or broaden the markets for our products. We believe we strengthened our business model by expanding our addressable market, customer base, and expertise, diversifying our product portfolio, and fortifying our core businesses through acquisition as well as through organic initiatives.

In July 2009, subsequent to our year end of fiscal 2009, we completed the acquisition of the Network Tools business of Finisar Corporation. Under the terms of the agreement, we acquired the Network Tools business for approximately $40.6 millions.

In February 2008, we completed the acquisition of American Bank Note Holographics Inc. (“ABNH”), a public company, for approximately 8.7 million shares of the Company’s common stock with a market value of $110.3 million at the measurement date and $19.5 million in cash, including $1.2 million of direct transaction costs incurred in connection with the acquisition. We also assumed ABNH’s employee outstanding stock options at close, valued at $11.4 million at the measurement date. ABNH is a market leader in the origination, production and marketing of holograms for security applications and the leading supplier of optical security devices for the transaction card market and is included in our Advanced Optical Technologies segment.

In January 2008, we completed the acquisition of certain assets of the fiber optics division of Westover Scientific Inc. (“Westover”) for approximately $51.5 million in cash, including $0.8 million of direct transaction costs incurred in connection with the acquisition. Westover is a leading provider of fiber optic inspection and cleaning solutions, which complements our existing fiber field and lab and production test portfolio and is included in our Communications Test and Measurement segment.

In May 2007, we completed the acquisition of Innocor Ltd. (“Innocor”), a provider of broadband test solutions for network equipment manufacturers, for $19.4 million in cash. The merger strengthened our position in the North American lab and production markets and helped grow our business in the EMEA and APAC regions. Innocor is included in our Communications Test and Measurement segment.

In May 2007, we completed the acquisition of Picolight Inc. (“Picolight”), a designer and manufacturer of optical pluggable transceivers. The aggregate announced purchase price for this acquisition was approximately $110.0 million in common stock, which equated to approximately 8.1 million shares. By acquiring Picolight, we strengthened our position in high-growth pluggable optics for the enterprise market and added an established, vertically integrated manufacturing model. Picolight is included in our CCOP segment.

In January 2007, we completed the acquisition of Casabyte Inc. (“Casabyte”), a provider of service quality monitoring solutions for mobile network operations, for $34.5 million in cash. By acquiring Casabyte, we accelerated our service assurance growth by capitalizing on a number of key assets, including Casabyte’s wireless service quality solutions expertise, technology and established customer relationships. We also plan to leverage our global direct sales organization and other distribution channels to increase Casabyte’s penetration into international markets. Casabyte is included in our Communications Test and Measurement segment.

Please refer to “Note 3. Mergers and Acquisitions” and “Note 21. Subsequent Events” of our Notes to Consolidated Financial Statements.

Employee Stock Options

Our stock option and Full Value Award program is a broad-based, long-term retention program that is intended to attract and retain employees and align stockholder and employee interests. As of June 27, 2009, we have available for issuance 14.2 million shares of common stock for grant primarily under our Amended and Restated 2003 Equity Incentive Plan (the “2003 Plan”). The exercise price for the options is equal to the fair market value of the underlying stock at the date of grant. Options generally become exercisable over a four-year or three-year period and, if not exercised, expire from five to ten years post grant date. Majority of our employees participate in our stock option program. “Full Value Awards” are Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares that are granted with a per share or unit purchase price below 100% of Fair Market Value on the date of grant. These Full Value Awards are performance based, time based, or a combination of performance and time based and are expected to vest over one to five years except with respect to awards with performance conditions, such conditions are achieved on a different timeline. The fair value of the Full Value Awards is based on the closing market price of our common stock on the date of award. See “Note 14. Stock-Based Compensation” for more detail.

Pension and Other Postretirement Benefits

As a result of acquiring Acterna in August 2005, we sponsor pension plans for certain past and present employees in the UK and Germany. JDSU also is responsible for the nonpension postretirement benefit obligation of a previously acquired subsidiary. These plans have been closed to new participants and no additional service costs are being accrued. The UK plan is partially funded and the German plans, which were initially established as “pay-as-you-go” plans, are unfunded. SFAS No. 158 requires the recognition of the funded status of the pension plans and nonpension postretirement benefit plans (retirement-related benefit plans) as an asset or a liability in the Consolidated Statement of Financial Position. SFAS No. 158 also requires the recognition of changes in that funded status in the year in which they occur through the Gains and (losses) not affecting retained earnings, net of tax, and the recognition of previously unrecognized gains/(losses), prior service costs/(credits) and transition assets as a component of Accumulated gains and (losses) not affecting retained earnings in the Consolidated Statement of Stockholders’ Equity. The funded status of a retirement plan is the difference between the projected benefit obligation and the fair value of its plan assets. The projected benefit obligation is the actuarial present value of all benefits attributed by the plan’s benefit formula to employee service. At June 27, 2009, our pension plans were under funded by $77.7 million since the projected benefit obligation exceeded the fair value of its plan assets. Similarly, we had accrued $0.8 million related to our non-pension postretirement benefit plan.

Because the plans have received limited funding in the past, we anticipate future annual outlays related to the plans will approximate estimated future benefit payments. These future benefit payments have been estimated based on the same actuarial assumptions used to measure our projected benefit obligation and currently are forecasted to range between $4.9 million and $5.6 million per annum. In addition, during fiscal 2009 the UK pension plan made lump-sum cash payments of approximately $3.1 million to deferred pensioners who elected to transfer out of the plan and anticipates that making payments of approximately $0.3 million during fiscal 2010 to complete the transfer out plan. These transfer-out payments are being made from plan assets.

During the fourth quarter of fiscal 2009 and fiscal 2008, we contributed GBP 0.2 million and GBP 2.5 million or approximately $0.3 million and $4.9 million, respectively, to our UK pension plan. These contributions allowed the Company to substantially comply with regulatory funding requirements.

A key actuarial assumption is the discount rate. Changes in the discount rate impact the interest cost component of the net periodic benefit cost calculation and, due to the fact that the accumulated benefit obligation (“ABO”) is calculated on a net present value basis, changes in the discount rate will also impact the current ABO. Decreases in the discount rate will generally increase pre-tax cost, recognized expense and the ABO. Increases in the discount rate tend to have the opposite effect. We estimate a 50 basis point decrease or increase in the discount rate would cause a corresponding increase or decrease, respectively, in the ABO of approximately $5.7 million based upon June 27, 2009 data.

In estimating the expected return on plan assets, we consider historical returns on plan assets, adjusted for forward-looking considerations, inflation assumptions and the impact of the active management of the plan’s invested assets. While it is not possible to accurately predict future rate movements, we believe our current assumptions are appropriate. Please refer to “Note 15. Employee Benefit Plans” of Notes to Consolidated Financial Statements under Item 8 of this Annual Report on Form 10-K for further discussion.

Liquidity and Capital Resources Requirement

We believe that our existing cash balances and investments will be sufficient to meet our liquidity and capital spending requirements at least through the next 12 months. However, possible investments in or acquisitions of complementary businesses, products or technologies may require the use of additional cash or financing prior to such time. We have in past periods consumed, and in the future we may consume, portions of our cash reserves to fund our operations. The amounts consumed to date, together with the amounts currently anticipated to be spent, are not expected to materially impair our financial condition. However, we may need to expend additional, currently unanticipated, cash reserves to fund our operations. Our liquidity could be negatively affected by a decline in demand for our products, which are subject to rapid technological changes, or a reduction of capital expenditures by telecommunications carriers.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Foreign Exchange Risk

We utilize foreign exchange forward contracts and other instruments, including option contracts, to hedge foreign currency risk associated with foreign currency denominated assets and liabilities, primarily short-term certain intercompany receivables and payables. Our foreign exchange forward contracts and other instruments are accounted for as derivatives whereby the fair value of the contracts are reflected as other current assets or other current liabilities and the associated gains and losses are reflected in Interest and other income (loss) in the Consolidated Statements of Operations. Our hedging programs reduce, but do not eliminate, the impact of currency exchange rate movements. The gains and losses on those derivatives are expected to be offset by re-measurement gains and losses on the foreign currency denominated assets and liabilities.

The following table provides information about our foreign currency forward and option contracts outstanding as of June 27, 2009. The forward contracts, most with a term of less than 120 days, were transacted near month end; therefore, the fair value of the contracts is approximately zero.

(in millions)	Contract Amount (Local Currency)	Contract Amount (USD)	Fair Value at June 27, 2009 (USD)
Canadian Dollar (contracts to buy CAD / sell USD)	CAD 17.0	$14.8	$—
Chinese Renmimbi (contracts to buy CNY / sell USD)	CNY 33.4	4.9	—
British Pound (contracts to buy GBP / sell USD)	GBP 3.5	5.7	—
Euro (contracts to sell EUR / buy USD)	EUR 61.0	85.4	—
Hong Kong Dollar (contracts to sell HKD / buy USD)	HKD 127.5	16.5	—
Singapore Dollar (contracts to sell SGD / buy USD)	SGD 27.8	19.1	—
Mexican Peso (contracts to buy MXN / sell USD)	MXN 38.2	2.8	—
Australian Dollar (contracts to sell AUD / buy USD)	AUD 10.2	8.1	—
Brazilian Real (contracts to sell BRL / buy USD)	BRL 11.1	5.4	—
Japanese Yen (contracts to sell JPY / buy USD)	JPY 357.3	3.7	—

Total USD notional amount of outstanding Foreign Exchange Contracts		$166.5

Net unrealized gain (loss) on derivative financial instruments			$—

The counterparties to these hedging transactions are creditworthy multinational banks. The risk of counterparty nonperformance associated with these contracts is not considered to be material. Notwithstanding our efforts to mitigate some foreign exchange risks, we do not hedge all of our foreign currency exposures, and there can be no assurances that our mitigating activities related to the exposures that we do hedge will adequately protect us against the risks associated with foreign currency fluctuations.

Investments

We maintain an investment portfolio in a variety of financial instruments, including, but not limited to, U.S. government and agency bonds, corporate obligations, money market funds, asset-backed securities, and other investment-grade securities. The majority of these investments pay a fixed rate of interest. The securities in the investment portfolio are subject to market price risk due to changes in interest rates, perceived issuer creditworthiness, marketability, and other factors. These investments are generally classified as available-for-sale and, consequently, are recorded on our Consolidated Balance Sheets at fair value with unrealized gains or losses reported as a separate component of stockholders’ equity.

Investments in both fixed-rate and floating-rate interest earning instruments carry a degree of interest rate risk. The fair market values of our fixed-rate securities decline if interest rates rise, while floating-rate securities may produce less income than expected if interest rates fall. Due in part to these factors, our future investment income may be less than expectations because of changes in interest rates or we may suffer losses in principal if we sell securities that have experienced a decline in market value because of changes in interest rates.

The following tables (in millions) present the hypothetical changes in fair value in the available-for-sale debt instruments held at June 27, 2009 and June 28, 2008 that are sensitive to changes in interest rates. These instruments are not leveraged or hedged and are held for purposes other than trading. Investments in money market funds and similar investment funds that seek to maintain a constant net asset value per unit of investment are not considered to be subject to market price risk and are not included in this sensitivity analysis. The modeling technique used measures the change in fair values arising from selected potential changes in interest rates. Market changes reflect immediate hypothetical parallel shifts in the yield curve of plus or minus 50 basis points (“BPS”), 100 BPS, and 150 BPS over a 12-month horizon. Beginning fair values represent the market value, excluding accrued interest and dividends at June 27, 2009 and June 28, 2008.

	Valuation of Securities Given an Interest Rate Decrease of “X” BPS			Fair Value as of June 27, 2009	Valuation of Securities Given an Interest Rate Increase of “X” BPS
	150 BPS	100 BPS	50 BPS		50 BPS	100 BPS	150 BPS
U.S. Treasuries and agencies	$207	$207	$207	$206	$206	$206	$206
Municipal bonds and sovereign debt instruments	7	7	7	7	7	7	7
Asset-backed securities	58	57	57	57	57	57	57
Corporate bonds and commercial paper	185	184	184	184	184	184	184

Total	$456	$455	$455	$454	$454	$453	$453

	Valuation of Securities Given an Interest Rate Decrease of “X” BPS			Fair Value as of June 28, 2008	Valuation of Securities Given an Interest Rate Increase of “X” BPS
	150 BPS	100 BPS	50 BPS		50 BPS	100 BPS	150 BPS
U.S. Treasuries and agencies	$180	$180	$179	$179	$178	$178	$178
Municipal bonds and sovereign debt instruments	5	5	5	5	5	5	5
Asset-backed securities	165	165	164	164	163	163	163
Corporate bonds and commercial paper	312	311	310	310	309	309	308

Total	$662	$660	$658	$657	$656	$655	$654

We seek to mitigate the credit risk of our portfolio of fixed-income securities by holding only high-quality, investment-grade obligations with effective maturities of 37 months or less. We also seek to mitigate marketability risk by holding only highly liquid securities with active secondary or resale markets. However, the investments may decline in value or marketability due to changes in perceived credit quality or changes in market conditions.

Long-term Debt

The fair market value of the Zero Coupon Senior Convertible Notes and the 1% Senior Convertible Notes (“Convertible Notes”) is subject to interest rate and market price risk due to the convertible feature of the notes and other factors. Generally the fair market value of fixed interest rate debt will increase as interest rates fall and decrease as interest rates rise. The fair market value of the notes may also increase as the market price of JDSU stock rises and decrease as the market price of the stock falls. Interest rate and market value changes affect the fair market value of the notes but do not impact our financial position, cash flows or results of operations. Based on quoted market prices, as of June 27, 2009 and June 28, 2008, the fair market value of the 1% Senior Convertible Notes was approximately $238.9 million and $334.9 million, respectively, and the fair market value of the Zero Coupon Senior Convertible Notes was approximately $0.2 million and $80.8 million, respectively. The fair values of Convertible Notes are based on quoted prices in active markets. Changes in fair market value reflect both the change in the market price of the notes and the impact of the partial repurchase of the Zero Coupon Senior Convertible Notes during fiscal year 2009. For additional information, see “Note 10. Convertible Debt and Letters of Credit”.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of JDS Uniphase Corporation:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders’ equity, and cash flows present fairly, in all material respects, the financial position of JDS Uniphase Corporation and its subsidiaries at June 27, 2009 and June 28, 2008, and the results of their operations and their cash flows for each of the three years in the period ended June 27, 2009 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of June 27, 2009, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for these financial statements, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express opinions on these financial statements and on the Company’s internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

As discussed in Note 15 to the consolidated financial statements, effective June 30, 2007, the Company changed its method of accounting for certain defined benefit pension plans. As discussed in Note 12 to the consolidated financial statements, effective July 1, 2007, the Company changed its method of accounting for uncertainty in income taxes.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California

August 24, 2009

JDS UNIPHASE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

	Years Ended
	June 27, 2009	June 28, 2008	June 30, 2007
Net revenue	$1,294.4	$1,530.1	$1,396.8
Cost of sales	748.5	885.5	884.6
Amortization of acquired technologies	48.9	49.3	40.2
Impairment of acquired developed technologies	4.9	4.0	—

Gross profit	492.1	591.3	472.0

Operating expenses:
Research and development	170.1	188.1	168.4
Selling, general and administrative	404.6	455.8	368.4
Amortization of other intangibles	27.0	30.0	26.8
Acquired in-process research and development	—	—	5.1
Impairment of goodwill	741.7	37.0	—
Loss and impairment of long-lived assets	13.2	6.7	7.8
Restructuring and related charges	38.7	6.7	14.7

Total operating expenses	1,395.3	724.3	591.2

Loss from operations	(903.2)	(133.0)	(119.2)
Interest and other income	58.8	120.1	73.0
Interest expense	(7.7)	(8.8)	(7.1)
Impairment of investments	(18.4)	—	—
Gain on sale of investments	1.8	2.4	29.0

Loss before income taxes	(868.7)	(19.3)	(24.3)
Provision of (benefit for) income taxes	(2.3)	2.4	2.0

Net loss	$(866.4)	$(21.7)	$(26.3)

Net loss per share—basic and diluted	$(4.02)	$(0.10)	$(0.12)

Shares used in per share calculation—basic and diluted	215.6	223.8	211.7

See accompanying notes to consolidated financial statements.

JDS UNIPHASE CORPORATION

CONSOLIDATED BALANCE SHEETS

(in millions, except share and par value data)

	June 27, 2009	June 28, 2008
ASSETS
Current assets:
Cash and cash equivalents	$286.9	$265.6
Short-term investments	398.3	608.0
Restricted cash	10.3	11.1
Accounts receivable, less reserves and allowances of $2.4 at June 27, 2009 and $5.0 at June 28, 2008	187.3	297.7
Inventories, net	144.8	188.9
Refundable income taxes	14.4	7.8
Other current assets	66.2	50.0

Total current assets	1,108.2	1,429.1
Property, plant and equipment, net	191.1	213.2
Deferred income taxes	6.2	3.6
Goodwill	8.3	796.2
Other intangibles, net	322.6	416.1
Long-term investments	15.1	25.6
Other non-current assets	18.3	22.3

Total assets	$1,669.8	$2,906.1

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$106.6	$129.6
Current portion of long-term debt	0.2	83.0
Accrued payroll and related expenses	45.7	58.9
Income taxes payable	20.3	6.7
Deferred income taxes	5.6	0.4
Restructuring accrual	16.6	5.7
Warranty accrual	7.3	10.1
Other current liabilities	107.6	151.0

Total current liabilities	309.9	445.4

Long-term debt	325.0	425.0
Other non-current liabilities	174.3	218.3
Commitments and contingencies (Note 17, 19, and 20)
Stockholders’ equity:
Preferred Stock, $0.001 par value: Authorized shares: 1,000,000	—	—
Common Stock, $0.001 par value:
Authorized shares: 1,000,000,000	0.2	0.2
Issued and outstanding shares: 216,971,017 at June 27, 2009 and 221,977,736 at June 28, 2008
Additional paid-in capital	69,375.4	69,325.0
Accumulated deficit	(68,537.6)	(67,585.7)
Accumulated other comprehensive income	22.6	77.9

Total stockholders’ equity	860.6	1,817.4

Total liabilities and stockholders’ equity	$1,669.8	$2,906.1

See accompanying notes to consolidated financial statements.

JDS UNIPHASE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Years Ended
	June 27, 2009	June 28, 2008	June 30, 2007
OPERATING ACTIVITIES:
Net loss	$(866.4)	$(21.7)	$(26.3)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expense	68.5	65.2	61.4
Asset retirement obligations and deferred rent expenses	0.1	0.5	0.6
Amortization expense	75.9	79.3	67.0
Amortization of deferred compensation and other stock-based compensation expense	50.6	49.3	29.7
Acquired in-process research and development	—	—	5.1
Amortization of debt issuance costs	1.3	2.3	3.8
Non-cash changes in short term investment	2.2	(3.6)	(4.5)
Impairment of intangibles and loss on long-lived assets	18.1	10.7	7.8
Impairment of goodwill	741.7	37.0	—
Gain on sale of investments, net	(1.8)	(2.3)	(29.0)
Settlement of held-to-maturity debt security	—	—	(5.1)
Impairment of investments	18.4	—	0.2
Change in equity investments	0.9	(1.2)	—
Gain on repurchase of debt	(42.4)	(11.1)	(6.3)
Non-cash portion of Nortel settlement	—	(24.0)	—
Allowance for doubtful accounts	(2.7)	(0.4)	(0.5)
Changes in operating assets and liabilities, net of impact of acquisitions of businesses and dispositions of assets:
Accounts receivable	110.9	(23.0)	(22.3)
Inventories	15.4	30.4	7.8
Other current assets	(13.3)	(3.4)	41.3
Accounts payable	(12.6)	9.6	(19.6)
Income taxes payable	4.9	(11.2)	(3.7)
Deferred taxes, net	1.3	(1.2)	(9.5)
Accrued payroll and related expenses	(11.3)	(6.5)	(2.0)
Other	(52.3)	22.5	(34.6)

Net cash provided by operating activities	107.4	197.2	61.3

INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(543.6)	(753.1)	(777.0)
Maturities and sales of investments	745.1	930.6	911.8
Changes in restricted cash	(1.2)	(7.1)	6.5
Acquisitions, net of cash acquired	(12.5)	(59.9)	(69.2)
Purchases of long term investments	(4.0)	(9.0)	—
Proceeds from settlement of held-to-maturity debt security	—	—	5.1
Acquisition of property and equipment	(54.7)	(51.7)	(75.7)
Proceeds from sale of net assets	2.3	3.6	10.2
Proceeds from sale of subsidiary	8.7	—	—
Other assets	0.7	—	(5.3)

Net cash provided by investing activities	140.8	53.4	6.4

FINANCING ACTIVITIES:
Payments on debt and capital lease obligations	(0.4)	(0.3)	—
Repayment of debt	(139.2)	(287.5)	(85.0)
Proceeds from finance lease	0.3	32.2	—
Repurchase of common stock	(86.8)	(113.2)	—
Proceeds from exercise of employee stock options and employee stock purchase plan	5.2	15.8	13.0

Net cash used in financing activities	(220.9)	(353.0)	(72.0)

Effect of exchange rates on cash and cash equivalents	(6.0)	5.1	2.3
Increase (decrease) in cash and cash equivalents	21.3	(97.3)	(2.0)
Cash and cash equivalents at beginning of period	265.6	362.9	364.9

Cash and cash equivalents at end of period	$286.9	$265.6	$362.9

Supplemental disclosure of cash flow information:
Cash paid for interest	$6.5	$6.6	$4.5
Cash paid for taxes	12.9	8.5	6.5
Cash received for tax refunds	1.2	2.5	23.5
Non-cash transactions:
Common stock issued in connection with acquisitions	—	121.6	104.7
Purchase of software licenses	11.1	—	—

See accompanying notes to consolidated financial statements.

JDS UNIPHASE CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in millions)

					Additional Paid-In Capital	Deferred Compensation	Accumulated Deficit	Accumulated Other Comprehensive Income	Total
	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount
Balance at July 1, 2006	—	—	210.7	$1.7	$68,993.8	$—	$(67,424.5)	$12.6	$1,583.6
Net loss	—	—	—	—	—	—	(26.3)	—	(26.3)
Change in net unrealized gains on available-for-sale investments	—	—	—	—	—	—	—	5.8	5.8
Foreign currency translation adjustment	—	—	—	—	—	—	—	15.2	15.2

Comprehensive loss	—	—	—	—	—	—	—	—	(5.3)

Defined benefit obligation upon adoption of SFAS 158, net of tax	—	—	—	—	—	—	—	8.9	8.9
Shares issued under employee stock plans, net of tax effects	—	—	0.9	—	13.0	—	—	—	13.0
Reverse stock split reclass	—	—	—	(1.5)	1.5	—	—	—	—
Stock-based compensation	—	—	0.2	—	28.8	—	—	—	28.8
Shares issued for Picolight acquisition	—	—	7.2	—	104.7	—	—	—	104.7
Note conversion	—	—	—	—	1.8	—	—	—	1.8

Balance at June 30, 2007	—	—	219.0	0.2	69,143.6	—	(67,450.8)	42.5	1,735.5
Net loss	—	—	—	—	—	—	(21.7)	—	(21.7)
Change in net unrealized gains on available-for-sale investments	—	—	—	—	—	—	—	(0.6)	(0.6)
Foreign currency translation adjustment	—	—	—	—	—	—	—	28.5	28.5
Defined benefit obligation, net of tax	—	—	—	—	—	—	—	7.5	7.5

Comprehensive loss	—	—	—	—	—	—	—		13.7

Shares issued under employee stock plans, net of tax effects	—	—	2.1	—	15.8	—	—	—	15.8
Repurchase of common stock	—	—	(9.6)	—	—	—	(113.2)	—	(113.2)
Stock-based compensation	—	—	0.8	—	44.0	—	—	—	44.0
Shares issued for Picolight acquisition	—	—	1.0	—	(0.1)	—	—	—	(0.1)
Shares issued for ABNH acquisition	—	—	8.7	—	121.7	—	—	—	121.7

Balance at June 28, 2008	—	—	222.0	0.2	69,325.0	—	(67,585.7)	77.9	1,817.4
Net loss	—	—	—	—	—	—	(866.4)	—	(866.4)
Change in net unrealized gains on available-for-sale investments	—	—	—	—	—	—	—	(0.4)	(0.4)
Foreign currency translation adjustment	—	—	—	—	—	—	—	(52.8)	(52.8)
Defined benefit obligation, net of tax	—	—	—	—	—	—	—	(0.8)	(0.8)

Comprehensive loss	—	—	—	—	—	—	—		(920.4)

Shares issued under employee stock plans, net of tax effects	—	—	0.9	—	5.2	—	—	—	5.2
Repurchase of common stock	—	—	(7.6)	—	—	—	(86.8)	—	(86.8)
Stock-based compensation	—	—	1.7	—	45.2	—	—	—	45.2
Noncredit portion of losses related to previously recorded other-than-temporary impairments upon adoption of FAS 115-2	—	—	—	—	—	—	1.3	(1.3)	—

Balance at June 27, 2009	—	$—	217.0	$0.2	$69,375.4	$—	$(68,537.6)	$22.6	$860.6

See accompanying notes to consolidated financial statements.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Description of Business and Summary of Significant Accounting Policies

Description of Business

JDS Uniphase Corporation (“JDSU”) is a leading provider of communications test and measurement solutions and optical products for telecommunications service providers, cable operators, and network equipment manufacturers. JDSU is also a leading provider of optical solutions for biomedical and environmental instrumentation, semiconductor processing, aerospace and defense, brand authentication, display systems, and custom color product differentiation applications.

Fiscal Years

The Company utilizes a 52-53 week fiscal year ending on the Saturday closest to June 30th. The Company’s fiscal 2009 ended on June 27, 2009 and was a 52 week year. The Company’s fiscal 2008 and fiscal 2007 ended on June 28, 2008 and June 30, 2007, and were also 52 week years. Historically, for comparative presentation purposes, the Company utilized a dating convention where its consolidated financial statements and notes were shown as ending on the last day of the calendar quarter. In addition, the Company disclosed in the notes to the financial statements its use of this dating convention and the actual period end dates for each period presented.

Principles of Consolidation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and include the Company and its wholly-owned subsidiaries. All inter-company accounts and transactions have been eliminated.

Out of Period Adjustments

In fiscal 2009, we recorded adjustments primarily related to cost of sales, operating expenses, and certain balance sheet accounts. These adjustments resulted in additional net loss of $0.6 million recorded in current fiscal year. As a result of these adjustments, the operating loss for fiscal 2009 increased by $0.6 million. There was no impact on net loss per share in fiscal 2009 from these adjustments.

In fiscal 2008, the Company recorded adjustments primarily related to revenue, cost of sales, operating expenses, income tax expense, and certain balance sheet accounts. These adjustments resulted in additional net income of $2.1 million recorded in fiscal 2008. As a result of these adjustments, the operating loss for fiscal 2008 decreased by $3.1 million and was partially offset by $1.0 million related to tax provision adjustments. There was a positive impact on net loss of $0.01 per share in fiscal 2008 from these adjustments.

In fiscal 2007, the Company recorded adjustments primarily related to retention bonuses, interest expense, manufacturing, and inventory. These adjustments resulted in additional net loss of $1.5 million recorded in the current fiscal year. As a result of these adjustments, the operating loss for fiscal 2007 increased by $3.9 million and was partially offset by $2.4 million related to adjustments for interest expense, tax provision, and foreign exchange. There was a negative impact on net loss per share of $0.01 in fiscal 2007 from these adjustments.

Management and the Audit Committee believe that such amounts are not material to the current and previously reported financial statements.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of net revenue and expenses during the period. The Company bases estimates on historical experience and on various assumptions about the future that are believed to be reasonable based on available information. The Company’s reported financial position or results of operations may be materially different under different conditions or when using different estimates and assumptions, particularly with respect to significant accounting policies, which are discussed below. In the event that estimates or assumptions prove to differ from actual results, adjustments are made in subsequent periods to reflect more current information.

Cash and Cash Equivalents

The Company considers highly liquid instruments such as treasury bills, commercial paper and money market instruments with original maturities of 90 days or less at the time of purchase to be cash equivalents.

Restricted Cash

At June 27, 2009 and June 28, 2008, the Company’s restricted cash balance was $10.3 million and $11.1 million, respectively. It primarily includes interest-bearing investments in bank certificates of deposit and money market funds which act as collateral supporting the issuance of letters of credit and performance bonds for the benefit of third parties.

Investments

The Company’s investments in debt securities and marketable equity securities are primarily classified as available-for-sale investments or trading assets and are recorded at fair value. The cost of securities sold is based on the specific identification method. Unrealized gains and losses on available-for-sale investments, net of tax, are reported as a separate component of stockholders’ equity. Gains or losses on trading assets resulting from changes in fair value are recognized currently in earnings. The Company’s short-term investments include securities with stated maturities of longer than twelve months which are classified as current assets as they are highly liquid and available to support current operations. The Company also has certain minority investments in privately held companies and private venture funds. These investments are generally carried at cost and are generally classified as long-term investments.

The Company periodically reviews these investments for impairment. Effective in the fourth quarter of fiscal 2009, if the debt security’s market value is below amortized cost and the Company either intends to sell the security or it is more likely than not that the Company will be required to sell the security before its anticipated recovery, the Company records an other-than-temporary impairment charge to investment income (loss) for the entire amount of the impairment. For the remaining debt securities, if an other-than-temporary impairment exists, the Company separates the other-than-temporary impairment into the portion of the loss related to credit factors, or the credit loss portion, and the portion of the loss that is not related to credit factors, or the noncredit loss portion. The credit loss portion is the difference between the amortized cost of the security and the Company’s best estimate of the present value of the cash flows expected to be collected from the debt security. The noncredit loss portion is the residual amount of the other-than-temporary impairment. The credit loss portion is recorded as a charge to earnings (loss), and the noncredit loss portion is recorded as a separate component of other comprehensive income (loss).

Fair Value of Financial Instruments

The carrying amounts of certain of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued compensation and other accrued liabilities,

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

approximate fair value because of their short maturities. Estimates of fair value of fixed-income securities are based on third party, market-based pricing sources which the company believes to be reliable. These estimates represent the third parties’ good faith opinion as to what a buyer in the marketplace would pay for a security in a current sale. For instruments that are not actively traded, estimates may be based on current treasury yields adjusted by an estimated market credit spread for the specific instrument. The use of different valuation methodologies or market assumptions could have a material impact on estimated fair value amounts. Fair value for investments in public companies is determined using quoted market prices for those securities. Fair value for investments in privately held companies is estimated based upon one or more of the following: Assessment of the investees’ historical and forecasted financial condition; operating results and cash flows; the values of recent rounds of financing; or quoted market prices of comparable public companies. The fair market value of the Company’s Senior Convertible Notes fluctuates with interest rates and with the market price of the stock, but does not affect the carrying value of the debt on the balance sheet, which remains at the par value of $1,000 per bond. See “Note 10. Convertible Debt and Letters of Credit” for more detail.

Inventories

Inventory is valued at standard cost, which approximates actual cost computed on a first-in, first-out basis, not in excess of net realizable market value. The Company assesses the valuation on a quarterly basis and writes down the value for estimated excess and obsolete inventory based upon estimates of future demand, including warranty requirements.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation is computed by the straight-line method over the following estimated useful lives of the assets: 5 to 40 years for building and improvements, 2 to 10 years for machinery and equipment, and 2 to 5 years for furniture, fixtures and office equipment. Leasehold improvements are amortized by the straight-line method over the shorter of the estimated useful lives of the assets or the term of the lease.

Costs related to software acquired, developed or modified solely to meet the Company’s internal requirements and for which there are no substantive plans to market are capitalized in accordance with the provisions of AICPA Statement of Position 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” (“SOP 98-1”). Costs incurred after the preliminary planning stage of the project and after management has authorized and committed funds to the project are capitalized. Costs capitalized for computer software developed or obtained for internal use are included in Property, Plant and Equipment on the Consolidated Balance Sheets.

Goodwill

Goodwill represents the excess of the purchase price of an acquired enterprise or assets over the fair value of the identifiable assets acquired and liabilities assumed. The Company tests for impairment of goodwill on an annual basis in the fourth quarter and at any other time if events occur or circumstances indicate that the carrying amount of goodwill may not be recoverable. See “Note 7. Goodwill” for more detail.

Circumstances that could trigger an impairment test include, but are not limited to: a significant adverse change in the business climate or legal factors; an adverse action or assessment by a regulator; unanticipated competition; loss of key personnel; the likelihood that a reporting unit or significant portion of a reporting unit will be sold or otherwise disposed; results of testing for recoverability of a significant asset group within a

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

reporting unit; or recognition of a goodwill impairment loss in the financial statements of a subsidiary that is a component of a reporting unit.

If the carrying amount of the reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment loss is recorded in the Statement of Operations as “Impairment of goodwill”. Measurement of the fair value of a reporting unit is based on one or more of the following fair value measures including: amounts at which the unit as a whole could be bought or sold in a current transaction between willing parties; using present value techniques of estimated future cash flows; or using valuation techniques based on multiples of earnings or revenue, or a similar performance measure.

Other Intangible Assets

Other intangible assets consist primarily of intellectual property acquired and purchased intangible assets. Purchased intangible assets primarily include acquired developed technologies (developed and core technology), proprietary know-how, trade secrets, trademarks and trade names, and customer base. Other intangible assets are amortized using the straight-line method over estimated useful lives ranging from 1 to 16 years.

Impairment or disposal of long-lived assets (plant and equipment and other intangible assets)

Long-lived assets held and used

The Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; or current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. See “Note 9. Impairment of Intangibles and Loss on Long-Lived Assets” for more detail.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized in the Statement of Operations as “Impairment of intangibles and loss on long-lived assets” when the carrying amount is not recoverable and exceeds fair value.

Long-lived assets held for sale

Long-lived assets are classified as held for sale when certain criteria are met, which include: management commitment to a plan to sell the assets; the availability of the assets for immediate sale in their present condition; an active program to locate buyers and other actions to sell the assets has been initiated; whether the sale of the assets is probable and their transfer is expected to qualify for recognition as a completed sale within one year; whether the assets are being marketed at reasonable prices in relation to their fair value; and how unlikely it is that significant changes will be made to the plan to sell the assets. See “Note 9. Impairment of Intangibles and Loss on Long-Lived Assets” for more detail.

The Company measures long-lived assets to be disposed of by sale at the lower of carrying amount or fair value less cost to sell. Fair value is determined using quoted market prices or the anticipated cash flows discounted at a rate commensurate with the risk involved.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Pension and Other Postretirement Benefits

The funded status of our retirement-related benefit plans is recognized in the Consolidated Balance Sheets. The funded status is measured as the difference between the fair value of plan assets and the benefit obligation at fiscal year end, the measurement date. For defined benefit pension plans, the benefit obligation is the projected benefit obligation (PBO) and for the nonpension postretirement benefit plan the benefit obligation is the accumulated postretirement benefit obligation (APBO). The PBO represents the actuarial present value of benefits expected to be paid upon retirement. The APBO represents the actuarial present value of postretirement benefits attributed to employee services already rendered. The fair value of plan assets represents the current market value of cumulative company contributions made to an irrevocable trust fund, held for the sole benefit of participants, which are invested by the trust fund. Underfunded plans, with the benefit obligation exceeding the fair value of plan assets, are aggregated and recorded as a retirement and nonpension postretirement benefit obligation equal to this excess. The current portion of the retirement-related benefit obligation represents the actuarial present value of benefits payable in the next 12 months in excess of the fair value of plan assets, measured on a plan-by-plan basis. This liability is recorded in other current liabilities in the Consolidated Balance Sheets.

(Gains) losses and prior service cost (credit) not recognized as a component of net periodic pension cost (income) in the Consolidated Statement of Operations as they arise are recognized as a component of accumulated other comprehensive income in the Consolidated Balances Sheets, net of tax. Those (gains) losses and prior service cost (credit) are subsequently recognized as a component of net periodic pension period cost (income) pursuant to the recognition and amortization provisions of applicable accounting standards. (Gains) losses arise as a result of differences between actual experience and assumptions or as a result of changes in actuarial assumptions. Prior service cost (credit) represents the cost of benefit improvements attributable to prior service granted in plan amendments.

Net periodic pension cost (income) is recorded in the Consolidated Statement of Operations and includes service cost, interest cost, expected return on plan assets, amortization of prior service cost and (gains) losses previously recognized as a component of accumulated other comprehensive income. Service cost represents the actuarial present value of participant benefits earned in the current year. Interest cost represents the time value of money cost associated with the passage of time. Certain events, such as changes in employee base, plan amendments and changes in actuarial assumptions, result in a change in the benefit obligation and the corresponding change in other comprehensive income. The result of these events is amortized as a component of net periodic cost (income) over the service lives of the participants, provided such amounts exceed thresholds which are based upon the benefit obligation or the value of plan assets.

The measurement of the benefit obligation and net periodic pension cost (income) is based on our estimates and actuarial valuations provided by third-party actuaries which are approved by our management. These valuations reflect the terms of the plans and use participant-specific information such as compensation, age and years of service, as well as certain assumptions, including estimates of discount rates, expected return on plan assets, rate of compensation increases, and mortality rates. While we believe that our assumptions are appropriate, significant differences in our actual experience or significant changes in our assumptions that may be required under new legislation, or accounting pronouncements, or otherwise may materially affect our pension and other post-retirement obligations and our future expense.

Concentration of Credit and Other Risks and Allowance for Doubtful Accounts

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents, investments and trade receivables. The Company’s cash equivalents and short-term investments are held in safekeeping by large, creditworthy financial institutions. The Company invests its excess

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

cash primarily in U.S. government and agency bonds, corporate obligations, money market funds, asset-backed securities, and other investment-grade securities. The Company has established guidelines relative to credit ratings, diversification and maturities that seek to maintain safety and liquidity.

The Company performs credit evaluations of its customers’ financial condition and generally does not require collateral from its customers. These evaluations require significant judgment and are based on a variety of factors including, but not limited to, current economic trends, historical payment, bad debt write-off experience, and financial review of the customer.

The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. When the Company becomes aware that a specific customer is unable to meet its financial obligations, the Company records a specific allowance to reflect the level of credit risk in the customer’s outstanding receivable balance. In addition, the Company records additional allowances based on certain percentages of aged receivable balances. The Company classifies bad debt expenses as selling, general and administrative expenses.

The Company is not able to predict changes in the financial stability of its customers. Any material change in the financial status of any one or a group of customers could have a material adverse effect on the Company’s results of operations and financial condition. Although such losses have been within management’s expectations to date, there can be no assurance that such allowances will continue to be adequate. The Company has significant trade receivables concentrated in the telecommunications industry. While the Company’s allowance for doubtful accounts balance is based on historical loss experience along with anticipated economic trends, unanticipated financial instability in the telecommunication’s industry could lead to higher than anticipated losses. No one customer accounted for greater than 10% of accounts receivables or revenue for the periods presented.

The Company depends on a limited number of contract manufacturers, subcontractors, and suppliers for raw materials, packages and standard components. The Company generally purchases these single or limited source products through standard purchase orders or one-year supply agreements and has no long-term guaranteed supply agreements with such vendors. While the Company seeks to maintain a sufficient safety stock of such products and maintains ongoing communications with its suppliers to guard against interruptions or cessation of supply, the Company’s business and results of operations could be adversely affected by a stoppage or delay of supply, substitution of more expensive or less reliable products, receipt of defective parts or contaminated materials, increases in the price of such supplies, or the Company’s inability to obtain reduced pricing from its suppliers in response to competitive pressures.

The Company generally uses a rolling twelve month forecast based on anticipated product orders, customer forecasts, product order history and backlog to determine its material requirements. Lead times for the parts and components that the Company orders vary significantly and depend on factors such as the specific supplier, contract terms and demand for a component at a given time. If the forecast does not meet actual demand, the Company may have excess or shortfalls of some materials and components, as well as excess inventory purchase commitments. The Company could experience reduced or delayed product shipments or incur additional inventory write-downs and cancellation charges or penalties, which would increase costs and could have a material adverse impact on the Company’s results of operations.

Foreign Currency Forward Contracts

The Company conducts its business and sells its products directly to customers primarily in North America, Europe and Asia. In the normal course of business, the Company’s financial position is routinely subject to market risks associated with foreign currency rate fluctuations due to balance sheet positions in foreign

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

currencies. The Company evaluates foreign exchange risks and may employ foreign currency forward contracts to reduce such risks. The foreign currency forward contracts generally expire within 120 days. The change in fair value of these foreign currency forward contracts is recorded as income or loss in the Company’s Consolidated Statements of Operations as a component of interest and other income (loss).

Foreign Currency Translation

Assets and liabilities of non-U.S. subsidiaries that operate in a local currency environment, where that local currency is the functional currency, are translated into U.S. dollars at exchange rates in effect at the balance sheet date, with the resulting translation adjustments directly recorded to a separate component of accumulated other comprehensive income. Income and expense accounts are translated at the prior month balance sheet exchange rates.

Revenue Recognition

The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement, delivery has occurred, the sales price is fixed or determinable, and collectibility is reasonably assured. Delivery does not occur until products have been shipped or services have been provided to the client, risk of loss has transferred to the client and client acceptance has been obtained, client acceptance provisions have lapsed, or the Company has objective evidence that the criteria specified in the client acceptance provisions have been satisfied. In situations where a formal acceptance is required but the acceptance only relates to whether the product meets its published specifications, revenue is generally recognized upon shipment provided all other revenue recognition criteria are met. The sales price is not considered to be fixed or determinable until all contingencies related to the sale have been resolved.

The Company reduces revenue for rebates and other similar allowances. Revenue is recognized only if these estimates can be reasonably and reliably determined. The Company bases its estimates on historical results taking into consideration the type of client, the type of transaction and the specifics of each arrangement.

In addition to the aforementioned general policies, the following are the specific revenue recognition policies for multiple-element arrangements and for each major category of revenue.

Hardware

Revenue from hardware sales is generally recognized when the product is shipped to the customer and when there are no unfulfilled company obligations that affect the customer’s final acceptance of the arrangement. Any cost of warranties and remaining obligations that are inconsequential or perfunctory are accrued when the corresponding revenue is recognized. Revenue from rentals and operating leases is recognized on a straight-line basis over the term of the rental or lease.

Multiple-Element Arrangements

The Company enters into multiple-element revenue arrangements, which may include any combination of hardware, software and services. Certain of the Company’s networking and communications products are integrated with software that is not considered more than incidental to the functionality of the equipment. The Company believes that this equipment is not considered software related and would therefore be excluded from the scope of American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) No. 97-2,

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

“Software Revenue Recognition” (“SOP 97-2”). Accordingly, the Company allocates the fair value of the equipment when sold with software according to the FASB Emerging Issues Task Force Abstracts No. 00-21, “Revenue Arrangements with Multiple Deliverables” (“EITF 00-21”). The value of the arrangement, less the allocated hardware is then considered within the scope of SOP 97-2.

To the extent that a deliverable(s) in a multiple-element arrangement is subject to specific guidance (for example, software that is subject to SOP 97-2) on whether and/or how to separate multiple-deliverable arrangements into separate units of accounting (separability) and how to allocate value among those separate units of accounting (allocation), that deliverable(s) is accounted for in accordance with such specific guidance. A multiple-element arrangement is separated into more than one unit of accounting if all of the following criteria are met:

•	The delivered item(s) has value to the client on a standalone basis.

•	There is objective and reliable evidence of the fair value of the undelivered item(s).

•

If the arrangement includes a general right of return relative to the delivered item(s), delivery or performance of the undelivered item(s) is considered probable and substantially in the control of the Company.

If these criteria are not met, revenue is deferred until the earlier of when such criteria are met or when the last undelivered element is delivered. If there is objective and reliable evidence of fair value for all units of accounting in an arrangement, the arrangement consideration is allocated to the separate units of accounting based on each unit’s relative fair value. There may be cases, however, in which there is objective and reliable evidence of fair value of the undelivered item(s) but no such evidence for the delivered item(s). In those cases, the residual method is used to allocate the arrangement consideration. Under the residual method, the amount of consideration allocated to the delivered item(s) equals the total arrangement consideration less the aggregate fair value of the undelivered item(s). The revenue policies described below are then applied to each unit of accounting, as applicable.

Services

Revenue from services and system maintenance is typically recognized on a straight-line basis over the term of the contract. Revenue from time and material contracts is recognized at the contractual rates as labor hours are delivered and direct expenses are incurred. Revenue related to extended warranty and product maintenance contracts is deferred and recognized on a straight-line basis over the delivery period. The Company also generates service revenue from hardware repairs and calibrations which is recognized as revenue upon completion of the service.

Software

Revenue from perpetually licensed software is recognized at the inception of the license term. Revenue from maintenance, unspecified upgrades and technical support is recognized over the period such items are delivered. In multiple-element revenue arrangements that include software that is more than incidental to the products or services as a whole (software multiple-element arrangements), software and software-related elements are accounted for in accordance with the following policies. Software-related elements include software products and services as well as any non-software deliverable(s) for which a software deliverable is essential to its functionality.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

A software multiple-element arrangement is separated into more than one unit of accounting if all of the following criteria are met:

•	The functionality of the delivered element(s) is not dependent on the undelivered element(s).

•	There is vendor-specific objective evidence (“VSOE”) of fair value of the undelivered element(s).

•	Delivery of the delivered element(s) represents the culmination of the earnings process for that element(s).

If these criteria are not met, the revenue is deferred until the earlier of when such criteria are met or when the last undelivered element is delivered. If there is VSOE for all units of accounting in an arrangement, the arrangement consideration is allocated to the separate units of accounting based on each unit’s relative VSOE. There may be cases, however, in which there is VSOE of the undelivered item(s) but no such evidence for the delivered item(s). In these cases, the residual method is used to allocate the arrangement consideration. Under the residual method, the amount of consideration allocated to the delivered item(s) equals the total arrangement consideration less the aggregate VSOE of the undelivered elements. The Company limits its assessment of VSOE for each undelivered element is primarily determined via contract specific substantive renewal rates. Changes to the elements in an arrangement and the Company’s ability to establish vendor-specific objective evidence for those elements could affect the timing of the revenue recognition.

Warranty

The Company provides reserves for the estimated costs of product warranties at the time revenue is recognized. It estimates the costs of its warranty obligations based on its historical experience of known product failure rates, use of materials to repair or replace defective products and service delivery costs incurred in correcting product failures. In addition, from time to time, specific warranty accruals may be made if unforeseen technical problems arise. Should the actual experience relative to these factors differ from the estimates, the Company may be required to record additional warranty reserves. Alternatively, if the Company provides more reserves than it needs, it may reverse a portion of such provisions in future periods.

Shipping and Handling Costs

The Company records costs related to shipping and handling of revenue in cost of sales for all periods presented.

Advertising Expense

The Company expenses advertising costs as incurred. Advertising costs totalled $2.4 million, $2.4 million, and $1.3 million in fiscal 2009, 2008, and 2007, respectively.

Research and Development (“R&D”) Expense

Costs related to research and development are charged to expense as incurred, except as follows: capitalization of material software development costs begins when a product’s technological feasibility has been established in accordance with the provisions of SFAS No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed” (“SFAS 86”). To date, the period between achieving technological feasibility, which the Company has defined as the establishment of a working model, and which typically occurs when beta testing commences, and the general availability of such software has been very short. Accordingly, software development costs have been expensed as incurred.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Stock-Based Compensation

The Company estimates the fair value of equity awards granted using the Black-Scholes-Merton option-pricing formula and a single option award approach. This option-pricing model requires the input of highly subjective assumptions, including the option’s expected life and the price volatility of the underlying stock. The expected stock price volatility assumption is determined using a combination of historical and implied volatility of our common stock. The Company believes that using a combination of historical and market-based implied volatility from traded options on JDSU common stock is a better indicator of expected volatility and future stock price trends than relying solely on historical volatility. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. When estimating forfeitures, the Company considers voluntary termination behavior as well as future workforce reduction programs. Estimated forfeiture rates are trued-up to actual forfeiture as the stock-based awards vest. The total fair value of the equity awards, net of forfeiture, is recorded on a straight-line basis (except for performance based Full Value Awards and options with market conditions which are amortized based upon graded vesting method) over the requisite service periods of the awards, which is generally the vesting period.

Comprehensive Income (Loss)

The Company’s accumulated other comprehensive income (loss) consists of the accumulated net unrealized gains or losses on available-for-sale investments, foreign currency translation adjustments, and pension liability. At June 27, 2009 and June 28, 2008, the Company had a balance of net unrealized loss of $5.5 million and $3.8 million, respectively, on available-for-sale investments. At June 27, 2009 and June 28, 2008, the Company had $12.5 million and $65.3 million, respectively, of foreign currency translation gains.

The components of comprehensive income (loss), net of tax, were as follows (in millions):

	Years Ended
	June 27, 2009	June 28, 2008	June 30, 2007
Net loss	$(866.4)	$(21.7)	$(26.3)
Other comprehensive income (loss):
Net change in unrealized gains (losses) on investments, net of tax	(0.4)	(0.6)	5.8
Net change in cumulative translation adjustment, net of tax	(52.8)	28.5	15.2
Net change in defined benefit obligation, net of tax	(0.8)	7.5	—

Net change in other comprehensive income	(54.0)	35.4	21.0

Comprehensive income (loss)	$(920.4)	$13.7	$(5.3)

At June 27, 2009 and June 28, 2008, balances for the components of accumulated other comprehensive income were as follows (in millions):

	Years Ended
	June 27, 2009	June 28, 2008
Unrealized losses on investments	$(4.2)	$(3.8)
Noncredit portion of losses related to previously recorded other-than-temporary impairments upon adoption of FAS 115-2	(1.3)	—
Foreign currency translation gains	12.5	65.3
Defined benefit obligation, net of tax	15.6	16.4

Accumulated other comprehensive income	$22.6	$77.9

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In April 2009, the FASB amended the existing guidance on determining whether an impairment for investments in debt securities is other-than-temporary. The new guidance was effective for the Company’s fourth quarter of fiscal 2009 and resulted in a net pre-tax decrease to accumulated deficit and a corresponding increase to accumulated other comprehensive income of $1.3 million for the portion of other-than-temporary impairments recorded in earnings in previous period on one of the securities in the Company’s portfolio at June 27, 2009 that are related to factors other than credit and would not have been required to be recognized in earnings had the new guidance been effective for those periods.

The change between fiscal 2009 and 2008 for foreign currency translation was mainly related to the impairment of goodwill recorded in foreign currencies and the strengthening of the US Dollar.

Income Taxes

In accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS 109”), the Company recognizes income taxes using an asset and liability approach. This approach requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in its consolidated financial statements or tax returns. The measurement of current and deferred taxes is based on provisions of the enacted tax law and the effects of future changes in tax laws or rates are not anticipated.

SFAS 109 provides for recognition of deferred tax assets if the realization of such deferred tax assets is more likely than not to occur. With the exception of certain international jurisdictions, the Company has determined that at this time it is more likely than not that deferred tax assets attributable to the remaining jurisdictions will not be realized, primarily due to uncertainties related to its ability to utilize its net operating loss carryforwards before they expire based on its recent years history of losses. Accordingly, the Company has established a valuation allowance for such deferred tax assets. If there is a change in the Company’s ability to realize its deferred tax assets, then its tax provision may decrease in the period in which it determines that realization is more likely than not.

On July 13, 2006, the FASB issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement 109” (“FIN 48”). The Company adopted FIN 48 on July 1, 2007. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with SFAS 109, and prescribes a recognition threshold and measurement attributes for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Additionally, FIN 48 provides guidance on recognition, classification, and disclosure of tax positions.

The Company is subject to income tax audits by the respective tax authorities in all of the jurisdictions in which it operates. The determination of tax liabilities in each of these jurisdictions requires the interpretation and application of complex and sometimes uncertain tax laws and regulations. The Company recognizes liabilities based on its estimate of whether, and the extent to which, additional tax liabilities are more likely than not. If the Company ultimately determines that the payment of such a liability is not necessary, then it reverses the liability and recognizes a tax benefit during the period in which the determination is made that the liability is no longer necessary.

The recognition and measurement of current taxes payable or refundable and deferred tax assets and liabilities requires that the Company make certain estimates and judgments. Changes to these estimates or a change in judgment may have a material impact on the Company’s tax provision in a future period.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Restructuring Accrual

In accordance with Statement of Financial Accounting Standard No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (“SFAS 146”), generally costs associated with restructuring activities initiated after December 31, 2002 have been recognized when they are incurred rather than at the date of a commitment to an exit or disposal plan. However, in the case of leases, the expense is estimated and accrued when the property is vacated. Given the significance of, and the timing of the execution of such activities, this process is complex and involves periodic reassessments of estimates made at the time the original decisions were made, including evaluating real estate market conditions for expected vacancy periods and sub-lease rents. In addition, post-employment benefits accrued for workforce reductions related to restructuring activities initiated after December 31, 2002 are accounted for under Statement of Financial Accounting Standards No. 112, “Employer’s Accounting for Post-employment Benefits” (“SFAS 112”). A liability for post-employment benefits is recorded when payment is probable, the amount is reasonably estimable, and the obligation relates to rights that have vested or accumulated. The Company continually evaluates the adequacy of the remaining liabilities under its restructuring initiatives. Although the Company believes that these estimates accurately reflect the costs of its restructuring plans, actual results may differ, thereby requiring the Company to record additional provisions or reverse a portion of such provisions.

Loss Contingencies

The Company is subject to the possibility of various loss contingencies arising in the ordinary course of business. The Company considers the likelihood of loss or impairment of an asset or the incurrence of a liability, as well as its ability to reasonably estimate the amount of loss in determining loss contingencies. An estimated loss is accrued when it is probable that an asset has been impaired or a liability has been incurred and the amount of loss can be reasonably estimated. The Company regularly evaluates current information available to determine whether such accruals should be adjusted and whether new accruals are required.

Net Loss Per Share

The following table sets forth the computation of basic and diluted net loss per share (in millions, except per share data):

	Years Ended
	June 27, 2009	June 28, 2008	June 30, 2007
Numerator:
Net loss	$(866.4)	$(21.7)	$(26.3)

Denominator:
Weighted-average number of common shares outstanding	215.6	223.8	211.7

Net loss per share—basic and diluted	$(4.02)	$(0.10)	$(0.12)

As the Company incurred net losses for the years ended 2009, 2008, and 2007, potential dilutive securities from stock options, employee stock purchase plan (“ESPP”), Full Value Awards, and Zero Coupon Senior Convertible Notes have been excluded from the diluted net loss per share computations as their effect was deemed anti-dilutive.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table sets forth the weighted average potentially dilutive securities excluded from the computation because their effect would have been anti-dilutive (in millions):

	Years Ended
	June 27, 2009	June 28, 2008	June 30, 2007
Stock options and ESPP	15.5	16.7	18.6
Restricted shares and stock units	7.7	3.0	0.8
Zero coupon senior convertible notes	0.8	5.5	11.7
1% senior convertible notes	12.4	14.0	14.0

Total potentially dilutive securities	36.4	39.2	45.1

Asset Retirement Obligations

Asset retirement obligations (“ARO”) are legal obligations associated with the retirement of long-lived assets. These liabilities are initially recorded at fair value and the related asset retirement costs are capitalized by increasing the carrying amount of the related assets by the same amount as the liability. Asset retirement costs are subsequently depreciated over the useful lives of the related assets. Subsequent to initial recognition, the Company records period-to-period changes in the ARO liability resulting from the passage of time and revisions to either the timing or the amount of the original estimate of undiscounted cash flows. The Company de-recognizes ARO liabilities when the related obligations are settled. At June 27, 2009 and June 28, 2008, $7.3 million and $1.2 million of ARO was included in the Consolidated Balance Sheets in “Other current liabilities” and the remainder of $6.6 million and $11.9 million was included in “Other non-current liabilities”.

(in millions)	Balance at Beginning of Period	Liabilities Incurred	Liabilities Settled	Accretion Expense	Revisions to Estimates	Balance at End of Period
Asset Retirement Obligations:
Year ended June 27, 2009	$13.1	0.4	(0.4)	0.5	0.3	$13.9
Year ended June 28, 2008	$10.4	1.3	(0.2)	1.0	0.6	$13.1

Subsequent Events

In accordance with Statement of Financial Accounting Standard No. 165, “Subsequent Events” (“SFAS 165”), we evaluate events or transactions that occur after the balance sheet date but before financial statements are issued for potential recognition or disclosure in the financial statements. The issuance of financial statements is the earlier of when the financial statements are widely distributed to all shareholders and other financial statements users or filed with SEC. The Company has evaluated all subsequent events through August 24, 2009, the date the financial statements were issued, and no additional items were noted that need to be disclosed.

Note 2. Recent Accounting Pronouncements

SFAS No. 168

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and Hierarchy of Generally Accepted Accounting Principles, a replacement of FASB Statement No. 162” (“SFAS 168”). SFAS 168 establishes the FASB Standards Accounting Codification (“Codification”) as the source of authoritative U.S. generally accepted accounting principles (“GAAP”) recognized by the FASB to be applied to nongovernmental entities and rules and interpretive releases of the SEC as authoritative GAAP for SEC registrants. The Codification will supersede all the existing non-SEC accounting and reporting standards

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

upon its effective date and subsequently, the FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. SFAS 168 also replaces FASB Statement No. 162, “The Hierarchy of Generally Accepted Accounting Principles” given that once in effect, the Codification will carry the same level of authority. The Company does not anticipate that the adoption of this statement will have a material impact on its consolidated financial statement.

SFAS No. 167

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”). SFAS 167 amends FASB Interpretation No. 46(R), “Variable Interest Entities” for determining whether an entity is a variable interest entity (“VIE”) and requires an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a VIE. Under SFAS 167, an enterprise has a controlling financial interest when it has a) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and b) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE. SFAS 167 also requires an enterprise to assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed when determining whether it has power to direct the activities of the VIE that most significantly impact the entity’s economic performance. SFAS 167 also requires ongoing assessments of whether an enterprise is the primary beneficiary of a VIE, requires enhanced disclosures and eliminates the scope exclusion for qualifying special-purpose entities. SFAS No. 167 is effective for the Company beginning in the first quarter of fiscal 2011. The Company is currently evaluating the potential impact, if any, of the adoption of SFAS 167 on its consolidated financial statements.

SFAS No. 166

In June 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets (“SFAS 140”), an amendment of SFAS. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. The Board’s objective in issuing this Statement is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. This Statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Earlier application is prohibited. This Statement must be applied to transfers occurring on or after the effective date. SFAS No. 166 is effective for the Company beginning in the first quarter of fiscal 2010. The Company does not anticipate that the adoption of this statement will have a material impact on its consolidated financial statement.

SFAS No. 165

In May 2009, the FASB issued SFAS No. 165, Subsequent Events (“SFAS 165”). SFAS 165 requires an entity to recognize in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet. For nonrecognized subsequent events that must be disclosed to keep the financial statements from being misleading, an entity will be required to disclose the nature of the event as well as an estimate of its financial effect, or a statement that such an estimate cannot be made. In addition, SFAS 165 requires an entity to disclose the date through which subsequent events have been evaluated. SFAS No. 165 was effective for the Company beginning in the fourth quarter of fiscal 2009 and was required to be applied prospectively. The adoption of SFAS 165 had no material effect on its consolidated financial statements.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FASB Staff Positions FAS 115-2 and FAS 124-2

In April 2009, the FASB issued FASB Staff Positions (FSPs) No. FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments”, FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”, and FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments”. These FSPs address concerns about (1) recording impairment charges on investments in debt instruments, (2) measuring the fair value of financial instruments when the markets become inactive and quoted prices may reflect distressed transactions, and (3) disclosure of fair values of certain financial instruments in interim financial statements. These FSPs were effective for the Company beginning in the fourth quarter of fiscal 2009. The adoption of these FSPs had no material effect on its consolidated financial statements.

FASB Staff Position FAS 141(R)-1

In April 2009, the FASB issued FASB Staff Position (FSP) No. FAS 141(R)-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies”. The FSP addresses concerns raised by constituents about certain implementation issues related to the accounting for assets and liabilities arising from contingencies under FAS 141(R), “Business Combinations”. Specifically, the FASB decided that the general requirements in FAS 141 for acquired contingencies should be carried forward without significant revision. Accordingly, under the FSP, assets acquired and liabilities assumed in a business combination that arise from contingencies should be recognized at fair value on the acquisition date if fair value can be determined during the measurement period. Otherwise, companies would typically account for those acquired contingencies using existing guidance. This FSP is effective for the Company beginning in fiscal year 2010 but the nature and magnitude of the specific effects will depend upon the nature, terms and size of the acquisitions it consummates after the effective date.

FSP 132(R)-1

In December 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position (FSP) No. FAS 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets”. This FSP amends SFAS No. 132(R) to provide guidance on an employer’s disclosures about plan assets of a defined benefit pension or other postretirement plan. The FSP requires disclosures surrounding how investment allocation decisions are made, including the factors that are pertinent to an understanding of investment policies and strategies. Additional disclosures include (a) the major categories of plan assets, (b) the inputs and valuation techniques used to measure the fair value of plan assets, and (c) the effect of fair value measurements using significant unobservable inputs (Level 3) on changes in plan assets for the period and the significant concentrations of risk within plan assets. The disclosures shall be provided for fiscal years ending after December 15, 2009. The Company is currently evaluating the impact of FSP 132(R)-1 when it becomes effective in fiscal year 2010.

FASB Staff Positions APB 14-1

In May 2008, the FASB issued FASB Staff Position (FSP) No. APB 14-1, “Accounting for Convertible Debt Instruments That May be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”. FSB No. APB 14-1 applies to convertible debt securities that, upon conversion, may be settled by the issuer fully or partially in cash. The FSP is effective for fiscal years (and interim periods within those fiscal years) beginning after December 15, 2008 and is to be applied retrospectively to all past periods presented—even if the instrument has matured, converted, or otherwise been extinguished as of the FSP’s effective date. The Company will adopt FSP No. APB 14-1 in the first quarter of fiscal 2010.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company’s adoption of FSP No. APB 14-1 affects its 1% Senior Convertible Notes due 2026 (“Convertible Notes”). The Company expects the adoption of FSP No. APB 14-1 will result in higher interest expense for fiscal 2006 through fiscal 2013, assuming the holders will require JDSU to repurchase the Convertible Notes at a cash price equal to 100% of the principal amount plus accrued and unpaid interest on May 15, 2013, the earliest date when the holders can exercise such right. The additional interest expense, excluding the corresponding impact of income taxes, to be recognized for fiscal 2007 through fiscal 2013 is estimated to be in the range from $15.0 million to $20.0 million. The Company also estimates the adoption of FSP No. APB 14-1 will result in a lower gain on repurchase of 1% Senior Convertible Notes for fiscal 2009 in the range of $20.0 million to $30.0 million. In addition, the Convertible Notes balance will be significantly reduced along with a corresponding increase in its Stockholders’ Equity. As the date of the filing of this Form 10-K, we are still in the process of finalizing the analysis on the overall impact on adoption, including the calculation of the impact of income taxes.

FASB Staff Positions FAS 142-3

In April 2008, the FASB issued FASB Staff Position (FSP) No. FAS 142-3, “Determination of the Useful Life of Intangible Assets”. The final FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS 142, “Goodwill and Other Intangible Assets”. The FSP is intended to improve the consistency between the useful life of an intangible asset determined under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141 (revised 2007), “Business Combinations”, and other US generally accepted accounting principles. The FSP is effective for the Company beginning in the first quarter of fiscal 2010. The Company believes the adoption of this FSP will have no material effect on its consolidated financial statements.

SFAS No. 141(R)

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141(R), Business Combinations (“SFAS 141(R)”). SFAS 141(R) introduces significant changes in the accounting for and reporting of business combination. SFAS 141(R) continues the movement toward the greater use of fair values in financial reporting and increased transparency through expanded disclosures. It changes how business acquisitions are accounted for and will impact financial statements at the acquisition date and in subsequent periods. Further, certain of the changes will introduce more volatility into earnings and thus may impact a company’s acquisition strategy. SFAS 141(R) is effective for the Company beginning in fiscal year 2010. Accordingly, any business combinations it engages in will be recorded and disclosed according to SFAS 141, until June 27, 2009. The Company expects SFAS 141R will have an impact on its consolidated financial statements when effective, but the nature and magnitude of the specific effects will depend upon the nature, terms and size of the acquisitions it consummates after the effective date.

FSP 157-2

In September 2006, FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”), to provide enhanced guidance when using fair value to measure assets and liabilities. SFAS 157 defines fair value, establishes a framework for measuring fair value in U.S. GAAP and expands disclosures about fair value measurements. SFAS 157 applies whenever other pronouncements require or permit assets or liabilities to be measured at fair value and, while not requiring new fair value measurements, may change current practices. In February 2008, the FASB issued Staff Positions 157-2 (FSP 157-2) amending FAS 157 to delay the effective date of SFAS 157 for certain non-financial assets and non-financial liabilities to fiscal years beginning after November 15, 2008. This FSP is effective for the Company beginning in the first quarter of fiscal 2010. The Company believes the adoption of this FSP will have no material effect on its consolidated financial statements.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 3. Mergers and Acquisitions

Fiscal 2008 Acquisitions

American Bank Note Holographics, Inc. (“ABNH”)

In February 2008, the Company purchased ABNH, a public company, for approximately 8.7 million shares of the Company’s common stock with a market value of $110.3 million at the measurement date and $19.5 million in cash, including $1.2 million of direct transaction costs incurred in connection with the acquisition. JDSU also assumed ABNH’s employee outstanding stock options at close, valued at $11.4 million at the measurement date.

ABNH is a market leader in the origination, production and marketing of holograms for security applications and the leading supplier of optical security devices for the transaction card market and is included in JDSU’s Advanced Optical Technologies segment.

The transaction was accounted for as a purchase in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS 141”); therefore, the tangible assets acquired were recorded at fair value on the acquisition date. The allocation of the purchase price was based, in part, upon a valuation.

The purchase price was allocated as follows (in millions):

Net tangible assets acquired	$23.5
Intangible assets acquired:
Transaction card customer relationships	35.5
Secure government relationships	1.8
Proprietary know-how and trade secret	15.4
Trademark/tradename	0.3
Goodwill	65.9

Total purchase price	$142.4

The following table summarizes the components of the tangible assets acquired at fair value (in millions):

Cash	$17.0
Accounts receivable	4.1
Inventories	7.3
Property and equipment	5.3
Other assets and liabilities, net	(10.2)

Net tangible assets acquired	$23.5

The acquired intangible assets are being amortized over their estimated useful lives, which are presented in the table below:

Transaction card customer relationships	11-16 years
Secure government relationships	9 years
Proprietary know-how and trade secret	4 years
Trademark/tradename	9 years

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Goodwill, which represents the excess of the purchase price over the fair value of tangible and identified intangible assets acquired, is not being amortized but will be reviewed annually for impairment, or more frequently if impairment indicators arise, in accordance with Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). In part, goodwill reflected the competitive advantages the Company expected to realize from ABNH’s standing in the optical security industry. Goodwill has been assigned to the Advanced Optical Technologies segment and is not expected to be deductible for tax purposes. See “Note 7. Goodwill” for more details related to ABNH impairment in fiscal 2008 and fiscal 2009.

ABNH’s results of operations have been included in the Company’s consolidated financial statements subsequent to the date of acquisition. The financial information in the table below summarizes the combined results of operations of the Company and ABNH, on a pro forma basis, as though the companies had been combined as of the beginning of each of the years presented:

(in millions, except per share data)	June 28, 2008	June 30, 2007
Pro forma net revenue	$1,555.5	$1,426.2
Reported net revenue	1,530.1	1,396.8

Pro forma net loss	(26.2)	(22.5)
Pro forma net loss per share
Basic	(0.12)	(0.11)
Diluted	(0.12)	(0.11)

Reported net loss	(21.7)	(26.3)
Reported net loss per share
Basic	(0.10)	(0.12)
Diluted	(0.10)	(0.12)

The unaudited, pro forma financial information is presented for informational purposes only and is not indicative of the results of operations that would have been achieved if the merger had taken place at the beginning of each of the periods presented.

Westover Scientific Inc. (“Westover”)

In January 2008, the Company purchased Westover’s Fiber Optic Division for approximately $51.5 million in cash, including $0.8 million of direct transaction costs incurred in connection with the acquisition.

The fiber division of Westover is a leading provider of fiber optic inspection and cleaning solutions. Westover’s products complement JDSU’s existing fiber field and lab and production test portfolio and is included in the Communications Test and Measurement segment.

The transaction was accounted for as a purchase in accordance with FAS 141, therefore, the tangible assets acquired were recorded at fair value on the acquisition date. The allocation of the purchase price was based, in part, upon a valuation.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The purchase price was allocated as follows (in millions):

Net tangible assets acquired	$1.5
Intangible assets acquired:
Developed technology	21.7
Customer relationships	2.0
Other	0.5
Goodwill	25.8

Total purchase price	$51.5

The following table summarizes the components of the tangible assets acquired at fair value (in millions):

Inventories	$1.6
Property and equipment	0.1
Other assets and liabilities, net	(0.2)

Net tangible assets acquired	$1.5

The acquired intangible assets are being amortized over their estimated useful lives, which are presented in the table below:

Developed technology	6-12 years
Customer relationships	1-3 years
Tradename	5 years
Customer backlog	0.5 year

Goodwill, which represents the excess of the purchase price over the fair value of tangible and identified intangible assets acquired, is not being amortized but will be reviewed annually for impairment, or more frequently if impairment indicators arise, in accordance with SFAS 142. In part, goodwill reflected the competitive advantages the Company expected to realize from Westover’s standing in the fiber optic inspection and cleaning solution industry. Goodwill has been assigned to the Communications Test and Measurement segment and is not expected to be deductible for tax purposes.

Westover’s results of operations have been included in the Company’s consolidated financial statements subsequent to the date of acquisition. Pro forma results of operations have not been presented because the effect of the acquisition was not material to prior period financial statements.

The former shareholders of Westover made certain representations and warranties to the Company and agreed to indemnify the Company against damages which might arise from a breach of those undertakings. As security for this indemnification obligation of the former Westover shareholders, JDSU retained approximately $5.2 million of the cash consideration, which is scheduled to be released on the twelve month anniversary of the acquisition date. This cash consideration has been included in the purchase consideration in the preliminary purchase price allocation.

The Company was obligated to pay contingent cash consideration of up to $7.0 million if certain revenue targets were achieved during the 3 years from acquisition date through January 31, 2010. As the revenue target was met for the first phase from January 7, 2008 through January 31, 2009, the consideration of $4.0 million was paid in February 2009 and increased the recorded value of goodwill. As the revenue target for the second phase is

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

highly likely to be met by July 31, 2009, an additional consideration of $2.0 million was accrued in June 2009 and increased the recorded value of goodwill. The Company impaired the full amount of the increased goodwill in fiscal 2009 as a result of its goodwill impairment review. See “Note 7. Goodwill” for more details.

Fiscal 2007 Acquisitions

Innocor Ltd.

In May 2007, the Company purchased Innocor Ltd. (“Innocor”) for $19.4 million in cash, including $0.3 million of direct transaction costs incurred in connection with the acquisition. In addition, JDSU was obligated to pay contingent cash consideration of up to approximately $4.0 million if certain revenue targets were achieved during the thirteen months from acquisition date through fiscal year end 2008. As the revenue targets were met within the timeframe specified, the additional consideration of $4.0 million was accrued for during fiscal 2008 and increased the recorded value of goodwill.

Innocor is a provider of broadband test solutions for network equipment manufacturers. The merger strengthened JDSU’s position in the North American lab and production markets and helped grow the Company’s business in the Europe-Middle East-Africa and Asia and Pacific regions. Innocor is included in JDSU’s Communications Test and Measurement segment.

The transaction was accounted for as a purchase in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS 141”); therefore, the net tangible assets acquired were recorded at fair value on the acquisition date. The allocation of the purchase price was based, in part, upon a valuation.

The purchase price was allocated as follows (in millions):

Net tangible assets acquired	$2.8
Intangible assets acquired:
Developed technology	9.1
In-process research & development	2.1
Customer relationships	1.5
Customer backlog	1.0
Goodwill	2.9

Total purchase price	$19.4

The following table summarizes the components of the net tangible assets acquired at fair value (in millions):

Cash	$0.8
Accounts receivable	1.3
Inventories	0.9
Other assets and liabilities, net	(0.2)

Net tangible assets acquired	$2.8

A portion of the purchase price was allocated to developed product technology and in-process research and development (“IPR&D”). These intangible assets were identified and valued through an analysis of data provided

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

by Innocor concerning developmental products, their stage of development, the time and resources needed to complete them, target markets, their expected income generating ability and associated risks. The Income Approach, which is based on the premise that the value of an asset is the present value of its future earning capacity, was the primary valuation technique employed. Discount rates of 16.7% and 22.7% were applied to developed product technology and IPR&D, respectively.

Innocor’s developed product technology provided multiprotocol and bit error rate production testing for network equipment manufacturers.

Developmental projects that had not reached technological feasibility and had no future alternative uses were classified as IPR&D and expensed on the acquisition date. Efforts required to develop IPR&D into commercially viable products include the planning, designing, prototyping, verification and testing activities that are necessary to establish that the products can be produced to meet their design specifications, including functions, features and technical performance requirements.

The acquired intangible assets are being amortized over their estimated useful lives, which are presented in the table below:

Developed technology	6 years
Customer relationships	2 years
Customer backlog	1 year

Goodwill, which represents the excess of the purchase price over the fair value of tangible and identified intangible assets acquired, reflected the competitive advantages the Company expected to realize from Innocor’s standing in the wireless industry. Goodwill has been assigned to the Communications Test and Measurement segment and is not expected to be deductible for tax purposes.

Subsequent to the date of acquisition, Innocor’s results of operations have been included in the Company’s consolidated financial statements. Pro forma results of operations have not been presented because the effect of the acquisition was not material to prior period financial statements.

The former shareholders of Innocor made certain representations and warranties to the Company and agreed to indemnify the Company against damages which might arise from a breach of those undertakings. The cash consideration retained as security for their indemnification obligation of approximately $2.1 million was released in May 2008.

Picolight, Inc.

In May 2007, the Company acquired Picolight Inc. (“Picolight”) for approximately 8.1 million shares of the Company’s common stock with a market value of $104.7 million at the measurement date and $5.3 million in cash, including $0.5 million of direct transaction costs incurred in connection with the acquisition. In addition, JDSU was obligated to pay contingent cash consideration of up to $10 million if certain revenue targets were achieved during the period from April 1 through December 31, 2007. As none of the revenue targets were met within the timeframe specified, no additional consideration is due or payable.

Picolight is a designer and manufacturer of optical pluggable transceivers. The acquisition of Picolight strengthened the Company’s position in high-growth pluggable optics for the enterprise market and added an established, vertically integrated manufacturing model. Picolight is included in JDSU’s CCOP segment.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The transaction was accounted for as a purchase in accordance with Statement of SFAS 141; therefore, the net tangible assets acquired were recorded at fair value on the acquisition date. The allocation of the purchase price was based, in part, upon a valuation.

The purchase price was allocated as follows (in millions):

Net tangible assets acquired	$6.1
Intangible assets acquired:
Developed technology	47.5
Core technology leveraged	20.9
Customer relationships	1.8
In-process research & development	3.0
Customer backlog	1.1
Internally developed software	1.5
Other	0.5
Goodwill	27.6

Total purchase price	$110.0

The following table summarizes the components of the net tangible assets acquired at fair value (in millions):

Accounts receivable	$2.5
Inventories	3.7
Property and equipment	9.1
Other assets and liabilities, net	(9.2)

Net tangible assets acquired	$6.1

A portion of the purchase price was allocated to developed product technology, core technology leveraged and IPR&D. They were identified and valued through an analysis of data provided by Picolight concerning developmental products, their stage of development, the time and resources needed to complete them, target markets, their expected income generating ability and associated risks. The Income Approach, which is based on the premise that the value of an asset is the present value of its future earning capacity, was the primary valuation technique employed. Discount rates of 11%, 13% and 15% were applied to developed product technology, core technology leveraged and IPR&D, respectively.

Developed product technology represents proprietary know-how that is technologically feasible, is primarily comprised of a portfolio of transceivers and components.

Similar to developed technology, core technology leveraged represents proprietary know-how that is technologically feasible, is primary comprised of existing core platform technology that is expected to be leveraged by future products, which are not currently under development.

Developmental projects that had not reached technological feasibility and had no future alternative uses were classified as IPR&D and expensed on the acquisition date. Efforts required to develop IPR&D into commercially viable products include the planning, designing, prototyping, verification and testing activities that are necessary to establish that the products can be produced to meet their design specifications, including functions, features and technical performance requirements.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The acquired intangible assets are being amortized over their estimated useful lives, which are presented in the table below:

Developed technology	9-10 years
Core technology leveraged	12 years
Customer relationships	2 years
Non-competition agreements	2 years
Internal-use software	10 years
Customer backlog	1 year

Goodwill, which represents the excess of the purchase price over the fair value of tangible and identified intangible assets acquired, reflected the competitive advantages the Company expected to realize from Picolight’s standing in the data communication industry. Goodwill has been assigned to the CCOP segment and is not expected to be deductible for tax purposes.

Picolight’s results of operations have been included in the Company’s consolidated financial statements subsequent to the date of acquisition. The financial information in the table below summarizes the combined results of operations of the Company and Picolight, on a pro forma basis, as though the companies had been combined as of the beginning of each of the years presented:

(in millions, except per share data)	June 28, 2008	June 30, 2007
Pro forma net revenue	$1,570.5	$1,437.2
Reported net revenue	1,530.1	1,396.8

Pro forma net loss	(33.6)	(38.2)
Pro forma net loss per share—basic and diluted	(0.15)	(0.18)

Reported net loss	(21.7)	(26.3)
Reported net loss per share—basic and diluted	(0.10)	(0.12)

The unaudited, pro forma financial information is presented for informational purposes only and is not indicative of the results of operations that would have been achieved if the merger had taken place at the beginning of each of the periods presented.

The former shareholders of Picolight made certain representations and warranties to the Company and agreed to indemnify the Company against damages which might arise from a breach of those undertakings. The share consideration retained as security for their indemnification obligation of approximately 1.0 million shares was released in June 2008.

Casabyte Inc.

In January 2007, the Company acquired Casabyte Inc. (“Casabyte”) for $34.5 million in cash, including $0.5 million of direct transaction costs incurred in connection with the acquisition.

Casabyte is a provider of service quality monitoring solutions for mobile network operations. The acquisition of Casabyte accelerated the Company’s service assurance growth by capitalizing on a number of key assets, including Casabyte’s wireless service quality solutions expertise, technology and established customer relationships. JDSU also plans to leverage its global direct sales organization and other distribution channels to increase Casabyte’s penetration into international markets. Casabyte is included in JDSU’s Communications Test and Measurement business.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The transaction was accounted for as a purchase in accordance with SFAS 141; therefore, the net tangible assets acquired were recorded at fair value on the acquisition date. The allocation of the purchase price was based, in part, upon a valuation.

The purchase price was allocated as follows (in millions):

Net tangible assets acquired	$5.5
Intangible assets acquired:
Developed technology	8.5
Customer relationships	8.0
Other	1.3
Goodwill	11.2

Total purchase price	$34.5

The following table summarizes the components of the net tangible assets acquired at fair value (in millions):

Cash	$1.8
Accounts receivable	2.5
Inventories	0.6
Property and equipment	0.3
Deferred revenue	(0.5)
Other assets and liabilities, net	0.8

Net tangible assets acquired	$5.5

The acquired intangible assets are being amortized over their estimated useful lives, which are presented in the table below:

Developed technology	7 years
Customer relationships	4-9 years
Non-competition agreements	4 years
Tradename	7 years
Customer backlog	1 year

A portion of the purchase price was allocated to developed product technology. Casabyte’s developed product technology enables mobile service providers to actively monitor and improve the quality of service delivered to customers. The Income Approach, which is based on the premise that the value of an asset is the present value of its future earning capacity, was the primary valuation technique employed. A discount rate of 13.5% was applied to developed product technology.

Goodwill, which represents the excess of the purchase price over the fair value of tangible and identified intangible assets acquired, reflects the competitive advantages the Company expects to realize from Casabyte’s standing in the wireless industry. Goodwill has been assigned to the Communications Test and Measurement segment and is not expected to be deductible for tax purposes.

Casabyte’s results of operations have been included in the Company’s consolidated financial statements subsequent to the date of acquisition. Pro forma results of operations have not been presented because the effect of the acquisition was not material to prior period financial statements.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The former shareholders of Casabyte made certain representations and warranties to the Company and agreed to indemnify the Company against damages which might arise from a breach of those undertakings. The cash consideration retained as security for this indemnification obligation of approximately $2.8 million was released on April 1, 2008.

Note 4. Balance Sheet and Other Details

Accounts Receivable Reserves and Allowances

The components of account receivable reserves and allowances were as follows (in millions):

	Years Ended
	June 27, 2009	June 28, 2008
Allowance for doubtful accounts	$2.3	$4.7
Allowance for sales returns and other	0.1	0.3

Total accounts receivable reserves and allowances	$2.4	$5.0

The activities and balances for allowance for doubtful accounts are as follows (in millions):

	Balance at Beginning of Period	Charged to Costs and Expenses	Deduction(1)	Balance at End of Period
Allowance for doubtful accounts:
Year ended June 27, 2009	$4.7	$2.7	$(5.1)	$2.3
Year ended June 28, 2008	4.8	0.3	(0.4)	4.7
Year ended June 30, 2007	5.2	0.8	(1.2)	4.8

(1)	Write-offs of uncollectible accounts, net of recoveries.

Inventories

Inventories are stated at the lower of cost or market, and include material, labor, and manufacturing overhead costs. The components of inventories were as follows (in millions):

	Years Ended
	June 27, 2009	June 28, 2008
Deferred cost of sales	$11.5	$14.5
Finished goods	52.3	51.6
Work in process	33.6	56.3
Raw materials and purchased parts	47.4	66.5

Total inventories	$144.8	$188.9

During fiscal 2009, 2008, and 2007, the Company recorded write-downs of inventories of $12.9 million, $24.6 million, and $40.0 million, respectively.

The Company also sold previously written-down inventories of $13.8 million, $17.2 million, and $17.5 million during fiscal 2009, 2008, and 2007, respectively. In addition, the Company has an active scrap program and typically disposes of inventory that has been written down through the use of scrap dealers or physical

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

disposal/destruction. During fiscal 2009, 2008, and 2007, the Company scrapped $38.5 million, $31.2 million, and $33.9 million of previously written-down inventory, respectively.

The inventory write-downs were predominantly the result of changes in forecasted customer demand and technological changes in the Company’s products. The majority of the inventory written down consisted of raw material and finished goods. The major elements of the written down raw material consists of components and items that had not entered into production. The finished goods inventory includes the cost of raw material inputs, labor, and overhead.

The Company operates in markets with relatively few customers and has historically experienced variability in product demand driven by the buying behavior of these customers. In addition, the Company’s products utilize long-lead time parts which are available from a limited set of vendors. The combined effects of a limited customer base, variability of demand among the customer base and significant long-lead time or single sourced materials has historically contributed to significant inventory write-downs. The Company routinely reviews inventory for usage potential, including fulfilment of customer warranty obligations and spare part requirements. The Company writes down to zero the value of excess and obsolete (“E&O”) inventory that is not expected to be consumed through operations generally within 12 months. Excess is written down to zero value in large part due to the Company’s history of changes in customer demand and inherent product obsolescence concerns.

For any written down inventory items retained, the Company evaluates the future realizable value of inventories and impact on gross margins, taking into consideration product life cycles, technological and product changes, demand visibility and other market conditions. The Company believes its current process for writing down inventory appropriately balances the risk in the marketplace with a fair representation of the realizable value of the Company’s inventory.

Property, Plant and Equipment, Net

The components of property, plant and equipment, net were as follows (in millions):

	Years Ended
	June 27, 2009	June 28, 2008
Land	$17.1	$17.3
Buildings and improvements	39.2	42.5
Machinery and equipment	289.9	298.6
Furniture, fixtures, software and office equipment	133.1	118.1
Leasehold improvements	57.6	61.8
Construction in progress	25.6	32.0

	562.5	570.3
Less: Accumulated depreciation	(371.4)	(357.1)

Property, plant and equipment, net	$191.1	$213.2

At June 27, 2009, property, plant and equipment, net included $22.7 million in land and buildings related to the Santa Rosa sale and leaseback transactions accounted for under the financing method. See “Note 5. Financing Obligation” for more detail.

During fiscal 2009, 2008, and 2007, the Company recorded $68.5 million, $65.2 million, and $61.4 million, respectively, of depreciation expense.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

During fiscal 2009, the Company recorded $10.4 million of losses primarily related to the disposal of certain assets and liabilities related to manufacturing operations in Shenzhen, China. See “Note 9. Impairment of Intangibles and Loss on Long-Lived Assets” for more details. During fiscal 2008, and 2007, the Company recorded $3.6 million, and $5.3 million, respectively, of impairments in the carrying value of property, plant and equipment primarily as a result of impairment analyses or the write-off of disposed fixed assets, excluding asset write-downs associated with restructuring activities.

During fiscal 2009, the Company capitalized approximately $11.1 million of cost incurred for the purchase of perpetual software licenses, in accordance with SOP 98-1. The Company also entered into a 3-year payment plan agreement (“PPA”) with the supplier. Under this PPA, payments are on a quarterly basis starting the first quarter of fiscal 2010, therefore this purchase is accounted for as a non-cash investing activity for cash flow purposes.

Other Current Assets

The components of other current assets were as follows (in millions):

	Years Ended
	June 27, 2009	June 28, 2008
Prepaid assets	$25.9	$18.4
Deferred income tax	0.7	1.0
Receivables from Fabrinet	—	2.3
Other receivables	35.0	21.0
Other current assets	4.6	7.3

Total other current assets	$66.2	$50.0

Other Non-Current Assets

The components of other non-current assets were as follows (in millions):

	Years Ended
	June 27, 2009	June 28, 2008
Deposits	$3.1	$4.6
Deferred financing costs	2.9	5.1
Other	12.3	12.6

Total other non-current assets	$18.3	$22.3

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Other Current Liabilities

The components of other current liabilities were as follows (in millions):

	Years Ended
	June 27, 2009	June 28, 2008
Deferred revenue	$21.9	$35.7
Acquisition holdbacks and other related liabilities	2.7	6.0
Deferred compensation plan	4.9	6.8
VAT liabilities	4.6	6.8
Accrued expenses	56.0	85.4
Current portion of pension accrual	4.5	5.3
Other	13.0	5.0

Total other current liabilities	$107.6	$151.0

Other Non-Current Liabilities

The components of other non-current liabilities were as follows (in millions):

	Years Ended
	June 27, 2009	June 28, 2008
Pension accrual and post employment benefits	$74.4	$81.4
Deferred taxes	12.5	22.3
Restructuring accrual	5.4	5.8
Financing obligation	30.8	31.4
Non-current income taxes payable	17.4	35.5
Asset retirement obligations	6.6	11.9
Long-term notes payable	7.2	—
Other	20.0	30.0

Total other non-current liabilities	$174.3	$218.3

Interest and other income (loss)

The components of interest and other income were as follows (in millions):

	Years Ended
	June 27, 2009	June 28, 2008	June 30, 2007
Interest income	$18.9	$48.1	$57.6
Foreign exchange gains (losses), net	1.1	2.7	6.9
Proceeds from settlement of held-to-maturity debt security	—	—	5.1
Proceeds from Nortel class action settlement (1)	—	61.6	—
Gains on repurchase of Convertible Notes	42.4	11.1	6.3
Gain (loss) on equity investments	(0.9)	1.2	—
Other income (expense)	(2.7)	(4.6)	(2.9)

Total interest and other income	$58.8	$120.1	$73.0

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(1)	In February 2001, the Company received approximately 65.7 million shares of Nortel Networks Corporation (“Nortel”) common stock in connection with the sale of its Zurich, Switzerland subsidiary to Nortel. Beginning in February 2001 Nortel has been involved with two class action lawsuits on behalf of persons who purchased Common Shares or call options on Common Shares or wrote (sold) put options on Common Shares during the period from October 24, 2000 through February 15, 2001 (“Nortel I Action”) in which the Company was an eligible class member, and on behalf of persons who purchased Common Shares or call options on Common Shares or wrote (sold) put options on Common Shares during the period from April 24, 2003 through April 27, 2004 (“Nortel II Action”). The Company began selling its Nortel common stock in 2001 and had sold all of its holdings by July 2005.

In December 2007, the Company was notified by the settlement administrator that its Proof of Claim and Release submitted in relation to the case had been accepted. The distribution of cash and common shares to participants in the settlement was approved by the U.S. District Court for the Southern District of New York, the Ontario Superior Court, the Quebec Superior Court and the British Columbia Supreme Court in March and April of 2008. As a result, the Company received approximately $37.6 million in cash and 2,901,372 shares of Nortel common stock with a market value of approximately $24.6 million during the fourth quarter of fiscal year 2008. The shares were sold on the open market in the same quarter for approximately $24.0 million (net of commission) in cash.

Note 5. Financing Obligation

On August 21, 2007, the Company entered into a sale and lease back of certain buildings and land in Santa Rosa, California. The Company sold approximately 45 acres of land, 13 buildings with approximately 492,000 rentable square feet, a building pad, and parking areas. The Company leased back 7 buildings with approximately 286,000 rentable square feet. The net cash proceeds received from the transaction were $32.2 million. The lease terms range from a five year lease with a one year renewal option to a ten year lease with two five year renewal options.

The Company has an ongoing obligation to remediate an environmental matter required by the North Coast Regional Water Quality Control Board which existed at the time of sale. Concurrent with the sale and lease back, the Company has issued an irrevocable letter of credit for $3.8 million as security for the remediation of the environmental matter that remains in effect until the issuance of a notice of no further action letter from the North Coast Regional Water Quality Control Board. In addition, the lease agreement for one building included an option to purchase at fair market value, at the end of the lease term. Due to these various forms of continuing involvement the transaction was recorded under the financing method in accordance with Statement of Financial Accounting Standards No. 98 “Accounting for Leases” (“SFAS 98”) and Statement of Financial Accounting Standards No. 66 “Accounting for Sales of Real Estate” (“SFAS 66”).

Accordingly, the value of the buildings and land will remain on the Company’s books and the buildings will continue to be depreciated over their remaining useful lives. The proceeds received have been recorded as a financing obligation and a portion of the lease payments are recorded as a decrease to the financing obligation and a portion is recognized as interest expense. Imputed rental income from the buildings sold but not leased back is recorded as a reduction in the financing obligation.

The guarantee of up to $3.8 million was accounted for in accordance with FASB Interpretation No. 45 “Guarantor’s Accounting and Disclosure Requirement for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“FIN 45”). The present value of the guarantee approximates the liability of $0.9 million which was included in Other non-current liabilities as of June 27, 2009.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

As of June 27, 2009, $0.5 million was included in Other current liabilities, and $30.9 million was included in Other non-current liabilities.

As of June 27, 2009, future minimum financing payments during the initial term of the various leases are as follows (in millions):

Fiscal Years
2010	$2.6
2011	2.7
2012	2.8
2013	2.6
2014	2.6
Thereafter	8.8

Total	$22.1

The lease payments due under the agreement reset to fair market rental rates upon the Company’s execution of the renewal options.

Note 6. Investments and Fair Value Measurements

Available-For-Sale Investments

The Company’s investments in marketable debt and equity securities were primarily classified as available-for-sale investments.

At June 27, 2009, the Company’s available-for-sale investments were as follows (in millions):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Debt investments:
U.S. Treasuries & agencies	$205.8	$0.5	$—	$206.3
Municipal bonds & sovereign debt instruments	6.7	—	—	6.7
Asset-backed securities	60.3	2.2	(3.7)	58.8
Corporate securities	184.2	0.3	(0.4)	184.1

Total debt investments	457.0	3.0	(4.1)	455.9
Money market instruments and funds	193.5	—	—	193.5
Marketable equity investments	—	—	—	—

Total available-for-sale investments	$650.5	$3.0	$(4.1)	$649.4

Of the total estimated fair value, $243.4 million was classified as cash and cash equivalents and restricted cash, $393.4 million was classified as short-term investment and $12.6 million was classified as long-term investments. An additional $4.9 million of short-term investments representing assets of a deferred compensation plan were classified as trading securities.

The Company performed an impairment review of its investment portfolio quarterly. In April 2009, the Financial Accounting Standards Board (“FASB”) amended the existing guidance on determining whether impairment for investments in debt securities is other-than-temporary, FASB Staff Positions (“FSPs”) No. FAS 115-2, “Recognition and Presentation of Other-Than-Temporary Impairments”. Effective in the fourth quarter of fiscal 2009, if the debt

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

security’s market value is below amortized cost and the Company either intends to sell the security or it is more likely than not that the Company will be required to sell the security before its anticipated recovery, the Company records an other-than-temporary impairment charge to investment income (loss) for the entire amount of the impairment. For the remaining debt securities, if an other-than-temporary impairment exists, the Company separates the other-than-temporary impairment into the portion of the loss related to credit factors, or the credit loss portion, and the portion of the loss that is not related to credit factors, or the noncredit loss portion. The credit loss portion is the difference between the amortized cost of the security and the Company’s best estimate of the present value of the cash flows expected to be collected from the debt security. The noncredit loss portion is the residual amount of the other-than-temporary impairment. The credit loss portion is recorded as a charge to earnings (loss), and the noncredit loss portion is recorded as a separate component of other comprehensive income (loss). Prior to the fourth quarter of fiscal 2009, the entire other-than-temporary impairment charge was recognized in net income (loss) for all debt securities.

When calculating the present value of expected cash flows to determine the credit loss portion of the other-than-temporary impairment, the Company estimates the amount and timing of projected cash flows, the probability of default and the timing and amount of recoveries on a security-by-security basis. These calculations use inputs primarily based on observable market data, such as credit default swap spreads, historical default and recovery statistics, rating agency data, credit ratings and other data relevant to analyzing the collectibility of the security. The amortized cost basis of a debt security is adjusted for any credit loss portion of the impairment recorded to earnings.

As a result of its adoption of this FSP in the fourth quarter of fiscal 2009, the Company reviewed all debt securities and all the conditions described above did not exist, except for one of the debt securities. As a result, the Company recorded a one-time adjustment to reclassify the $1.3 million noncredit portion of the $2.2 million other-than-temporary impairment loss recognized in the previous period related to one of its securities from accumulated deficit to accumulated other comprehensive income. The $1.3 million one-time adjustment was excluded from the gross unrealized losses table presented below.

During fiscal 2009, based on the quarterly impairment reviews performed and having considered the guidance in FASB Staff Positions (FSPs) No. FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments”, the Company recorded $18.4 million, net of other-than-temporary impairment in earnings, primarily consisting of $13.0 million related to a long-term privately held equity security accounted for under APB 18, “The Equity Method of Accounting for Investments in Common Stock”, approximately $3.2 million of investment losses due to the bankruptcy of Lehman Brothers, and $0.9 million of losses resulted from changes in credit spreads related to an asset-backed security due to the current significant weakening in market conditions.

At June 27, 2009, the Company’s gross unrealized losses on available-for-sale investments, aggregated by type of investment instrument were as follows (in millions):

	Less than 12 Months	Greater than 12 Months	Total
Asset-backed securities	0.6	3.1	3.7
Corporate securities	—	0.4	0.4

Total gross unrealized losses	$0.6	$3.5	$4.1

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

At June 27, 2009, the Company’s short-term investments classified as trading assets were as follows (in millions):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Debt investments	$0.6	$—	$—	$0.6
Money market instruments and funds	0.6	—	—	0.6
Marketable equity investments	5.7	0.3	(2.3)	3.7

Total trading assets classified as short-term investments	$6.9	$0.3	$(2.3)	$4.9

At June 27, 2009, contractual maturities of the Company’s debt investments from available-for-sale investments and trading assets were as follows (in millions):

	Amortized Cost	Estimated Fair Value
Amounts maturing in less than 1 year	$386.5	$388.2
Amounts maturing in 1 – 5 years	62.9	63.2
Amounts maturing more than 5 years	8.2	5.1

Total debt investments	$457.6	$456.5

At June 28, 2008, the Company’s available-for-sale investments were as follows (in millions):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Debt investments:
U.S. Treasuries & agencies	$178.6	$0.5	$(0.3)	$178.8
Municipal bonds & sovereign debt instruments	4.8	—	—	4.8
Asset-backed securities	163.7	1.0	(2.3)	162.4
Corporate securities	309.6	0.8	(0.7)	309.7

Total debt investments	656.7	2.3	(3.3)	655.7
Money market instruments and funds	189.5	—	—	189.5
Marketable equity investments	0.1	—	—	0.1

Total available-for-sale investments	$846.3	$2.3	$(3.3)	$845.3

Of the total estimated fair value, $224.7 million was classified as cash and cash equivalents and restricted cash, $601.2 million was classified as short-term investment and $12.5 million was classified as long-term investments. An additional $6.8 million of short-term investments representing assets of a deferred compensation plan were classified as trading securities.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

At June 28, 2008, the Company’s gross unrealized losses on available-for-sale investments, aggregated by type of investment instrument were as follows (in millions):

	Less than 12 Months	Greater than 12 Months	Total
U.S. Treasuries & agencies	$0.3	$—	$0.3
Asset-backed securities	0.6	1.7	2.3
Corporate securities	0.5	0.2	0.7

Total gross unrealized losses	$1.4	$1.9	$3.3

At June 28, 2008, the Company’s short-term investments classified as trading assets were as follows (in millions):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Debt investments	$0.8	$—	$(0.2)	$0.6
Money market instruments and funds	0.6	—	—	0.6
Marketable equity investments	4.8	0.8	—	5.6

Total trading assets classified as short-term investments	$6.2	$0.8	$(0.2)	$6.8

At June 28, 2008, contractual maturities of the Company’s debt investments from available-for-sale investments and trading assets were as follows (in millions):

	Amortized Cost	Estimated Fair Value
Amounts maturing in less than 1 year	$343.3	$343.1
Amounts maturing in 1 – 5 years	293.3	293.7
Amounts maturing more than 5 years	21.1	19.4

Total debt investments	$657.7	$656.2

Marketable Equity Investments

During fiscal 2009, the Company recorded net gains on sale of investments of $1.8 million. The fair value of the Company’s marketable equity securities at June 27, 2009 was zero.

During fiscal 2008, the Company recorded net gains on sale of investments of $2.4 million primarily due to the sale of fixed income securities for a net gain of $1.0 million and the sale of equity investments in BaySpec, Inc. (“BaySpec”) and Nufern, Inc. (“Nufern”) for net gains of $0.5 million and $0.5 million, respectively. These equity investments had a combined carrying value of zero at June 30, 2007. The fair value of our marketable equity securities at June 28, 2008 was approximately $0.1 million.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Long-Term Investments

The components of the Company’s long-term investment were as follows (in millions):

	Years Ended
	June 27, 2009	June 28, 2008
Available-for-sale debt securities	$12.6	$12.5
Non-marketable cost method investments	2.5	11.5
Non-marketable equity method investments	—	1.6

Total long-term investments	$15.1	$25.6

Fair Value Measurements

Assets measured at fair value are summarized below (in millions):

		Fair value measurement as of June 27, 2009
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Money market instruments and funds	$193.5	$180.4	$10.3	2.8
Fixed income available for sale securities	455.9	77.2	378.7	—
Trading securities	4.9	4.9	—	—

Total assets (1)	$654.3	$262.5	$389.0	$2.8

(1)	$233.1 million included in cash and cash equivalents, $398.3 million in short-term investments, $10.3 million in restricted cash, and $12.6 million in long-term investments on the Company’s consolidated balance sheet.

The Company measures its cash equivalents, marketable securities, and foreign currency forward contracts at fair value, which does not materially differ from the carrying values of these instruments in the financial statements. Cash equivalents and marketable securities are classified within Level 1 or Level 2, with the exception of an investment in the Reserve Primary Money Market Fund (the “Reserve Fund”). Level 1 and Level 2 investments are classified as such because they are valued primarily using quoted prices in active markets for identical or similar assets or inputs other than quoted prices that are observable, and inputs that are not directly observable, but that are corroborated by observable market data. Level 2 securities are comprised of agency securities, corporate debt securities and asset-backed securities. The Reserve Fund investment is classified within Level 3 because it is valued using unobservable inputs and management judgment due to the absence of quoted market prices and inherent lack of liquidity and these assumptions are significant. Our foreign currency forward contracts are typically classified within Level 2 because they are based on foreign currency rates quoted by banks, foreign currency dealers, and other public data sources. The foreign currency forward contracts, most with a term of less than 120 days, were transacted near month end; therefore, the fair value of the contracts is approximately zero.

The bond parity derivatives related to the convertible notes are classified within Level 1 because they are valued using quoted market prices in active markets. The fair value of the derivatives is approximately zero.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table provides a summary of changes in fair value of the Company’s Level 3 financial assets as of June 27, 2009 (in millions):

	Total	The Reserve Fund	Lehman Brothers securities
Balance as of June 28, 2008	$—	$—	$—
Transfer from Level 1	36.6	33.9	2.7
Other-than-temporary impairment recorded	(3.2)	(0.5)	(2.7)

Balance as of September 27, 2008	33.4	33.4	—
Cash receipt from The Reserve Fund	(26.8)	(26.8)	—

Balance as of December 27, 2008	6.6	6.6	—
Cash receipt from The Reserve Fund	(2.3)	(2.3)	—

Balance as of March 28, 2009	4.3	4.3	0.0
Cash receipt from The Reserve Fund	(1.5)	(1.5)	—

Balance as of June 27, 2009	$2.8	$2.8	$0.0

The recent uncertainties in the credit markets have affected the Company’s investments in the Reserve Fund and Lehman Brothers securities. As a result, reliable Level 1 or Level 2 pricing is not available for these securities. In light of these developments, to determine the fair value for the investment in the Reserve Fund and the Lehman Brothers securities, the Company performed its own analyses as discussed above. Based on the outcomes of these analyses, the Company classified its investments in the Reserve Fund as current assets because it reasonably expects that it will be able to redeem this investment and have the proceeds available for use in its operations within the next twelve months. However, the Company is not dependent on liquidating this investment in the next twelve months in order to meet its liquidity needs.

Total financial assets at fair value classified within Level 3 were less than 0.2% of total assets on the Company’s consolidated balance sheet as of June 27, 2009.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 7. Goodwill

Goodwill

The following table presents the changes in goodwill allocated to the reportable segments (in millions):

	Communications & Commercial Optical Products	Communications Test & Measurement	Advanced Optical Technologies	All Other, Commercial Lasers	Total
Balance as of June 30, 2007	$201.9	$447.4	$28.9	$31.8	$710.0
Acquisitions (*):
ABNH	—	—	65.9	—	65.9
Westover	—	25.8	—	—	25.8
SFAS No. 142 impairment charges	—	(12.5)	(24.5)	—	(37.0)
Purchase price adjustment related to the achievement of milestones (*)	—	4.0	—	—	4.0
Translation adjustment	—	28.3	—	—	28.3
Other purchase price adjustment	—	1.2	(2.0)	—	(0.8)

Balance as of June 28, 2008	201.9	494.2	68.3	31.8	796.2
Reclassification due to change in business segments	29.9	—	—	(29.9)	—
SFAS No. 142 impairment charges	(233.5)	(448.2)	(60.0)	—	(741.7)
Purchase price adjustment related to the achievement of milestones (*)	—	6.0	—	—	6.0
Translation adjustment	—	(51.8)	—	—	(51.8)
Other purchase price adjustment	1.7	(0.2)	0.0	(1.9)	(0.4)

Balance as of June 27, 2009	$—	$—	$8.3	$—	$8.3

*	See “Note 3. Mergers and Acquisitions” of the Notes to Consolidated Financial Statements for detail.

During the second quarter of fiscal year 2009, the Company changed its reporting structure to combine the All Others, Commercial Lasers business segment with the Optical Communications business segment and formed a new business segment, Communications and Commercial Optical Products. As a result, there are three reportable segments, Communications Test and Measurement, Communications and Commercial Optical Products, and Advanced Optical Technologies, as of June 27, 2009. At June 30, 2008, $31.8 million of the former All Others, Commercial Lasers segment is included in the Communications and Commercial Optical Products segment.

Impairment of Goodwill

Fiscal 2009:

The Company reviews goodwill for impairment annually during the fourth quarter of the fiscal year or more frequently if events or circumstances indicate that an impairment loss may have occurred. In the second quarter of fiscal 2009, in connection with the impact of weakening market conditions on the Company’s forecasts and a sustained, significant decline in the market capitalization to a level lower than the net book value of the Company, the Company concluded that triggering events existed and were required to test long-lived assets and

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

goodwill for impairment, in accordance with SFAS 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”) and SFAS 142 “Goodwill and Other Intangible Asset” (“SFAS 142”).

Under SFAS 144, the Company’s long-lived assets and liabilities are grouped at the lowest level for which there is identifiable cash flow. Under SFAS 142, goodwill is tested for impairment at a reporting unit level. The Company has determined that, based on its cashflow structure, organizational structure and the financial information that is provided to and reviewed by management and the Board of Directors, its long-lived asset groups and reporting units are: Communications Test & Measurement (excluding da Vinci) (“CommTest”), da Vinci, Communications and Commercial Optical Products (“CCOP”), Custom Optics Product Group (“COPG”), Authentication Solutions Group (“ASG”), and Flex Product Group (“Flex”).

Under SFAS 144, the Company estimated the future net undiscounted cash flows expected to be generated from the use of the long-lived asset groups and their eventual disposal and then compared the estimated undiscounted cash flows to the carrying amount of the long-lived asset groups. The cashflow period was based on the remaining useful lives of the primary asset in each long-lived asset group which ranges from 5 to 13 years. The result of the analysis indicated that the estimated undiscounted cash flows exceed the carrying amount of the long-lived asset groups, the long-lived asset groups are recoverable; therefore, an impairment does not exist, except for da Vinci. As a result of the test, the Company recorded da Vinci’s long-lived asset impairment charge of $7.7 million which approximates the full amount of the intangible assets associated with this asset group in the second quarter of fiscal year 2009.

Under the first step of the SFAS 142 analysis, the income approach, which estimates the fair value based on the future discounted cash flows, and the market approach, which estimates the fair value based on comparable market prices, are considered. The fair value of the reporting units was determined based on the income approach and then compared to the results of the market approach for reasonableness. The Company assumed a cash flow period of 10 years, long-term annual growth rates of 4.1% to 20.5%, discount rates of 19.2% to 31.7% and terminal value growth rates of 4% to 5%. The discount rates are higher than the ones used in the last annual impairment test due to the increase in the inherent risks in the CommTest and CCOP products market that the Company serves. The Company believes that the assumptions and rates used in the interim impairment test under SFAS 144 and SFAS 142 are reasonable, but they are judgmental, and variations in any of the assumptions or rates could result in materially different calculations of impairment amounts. The sum of the fair values of the reporting units was reconciled to the Company’s current market capitalization plus an estimated control premium. Based on the first step of the analysis, the Company determined that the carrying amounts of all reporting units, except Flex, were in excess of their fair value. The result of the preliminary analysis indicated that there would be no remaining implied value attributable to goodwill in its COPG reporting unit within the AOT segment and its CCOP reporting unit within the CCOP segment. Accordingly, the Company wrote off all $254.4 million of goodwill associated with these reporting units in fiscal year 2009. The Company was required to perform the second step analysis on CommTest and ASG reporting units to determine the amount of the impairment loss.

Under the second step of the SFAS 142 analysis, the implied fair value of goodwill requires valuation of a reporting unit’s tangible and intangible assets and liabilities in a manner similar to the allocation of purchase price in a business combination. If the carrying value of a reporting unit’s goodwill exceeds its implied fair value, goodwill is deemed impaired and is written down to the extent of the difference. As a result, the Company impaired the value of its goodwill by $487.3 million on CommTest and ASG reporting units in fiscal year 2009. For CommTest and ASG, the second step goodwill impairment test estimate assumed the carrying value of assets approximated their fair value. With regard to CommTest reporting unit, the goodwill impairment charge of $448.2 million approximated the difference between the reporting unit’s fair value and its carrying value. With

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

regard to ASG reporting unit, the goodwill impairment charge of $39.1 million approximated the full amount of the goodwill associated with this reporting unit.

Fiscal 2008:

Under the first step of the SFAS 142 analysis, the fair value of the reporting units was determined based on a combination of the income approach, which estimates the fair value based on the future discounted cash flows, and the market approach, which estimates the fair value based on comparable market prices. Under the income approach, the Company assumed a cash flow period of 10 years, long-term annual growth rates of 5% to 19%, a discount rate of 12.9% to 16.1% and terminal value growth rates of 4% to 6%. Based on the first step of the analysis, the Company determined that the carrying amount of its da Vinci and Authentication Solutions reporting units within the Communications Test and Measurement and AOT segments, respectively, were in excess of their fair value. As such, the Company was required to perform the second step analysis on those reporting units to determine the amount of the impairment loss.

As the result of the annual impairment test, the Company recorded a $12.5 million goodwill impairment related to the da Vinci reporting unit within the Communications Test and Measurement segment. The impairment for da Vinci was the result of delayed product introduction and acceptance of next generation color and image enhancement products. See “Note 8 Acquired Technology and Other Intangibles” for details regarding the impairment of intangibles for da Vinci. The Company also recorded a $24.5 million goodwill impairment related to the Authentication Solution Group (“ASG”) (formerly ABNH, the business we acquired in February 2008) reporting unit within the Advanced Optical Technologies segment. The impairment for the ASG was the result of lower than expected demand for transaction card products due to trouble in the U.S. Banking industry.

Fiscal 2007:

Under the first step of the SFAS 142 analysis, the fair value of the reporting units was determined based on a combination of the income approach, which estimates the fair value based on the future discounted cash flows, and the market approach, which estimates the fair value based on comparable market prices. Under the income approach, the Company assumed a cash flow period of 10 years, long-term annual growth rates of -12% to 16%, a discount rate of 12% to 16% and terminal value growth rates of 4% to 6%. Based on the first step of the analysis, the Company determined that the fair value of each reporting unit is above its carrying amount. As such, the Company was not required to perform the second step analysis on any reporting unit to determine the amount of the impairment loss. The Company recorded no impairment charge in accordance with its annual impairment test.

Note 8. Acquired Technology and Other Intangibles

The following tables present details of the Company’s acquired technology and other intangibles (in millions):

As of June 27, 2009:	Gross Carrying Amount	Accumulated Amortization	Net
Acquired technology	$458.5	$(238.7)	$219.8
Other	241.1	(138.3)	102.8

Total intangibles	$699.6	$(377.0)	$322.6

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

As of June 28, 2008:	Gross Carrying Amount	Accumulated Amortization	Net
Acquired technology	$460.3	$(190.5)	$269.8
Other	265.8	(119.5)	146.3

Total intangibles	$726.1	$(310.0)	$416.1

Other intangibles consists of patents, trademarks, trade names, proprietary know-how and trade secrets, assembled workforce, customer and secure government relationships, customer backlog, and non-competition agreements.

During fiscal 2009, 2008, and 2007, the Company recorded $75.9 million, $79.3 million, and $67.0 million, respectively, of amortization related to acquired technology and other intangibles. The following table presents details of the Company’s amortization (in millions):

	Years Ended
	June 27, 2009	June 28, 2008	June 30, 2007
Cost of sales	$48.9	$49.3	$40.2
Operating expense	27.0	30.0	26.8

Total	$75.9	$79.3	$67.0

During fiscal 2009, 2008, and 2007, the Company recorded $7.7 million, $8.4 million, and zero, respectively, of impairments in the carrying value of acquired technology and other intangibles as a result of impairment analyses performed in accordance with SFAS 144. The $7.7 million consists of $4.9 million and $2.8 million recorded in cost of sales and operating expenses, respectively. See “Note 7. Goodwill” for discussion on impairment review.

Based on the carrying amount of other intangibles as of June 27, 2009, and assuming no future impairment of the underlying assets, the estimated future amortization is as follows (in millions):

Years Ended June 27,
2010	$67.8
2011	65.0
2012	62.3
2013	47.0
2014	22.0
Thereafter	58.5

Total amortization	$322.6

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 9. Impairment of Intangibles and Loss on Long-Lived Assets

During fiscal 2009, 2008, and 2007, the Company recorded $18.1 million, $10.7 million and $7.8 million, respectively, of impairments in the carrying value of its long-lived assets in accordance with SFAS 144 and losses related to the disposal of fixed assets. The carrying values of assets held for sale at June 27, 2009 and June 28, 2008 were both zero. The following table summarizes the components of the impairments and losses of other long-lived assets (in millions):

	Years Ended
	June 27, 2009	June 28, 2008	June 30, 2007
Impairment of intangibles and loss on long-lived assets:
Assets held and used	$7.7	$8.8	$0.8
Assets held for sale	7.4	—	0.7
(Gain) loss on the sale of assets	(1.2)	(1.4)	1.7
Long-lived assets to be disposed of other than sale	4.2	3.3	4.6

Total impairments of intangibles and loss on long-lived assets	$18.1	$10.7	$7.8

Fiscal 2009

Assets Held and Used:

During fiscal 2009, the Company recorded an impairment charge of $7.7 million for certain intangible assets related to its da Vinci business. Out of this total, $4.9 million and $2.8 million were recorded in cost of sale and operating expenses, respectively. See “Note 8. Acquired Technology and Other Intangibles” for more detail.

Assets Held for Sale:

In February 2009 the Company entered into a definitive agreement to sell certain assets and liabilities related to manufacturing operations in Shenzhen, China (the “Disposal group”) to Sanmina-SCI and one of its subsidiaries (“the Buyer”). The related sale closed in the fourth quarter of fiscal 2009 on March 29, 2009. The Disposal group was historically part of the Communication and Commercial Optical Products Segment. Concurrently, the Company entered into an agreement where the Buyer would manufacture and supply certain of the Company’s products.

The Company recorded a loss of $7.4 million in connection with the sale of Shenzhen facilities in fiscal 2009. The loss was calculated as follows (in millions):

Gross proceeds	$30.0
Less: adjustment for inter-company payment	(5.4)
Less: carrying value of assets	(30.8)
Less selling costs	(1.2)

Loss	$(7.4)

The loss is recorded in the Consolidated Statements of Operations as a component of Loss and impairment of long-lived assets.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

To the extent that the Buyer does not consume certain acquired inventory within specified limited timeframes, the Company has agreed to prepay the Buyer for such inventory. The title to the related inventory remains with the Buyer. The prepayment account will be included in the Consolidated Balance Sheets as a component of Other current assets.

Sale of Assets:

During fiscal 2009, we recorded a gain of $1.2 million for the sale of assets.

Asset Disposal Other than Sale:

During fiscal 2009, we recorded a charge of $4.2 million for the disposal of assets other than sale primarily related to accelerated depreciation of Micralyne, Louisville, and Picolight sites.

Fiscal 2008

Assets Held and Used

During fiscal 2008, the Company recorded an impairment charge of $0.4 million for certain assets related to the Company’s Santa Rosa, California facility and in the fourth quarter recorded impairment charges of $8.4 million for certain intangible assets related to its da Vinci business. Out of this total, $4.0 million and $4.4 million were recorded in cost of sale and operating expenses, respectively.

Sale of Assets

During fiscal 2008, the Company recorded a gain of $1.4 million for the sale and disposal of assets.

Assets to be Disposed of Other Than Sale

During fiscal 2008, the Company recorded a loss of $3.3 million for the disposal of assets related to its Singapore and Ottawa facilities.

Fiscal 2007

Assets Held and Used

In the second quarter of fiscal 2007, the Company recorded impairment charges of $0.8 million for certain assets related to its Santa Rosa, California facility.

Assets Held for Sale

In the first quarter of fiscal 2007, the Company recorded impairment charges of $0.7 million related to the sale of its Rochester, Minnesota facility.

Sale of Assets

During fiscal 2007, the Company recorded losses of $1.7 million on the sale of assets primarily relating to the transfer of assets to Fabrinet.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Assets to be Disposed of Other Than Sale

During fiscal 2007, the Company recorded losses of $4.6 million on assets to be disposed of other than sale primarily relating to a $3.7 million impairment charge for the cancellation of a software program implementation at our Eningen, Germany facility, and write-offs resulting from a physical count of fixed assets.

Note 10. Convertible Debt and Letters of Credit

The following table presents details of the Company’s long-term debt as of June 27, 2009 and June 28, 2008 (in millions):

	Years Ended
	June 27, 2009	June 28, 2008
1% senior convertible notes	$325.0	$425.0
Zero coupon senior convertible notes	0.2	83.0

Total convertible debt	325.2	508.0
Less: current portion	(0.2)	(83.0)

Total long-term debt	$325.0	$425.0

Based on quoted market prices, as of June 27, 2009 and June 28, 2008, the fair market value of the 1% Senior Convertible Notes was approximately $238.9 million and $334.9 million, respectively, and the fair market value of the Zero Coupon Senior Convertible Notes was approximately $0.2 million and $80.8 million, respectively. The fair values of Convertible Notes are based on quoted prices in active markets. Changes in fair market value reflect both the change in the market price of the notes and the impact of the partial repurchase of the 1% Senior Convertible Notes and Zero Coupon Senior Convertible Notes during fiscal year 2009.

The Company was in compliance with all debt covenants as of June 27, 2009.

1% Senior Convertible Notes

On May 17, 2006, the Company completed an offering of $375 million aggregate principal amount of 1% Senior Convertible Notes due 2026. On June 5, 2006, the Company sold an additional $50 million aggregate principal amount of the notes which were issued upon the exercise by the initial purchasers of an over-allotment option granted by the Company. The sale of the additional notes brought the total aggregate principal amount of 1% Senior Convertible Notes outstanding to $425 million. The notes were issued for cash consideration to the initial purchasers, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated. The initial purchasers resold the notes to qualified institutional investors in accordance with Rule 144A under the Securities Act of 1933, as amended. Proceeds from the notes amounted to $415.9 million after issuance costs. The Company filed a registration statement with the SEC on December 7, 2006 with respect to the resale of the Notes and the common stock issuable upon the conversion of the Notes.

The notes were issued pursuant to an Indenture, dated as of May 17, 2006, between the Company and The Bank of New York Trust Company, N.A., as trustee. The notes bear interest at a rate of 1.00% per year and are convertible into a combination of cash and shares of the Company’s common stock at a conversion price of $30.30 per share. Interest on the notes is payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2006. The notes mature on May 15, 2026. The notes are senior unsecured obligations of the Company and will rank equal in right of payment with its other senior unsecured debt and senior to all of its future subordinated debt.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The indenture includes a “net share settlement” provision that requires the Company, upon redemption or conversion, to settle the principal amount of the notes in cash and the additional conversion value, if any, in shares of the Company’s common stock. Holders of the notes may convert the notes into cash and shares of common stock based on a conversion rate of 33.003 shares of common stock per $1,000 principal amount of notes, subject to adjustment, prior to stated maturity under the following circumstances:

•

during any fiscal quarter (and only during that fiscal quarter) commencing after June 30, 2006, if the last reported sale price of the Company’s common stock is greater than or equal to 130% of the conversion price for at least 20 trading days in the period of 30 consecutive trading days ending on, and including, the last trading day of the preceding fiscal quarter;

•

prior to April 15, 2026, during the five business day period after any five consecutive trading day period, or the measurement period, in which the trading price per $1,000 principal amount of notes for each day of such measurement period was less than 98% of the product of the closing price of the Company’s common stock and the applicable conversion rate for the notes;

•	if the notes have been called for redemption;

•	upon the occurrence of specified corporate transactions; or

•	during the ten trading days prior to, but not on, the maturity date.

Pursuant to the indenture, holders of the notes may require the Company to purchase all or a portion of the notes on each of May 15, 2013, May 15, 2016 and May 15, 2021 at a price equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to, but excluding, the purchase date. In addition, upon certain fundamental changes, holders may require the Company to purchase for cash the notes at a price equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to, but excluding, the purchase date. The Company may not redeem the notes before May 20, 2013. On or after that date, the Company may redeem all or part of the notes for cash at 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

The indenture, which does not contain any financial covenants, provides for customary events of default, including payment defaults, breaches of covenants, failure to pay certain judgments and certain events of bankruptcy, insolvency and reorganization. If an event of default occurs and is continuing, the principal amount of the notes, plus accrued and unpaid interest, if any, may be declared immediately due and payable. These amounts automatically become due and payable if an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs.

The Company has considered the guidance in Emerging Issues Task Force (“EITF”) Abstract No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios” (“EITF 98-5”), and has determined that the notes do not contain a beneficial conversion feature as the fair value of the Company’s common stock on the date of issuance was less than the initial conversion price. The notes contain two embedded derivatives; a contingent interest provision, which expired upon the filing of a registration statement on December 7, 2006, and a bond parity clause. The remaining embedded derivative, the bond parity clause, had a zero fair value as of June 27, 2009. The Company will be re-measuring the embedded derivatives each reporting period, as applicable and changes in fair value will be reported in the Consolidated Statements of Operations.

During fiscal 2009, the Company repurchased $100.0 million aggregate principal amount of the Notes for $56.6 million in cash. In connection with the repurchase, a gain of $42.4 million was recognized in interest and other income (loss), net of the write-off of debt issuance costs. After giving effect to the repurchase, the total

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

amount of 1% Senior Convertible Notes outstanding as of June 27, 2009 was $325.0 million. The repurchase effectively reduced the number of conversion shares potentially issuable in relation to the 1% Senior Convertible Notes by approximately 3.3 million from 14.0 million to 10.7 million.

The $9.1 million of costs incurred in connection with the issuance of the notes were capitalized and are being amortized to interest expense on a straight-line basis for seven years which approximates the charge using the effective interest method. As of June 27, 2009, the unamortized portion of the issuance costs related to the notes was $3.9 million and is included in “Other current assets” and “Other non-current assets” on the Consolidated Balance Sheets.

Zero Coupon Senior Convertible Notes

On October 31, 2003, the Company completed the sale of $475.0 million aggregate principal amount of Zero Coupon Senior Convertible Notes due in 2010. The notes were issued for cash consideration in a private placement to the initial purchasers, Morgan Stanley & Co. Incorporated, Goldman Sachs & Co., and CIBC World Markets Corp. The initial purchasers resold the notes to qualified institutional investors in accordance with Rule 144A under the Securities Act of 1933, as amended. Proceeds from the notes amounted to $462.3 million after issuance costs. The notes do not bear interest and are convertible into the Company’s common stock at a conversion price of $39.52 per share. Each $1,000 principal amount is initially convertible into 25.3036 shares of the Company’s common stock upon the satisfaction of certain conditions. Therefore, at issuance the notes were convertible in the aggregate into approximately 12.0 million shares of common stock. The Company has the right to redeem the notes beginning November 15, 2008. Holders of the notes may require the Company to repurchase the notes on November 15, 2008. In addition, under certain circumstances holders may require the Company to convert the notes into shares of the Company’s common stock, if the closing sale price of its common stock exceeds 110% of the conversion price for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter. Conditions required to trigger this conversion right have not occurred. As of June 27, 2009, the zero coupon convertible notes are classified as current based on the Company’s expectation that they will be retired within one year.

Between March 2007 and March 2009, the Company repurchased or redeemed $474.8 million aggregate principal amount of the notes for $455.1 million in cash. In connection with the repurchase, a gain of $19.7 million was recognized in interest and other income (loss), net of the write-off of debt issuance costs. After giving effect to the repurchase, the total amount of Zero Coupon Senior Convertible Notes outstanding as of June 27, 2009 was $0.2 million. The repurchase effectively reduced the number of conversion shares potentially issuable in relation to the Zero Coupon Notes by approximately 12.0 million from 12.0 million to 4,656.

The $12.7 million of costs incurred in connection with issuance of the notes were capitalized and amortized to interest expense on a straight-line basis over a five year period ended December 27, 2008.

Outstanding Letters of Credit

As of June 27, 2009, the Company had 11 standby letters of credit totalling $16.1 million.

Note 11. Restructuring and Related Charges

The Company continues to take advantage of opportunities to further reduce costs through targeted, customer-driven restructuring events intended to consolidate the Company and rationalize the manufacture of its products based on core competencies and cost efficiencies, together with the need to align the business in

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

response to the current significant weakening in market conditions. As of June 27, 2009 the Company’s total restructuring accrual was $22.0 million.

During fiscal 2009, the Company recorded $38.7 million in restructuring and related charges which included $26.1 million for severance and benefits, $7.9 million for manufacturing transfer costs incurred and $4.7 million for lease costs. These charges were primarily related to the further consolidation of the Company’s manufacturing operations. This further consolidation will account for the termination of 2,814 employees—602 in North America, 2,103 in Asia, and 109 in Europe. Of these reductions to headcount, 2,453 were in manufacturing, 130 in research and development and 231 in sales, general and administration functions. As of June 27, 2009, 2,563 of these employees have been terminated. Payments related to severance and benefits are expected to be paid off by the third quarter of fiscal 2016 and payments related to lease costs are expected to be paid by the fourth quarter of fiscal 2014. The related charges are primarily associated with the move from one contract manufacturer to another.

During fiscal 2008, the Company recorded $6.7 million in restructuring and related charges which included $6.2 million for severance and benefits, $0.2 million for manufacturing transfer cost and $0.3 million for lease costs for additional restructured space. These charges were primarily related to the further consolidation of the Company’s manufacturing operations. This further consolidation will account for the termination of 159 employees—114 in North America, 29 in Asia, 15 in Europe and 1 in Latin America. Of these reductions to headcount, 95 were in manufacturing, 25 in research and development and 39 in sales, general and administration functions. As of June 27, 2009, 149 of these employees have been terminated. Payments related to severance and benefits are expected to be paid off by the third quarter of fiscal 2013 and payments related to lease costs are expected to be paid by the fourth quarter of fiscal 2012. In addition during fiscal 2008, the Company also recorded a lease exit charge, net of assumed sub-lease income, of $5.4 million related to the Ottawa facility that was included in selling, general and administrative expenses. The payments related to these lease costs are expected to be paid by the third quarter of fiscal 2018.

During fiscal 2007, the Company recorded $14.7 million in restructuring and related charges which included $5.6 million for severance and benefits, $11.2 million for manufacturing transfer cost, and $(2.1) million for lease costs which include $(2.5) million gain on the settlement of lease obligations, $0.6 million for additional restructured space, and $(0.2) million to adjust accruals on previously restructured leases. These charges were primarily related to the further consolidation of the Company’s manufacturing operations. This further consolidation will account for the termination of 241 employees—237 in North America and 4 in Asia. Of these reductions to headcount, 182 were in manufacturing, 41 in research and development and 18 in sales, general and administration functions. As of June 27, 2009, 189 of these employees have been terminated. In the third quarter of fiscal 2008, the Company decided that 52 employees located in North America would not be terminated, and as a result, a restructuring accrual of $0.1 million was reversed. Payments related to severance and benefits are expected to be paid off by the second quarter of fiscal 2009 and payments related to lease costs are expected to be paid by the first quarter of fiscal 2014.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table summarizes the various restructuring plans (in millions):

	Workforce Reduction	Facilities and Equipment	Lease Costs	Total	Other Lease Exit Costs
Accrual balance as of July 1, 2006	$10.2	$—	$25.7	$35.9	$—
Restructuring and related charges	5.6	11.2	(2.1)	14.7	—
Adjustment from non-restructuring accounts	0.3	—	0.1	0.4	—
Cash payments	(12.0)	(11.2)	(14.6)	(37.8)	—
Amount charged to goodwill	0.3	—	—	0.3	—

Accrual balance as of June 30, 2007	4.4	—	9.1	13.5	—
Restructuring and related charges	6.2	0.2	0.3	6.7	—
Adjustment from non-restructuring accounts	—	—	—	—	5.4
Cash payments	(6.5)	(0.2)	(2.3)	(9.0)	—
Amount charged to goodwill	0.3	—	—	0.3	0.6

Accrual balance as of June 28, 2008	4.4	—	7.1	11.5	6.0
Restructuring and related charges	26.1	7.9	4.7	38.7	(0.5)
Adjustment from non-restructuring accounts	(2.7)	—	0.5	(2.2)	—
Cash payments	(15.6)	(7.9)	(3.2)	(26.7)	(0.4)
Amount charged to intangible assets	0.7	—	—	0.7	—

Accrual balance as of June 27, 2009	$12.9	$—	$9.1	$22.0	$5.1

The total restructuring accrual is disclosed in the Company’s Consolidated Balance Sheets as follows (in millions):

	Years Ended
	June 27, 2009	June 28, 2008
Current	$16.6	$5.7
Non-current	5.4	5.8

Total	$22.0	$11.5

The non-current portion of the restructuring accrual is included as a component of “Other non-current liabilities” in the Company’s Consolidated Balance Sheets. In addition, restructuring expenses are not allocated to the reporting segments level.

Other lease exit costs are included in other liabilities as follows (in millions):

	Years Ended
	June 27, 2009	June 28, 2008
Current	$1.0	$0.3
Non-current	4.1	5.7

Total	$5.1	$6.0

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 12. Income Taxes

The Company’s loss before income taxes consisted of the following (in millions):

	Years Ended
	June 27, 2009	June 28, 2008	June 30, 2007
Domestic	$(657.6)	$(13.8)	$(22.7)
Foreign	(211.1)	(5.5)	(1.6)

Loss before income taxes	$(868.7)	$(19.3)	$(24.3)

The Company’s income tax expense (benefit) consisted of the following (in millions):

	Years Ended
	June 27, 2009	June 28, 2008	June 30, 2007
Federal:
Current	$(5.5)	$—	$(0.4)
Deferred	(2.2)	0.8	0.6

	(7.7)	0.8	0.2

State:
Current	(0.5)	1.0	1.2
Deferred	(0.3)	(0.9)	(1.2)

	(0.8)	0.1	—

Foreign:
Current	10.0	0.4	7.7
Deferred	(3.8)	1.1	(5.9)

	6.2	1.5	1.8

Total income tax expense (benefit)	$(2.3)	$2.4	$2.0

During fiscal 2009, Congress enacted the Housing Assistance Tax Act of 2008, which was signed by the President on July 30, 2008, and extended by the American Recovery and Reinvestment Act of 2009, which was signed by the President on February 17, 2009. The Act provides that a taxpayer may elect to forego bonus depreciation on certain additions of qualified eligible property purchased and placed in service between April 1, 2008 and December 31, 2009 and, in turn, claim a refundable credit for a portion of its unused AMT and research credits.

The federal current tax benefit primarily relates to the refund attributable to the Company’s unused research credits. The federal and the state deferred tax benefit primarily relates to the book write off of tax deductible goodwill. The foreign current expense primarily relates to the Company’s profitable operations in certain foreign jurisdictions. The foreign deferred tax benefit primarily relates to the amortization of foreign intangibles under SFAS 142.

There was no material tax benefit associated with exercise of stock options for the fiscal years ended June 27, 2009, June 28, 2008 and June 30, 2007.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

A reconciliation of the Company’s income tax expense (benefit) at the federal statutory rate to the income tax expense (benefit) at the effective tax rate is as follows (in millions):

	Years Ended
	June 27, 2009	June 28, 2008	June 30, 2007
Income tax benefit computed at federal statutory rate	$(303.6)	$(6.7)	$(8.5)
Foreign rate differential	0.3	(1.1)	(5.4)
Reduction of goodwill	212.2	12.9	—
Valuation allowance	86.7	0.6	19.9
Reversal of previously accrued taxes	(0.4)	(4.1)	(2.8)
China tax rate change	—	—	(2.7)
Withholding tax	2.5	2.7	—
Tax credits	(6.1)	(1.0)	—
Other	6.1	(0.9)	1.5

Income tax expense (benefit)	$(2.3)	$2.4	$2.0

The components of the Company’s net deferred taxes consisted of the following (in millions):

	Years Ended
	June 27, 2009	June 28, 2008	June 30, 2007
Gross deferred tax assets:
Tax credit carryforwards	$153.6	$156.6	$105.0
Net operating loss carryforwards	2,312.1	2,311.2	2,393.0
Inventories	15.2	13.7	27.0
Accruals and reserves	17.5	26.5	21.9
Other	103.5	87.9	74.0
Acquisition-related items	220.2	205.8	227.0

Gross deferred tax assets	2,822.1	2,801.7	2,847.9
Valuation allowance	(2,676.6)	(2,652.5)	(2,677.9)

Deferred tax assets	145.5	149.2	170.0

Gross deferred tax liabilities:
Acquisition-related items	(111.2)	(145.7)	(165.9)
Undistributed foreign earnings	(29.7)	(19.6)	(17.9)
Other	(15.7)	(2.0)	(0.3)

Deferred tax liabilities	(156.6)	(167.3)	(184.1)

Total net deferred tax liabilities	$(11.1)	$(18.1)	$(14.1)

As of June 27, 2009, the Company had federal, state and foreign tax net operating loss carryforwards of $5,756.7 million, $2,638.6 million and $763.5 million, respectively, and federal, state and foreign research and other tax credit carryforwards of $63.4 million, $33.0 million and $63.0 million, respectively. Of this amount, approximately $12.6 million when realized will be credited to additional paid-in capital. The Company’s policy is to account for the utilization of tax attributes under a with-and-without approach. The tax net operating loss and tax credit carryforwards will expire at various dates through 2029 if not utilized. Utilization of the tax net operating losses may be subject to a substantial annual limitation due to the ownership change limitations

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

provided by the Internal Revenue Code and similar state and foreign provisions. Loss carryforward limitations may result in the expiration or reduced utilization of a portion of the Company’s net operating losses.

U.S. income and foreign withholding taxes associated with the repatriation of earnings of foreign subsidiaries have not been provided on $50.4 million of undistributed earnings for certain foreign subsidiaries. The Company intends to reinvest these earnings indefinitely outside of the United States. The Company estimates that no material additional U.S. income or foreign withholding taxes would have to be provided if these earnings were repatriated back to the U.S.

The valuation allowance increased by $24.1 million in fiscal 2009, decreased by $25.4 million in fiscal 2008, and increased by $90.2 million in fiscal 2007. The increase during fiscal 2009 was primarily due to increases in domestic and foreign tax net operating losses sustained during the year, offset by utilization and expiration of domestic and foreign net operating losses. The decrease during fiscal 2008 was primarily due to the increase of the deferred tax liabilities resulting from acquired intangibles which was partially offset by an increase in domestic and foreign tax net operating losses sustained during the fiscal year. The increase in the valuation allowance in fiscal 2007 was primarily due to increases in domestic and foreign tax net operating losses sustained during the fiscal year, valuation allowances on acquired companies, which were partially offset by increases in acquisition related deferred tax liabilities, and changes to loss carryforwards resulting from tax audits.

Approximately $514.7 million of the valuation allowance as of June 27, 2009 was attributable to pre-fiscal 2006 windfall stock option deductions, the benefit of which will be credited to paid-in-capital if and when realized through a reduction in income tax payable. Beginning with fiscal 2006, the Company began to track the windfall stock option deductions off balance sheet, as required by SFAS 123(R). If and when realized, the tax benefit associated with those deductions will be credited to additional paid-in-capital.

During fiscal 2008, China adopted transitional rules regarding the 2007 Unified Enterprise Income Tax Law which took effect on January 1, 2008. Pursuant to the transitional rules of the new law, an 18% statutory tax rate applies for the 2008 calendar year and increases each year until calendar year 2012 when it reaches a 25% statutory rate. The measurement of the Company’s deferred taxes in China has been calculated taking into account the new transition rules.

During fiscal 2007, China adopted a new Unified Enterprise Income Tax Law which took effect on January 1, 2008. Pursuant to the law, a new 25% statutory tax rate applies to most companies beginning January 1, 2008, subject to certain transitional rules and other potential special incentives. During fiscal 2007, there were the uncertainties as to how the final transitional rules may impact phase-in of the new tax rate; the Company measured the increase in its deferred taxes assuming a prorated introduction of the new tax rate over a five year period which resulted in a $2.7 million net tax benefit.

As a result of the adoption of FIN 48, the Company had $76.4 million of liabilities for unrecognized tax benefits. The adoption resulted in a reclassification of certain tax liabilities in the amount of $40.6 million from current to non-current and no significant cumulative impact to the accumulated deficit.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows (in millions):

Balance at July 1, 2007	$76.4
Additions based on the tax positions related to the current year	3.0
Additions based on the tax positions related to the prior year	0.5
Reductions for lapse of statute of limitations	(8.7)
Increases due to foreign currency rate fluctuation	0.7

Balance at June 28, 2008	71.9
Additions based on the tax positions related to the current year	2.5
Additions based on the tax positions related to the prior year	0.3
Reductions for lapse of statute of limitations	(0.5)
Reductions due to foreign currency rate fluctuation	(4.9)

Balance at June 27, 2009	$69.3

The liabilities for unrecognized tax benefits relate primarily to the allocations of revenue and costs among the Company’s global operations. In addition, utilization of the Company’s tax net operating losses may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state and foreign provisions. As a result, loss carryforward limitations may result in the expiration or reduced utilization of a portion of the Company’s net operating losses.

Included in the balance of unrecognized tax benefits at June 27, 2009 are $6.1 million of tax benefits that, if recognized, would impact the effective tax rate. Also included in the balance of unrecognized tax benefits at June 27, 2009 are $63.2 million of tax benefits that, if recognized, would result in adjustments to the valuation allowance.

Upon adoption of FIN 48, the Company’s policy to recognize accrued interest and penalties related to unrecognized tax benefits within the income tax provision did not change. The amount of interest and penalties accrued as of July 27, 2009 and June 28, 2008 was approximately $27.4 million and $30.1 million, respectively. During fiscal 2009 the Company’s accrued interest and penalties was reduced by $2.7 million primarily because of foreign currency rate fluctuations. Due to the uncertainties related to current examinations in various jurisdictions, other changes could occur in the amount of unrecognized tax benefits during the next twelve months which the Company is unable to estimate at this time.

The following table summarizes the Company’s major tax jurisdictions and the tax years that remain subject to examination by such jurisdictions as of June 27, 2009:

Tax Jurisdictions	Tax Years
United States	2005 and onward
Canada	2002 and onward
China	2004 and onward
France	2006 and onward
Germany	2004 and onward

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 13. Stockholders’ Equity

Preferred Stock

In February 2003, the Company amended and restated its Stockholder Rights Agreement and currently each share of the Company’s outstanding common stock is associated with one right. Each right entitles stockholders to purchase 1/100,000 share of the Company’s Series B Preferred Stock at an exercise price of $21.00. The rights only become exercisable in certain limited circumstances following the tenth day after a person or group announces an acquisition of or tender offers for 15% or more of the Company’s common stock. For a limited period of time following the announcement of any such acquisition or offer, the rights are redeemable by the Company at a price of $0.01 per right. If the rights are not redeemed, each right will then entitle the holder to purchase common stock having the value of twice the then-current exercise price. For a limited period of time after the exercisability of the rights, each right, at the discretion of the Company’s Board of Directors, may be exchanged for either 1/100,000 share of Series B Preferred Stock or one share of common stock per right. The rights expire on June 22, 2013.

The Company’s Board of Directors has the authority to issue up to 499,999 shares of undesignated preferred stock and to determine the powers, preferences and rights and the qualifications, limitations or restrictions granted to or imposed upon any wholly unissued shares of undesignated preferred stock and to fix the number of shares constituting any series and the designation of such series, without the consent of the Company’s stockholders. The preferred stock could be issued with voting, liquidation, dividend and other rights superior to those of the holders of common stock. The issuance of Series B Preferred Stock or any preferred stock subsequently issued by the Company’s Board of Directors, under some circumstances, could have the effect of delaying, deferring or preventing a change in control.

Exchangeable Shares of JDS Uniphase Canada Ltd.

On June 30, 1999, in connection with the merger with JDS FITEL, JDS Uniphase Canada Ltd., a subsidiary of the Company, adopted an Exchangeable Share Rights Plan (the “Exchangeable Rights Plan”) substantially equivalent to the Company’s Rights Agreement. Under the Exchangeable Rights Plan, each exchangeable share issued has an associated right (an “Exchangeable Share Right”) entitling the holder of such Exchangeable Share Right to acquire additional exchangeable shares on terms and conditions substantially the same as the terms and conditions upon which a holder of shares of common stock is entitled to acquire either 1/1,000 share of the Company’s Series B Preferred Stock or, in certain circumstances, shares of common stock under the Company’s Rights Agreement. The definitions of beneficial ownership, the calculation of percentage ownership and the number of shares outstanding and related provisions of the Company’s Rights Agreement and the Exchangeable Rights Plan apply, as appropriate, to shares of common stock and exchangeable shares as though they were the same security. The Exchangeable Share Rights are intended to have characteristics essentially equivalent in economic effect to the Rights granted under the Company’s Rights Agreement. The Company has the right to force conversion of the exchangeable shares in fiscal 2014.

Stock Repurchase Program

On May 15, 2008, the Company’s Board of Directors authorized the Company to repurchase up to $200 million of its common stock through open market or private transactions during a two year period ending May 14, 2010. During fiscal 2009, the Company repurchased approximately 7.6 million shares of common stock in open market purchases at an average price of $11.40 per share. The total purchase price of $86.8 million was reflected as a decrease to common stock based on the stated par value per share with the remainder to accumulated deficit. During fiscal 2008, the Company repurchased approximately 9.6 million shares of common

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

stock in open market purchases at an average price of $11.76 per share. The total purchase price of $113.2 million was reflected as a decrease to common stock based on the stated par value per share with the remainder to accumulated deficit. All common shares repurchased under this program have been cancelled and retired.

Note 14. Stock-Based Compensation

Stock-Based Benefit Plans

Stock Option Plans

As of June 27, 2009, the Company had 23.2 million shares of stock options and full value awards issued and outstanding to employees and directors under the Company’s 2005 Acquisition Equity Incentive Plan (the “2005 Plan”), Amended and Restated 2003 Equity Incentive Plan (the “2003 Plan”), and various other plans the Company assumed through acquisitions. During the second quarter of fiscal 2007, the 1996 Non-qualified Stock Option Plan (“1996 Plan”) expired and there were no outstanding options from the 1996 Plan. The exercise price for stock options is equal to the fair value of the underlying stock at the date of grant. Options generally become exercisable over a four-year period and, if not exercised, expire from five to ten years after the date of grant.

On November 14, 2006, the Company’s shareholders approved an amendment and restatement of the 2003 Plan, under which (1) 12,500,000 shares of Common Stock were added to the pool of shares reserved for issuance under the 2003 Plan and (2) all future grants of “Full Value Awards” (as defined below) will reduce the share reserve by one and one-half shares for each share subject to such Awards. On November 12, 2008, the Company’s shareholders approved the following amendments to the 2003 Equity Incentive Plan. The first amendment increased the number of shares that may be issued under 2003 Equity Plan by 12,000,000. The second amendment increased the maximum number of shares granted to any employee in any fiscal year to 1,000,000. As of June 27, 2009, 14.2 million shares of common stock, primarily under the 2003 Plan, were available for grant.

On August 17, 2005, the Company’s Board of Directors adopted and approved the Flexible Stock Incentive—2005 Plan (the “2005 Plan”). Pursuant to Section 3(a) of the 2005 Plan, and in accordance with the registration requirements of the Securities Act of 1933, the Company registered 16.0 million shares, which have been reserved for issuance under the 2005 Plan. The adoption and approval of the 2005 Plan did not affect any of the options granted under the Flexible Stock Incentive—Amended and Restated 1993 Plan which was adopted in fiscal 1993, as amended, and currently outstanding, all of which remain exercisable in accordance with their terms.

Employee Stock Purchase Plans

In June 1998, the Company adopted the JDS Uniphase Corporation 1998 Employee Stock Purchase Plan, as amended (the “1998 Purchase Plan”). The 1998 Purchase Plan, which became effective August 1, 1998, provides eligible employees with the opportunity to acquire an ownership interest in the Company through periodic payroll deductions and provides a discounted purchase price as well as a look-back period. The 1998 Purchase Plan is structured as a qualified employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986. However, the 1998 Purchase Plan is not intended to be a qualified pension, profit sharing or stock bonus plan under Section 401(a) of the Internal Revenue Code of 1986 and is not subject to the provisions of the Employee Retirement Income Security Act of 1974. The 1998 Purchase Plan will terminate upon the earlier of August 1, 2018 or the date on which all shares available for issuance have been sold. Of the 50.0 million shares authorized to be issued under the 1998 Purchase Plan, 0.8 million shares remained available for issuance as of June 27, 2009.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Effective with the purchase period that began on February 1, 2006, the 1998 Purchase Plan was modified to provide a 5% discount and a six month look-back period. Previously, the 1998 Purchase Plan had provided a 15% discount and up to a two year look-back period.

Full Value Awards

“Full Value Awards” are Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Units, and Performance Shares that are granted with a per share or unit purchase price below 100% of Fair Market Value on the date of grant. They are exercised immediately upon vesting. These Full Value Awards are performance based, time based, or a combination of performance and time based and expected to vest over one to four years. The fair value of the Full Value Awards is based on the closing market price of the Company’s common stock on the date of award.

SFAS 123(R) Overview

Effective July 3, 2005 the Company adopted SFAS 123(R) using the modified prospective application transition method, which establishes accounting for stock-based awards exchanged for employee services. Accordingly, stock-based compensation cost is measured at grant date, based on the fair value of the award, and recognized in expense over the requisite service period. On November 10, 2005, the Financial Accounting Standards Board issued FASB Staff Position No. FAS 123(R)-3 “Transition Election Related to Accounting for Tax Effects of Share-Based Payment Awards.” The Company has elected to adopt the alternative transition method provided in the FASB Staff Position for calculating the tax effects of stock-based compensation pursuant to SFAS 123(R). The alternative transition method includes simplified methods to establish the beginning balance of the additional paid-in capital pool (APIC pool) related to the tax effects of employee stock-based compensation, and to determine the subsequent impact on the APIC pool and Consolidated Statements of Cash Flows of the tax effects of employee stock-based compensation awards that are outstanding upon adoption of SFAS 123(R).

As required by SFAS 123(R), management has made an estimate of expected forfeitures and is recognizing compensation costs only for those equity awards expected to vest. The impact on the Company’s results of operations of recording stock-based compensation by function for fiscal years 2009, 2008, and 2007 was as follows (in millions):

	Years Ended
	June 27, 2009	June 28, 2008	June 30, 2007
Cost of sales	$6.7	$5.3	$4.1
Research and development	9.1	10.2	7.4
Selling, general and administrative	34.8	33.8	18.2

	$50.6	$49.3	$29.7

Approximately $1.2 million of stock-based compensation was capitalized to inventory at June 27, 2009.

Stock Option Activity

The weighted average exercise price of options granted during the year ended June 27, 2009 was $3.62 per share, and the weighted average fair value of options granted during fiscal 2009 was $2.11 per share. The total intrinsic value of options exercised during the year ended June 27, 2009 was $0.2 million. In connection with

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

these exercises, the tax benefit realized by the Company was immaterial due to the fact that the Company has no material benefit in foreign jurisdictions and a full valuation allowance on its domestic deferred tax assets.

The Company issues new shares of common stock upon exercise of stock options. All new hire stock option grants vest over four years with 25% vesting on the first anniversary of the date of grant and 6.25% vesting every quarter thereafter. Focal stock option grants vest over three or four years with various vesting schedules. During fiscal 2009, the Company started granting performance-based options with market conditions (“the market-condition options”) to named executives. The market-condition options are amortized based upon the graded vesting method.

As of June 27, 2009, $18.6 million of unrecognized stock-based compensation cost related to stock options remains to be amortized. That cost is expected to be recognized over an estimated amortization period of 2.3 years.

The following is a summary of options activities (amount in millions except per share amounts):

	Options Outstanding
	Number Of Shares	Weighted-Average Exercise Price
Balance as of July 1, 2006	21.5	$77.74
Granted	2.1	15.19
Exercised	(0.5)	11.75
Forfeited	(1.4)	18.43
Canceled	(2.1)	109.15

Balance as of June 30, 2007	19.6	73.65
Granted	1.6	5.80
Exercised	(1.6)	6.30
Forfeited	(1.1)	17.74
Canceled	(3.4)	167.41

Balance as of June 28, 2008	15.1	56.71
Granted	5.0	3.62
Exercised	—	—
Forfeited	(0.9)	15.99
Canceled	(2.4)	123.17

Balance as of June 27, 2009	16.8	33.65

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table summarizes significant ranges of outstanding and exercisable options as of June 27, 2009:

	Options Outstanding				Options Exercisable
Range of Exercise Prices	Number of Shares	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Aggregate Intrinsic Value (‘000)	Number of Shares	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Aggregate Intrinsic Value (‘000)
$ 0.00 — 10.00	5,063,951	7.6	$3.68	$10,343	165,648	5.9	$5.20	$164
10.01 — 20.00	4,074,208	4.1	13.90	—	3,519,030	3.9	13.73	—
20.01 — 30.00	4,847,690	3.6	23.44	—	4,131,641	3.4	23.53	—
30.01 — 100.00	2,191,231	1.7	41.14	—	2,183,645	1.7	41.17	—
100.01 — 200.00	13,841	0.3	173.35	—	13,841	0.3	173.35	—
200.01 — 700.00	555,845	0.9	397.15	—	555,845	0.9	397.15	—
700.01 — 1,200.00	75,321	0.9	848.36	—	75,321	0.9	848.36	—

	16,822,087	4.6	33.65	$10,343	10,644,971	3.1	49.17	$164

The aggregate intrinsic value in the table above represents the total pretax intrinsic value, based on the Company’s closing stock price of $5.70 as of June 27, 2009, which would have been received by the option holders had all option holders exercised their options as of that date. The total number of in-the-money options exercisable as of June 27, 2009 was 0.1 million. As Full Value Awards are exercised immediately upon vesting, there were none exercisable as of June 27, 2009.

Employee Stock Purchase Plan (“ESPP”) Activity

The compensation expense in connection with the Company’s employee stock purchase plan for the year ended June 27, 2009 was $0.9 million. The expense related to the plan is recorded on a straight-line basis over the relevant subscription period.

The following table summarizes the shares issued and the fair market value at purchase date, pursuant to the Company’s employee stock purchase plan during the year ended June 27, 2009:

Purchase date	January 30, 2009	July 31, 2008
Shares Issued	615,645	287,222
Fair market value at purchase date	$3.63	$10.93

As of June 27, 2009, $0.1 million of unrecognized stock-based compensation cost related to ESPP remains to be amortized. That cost is expected to be recognized through the first quarter of fiscal 2010.

Full Value Awards

During the year ended June 27, 2009, the Compensation Committee of the Company’s Board of Directors approved the grant of 3.3 million Full Value Awards to the Company’s Board of Directors and employees. Time based Full Value Awards are amortized on a straight-line basis over the probable vesting periods. Performance based Full Value Awards are amortized based upon the graded vesting method. During fiscal years 2009, 2008 and 2007, the Company recorded $32.6 million, $29.9 million and $7.6 million of such compensation expenses, respectively.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

As of June 27, 2009, $41.8 million of unrecognized stock-based compensation cost related to Full Value Awards remains to be amortized. That cost is expected to be recognized over an estimated amortization period of 2.1 years.

A summary of the status of the Company’s nonvested Full Value Awards as of June 27, 2009 and changes during the same period is presented below (amount in millions, except per share amounts):

	Full Value Awards
	Performance shares	Non- performance shares	Total number of shares	Weighted-average grant-dated fair value
Nonvested at July 1, 2006	0.3	0.7	1.0	$19.94
Awards granted	0.8	3.0	3.8	13.71
Awards vested	—	(0.2)	(0.2)	20.09
Awards forfeited	(0.1)	(0.1)	(0.2)	19.19

Nonvested at June 30, 2007	1.0	3.4	4.4	14.53
Awards granted	0.2	4.5	4.7	12.87
Awards vested	—	(1.4)	(1.4)	15.27
Awards forfeited	(0.2)	(0.5)	(0.7)	15.72

Nonvested at June 28, 2008	1.0	6.0	7.0	13.14
Awards granted	0.6	2.7	3.3	5.14
Awards vested	(0.5)	(2.1)	(2.6)	12.65
Awards forfeited	(0.4)	(0.9)	(1.3)	12.63

Nonvested at June 27, 2009	0.7	5.7	6.4	9.38

Full Value Awards are converted into shares upon vesting. Shares equivalent in value to the minimum withholding taxes liability on the vested shares are withheld by the Company for the payment.

Valuation Assumptions

The Company estimates the fair value of stock options using a Black-Scholes-Merton (BSM) valuation model. The fair value is estimated on the date of grant using the BSM option valuation model with the following weighted-average assumptions:

	Employee Stock Option Plans			Employee Stock Purchase Plans
	2009	2008	2007	2009	2008	2007
Expected term (in years)	4.68	4.30	4.35	0.50	0.50	0.50
Expected volatility	73%	45%	47%	47%	46%	50%
Risk-free interest rate	1.80%	4.49%	4.75%	1.97%	3.36%	5.17%
Dividend yield	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Expected Term: The Company’s expected term represents the period that the Company’s stock-based awards are expected to be outstanding and was determined based on historical experience of similar awards, giving consideration to the contractual terms of the stock-based awards, vesting schedules and expectations of future employee behavior.

Expected Volatility: The Company determined that a combination of the implied volatility of its traded options and historical volatility of its stock price based on the expected term of the equity instrument most appropriately

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

reflects market expectation of future volatility. Implied volatility is based on traded options of the Company’s common stock with a remaining maturity of six months or greater.

Risk-Free Interest Rate: The Company bases the risk-free interest rate used in the BSM valuation method on the implied yield currently available on U.S. Treasury zero-coupon issues with an equivalent remaining term. Where the expected term of the Company’s stock-based awards do not correspond with the terms for which interest rates are quoted, the Company performed a straight-line interpolation to determine the rate from the available maturities.

Expected Dividend: The BSM valuation model calls for a single expected dividend yield as an input. The Company has not paid and does not anticipate paying any dividends in the near future.

Estimated Pre-vesting Forfeitures: When estimating forfeitures, the Company considers voluntary termination behavior as well as future workforce reduction programs. Estimated forfeiture rates are trued-up to actual forfeiture results as the stock-based awards vest.

Note 15. Employee Benefit Plans

Employee 401(k) Plans

The Company sponsors the JDS Uniphase Corporation Employee 401(k) Retirement Plan (the “401(k) Plan”), a Defined Contribution Plan under ERISA, which provides retirement benefits for its eligible employees through tax deferred salary deductions. The 401(k) Plan allows employees to contribute up to 50% of their annual compensation, with such contributions limited to $16,500 in calendar year 2009 as set by the Internal Revenue Service.

Effective January 1, 2007, the Plan provided for a 100% match of employees’ contributions up to the first 3% of annual compensation and 50% match on the next 2% of compensation. Effective January 1, 2009, through the remainder of fiscal 2009, there was no Company match. Future matching contributions will be made at the Company’s discretion. All matching contributions are made in cash and vest immediately. The Company’s matching contributions to the 401(k) Plan were $2.6 million, $6.6 million, and $6.8 million in fiscal 2009, 2008, and 2007, respectively.

The Company also provides a non-qualified retirement plan for the benefit of certain eligible employees in the U.S. This plan is designed to permit employee deferral of a portion of salaries in excess of certain tax limits and deferral of bonuses. This plan’s assets are designated as trading assets in the Company’s Consolidated Balance Sheets. See “Note 6. Investments” for more detail.

Employee Defined Benefit Plans

The Company sponsors qualified and non-qualified pension plans for certain past and present employees in the UK and Germany. The Company also is responsible for the nonpension postretirement benefit obligation of a previously acquired subsidiary. The plans have been closed to new participants and no additional service costs are being accrued. Benefits are generally based upon years of service and compensation or stated amounts for each year of service. As of June 27, 2009 the UK plan was partially funded while the other plans were unfunded. The Company’s policy for funded plans is to make contributions equal to or greater than the requirements prescribed by law or regulation. The Company anticipates making a contribution of approximately $0.3 million during fiscal 2010. For unfunded plans, the Company pays the postretirement benefits when due. Future estimated benefit payments are summarized below. No other required contributions to defined benefit plans are expected in fiscal 2010. The funded plan assets consist primarily of managed investments.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company accounts for its obligations under these pension plans in accordance with Statement of Financial Accounting Standards No. 87, “Employer’s Accounting for Pensions” (“SFAS 87”), which requires the Company to record its obligation to the participants, as well as the corresponding net periodic cost. The Company determines its obligation to the participants and its net periodic cost principally using actuarial valuations provided by third-party actuaries. The obligation the Company records in its Consolidated Balance Sheets is reflective of the total projected benefit obligation (“PBO”) and the fair value of plan assets.

Effective June 30, 2007, the Company adopted Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R)” (“SFAS 158”), which requires recognition of the funded status of each defined benefit pension plan and nonpension postretirement benefit plan on the Company’s balance sheet. The impact of SFAS 158 due to previously unrecognized actuarial gains and losses and prior service costs or credits is recognized as a component of Accumulated other comprehensive income (net of tax) in Stockholders’ equity.

The following table presents the components of the net periodic cost for the pension and benefits plans (in millions):

	Pension Benefits			Other Post Retirement Benefit Plans
	2009	2008	2007	2009	2008	2007
Service cost	$—	$—	$—	$—	$—	$0.1
Interest cost	5.8	6.2	5.4	0.1	0.1	0.3
Expected return on plan assets	(1.4)	(1.5)	(1.4)	—	—	—
Recognized actuarial gains	(0.5)	(0.1)	—	(0.1)	(0.1)	—

Net periodic benefit cost	$3.9	$4.6	$4.0	$—	$—	$0.4

The Company’s accumulated other comprehensive income includes unrealized net actuarial gains. The amount expected to be recognized in net periodic benefit cost during fiscal 2010 is $0.5 million.

The changes in the benefit obligations and plan assets of the pension and benefits plans were (in millions):

	Pension Benefits		Other Post Retirement Benefit Plans
	2009	2008	2009	2008
Change in benefit obligation:
Benefit obligation at beginning of year	$113.7	$110.8	$0.8	$0.8
Service cost	—	—	—	—
Interest cost	5.8	6.2	0.1	0.1
Actuarial (gains)/losses	(1.3)	(9.4)	(0.1)	(0.1)
Benefits paid	(7.7)	(5.4)	—	—
Plan amendment and curtailment	—	—	—	—
Foreign exchange impact	(13.4)	11.5	—	—

Benefit obligation at end of year	$97.1	$113.7	$0.8	$0.8

Change in plan assets:
Fair value of plan assets at beginning of year	$28.3	$24.4	$—	$—
Actual return on plan assets	(1.0)	—	—	—
Employer contributions	4.5	9.6	—	—
Benefits paid	(7.7)	(5.4)	—	—
Foreign exchange impact	(4.7)	(0.3)	—	—

Fair value of plan assets at end of year	$19.4	$28.3	$—	$—

Funded status	$(77.7)	$(85.4)	$(0.8)	$(0.8)

Accumulated benefit obligation	$97.1	$113.7

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

During the fourth quarter of fiscal 2009 and fiscal 2008, the Company contributed GBP 0.2 million and GBP 2.5 million or approximately $0.3 million and $4.9 million, respectively, to its UK pension plan. These contributions allowed the Company to substantially comply with regulatory funding requirements.

From April 8 through May 23, 2008 the UK pension plan offered lump-sum cash payments to deferred pensioners opting to transfer out of the plan. Deferred pensioners are plan beneficiaries not yet drawing pension benefits. Deferred pensioners transferring out of the plan surrendered the right to receive future pension payments. Initially, 55 deferred pensioners accepted the transfer out offer and were expected to receive total lump-sum cash payments of approximately GBP 2.2 million or $4.4 million from pension assets during fiscal 2009. In fiscal 2008, the Company accounted for the transfer out offer as a settlement and recorded a gain of $46,000 in its Consolidated Statement of Operations. The Company made lump-sum payments in fiscal 2009 of approximately GBP 1.9 million or $3.1 million to 40 deferred pensioners. At year end, lump-sum payments for 10 deferred pensioners totaling approximately GBP 0.2 million or $0.3 million were pending the submission of necessary transfer documents. Five deferred pensioners subsequently withdrew from the transfer out offer.

Effective July 1, 2007, the Company amended its nonpension postretirement plan to discontinue the subsidy for medical and dental insurance premiums. In connection with this amendment and curtailment of benefits, the Company recorded a gain of $3.7 million in its fiscal 2007 Consolidated Statement of Operations. This gain recognizes the $4.0 million reduction to benefit obligation listed in the table above net of fiscal 2007 actuarial losses totaling $0.3 million. The term life insurance benefit continues in force.

Underlying both the calculation of the PBO and net periodic cost are actuarial valuations. These valuations use participant-specific information such as salary, age, years of service, and assumptions about interest rates, compensation increases and other factors. At a minimum, the Company evaluates these assumptions annually and makes changes as necessary.

	Pension Benefits			Other Post Retirement Benefit Plans
	2009	2008	2007	2009	2008	2007
Weighted-average assumptions used to determine net periodic cost for the year ended June 27:
Discount rate	6.00%	6.00%	5.25%	6.00%	5.50%	5.50%
Expected long-term return on plan assets	5.98	6.50	6.00	—	—	—
Rate of compensation increase	2.00	2.25	1.90	—	—	—
Heath care cost trend rate	N/A	N/A	N/A	—	—	—

Weighted-average assumptions used to determine benefit obligation at June 27:
Discount rate	6.00%	6.00%	5.25%	6.00%	5.50%	5.50%
Rate of compensation increase	2.00	2.25	1.90	—	—	—

For the Company’s funded pension plan, the asset allocation at year end was as follows:

	2009	2008
Equities	27%	25%
Bonds	73	58
Cash and other	—	17

Total	100%	100%

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table reflects the total expected benefit payments to defined benefit pension plan participants. These payments have been estimated based on the same assumptions used to measure the Company’s PBO at year end and include benefits attributable to estimated future compensation increases.

(in millions)	Pension Benefits	Other Post Retirement Benefit Plans
2010	$5.1	$—
2011	4.9	0.1
2012	4.9	—
2013	5.3	—
2014	5.6	0.1
2015 and Thereafter	71.3	0.2

Note 16. Related Party Transactions

Fabrinet Co. (“Fabrinet”)

During fiscal 2009, Fabrinet, a privately held contract manufacturing company in which the Company has a long-term investment, was both a customer and supplier. The purchases and sales of items between the Company and Fabrinet have been evaluated for accounting under Emerging Issues Task Force Abstract No. 01-09, “Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor’s Products” (“EITF 01-09”). Based on this evaluation, the Company determined that there is an identifiable benefit that was sufficiently separable from the customer’s purchase of the Company’s products and the fair value of that benefit was reasonably estimable in relation to sales to other third parties. As of June 27, 2009 and June 28, 2008, the carrying value of the Company’s investment in Fabrinet was $2.0 million.

The Fuzhou, China legal entities and certain assets of the Ewing and Mountain Lakes, New Jersey facilities were sold to Fabrinet in May 2005. The Company received a note of $10.7 million payable in quarterly installments over four years from Fabrinet and a receivable of $19.0 million for the inventory at Ewing and Mountain Lakes, New Jersey payable in quarterly installments over one year. At June 27, 2009, these amounts have been repaid in full.

Harmonic Inc. (“Harmonic”)

As of June 27, 2009, the Chairman of JDSU’s Audit Committee was also a member of the Board of Directors of Harmonic, a publicly held company which designs, manufactures and sells systems and software that enable network operators to provide a range of interactive and advanced digital services. Harmonic is a customer of the Company.

KLA-Tencor Corporation (“KLA-Tencor”)

As of June 27, 2009, one member of the Board of Directors of JDSU was also a member of the Board of Directors of KLA-Tencor, a publicly held company which provides process control and yield management solutions for the semiconductor manufacturing. KLA-Tencor is a customer of the Company.

Micralyne, Inc. (“Micralyne”)

Micralyne Inc., a privately held manufacturer of microfabricated and MEMS (Micro-Electro-Mechanical-Systems) based products in which the Company has a long-term investment, is a supplier of the Company. As of

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

June 27, 2009 and June 28, 2008, the carrying value of the Company’s investment in Micralyne was $0.5 million. During the first quarter of fiscal 2007, the Company signed two loan agreements with Micralyne to provide an equipment loan of up to $1.4 million and a working capital line of up to $1.6 million. As of June 27, 2009, the balances of these loans are zero and $0.1 million, respectively.

Transactions and balances with the Company’s related parties were as follows (in millions):

	Years Ended				Years Ended
	June 27, 2009	June 28, 2008	June 30, 2007		June 27, 2009	June 28, 2008
Sales:				Accounts Receivable:
Fabrinet *	$12.1	$18.4	$18.4	Fabrinet	$0.9	$9.0
Harmonic	0.6	1.0	—	Harmonic	—	—
KLA-Tencor	5.0	5.3	7.0	KLA-Tencor	0.7	1.8
Micralyne	—	—	—	Micralyne	—	—

	$17.7	$24.7	$25.4		$1.6	$10.8

Purchases:				Accounts Payable:
Fabrinet	$78.5	$96.5	$138.7	Fabrinet	$8.4	$19.5
Harmonic	—	—	—	Harmonic	—	—
KLA-Tencor	—	—	—	KLA-Tencor	—	—
Micralyne	2.8	1.3	1.4	Micralyne	—	—

	$81.3	$97.8	$140.1		$8.4	$19.5

*	Sales are related to sale of inventory

Note 17. Commitments and Contingencies

Operating Leases

The Company leases facilities under operating lease agreements that expire at various dates through fiscal 2018. As of June 27, 2009, future minimum annual lease payments under non-cancellable operating leases were as follows (in millions):

2010	$27.0
2011	21.0
2012	18.0
2013	14.6
2014	10.5
Thereafter	19.5

Total minimum operating lease payments	$110.5

Included in the future minimum lease payments table above is $9.1 million related to lease commitments in connection with the Company’s restructuring activities. See “Note 11. Restructuring and Related Charges” for more detail.

The aggregate future minimum rentals to be received under non-cancellable subleases totalled $1.8 million as of June 27, 2009. Rental expense relating to building and equipment was $27.5 million, $26.3 million, and $20.4 million in fiscal 2009, 2008, and 2007, respectively.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Capital Leases

As of June 27, 2009, the Company had one building lease in Beijing, China that was classified as a capital lease in accordance with Statement of Financial Accounting Standards No. 13, “Accounting for Leases” (“SFAS 13”). As of June 27, 2009, the gross carrying amount of the building was $8.2 million and total accumulated amortization expense was $6.8 million. Amortization expense related to the building was included as part of the Company’s total depreciation expense. The building lease bears an interest rate of 5.2%.

The following table presents the future minimum lease payments under the capital leases together with the present value of the minimum lease payments as of June 27, 2009 (in millions):

2010	$1.0
2011	0.8
2012	—
2013	—
2014	—
Thereafter	—

Total minimum capital lease payments	1.8
Less: Amount representing interest	(0.1)

Present value of minimum capital lease payments	$1.7

Purchase Obligations

Purchase obligations of $128.8 million as of June 27, 2009, represent legally-binding commitments to purchase inventory and other commitments made in the normal course of business to meet operational requirements. Although open purchase orders are considered enforceable and legally binding, the terms generally allow us the option to cancel, reschedule and adjust our requirements based on our business needs prior to the delivery of goods or performance of services. Obligations to purchase inventory and other commitments are generally expected to be fulfilled within one year.

Tax Matters

The Company has been subject to a Texas franchise tax audit related to allocated taxable surplus capital for Texas report years 2001, 2002, and 2003. While the Company believes that it is reasonably possible this audit may result in additional tax liabilities, based on currently available information, the Company believes the ultimate outcome of this audit will not have a material adverse effect on the Company’s financial position, cash flows or overall trends in results of operations. There is the possibility of a material adverse effect on the Company’s financial position, cash flows or overall trends in results of operations for the period in which this matter is ultimately resolved, if it is resolved unfavorably, or in the period in which an unfavorable outcome becomes probable. The range of the potential total tax liability related to these matters is estimated to be from $0 million to $36.9 million, plus interest and penalties.

Note 18. Operating Segments and Geographic Information

The Company evaluates its reportable segments in accordance with Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS 131”) and the FASB’s Emerging Issues Task Force Abstracts No. 04-10, “Determining Whether to Aggregate Segments That Do Not Meet the Quantitative Thresholds” (“EITF No. 04-10”). The Company’s Chief Executive Officer,

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Thomas Waechter, is the Company’s Chief Operating Decision Maker (“CODM”) pursuant to SFAS 131. The CODM allocates resources to the segments based on their business prospects, competitive factors, net revenue and operating results. During the second quarter of fiscal year 2009, the Company changed its reporting structure to combine the All Others, Commercial Lasers business segment with the Optical Communications business segment to form a new business segment: Communications and Commercial Optical Products. For fiscal 2008, net revenue of $87.2 million and operating loss of $0.5 million of the former All Others, Commercial Lasers segment were included in the Communications and Commercial Optical Products segment. For fiscal 2007, net revenue of $95.9 million and operating gain of $4.2 million of the former All Others, Commercial Lasers segment were included in the Communications and Commercial Optical Products segment.

The Company is a leading provider of communications test and measurement solutions and optical products for telecommunications service providers, cable operators, and network equipment manufacturers. JDSU technologies also enable broadband and optical innovation in many essential industries such as biomedical and environmental instrumentation, semiconductor processing, aerospace and defense, and brand protection. In addition, our optical coatings are used in visual display and decorative product differentiation applications. The major segments the Company serves are:

(i)	Communications Test and Measurement Business Segment:

The Communications Test and Measurement business segment supplies instruments, service assurance systems and services to enable the design, deployment, and maintenance of communication equipment and networks, as well as ensure the quality of services delivered to the end customer. These products and services provide solutions that accelerate the deployment of new services and lower operating expenses while improving performance and reliability. Included in the product portfolio are test tools and platforms for optical transport networks, DSL services, data networks, cable networks, digital video broadcast, and fiber characterization services.

(ii)	Communications and Commercial Optical Products Business Segment:

The Communications and Commercial Optical Products business segment provides components, modules, subsystems, and solutions used by communications equipment providers for telecommunications and enterprise data communications. These products enable the transmission of video, audio and text data over high-capacity fiber optic cables. These products include transmitters, receivers, amplifiers, ROADMS, optical transceivers, multiplexers and demultiplexers, switches, optical performance monitors and couplers, splitters and circulators.

This business segment also provides lasers employed in a wide variety of OEM applications, as well as our photonic power technology. Our broad portfolio addresses the needs of laser clients in markets and applications such as biotechnology, materials processing, semiconductor wafer processing, solar cell processing, graphics and imaging, remote sensing/ranging, and precision machining. These products include diode-pumped solid-state lasers, industrial diode lasers, gas lasers, and fiber-based lasers. In addition, our photovoltaics (PV) products include concentrated photovoltaic (CPV) cells and receivers for generating energy from sunlight, as well as fiber optic-based systems for delivering and measuring electrical power.

(iii)	Advanced Optical Technologies Business Segment:

The Advanced Optical Technologies business segment provides inventive optical solutions for security and decorative applications, and thin-film coatings for a range of public and private sector markets. These products enhance and modify the behavior of light by using its reflection, absorption and transmission properties to achieve specific effects such as high reflectivity, antiglare, and spectral filtering. Specific product applications include computer-driven projectors, intelligent lighting systems,

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

office equipment, security products, and decorative surface treatments. Advanced Optical Technologies also spans several markets, including multilayer product security solutions, which involve overt and covert product verification for protection against diversion, brand erosion, and lost revenue due to counterfeiting.

The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies. The Company evaluates segment performance based on operating income (loss) excluding infrequent or unusual items.

The amounts shown as Corporate consist of certain unallocated corporate-level operating expenses. In addition, the Company does not allocate restructuring and related charges, income taxes, or non-operating income and expenses to its segments.

Information on reportable segments is as follows (in millions):

	Years Ended
	June 27, 2009	June 28, 2008	June 30, 2007
Net revenue:
Communications Test and Measurement	$606.2	$710.6	$635.2
Communications and Commercial Optical Products	481.1	614.1	592.0
Advanced Optical Technologies	208.4	206.5	170.0
Deferred revenue related to purchase accounting adjustment	(1.3)	(1.1)	(0.4)

Net revenue	$1,294.4	$1,530.1	$1,396.8

Operating income (loss):
Communications Test and Measurement	$83.4	$117.2	$96.7
Communications and Commercial Optical Products	(8.6)	20.3	(10.0)
Advanced Optical Technologies	80.3	76.8	52.6
Corporate	(127.9)	(136.6)	(127.8)

Total segment operating income	27.2	77.7	11.5
Unallocated amounts:
Stock based compensation	(50.6)	(49.3)	(29.7)
Acquisition-related charges and amortization of intangibles	(82.1)	(158.0)	(80.7)
Impairment of goodwill	(741.7)	37.0	—
Loss and impairment of long-lived assets	(13.2)	(10.7)	(7.8)
Restructuring and related charges	(38.7)	(6.7)	(14.7)
Realignment and other charges	(4.1)	(23.0)	2.2
Interest and other income	58.8	120.1	73.0
Interest expense	(7.7)	(8.8)	(7.1)
Gain on sale of investments	1.8	2.4	29.0
Impairment of investments	(18.4)	—	—

Loss before income taxes	$(868.7)	$(19.3)	$(24.3)

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company operates primarily in three geographic regions: Americas, Europe and Asia-Pacific. The following table presents net revenue and identifiable assets by geographic regions (in millions):

	Years Ended
	June 27, 2009	June 28, 2008
Net revenue:
Americas	$591.6	$803.1
Europe	402.1	436.0
Asia-Pacific	300.7	291.0

Total net revenue	$1,294.4	$1,530.1

Net revenue was assigned to geographic regions based on the customers’ shipment locations. Long-lived assets, namely net property, plant and equipment were identified based on the operations in the corresponding geographic areas.

	Years Ended
	June 27, 2009	June 28, 2008
Property, plant and equipment, net
United States	$112.7	$115.1
Other Americas	10.4	10.6
China	28.6	42.8
Other Asia-Pacific	16.5	18.2
Germany	17.6	21.2
Other Europe	5.3	5.3

Total long-lived assets	$191.1	$213.2

During fiscal 2009, 2008, and 2007, no customer accounted for more than 10% of net revenue.

Note 19. Guarantees

FASB Interpretation No. 45, or FIN 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a tabular reconciliation of the changes of the entity’s product warranty liabilities.

Product Warranties

In general, the Company offers a three-month to one-year warranty for most of its products. For certain products, the Company provides a limited three to seven-year warranty. The Company provides reserves for the estimated costs of product warranties at the time revenue is recognized. The Company estimates the costs of its warranty obligations based on its historical experience of known product failure rates, use of materials to repair or replace defective products and service delivery costs incurred in correcting product failures. In addition, from time to time, specific warranty accruals may be made if unforeseen technical problems arise with specific products. The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table presents the changes in the Company’s warranty reserve during 2009 and 2008 (in millions):

	2009	2008
Balance as of beginning of year	$10.1	$10.3
Provision for warranty	5.6	8.5
Utilization of reserve	(2.7)	(4.6)
Adjustments related to pre-existing warranties (including changes in estimates)	(5.7)	(4.1)

Balance as of end of year	$7.3	$10.1

Other Guarantees

The Company from time to time enters into certain types of contracts that contingently require the Company to indemnify parties against third-party claims. These contracts primarily relate to: (i) divestiture agreements, under which the Company may provide customary indemnifications to purchasers of the Company’s businesses or assets; (ii) certain real estate leases, under which the Company may be required to indemnify property owners for environmental and other liabilities, and other claims arising from the Company’s use of the applicable premises; and (iii) certain agreements with the Company’s officers, directors and employees, under which the Company may be required to indemnify such persons for liabilities arising out of their employment relationship.

The terms of such obligations vary. Generally, a maximum obligation is not explicitly stated. Because the obligated amounts of these types of agreements often are not explicitly stated, the overall maximum amount of the obligations cannot be reasonably estimated. Historically, the Company has not been obligated to make significant payments for these obligations, and no liabilities have been recorded for these obligations on its balance sheet as of June 28, 2008 and June 27, 2009.

Note 20. Legal Proceedings

Pending Litigation

The ERISA Actions:

A consolidated action entitled In re JDS Uniphase Corporation ERISA Litigation, Case No. C-03-4743 WWS (MEJ), is pending in the District Court for the Northern District of California against the Company, certain of its former and current officers and directors, and certain other current and former JDSU employees on behalf of a purported class of participants in the 401(k) Plans of the Company and Optical Coating Laboratory, Inc. and the Plans themselves. On October 31, 2005, Plaintiffs filed an amended complaint. The amended complaint alleges that Defendants violated the Employee Retirement Income Security Act by breaching their fiduciary duties to the Plans and the Plans’ participants. The amended complaint alleges a purported class period from February 4, 2000, to the present and seeks an unspecified amount of damages, restitution, a constructive trust, and other equitable remedies. Certain individual Defendants’ motion to dismiss portions of the amended complaint was granted with prejudice on June 15, 2006.

Plaintiffs filed a second amended complaint on June 30, 2006. Defendants answered the complaint on July 6, 2006, and JDSU asserted counterclaims for breach of contract. The Court dismissed those counterclaims on September 11, 2006. On December 15, 2006, defendants moved for summary judgment on the ground that the named plaintiffs lacked standing. On the same day, plaintiffs moved for class certification. On April 24, 2007, the Court denied defendants’ motion for summary judgment as to plaintiff Douglas Pettit, deferred ruling on the motion for summary judgment as to plaintiff Eric Carey, and deferred ruling on plaintiffs’ motion for class

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

certification. Both sides have taken discovery. Following the verdict for defendants in In re JDS Uniphase Corporation Securities Litigation, a securities class action based on allegations similar to those in the ERISA action, the court in the ERISA action vacated all existing deadlines, set a schedule for briefing a summary judgment motion based on collateral estoppel issues, and stayed discovery pending resolution of that motion. By Order dated April 17, 2008, the Court modified the briefing schedule for JDSU’s summary judgment motion and ordered the parties to engage in mediation. Defendants moved for summary judgment on collateral estoppel issues on May 2, 2008. The parties participated in mediation on October 10, 2008, and reached an agreement in principle to resolve all claims. On March 3, 2009, the parties signed a Memorandum of Understanding reflecting the terms of their agreement. The parties continue to work on documents necessary to complete the settlement and have exchanged drafts.

The Company is also subject to a variety of other claims and suits that arise from time to time in the ordinary course of our business. While management currently believes that resolving claims against the Company, individually or in aggregate, will not have a material adverse impact on its financial position, results of operations or statement of cash flows, these matters are subject to inherent uncertainties and management’s view of these matters may change in the future. Were an unfavorable final outcome to occur, there exists the possibility of a material adverse impact on the Company’s financial position, results of operations or statement of cash flows for the period in which the effect becomes reasonably estimable.

Note 21. Subsequent Events

On July 8, 2009, the Company entered into a definitive agreement to acquire the Network Tools business of Finisar Corporation and closed the transaction on July 15, 2009. Under the terms of the agreement, the Company acquired the Network Tools business for approximately $40.6 million in cash.

The Company has evaluated all subsequent events through August 24, 2009, the date the financial statements were issued, and no additional items were noted that need to be disclosed.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 22. Quarterly Financial Information (Unaudited)

The following table presents the Company’s quarterly consolidated statements of operations for fiscal 2009 and 2008 (in millions, except per share data):

	June 27, 2009(2)	March 28, 2009(2)(3)	December 27, 2008(2)(3)	September 27, 2008	June 28, 2008(4)(5)(7)	March 29, 2008	December 29, 2007	September 29, 2007
Net revenue	$276.1	$280.6	$357.0	$380.7	$390.3	$383.9	$399.2	$356.7
Cost of sales	161.9	165.6	203.5	217.5	233.2	225.8	215.5	211.0
Amortization of acquired technologies	11.5	13.0	11.9	12.5	12.5	12.5	12.3	12.0
Impairment of acquired technologies	—	—	4.9	—	4.0	—	—	—

Gross profit	102.7	102.0	136.7	150.7	140.6	145.6	171.4	133.7
Operating expenses:
Research and development	39.4	42.7	42.9	45.1	47.5	47.7	46.3	46.6
Selling, general and administrative	93.5	93.8	105.0	112.3	137.9	112.2	105.5	100.2
Amortization of other intangibles	6.3	6.7	6.9	7.1	8.0	8.0	7.1	6.9
Acquired in-process research and development	—	—	—	—	—	—	—	—
Impairment of goodwill	4.8	45.0	691.9	—	37.0	—	—	—
Loss and impairment of long-lived assets	1.1	7.0	4.9	0.2	4.9	1.9	(0.5)	0.4
Restructuring and related charges	18.5	11.0	6.6	2.6	3.7	1.7	0.2	1.1

Total operating expenses	163.6	206.2	858.2	167.3	239.0	171.5	158.6	155.2

Income (loss) from operations	(60.9)	(104.2)	(721.5)	(16.6)	(98.4)	(25.9)	12.8	(21.5)
Interest and other income	2.2	22.2	29.0	5.4	70.0	15.1	15.7	19.3
Interest expense	(1.7)	(1.9)	(2.1)	(2.0)	(2.1)	(2.2)	(2.3)	(2.2)
Impairment of investments	—	(2.2)	(13.0)	(3.2)	—	—	—	—
Gain (loss) on sale of investments (6)	(0.1)	0.3	0.6	1.0	0.5	1.4	0.5	—

Income (loss) before income taxes, net	(60.5)	(85.8)	(707.0)	(15.4)	(30.0)	(11.6)	26.7	(4.4)
Income tax expense (benefit)	(1.0)	(0.6)	(1.7)	1.0	(0.2)	(5.4)	5.5	2.5

Net income (loss)	$(59.5)	$(85.2)	$(705.3)	$(16.4)	$(29.8)	$(6.2)	$21.2	$(6.9)

Net income (loss) per share—basic (1)	$(0.28)	$(0.40)	$(3.28)	$(0.08)	$(0.13)	$(0.03)	$0.10	$(0.03)

Net income (loss) per share—diluted (1)	$(0.28)	$(0.40)	$(3.28)	$(0.08)	$(0.13)	$(0.03)	$0.09	$(0.03)

Shares used in per share calculation—basic	216.1	215.6	215.1	215.4	228.9	225.2	220.5	219.2

Shares used in per share calculation—diluted	216.1	215.6	215.1	215.4	228.9	225.2	228.4	219.2

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(1)	Net income (loss) per share is computed independently for each of the quarters presented. Therefore, the sum of the quarterly net loss per share does not equal the annual net loss per share.

(2)	For the quarterly periods ended December 27, 2008, March 28, 2009, and June 27, 2009, the Company recorded a total of $741.7 million of goodwill impairment affecting all reporting units except Flex Product Group within the AOT segment, and also recorded impairment charges of $7.7 million for intangible assets related to da Vinci within the CommTest segment.

(3)	For the quarterly periods ended December 27, 2008 and March 28, 2009, interest and other income includes gains on repurchases of Convertible Notes of $22.4 million and $20.0 million, respectively.

(4)	For the quarterly period ended June 28, 2008, the Company recorded $12.5 million and $24.5 million of goodwill impairment related to da Vinci and ASG, respectively and also recorded impairment charges of $8.4 million for intangible assets related to da Vinci.

(5)	For the quarterly period ended June 28, 2008, interest and other income includes the receipt of proceeds from the Nortel class action settlement, offset by a decrease in interest income due to lower cash balances resulting from the repurchase of Zero Coupon Senior Convertible Notes and the repurchase of shares.

(6)	For the quarterly period ended March 29, 2008, Gain on sale of investments consists of gains on the sale of the Company’s equity investments in BaySpec & Nufern.

(7)	For the quarterly period ended June 28, 2008, the Company recorded an accrual of $20.0 million pursuant to the settlement agreement between JDSU and Northrop Grumman Guidance and Electronics Company (previously named Litton Systems, Inc.) in full satisfaction of all claims in the lawsuit.

ITEM 9.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9A.	CONTROLS AND PROCEDURES

(a) EVALUATION OF DISCLOSURE CONTROLS AND PROCEDURES

Based on the evaluation of our disclosure controls and procedures (as defined in the Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, or the Exchange Act) required by Exchange Act Rules 13a-15(b) or 15d-15(b), our chief executive officer and our chief financial officer have concluded that as of the end of the period covered by this report, our disclosure controls and procedures were effective.

(b) MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Our management, including our chief executive officer and chief financial officer, conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on its evaluation under the framework in Internal Control—Integrated Framework, our management concluded that our internal control over financial reporting was effective as of June 27, 2009. The Company’s internal control over financial reporting as of June 27, 2009 has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report which appears in this Annual Report on Form 10-K under Item 8.

(c) CHANGES IN INTERNAL CONTROL OVER FINANCIAL REPORTING

There were no changes in our internal controls over financial reporting as defined in Exchange Act Rule 13a-15(f) that occurred during our most recently completed fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

ITEM 9B.	OTHER INFORMATION

None.

PART III

ITEM 10.	DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Information regarding the Company’s executive officers and directors required by this Item is incorporated by reference to the section entitled “Proposal One—Elections of Directors” in the Company’s Definitive Proxy Statement in connection with the 2009 Annual Meeting of Stockholders (the “Proxy Statement”), which will be filed with the Securities and Exchange Commission within 120 days after the fiscal year ended June 27, 2009. Information required by Item 405 of Regulation S-K is incorporated by reference to the section entitled “Section 16(a) Beneficial Ownership Reporting Compliance” in the Proxy Statement.

The Company has adopted a code of ethics entitled “JDS Uniphase’s Code of Business Conduct,” which is applicable to all employees, officers and directors of the Company. The full text of the JDS Uniphase Corporate Code of Conduct is included under the Company’s Corporate Governance information available at the Company’s website at www.jdsu.com.

ITEM 11.	EXECUTIVE COMPENSATION

Information required by this Item is incorporated by reference to the sections entitled “Executive Compensation,” “Compensation Discussion and Analysis,” “Director Compensation,” and “Compensation Committee Report” in the Proxy Statement.

ITEM 12.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Information regarding security ownership of certain beneficial owners and management is incorporated by reference to the section entitled “Security Ownership of Certain Beneficial Owners and Management” in the Proxy Statement.

Information regarding the Company’s stockholder approved and non-approved equity compensation plans is incorporated by reference to the section entitled “Equity Compensation Plans” in the Proxy Statement.

ITEM 13.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Information required by this Item is incorporated by reference to the sections entitled “Certain Relationships and Related Transactions” and “Compensation Committee Interlocks and Insider Participation” under the “Corporate Governance” heading in the Proxy Statement.

ITEM 14.	PRINCIPAL ACCOUNTANT FEES AND SERVICES

Information required by this item is incorporated by reference to the section entitled “Audit and Non-Audit Fees” in the Proxy Statement.

PART IV

ITEM 15.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	The following items are filed as part of this Annual Report on Form 10-K:

1.	Financial Statements:

2.	Financial Statement Schedules:

All financial statement schedules have been omitted because the required information is not present in amounts sufficient to require submission of the schedule, not applicable, or because the required information is included in the Consolidated Financial Statements or Notes thereto.

3.	Exhibits:

See Item 15(b)

(b)	Exhibits:

Exhibit Number	Exhibit Description
3.1(34)	Second Restated Certificate of Incorporation.

3.2(2)	Certificate of Designation of the Series A Preferred Stock.

3.3(3)	Certificate of Designation of the Series B Preferred Stock.

3.4(4)	Certificate of Designation of the Special Voting Stock.

3.5(23)	Amended and Restated Bylaws of JDS Uniphase Corporation.

4.1(5)	Exchangeable Share Provisions attaching to the Exchangeable Shares of JDS Uniphase Canada Ltd. (Formerly 3506967 Canada Inc.).

4.2(6)	Voting and Exchange Trust Agreement between JDS Uniphase, JDS Uniphase Canada Ltd. and CIBC Mellon Trust Company.

4.3(7)	Exchangeable Share Support Agreement between JDS Uniphase, JDS Uniphase Canada Ltd. and JDS Uniphase Nova Scotia Company.

4.4(8)	Registration Rights Agreement between JDS Uniphase, JDS Uniphase Canada Ltd. and The Furukawa Electric Co., Ltd.

4.5(9)	Fifth Amended and Restated Rights Agreement between JDS Uniphase and American Stock Transfer & Trust Company.

4.6(17)	Amended and Restated Rights Agreement between JDS Uniphase Canada Ltd. and CIBC Mellon Trust Company (Amended and Restated as of February 6, 2003).

4.7(19)	Indenture dated October 31, 2003.

4.8(24)	Registration Rights Agreement between JDS Uniphase, Morgan Stanley & Co., Inc, Goldman Sachs & Co. and CIBC World Markets Corp.

4.9(25)	Indenture dated May 17, 2006.

4.10(26)	Registration Rights Agreement between JDS Uniphase, J. P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

10.1(10)	Support Agreement between Uniphase Corporation, 3506967 Canada Inc., The Furukawa Electric Company, Ltd., and JDS FITEL Inc.

10.2(11)	Amended and Restated 1993 Flexible Stock Incentive Plan (Amended and Restated as of November 9, 2001).

10.3(12)	Amended and Restated 1998 Employee Stock Purchase Plan (Amended and Restated as of June 22, 2009).

10.4(13)	Amended and Restated 1999 Canadian Employee Stock Purchase Plan (Amended and Restated as of July 31, 2002).

10.5(14)	2005 Acquisition Equity Incentive Plan.

10.6(20)	2005 Acquisition Equity Incentive Plan Form of Stock Option Award Agreement.

10.7(21)	2005 Acquisition Equity Incentive Plan Form of Restricted Stock Unit Award Agreement.

10.8(15)	2008 Change of Control Benefit Plan.

10.9(16)	Indemnification Agreement for Kevin J. Kennedy.

10.10(18)	Amended and Restated 2003 Equity Incentive Plan.

10.11(27)	Indemnification Agreement for Richard E. Belluzzo.

10.12(28)	Indemnification Agreement for Kevin A. DeNuccio.

10.13(29)	Indemnification Agreement for Harold L. Covert.

10.14(30)	Indemnification Agreement for Masood Jabbar.

10.15(22)	Indemnification Agreement for Penelope A. Herscher.

10.16(31)	Employment Agreement for Alan Etterman.

10.17(32)	Employment Agreement for Thomas Waechter.

10.18(33)	Form of Deferred Stock Unit Award Agreement.

10.19(35)	Agreement for David Gudmundson.

10.20(36)	Transition Agreement for Kevin J. Kennedy.

10.21(37)	Consulting Agreement for Kevin J. Kennedy.

21.1(1)	Subsidiaries of JDS Uniphase Corporation.

23.1(1)	Consent of Independent Registered Public Accounting Firm (PricewaterhouseCoopers LLP).

31.1(1)	Certification of the Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2(1)	Certification of the Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1(1)	Certification of the Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2(1)	Certification of the Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

(1)	Filed herewith.

(2)	Incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed June 24, 1998.

(3)	Incorporated by reference to Exhibit 3(i)(d) of the Company’s Annual Report on Form 10-K filed September 28, 1998.

(4)	Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-3 filed July 14, 1999.

(5)	Incorporated by reference to the Company’s definitive Proxy Statement on Schedule 14A filed June 2, 1999.

(6)	Incorporated by reference to Exhibit 4.2 of the Company’s Annual Report on Form 10-K filed September 1, 1999.

(7)	Incorporated by reference to Exhibit 4.3 of the Company’s Annual Report on Form 10-K filed September 1, 1999.

(8)	Incorporated by reference to Exhibit 4.5 of the Company’s Annual Report on Form 10-K filed September 1, 1999.

(9)	Incorporated by reference to Exhibit 1 of the Company’s Registration Statement on Form 8-A12G/A filed February 18, 2003.

(10)	Incorporated by reference to Exhibit 10.23 of the Company’s Annual Report on Form 10-K filed September 1, 1999.

(11)	Incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q filed February 11, 2002.

(12)	Incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A filed September 28, 2007.

(13)	Incorporated by reference to Exhibit 10.4 of the Company’s Annual Report on Form 10-K filed September 17, 2002.

(14)	Incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed August 23, 2005.

(15)	Incorporated by reference to Exhibit 10.19 of the Company’s Current report on Form 8-K filed September 3, 2008.

(16)	Incorporated by reference to Exhibit 10.11 of the Company’s Annual Report on Form 10-K filed September 24, 2003.

(17)	Incorporated by reference to Exhibit 10.7 of the Company’s Annual Report on Form 10-K filed September 24, 2003.

(18)	Incorporated by reference to the Company’s definitive Proxy Statement on Schedule 14A filed September 29, 2006.

(19)	Incorporated by reference to Exhibit 4.7 of the Company’s Registration Statement on Form S-3 filed November 14, 2003.

(20)	Incorporated by reference to Exhibit 10.6 of the Company’s Annual Report on Form 10-K filed September 30, 2005.

(21)	Incorporated by reference to Exhibit 10.7 of the Company’s Annual Report on Form 10-K filed September 30, 2005.

(22)	Incorporated by reference to Exhibit 10.19 of the Company’s Current Report on Form 8-K filed July 21, 2008.

(23)	Incorporated by reference to Exhibit 3.5 of the Company’s Current Report on Form 8-K filed December 18, 2008.

(24)	Incorporated by reference to Exhibit 4.8 of the Company’s Registration Statement on Form S-3 filed November 14, 2003.

(25)	Incorporated by reference to Exhibit 4.9 of the Company’s Current Report on Form 8-K filed May 19, 2006.

(26)	Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed May 19, 2006.

(27)	Incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed March 2, 2005.

(28)	Incorporated by reference to Exhibit 10.17 of the Company’s Current Report on Form 8-K filed December 21, 2005.

(29)	Incorporated by reference to Exhibit 10.18 of the Company’s Current Report on Form 8-K filed January 20, 2006.

(30)	Incorporated by reference to Exhibit 10.19 of the Company’s Current Report on Form 8-K filed March 2, 2006.

(31)	Incorporated by reference to Exhibit 10.21 of the Company’s Current Report on Form 8-K filed September 19, 2008.

(32)	Incorporated by reference to Exhibit 10.25 of the Company’s Current Report on Form 8-K filed December 18, 2008.

(33)	Incorporated by reference to Exhibit 10.18 of the Company’s Current Report on Form 8-K filed October 9, 2007.

(34)	Incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K/A filed August 28, 2008.

(35)	Incorporated by reference to Exhibit 10.22 of the Company’s Current Report on Form 8-K filed October 29, 2008.

(36)	Incorporated by reference to Exhibit 10.23 of the Company’s Current Report on Form 8-K filed December 11, 2008.

(37)	Incorporated by reference to Exhibit 10.24 of the Company’s Current Report on Form 8-K filed December 11, 2008.

(c)	See Item 15(a) 2.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 10-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 24, 2009	JDS UNIPHASE CORPORATION

	By:	/s/ DAVID VELLEQUETTE
David Vellequette Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this Annual Report on Form 10-K has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS WAECHTER Thomas Waechter	Chief Executive Officer (Principal Executive Officer)	August 24, 2009

/s/ DAVID VELLEQUETTE David Vellequette	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 24, 2009

/s/ RICHARD BELLUZZO Richard Belluzzo	Director	August 24, 2009

/s/ HAROLD L. COVERT Harold L. Covert	Director	August 24, 2009

/s/ BRUCE D. DAY Bruce D. Day	Director	August 24, 2009

/s/ KEVIN A. DENUCCIO Kevin A. DeNuccio	Director	August 24, 2009

/s/ PENNY HERSCHER Penny Herscher	Director	August 24, 2009

/s/ MASOOD JABBAR Masood Jabbar	Director	August 24, 2009

/s/ MARTIN A. KAPLAN Martin A. Kaplan	Chairman	August 24, 2009

/s/ RICHARD T. LIEBHABER Richard T. Liebhaber	Director	August 24, 2009

/s/ CASIMIR S. SKRZYPCZAK Casimir S. Skrzypczak	Director	August 24, 2009

/s/ KEVIN KENNEDY Kevin Kennedy	Director	August 24, 2009

Exhibit 21.1

JDSU LEGAL ENTITY LIST
	Name of Entity	State or Other Jurisdiction of Incorporation or Organization
DOMESTIC
1	Acterna LLC	Delaware
2	Acterna WG International Holdings LLC	Delaware
3	Advanced Digital Optics, Inc.	California
4	American Bank Note Holographics, Inc.	Delaware
5	Circadiant Systems, Inc.	Delaware
6	da Vinci Systems LLC	Delaware
7	E20 Communications Inc.	Delaware
8	JDS Uniphase Asia Holdings, Inc.	Delaware
9	JDSU Acterna Holdings LLC	Delaware
10	JDS Uniphase Corporation	Delaware
11	JDSU Communications Corporation	Nevada
12	JDSU Label LLC	California
13	JDSU Norwood LLC	Delaware
14	JDSU Optical Corporation	Massachusettes
15	Lightwave Electronics Corporation	California
16	OPKOR, Inc.	New York
17	Optical Coating Laboratory, Inc.	Delaware
18	Photonic Power Systems, Inc.	California
19	Ramar Corporation	Massachusettes
20	SDL Optics, Inc.	Delaware
21	SDL PIRI, Inc.	Delaware
22	Test-Um, Inc.	California
23	TTC Federal Systems, Inc.	Delaware
24	TTC International Holdings Inc.	Delaware
25	Uniphase FSC	California
INTERNATIONAL
26	Acterna France SAS	France
27	Acterna India Pvt. Ltd.	India
28	Acterna Investments Ltd.	Guernsey
29	Agility Communications Europe Limited	United Kingdom
30	Casabyte Limited	United Kingdom
31	da Vinci Technologies Pte Ltd.	Singapore
32	Dynatech Hong Kong Limited	Hong Kong
33	Flex Co., Ltd.	Beijing
34	JDS Fitel (Barbados) Inc.	Barbados
35	JDS Uniphase (Israel) Limited	Israel
36	JDS Uniphase Asia K.K.	Japan
37	JDS Uniphase Asia Ltd.	Hong Kong
38	JDS Uniphase Canada Ltd	Canada
39	JDSU Communication Technology (Shenzhen) Co. Ltd	China
40	JDS Uniphase France, S.A.S.	France
41	JDS Uniphase Inc.	Canada
42	JDS Uniphase Italia srl	Italy
43	JDS Uniphase Netherlands B.V.	Netherlands
44	JDS Uniphase Nova Scotia Company	Nova Scotia
45	JDS Uniphase Singapore Pte Limited	Singapore
46	JDSU (Greater China) Ltd	Hong Kong

47	JDSU (Hong Kong) Ltd.	Hong Kong
48	JDSU Australia Pty Ltd.	Australia
49	JDSU Austria GmbH	Austria
50	JDSU Beijing Limited	Beijing China
51	JDSU Benelux B.V.	Netherlands
52	JDSU de Mexico S.A. de C.V.	Mexico
53	JDSU Deutschland GmbH	Germany
54	JDSU Do Brasil Ltda.	Brazil
55	JDSU Haberleşme Test ve Ölçüm Teknolojileri Tic. Ltd. Şti.	Turkey
56	JDSU Holdings GmbH	Germany
57	JDSU International GmbH	Germany
58	JDSU Italia s.r.l.	Italy
59	JDSU Korea Ltd	Korea
60	JDSU Malaysia Sdn Bhd	Malaysia
61	JDSU Nordic AB	Sweden
62	JDSU Polska Sp.z.o.o.	Poland
63	JDSU Schweiz AG	Switzerland
64	JDSU Singapore Pte Ltd	Singapore
65	JDSU Spain S.A.	Spain
66	JDSU T&M Japan KK	Japan
67	JDSU T&M Singapore Pte Ltd	Singapore
68	JDSU UK Ltd.	United Kingdom
69	JDSU World Holdings GmbH & Co. KG	Germany
70	Lightwave Electronics GmbH	Germany
71	TTC Asia Pacific Ltd.	Hong Kong
72	Wandel & Goltermann Investments Pty Ltd	Australia

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (No. 333-148292), Form S-3 (Nos. 333-27931, 333-70351, 333-91827, 333-39436, 333-48930, 333-70858, 333-75590, 333-110527 and 333-139181) and S-8 (Nos. 33-74716, 33-31722, 333-09937, 333-39423, 333-62465, 333-70339, 333-81911, 333-81909, 333-90301, 333-91313, 333-96481, 333-36114, 333-40696, 333-46846, 333-50176, 333-50502, 333-53642, 333-55182, 333-55560, 333-55796, 333-58718, 333-74226, 333-99745, 333-110497, 333-125647, 333-128737, 333-139182 and 333-149399) of JDS Uniphase Corporation of our report dated August 24, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California

August 24, 2009

Exhibit 31.1

JDS UNIPHASE CORPORATION

CERTIFICATION PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

I, Thomas Waechter, certify that:

1.	I have reviewed this Annual Report on Form 10-K of JDS Uniphase Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: August 24, 2009

/s/ THOMAS WAECHTER
Thomas Waechter Chief Executive Officer (Principal Executive Officer)

Exhibit 31.2

JDS UNIPHASE CORPORATION

CERTIFICATION PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

I, David Vellequette, certify that:

1.	I have reviewed this Annual Report on Form 10-K of JDS Uniphase Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: August 24, 2009

/s/ DAVID VELLEQUETTE
David Vellequette Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit 32.1

JDS UNIPHASE CORPORATION

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of JDS Uniphase Corporation (the “Company”) for the year ended June 27, 2009 as filed with the Securities and Exchange Commission (the “Report”), I, Thomas Waechter, Chief Executive Officer (Principal Executive Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Dated: August 24, 2009

/s/ THOMAS WAECHTER
Thomas Waechter Chief Executive Officer (Principal Executive Officer)

Exhibit 32.2

JDS UNIPHASE CORPORATION

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of JDS Uniphase Corporation (the “Company”) for the year ended June 27, 2009 as filed with the Securities and Exchange Commission (the “Report”), I, David Vellequette, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Dated: August 24, 2009

/s/ DAVID VELLEQUETTE
David Vellequette Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

430 NORTH MCCARTHY BOULEVARD MILPITAS, CA 95035

VOTE BY INTERNET-www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE-1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M17246-P84137 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

JDS UNIPHASE CORPORATION For Withhold For All To withhold authority to vote for any individual The Board of Directors recommends that you All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. vote FOR the following: Vote on Directors

1. To elect FOUR Class II Directors

Nominees:

01) Richard E. Belluzzo 02) Harold L. Covert 03) Penelope A. Herscher 04) Masood Jabbar

The Board of Directors recommends you vote FOR the following proposal(s):

For Against Abstain Vote on Proposals

2. To approve amendments to certain of our existing equity incentive plans to allow for a one-time stock option exchange program for employees other than our named executive officers and directors.

3. To approve an amendment to our Amended and Restated 1998 Employee Stock Purchase Plan to increase the number of shares of common stock authorized for issuance.

4. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for JDS Uniphase Corporation for the fiscal year ending June 30, 2010.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business as may properly come before the meeting.

For address changes and/or comments, please check Please sign exactly as your name appears on this proxy card. If this box and write them on the back where indicated. shares are held jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give Please indicate if you plan to attend this meeting. full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, Yes No please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:M17247 - P84137

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS JDS UNIPHASE CORPORATION

ANNUAL MEETING OF STOCKHOLDERS November 11, 2009

The undersigned hereby appoints MATTHEW K. FAWCETT and DAVID VELLEQUETTE, or either of them, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of JDS Uniphase Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Pacific Time on November 11, 2009 at 690 North McCarthy Boulevard, Milpitas, California 95035, or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE